     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 2002



                                                      REGISTRATION NO. 333-85264

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                         ASSISTED LIVING CONCEPTS, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                 NEVADA                                    8050                                  93-1148702
    (State or other jurisdiction of            (Primary Standard Industrial                    (IRS Employer
     incorporation or organization)            Classification Code Number)                 Identification Number)

11835 N.E. GLENN WIDING DRIVE, BUILDING E, PORTLAND, OREGON 97220 (503) 252-6233
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

             CARRIAGE HOUSE                   HOME AND COMMUNITY CARE, INC.                  ALC INDIANA, INC.
         ASSISTED LIVING, INC.                         NEVADA 8050                              NEVADA 8050
             DELAWARE 8050                              88-0864255                               88-0497629
               93-1147652                     11835 N.E. GLENN WIDING DRIVE            11835 N.E. GLENN WIDING DRIVE
     11835 N.E. GLENN WIDING DRIVE          BUILDING E, PORTLAND, OREGON 97220       BUILDING E, PORTLAND, OREGON 97220
   BUILDING E, PORTLAND, OREGON 97220                 (503) 252-6233                           (503) 252-6233
             (503) 252-6233

                             ---------------------


                                MATTHEW PATRICK

               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
       11835 N.E. GLENN WIDING DRIVE, BUILDING E, PORTLAND, OREGON 97220
                                 (503) 252-6233
 (Name, address, including zip code, telephone number, including area code, of agent for service)

                                   COPIES TO:

                      GARY OLSON, ESQ.                                           ROBERT KENNEDY, ESQ.
                      LATHAM & WATKINS                                             LATHAM & WATKINS
             633 WEST FIFTH STREET - SUITE 4000                             885 THIRD AVENUE - SUITE 1000
               LOS ANGELES, CALIFORNIA 90071                                   NEW YORK, NEW YORK 10022
                       (213) 485-1234                                               (212) 906-1200

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, depending on market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
             TITLE OF SECURITIES                  AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
              TO BE REGISTERED                     REGISTERED            UNIT(1)              PRICE(1)       REGISTRATION FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
10% Senior Secured Notes due 2009(3).........     $20,512,700              100%             $20,512,700           $1,887.17
Junior Secured Notes due 2012(3).............     $10,076,310              100%             $10,076,310            $927.02
Guarantees of the 10% Senior Secured Notes
  due 2009 and the Junior Secured Notes due
  2012(4)....................................         N/A                  N/A                  N/A                  N/A
New Common Stock, par value $.01 per share...   3,258,971 shares         $3.0(5)                                   $899.67
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.



(2) Registration fee of $3,760.36 ($1,933.68 for Senior Notes, $927.01 for Junior Notes and $899.67 for Common Stock) paid on April 1, 2002.



(3) The 10% Senior Secured Notes due 2009 and the Junior Secured Notes due 2012 are the obligations of Assisted Living Concepts, Inc.



(4) Each of Carriage House Assisted Living, Inc., Home and Community Care, Inc. and ALC Indiana, Inc. guarantee on an unconditional basis the obligations of Assisted Living Concepts, Inc. under the 10% Senior Secured Notes due 2009 and the Junior Secured Notes due 2012. Pursuant to Rule 457(n), no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.



(5) Represents the average of the high and low prices reported on the OTC Bulletin Board(R) as of March 26, 2002.

                             ---------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information contained in this prospectus is not complete. We may change or amend the information without notice. We are not offering to sell, or asking you to buy, any securities. We will not make any offer to sell these securities or accept offers to buy them until we have delivered this Prospectus in its final form. We also will not sell these securities in any jurisdiction where it would be illegal to offer or sell them, or solicit purchasers, prior to registering or qualifying them under that jurisdiction's securities laws.


                  SUBJECT TO COMPLETION, DATED JUNE   , 2002.


PROSPECTUS

                        [ASSISTED LIVING CONCEPTS LOGO]


                                  $20,512,700

                       10% SENIOR SECURED NOTES DUE 2009
                    (INTEREST PAYABLE JANUARY 1 AND JULY 1)


                                  $10,076,310

                         JUNIOR SECURED NOTES DUE 2012
                    (INTEREST PAYABLE JANUARY 1 AND JULY 1)


                                3,258,971 SHARES

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE

                         ASSISTED LIVING CONCEPTS, INC.
                             ---------------------
     This Prospectus relates to the resale of the following securities of Assisted Living Concepts, Inc., a Nevada corporation, by the holders (the "Selling Securityholders") identified in this Prospectus under the heading "Selling Securityholders," of the following securities:


     - $20,512,700 aggregate principal amount of 10% Senior Secured Notes Due 2009 (the "Senior Notes");



     - $10,076,310 aggregate principal amount of Junior Secured Notes Due 2012 (the "Junior Notes" and together with the Senior Notes, collectively known as the "New Notes"); and



     - 3,258,971 shares of our common stock (the "New Common Stock.")


     On January 1, 2002, we issued $39,809,822 aggregate principal amount of Senior Notes, $15,083,225 aggregate principal amount of Junior Notes and 6,431,759 shares of New Common Stock pursuant to a plan of reorganization we filed in October 2001 under Chapter 11 of the United States Bankruptcy Code, as amended (the "Bankruptcy Code"). Our general unsecured creditors with claims allowed in the bankruptcy on or before December 19, 2001 (the "Cutoff Date") received New Notes and shares of New Common Stock and our stockholders received shares of New Common Stock. An additional $440,178 aggregate principal amount of Senior Notes, $166,775 aggregate principal amount of Junior Notes and 68,241 shares of New Common Stock were reserved for issuance following the settlement of general unsecured claims allowed after the Cutoff Date. The New Notes and New Common Stock were issued, and will be issued, in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 1145 of Title 11 of the Bankruptcy Code. We are filing this registration statement to enable the Selling Securityholders to resell the New Notes and New Common Stock that they hold or that they may receive upon the distribution of the New Notes and New Common Stock held in reserve.


     INVESTING IN OUR NEW NOTES AND NEW COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 13.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002.

                             AVAILABLE INFORMATION

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a World Wide Web Site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission, at http://www.sec.gov.

     We have filed with the Commission a registration statement (the "Registration Statement") on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the registration of the Senior Notes, the Junior Notes and the New Common Stock (collectively, the "New Securities") offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus or in any document incorporated by reference herein as to the contents of any contract or other documents referred to are not necessarily complete. In each instance, we refer you to the copy of such documents filed as an exhibit to the Registration Statement or such other documents, which you may obtain from the Commission as indicated above upon payment of the fees prescribed by the Commission. Each such statement is qualified in its entirety by such reference.

                           FORWARD LOOKING STATEMENTS

     This registration statement contains forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be affected by risks and uncertainties, including without limitation (i) our ability to control costs and improve operating margins, (ii) the possibility that we will experience a decrease in occupancy in our residences, which would adversely affect residence revenues and operating margins, (iii) our ability to operate our residences in compliance with evolving regulatory requirements, and (iv) the degree to which our future operating results and financial condition may be affected by a reduction in Medicaid reimbursement rates. In light of such risks and uncertainties, our actual results could differ materially from such forward looking statements. We do not undertake any obligation to publicly release any revisions to any forward looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

                                       (i)

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information regarding our company and the securities being registered hereby and our consolidated financial statements and related notes appearing elsewhere in this Prospectus. Because this is only a summary, you should read the rest of this Prospectus before you invest in our Securities. Read the entire Prospectus carefully, especially the risks described under "Risk Factors."

                                  THE COMPANY


     We operate, own and lease free-standing assisted living residences. These residences are primarily located in small, middle-market, rural and suburban communities with a population typically ranging from 10,000 to 40,000. As of March 31, 2002 we had operations in 16 states.


     We provide personal care and support services and make available routine nursing services (as permitted by applicable law) designed to meet the personal and health care needs of our residents. We believe that this combination of residential, personal care, support and health care services provides a cost-efficient alternative to, and affords an independent lifestyle for, individuals who do not require the broader array of medical services that nursing facilities are required by law to provide.


     We experienced significant and rapid growth between 1994 and 1998, primarily through the development of assisted living residences and, to a much lesser extent, through acquisition of assisted living residences, opening our last twenty residences in 1999. At the completion of our initial public offering in November 1994 we had an operating base of five leased residences located in Oregon. As of March 31, 2002, we operated 183 assisted living residences (7,076 units) of which we owned 128 residences (4,971 units) and leased 55 residences (2,105 units). For the three months ended March 31, 2002, we had an average occupancy rate of 83.1% and an average monthly rental rate of $2,117 per unit.


     The principal elements of our business strategy are to:

     - increase occupancy and improve operating efficiencies at our residences;

     - reduce overhead costs where possible;

     - establish necessary financing to meet maturing obligations; and

     - increase rental and service revenue.

     We anticipate that the majority of our revenues will continue to come from private pay sources. However, we believe that by having located some of our residences in states with favorable regulatory and reimbursement climates, we should have a stable source of residents eligible for Medicaid reimbursement to the extent that private pay residents are not available and, in addition, provide our private pay residents with alternative sources of income if their private funds are depleted and they become Medicaid eligible.

     Although we manage the mix of private paying tenants and Medicaid paying tenants residing in our facilities, any significant increase in our Medicaid population could have an adverse effect on our financial position, results of operations or cash flows, particularly if the states operating these programs continue to limit, or more aggressively seek limits on, reimbursement rates. See "Risk Factors -- Risks

     Related to our Business and the Business of our Subsidiaries -- We depend on reimbursement by government payors and other third parties for a significant portion of our revenues".

REORGANIZATION

     On October 1, 2001, we voluntarily filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. The bankruptcy court gave final approval to the first amended joint plan of reorganization (the "Plan") on December 28, 2001, and the Plan became effective on January 1, 2002 (the "Effective Date").

     Under the Plan, on the Effective Date, the Company issued general unsecured creditors their pro rata shares, subject to the reserve described below (the "Reserve"), of the following securities:

     - $40.25 million principal amount of Senior Notes;

     - $15.25 million principal amount of Junior Notes; and

     - 6.24 million shares of New Common Stock (representing 96% of the New Common Stock).

     The New Notes are secured by 57 of our properties.

     The remaining 4% of the New Common Stock, subject to the Reserve, was issued on the Effective Date to the Company's shareholders immediately prior to the Effective Date.

     Under the Plan, 1.1% of the Senior Notes, Junior Notes and New Common Stock that would otherwise have been issued on the Effective Date were held back in the Reserve to cover general unsecured claims that had not been either made or settled by the December 19, 2001 cutoff date established under the Plan. The reserved securities will be issued once all these outstanding general unsecured claims have been settled. If the Reserve is insufficient to cover these outstanding general unsecured claims, we will have no further liability with respect to these claims. If the Reserve exceeds the amount of these outstanding general unsecured claims, the excess securities in the Reserve will be distributed pro rata among the holders of all general unsecured claims, including those settled prior to the cutoff date.

     On the Effective Date, a new Board of Directors of the reorganized Company consisting of seven members was established as follows: W. Andrew Adams (Chairman), Andre Dimitriadis, Mark Holliday, Richard Ladd, Matthew Patrick, Leonard Tannenbaum, and Wm. James Nicol, then the President and Chief Executive Officer of the Company. Subsequent to the Effective Date, Steven L. Vick replaced Mr. Nicol as President, Chief Executive Officer and Director.

     We adopted fresh-start reporting, as of December 31, 2001, in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code (SOP 90-7). Under fresh-starting reporting, a new entity has been deemed created for financial reporting purposes. See Note 1 to the consolidated financial statements included in this Prospectus for additional information.


     Assisted Living Concepts, Inc. is a Nevada corporation. Our principal executive offices are located at 11835 N.E. Glenn Widing Drive, Building E, Portland, Oregon 97220-9057, and our telephone number is (503) 252-6233.

                                  THE OFFERING

     On January 1, 2002, the Effective Date of our Plan, we issued New Common Stock to our stockholders and Senior Notes, Junior Notes and New Common Stock to holders of general unsecured claims. The New Securities were issued in reliance on an exemption from the registration requirements of the Securities Act, afforded by Section 1145 of the Bankruptcy Code. As part of that offering, we agreed to register the New Securities on behalf of the Selling Securityholders.

     Under this Registration Statement, the Selling Securityholders may sell Senior Notes, Junior Notes or shares of New Common Stock in one or more offerings. We must use our best efforts to keep this Registration Statement effective until January 1, 2005, or such shorter period which will terminate when all of the New Securities have been sold pursuant to this Registration Statement or when all of the New Securities otherwise have been sold pursuant to Rule 144 or are otherwise freely tradable. This Prospectus provides you with a general description of the Senior Notes, Junior Notes and the New Common Stock that may be sold. For more detailed information, you should read the exhibits filed with the Registration Statement of which this Prospectus is a part.

                          OUR 10% SENIOR SECURED NOTES


Amount Offered.............  $20,512,700 principal amount of 10% Senior Secured
                             Notes Due 2009, of which $20,288,309 principal amount were issued on January 1, 2002.



Reserve....................  The Selling Securityholders may acquire up to
                             $224,391 principal amount of the $440,178 of Senior Notes which were reserved pending settlement of certain unsecured claims. See "Description of the Senior Notes -- Reserve."


Maturity Date..............  January 1, 2009.

Interest Rate..............  10% per annum.

Interest Payment Dates.....  January 1 and July 1 of each year, commencing July
                             1, 2002.


Ranking....................  The Senior Notes are senior secured obligations of ours and rank pari passu in right of payment with all of our current and future senior indebtedness. As of December 31, 2001 (after giving effect to the Plan), we had $40.5 million of senior indebtedness outstanding under the G.E. Capital Loan Agreement (as described herein) that would have ranked pari passu in right of payment to the Senior Notes. The Senior Notes rank senior to the Junior Notes and to any future subordinated indebtedness. The Senior
                             Note Indenture with BNY Midwest Trust Company governing the Senior Notes limits our ability to take on senior or other indebtedness.


Guarantees.................  The Senior Notes are senior secured obligations of the Company which are guaranteed by Carriage House Assisted Living, Inc. ("Carriage House"), Home and Community Care, Inc. ("HCI") and ALC Indiana, Inc. ("ALCI").

Security...................  The Senior Notes are secured by a first-priority lien, subject to certain permitted liens, on certain assisted living facilities listed herein (collectively, the "Note Collateral").

Mandatory Redemption of
Senior Notes by Us.........  If we receive net proceeds in excess of $1.0 million from the sale of any of the Note
                             Collateral, we must deliver such net proceeds to the trustee, who will redeem a pro rata portion of the Senior Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any.

Optional Redemption of
Senior Notes by Us.........  At any time, upon at least 30 days' notice but not more than 60 days' notice, we may redeem the Senior Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any.

Change in Control..........  If we experience specific kinds of changes in control, we must offer to repurchase the Senior Notes (if any remain outstanding) at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any. If we experience an event that triggers this obligation, we cannot assure you that we will have enough cash to pay the purchase price for the Senior Notes, or that we could do so without violating the terms of other agreements.

Offer to Repurchase by
Us.........................  If we sell certain assets other than Note
                             Collateral or incur certain indebtedness, we must use the net proceeds to offer to repurchase a pro rata portion of the Senior Notes (if any remain outstanding) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any. We are not required to make an offer to repurchase Senior Notes until the net proceeds from asset sales and debt incurrences exceed $3.0 million, either since January 1, 2002 (in the case of the initial offer to repurchase) or the date of the preceding offer to repurchase (in the case of any subsequent offer to repurchase).

Use of Proceeds............  We will not receive any proceeds from the sale of the Senior Notes offered hereby.

Trading....................  The Senior Notes are not listed for trading on any
                             United States exchange or the Nasdaq Stock Market and we have no present plans to apply to list the Senior Notes on any United States exchange or the Nasdaq Stock Market.

Registration Rights........  We have agreed to file this Registration Statement with respect to the resale of the Senior Notes and to use our best efforts to keep this Registration Statement effective until January 1, 2005, or such shorter period which will terminate when all of the Senior Notes have been sold pursuant to this registration statement or when all Senior Notes otherwise have been sold pursuant to Rule 144 or are otherwise freely tradable.

                            OUR JUNIOR SECURED NOTES


Amount Offered.............  $10,076,310 principal amount of Junior Secured
                             Notes Due 2012, of which $7,876,312 principal amount were issued on January 1, 2002 and up to $2,112,876 of additional principal amount will be issued in connection with the payment of non-cash interest.



Reserve....................  The Selling Securityholders may acquire up to
                             $87,122 principal amount of the $166,775 of Junior Notes which were reserved pending settlement of certain unsecured claims. See "Description of the Junior Notes -- Reserve."


Maturity Date..............  January 1, 2012.

Interest Rate..............  8% per annum, compounded semi-annually in arrears, until the interest payment date immediately preceding the third anniversary of the Effective Date and thereafter until maturity at 12% per annum. Interest payable prior to such date will be capitalized and added to principal and we will not make cash interest payments prior to that date.

Interest Payment Dates.....  January 1 and July 1 of each year, commencing July
                             1, 2002.


Ranking....................  The Junior Notes are subordinated in right of payment to our Senior Notes and indebtedness under the G.E. Capital Loan Agreement (as described herein). As of December 31, 2001 (after giving effect to the Plan), we had $80.7 million of senior indebtedness outstanding under the Senior Notes and the G.E. Capital Loan Agreement (as described herein) that would have been senior in right of payment to the Junior Notes. The Junior Notes rank junior to the Senior Notes and senior to all future subordinated indebtedness. The Junior Note Indenture with BNY Midwest Trust Company governing the Junior Notes limits our ability to take on other indebtedness.


Guarantees.................  The Junior Notes are secured obligations of the
                             Company which are guaranteed by Carriage House, HCI and ALCI. These guarantees are subordinated to the Senior Note guarantees.

Security...................  The Junior Notes are secured by a second-priority lien (subject only to the first-priority lien securing the Senior Notes and certain other permitted liens) on the Note Collateral.

Mandatory Redemption of
Junior Notes by Us.........  If we receive net proceeds in excess of $1.0 million from the sale of any of the Note
                             Collateral, we must deliver such net proceeds to the trustee, who will redeem a pro rata portion of the Senior Notes. If any net proceeds remain after the Senior Notes have been redeemed in full, the trustee will redeem a pro rata portion of the Junior Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any.

Optional Redemption of
Junior Notes by Us.........  At any time, upon at least 30 days' notice but not more than 60 days' notice, we may redeem the Junior Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, provided, that no Senior Notes remain outstanding or that all of the outstanding Senior Notes are redeemed concurrently with the redemption of the Junior Notes.

Change in Control..........  If we experience specific kinds of changes in control, subject to the subordination provisions described below, we must offer to repurchase the Junior Notes (if any remain outstanding) at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any. If we experience an event that triggers this obligation, we cannot assure you that we will have enough cash to pay the purchase price for the Junior Notes, or that we could do so without violating the terms of other agreements.

Offer to Repurchase by
Us.........................  If we sell certain assets other than Note
                             Collateral or incur certain indebtedness, we must use the net proceeds to offer to repurchase a pro rata portion of the Senior Notes. If any net proceeds remain after we have repurchased all of the Senior Notes, we must offer to repurchase a pro rata share of the Junior Notes (if any remain outstanding) at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any. We are not required to make an offer to repurchase Junior Notes until the net proceeds from asset sales and debt incurrences exceed $3.0 million, either since January 1, 2002 (in the case of the initial offer to repurchase) or the date of the preceding offer to repurchase (in the case of any subsequent offer to repurchase).

Use of Proceeds............  We will not receive any proceeds from the sale of the Junior Notes offered hereby.

Trading....................  The Junior Notes are not listed for trading on any
                             United States exchange or the Nasdaq Stock Market and we have no present plans to apply to list the Junior Notes on any United States exchange or the Nasdaq Stock Market.

Registration Rights........  We have agreed to file this Registration Statement with respect to the resale of the Junior Notes and to use our best efforts to keep this Registration Statement effective until January 1, 2005, or such shorter period which will terminate when all of the Junior Notes have been sold pursuant to this registration statement or when all Junior Notes otherwise have been sold pursuant to Rule 144 or are otherwise freely tradable.

                              OUR NEW COMMON STOCK


Amount Offered.............  3,258,971 shares of New Common Stock, par value
                             $0.01 per share, of which 3,223,328 shares were issued on January 1, 2002.



Reserve....................  The Selling Securityholders may acquire up to
                             35,643 shares of the 68,241 shares of New Common Stock, which were reserved pending settlement of certain unsecured claims. See "Description of Capital Stock -- Reserve."


Use of Proceeds............  We will not receive any proceeds from the sale of the New Common Stock offered hereby.

Trading....................  The New Common Stock is not listed for trading on any United States exchange or the Nasdaq Stock Market but it currently trades on The OTC Bulletin Board(R)("OTC.BB"). We have no present plans to apply to list the New Common Stock on any United States exchange or the Nasdaq Stock Market.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


     The following table presents selected historical consolidated financial data. The consolidated statement of operations data for the years ended December 31, 1999, 2000 and 2001 and the three months ended March 31, 2001 and 2002, as well as the consolidated balance sheet data as of December 31, 2000 and 2001 and March 31, 2002, are derived from our consolidated financial statements included elsewhere in this Prospectus. Upon emergence from Chapter 11 proceedings, we adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code. In connection with the adoption of fresh-start reporting, a new entity has been deemed created for financial reporting purposes effective December 31, 2001. Consequently, the consolidated balance sheet data at December 31, 2001 and thereafter is labeled "Successor Company," and reflects the Plan and the principles of fresh-start reporting. Periods presented prior to December 31, 2001 have been designated "Predecessor Company." Note 1 to our consolidated financial statements, included elsewhere in this Prospectus, provides a reconciliation of the Predecessor Company's consolidated balance sheet as of December 31, 2001 to that of the Successor Company which presents the adjustments that give effect to the reorganization and fresh-start reporting. You should read the selected financial data below in conjunction with our consolidated financial statements, including the related notes, and the information in "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                PREDECESSOR COMPANY
                                ----------------------------------------------------   PREDECESSOR COMPANY   SUCCESSOR COMPANY
                                              YEARS ENDED DECEMBER 31,                 -------------------   ------------------
                                ----------------------------------------------------   THREE MONTHS ENDED    THREE MONTHS ENDED
                                 1997       1998       1999       2000       2001        MARCH 31, 2001        MARCH 31, 2002
                                -------   --------   --------   --------   ---------   -------------------   ------------------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF
  OPERATIONS DATA:
Revenue.......................  $49,605   $ 89,384   $117,489   $139,423   $ 150,678         $36,877              $37,889
Operating expenses:
  Residence operating
    expenses..................   31,591     57,443     81,767     95,032     103,867          25,558               26,335
  Corporate general and
    administrative............    4,050     11,099     21,178     18,365      17,119           4,268                4,316
  Building rentals............    7,969     12,764     15,367     16,004      15,980           4,171                3,037
  Depreciation and
    amortization..............    3,683      6,339      8,981      9,923      10,349           2,552                1,667
  Class action litigation
    settlement................       --         --         --     10,020          --              --                   --
  Terminated merger expense...       --      1,068        228         --          --              --                   --
  Site abandonment costs......       --      2,377      4,912         --          --              --                   --
  Write-off of impaired assets
    and related expenses......       --      8,521         --         --          --              --                   --
                                -------   --------   --------   --------   ---------         -------              -------
      Total operating
        expenses..............   47,293     99,611    132,433    149,344     147,315          36,549               35,355
                                -------   --------   --------   --------   ---------         -------              -------
Operating income (loss).......    2,312    (10,227)   (14,944)    (9,921)      3,363             328                2,534
                                -------   --------   --------   --------   ---------         -------              -------
Other income (expense):
  Interest expense............   (4,946)   (11,039)   (15,200)   (16,363)    (19,465)         (4,402)              (3,591)
  Interest income.............    1,526      3,869      1,598        786         655             148                   54
  Gain (loss) on sale and
    disposal of assets........   (1,250)      (651)      (127)        13         (88)             --                   --
  Loss on sale of marketable
    securities................       --         --         --       (368)         --              --                   --
  Other income (expense),
    net.......................     (121)    (1,174)      (260)        67          30              31                   --
                                -------   --------   --------   --------   ---------         -------              -------
      Total other expense.....   (4,791)    (8,995)   (13,989)   (15,865)    (18,868)         (4,223)              (3,537)
                                -------   --------   --------   --------   ---------         -------              -------
Loss before debt restructure
  and reorganization cost,
  fresh-start adjustments,
  extraordinary item and
  cumulative effect of change
  in accounting principle.....   (2,479)   (19,222)   (28,933)   (25,786)    (15,505)         (3,895)              (1,003)
Debt restructure and
  reorganization cost.........       --         --         --         --      (8,581)           (303)                (447)
Fresh start adjustments.......       --         --         --         --    (119,320)             --                   --
                                -------   --------   --------   --------   ---------         -------              -------
Loss before extraordinary item
  and cumulative effect of
  change in accounting
  principle...................   (2,479)   (19,222)   (28,933)   (25,786)   (143,406)         (4,198)              (1,450)
Extraordinary item -- gain on
  reorganization..............       --         --         --         --      79,520              --                   --
Cumulative effect of change in
  accounting principle........       --     (1,523)        --         --          --              --                   --
                                -------   --------   --------   --------   ---------         -------              -------
Net loss......................  $(2,479)  $(20,745)  $(28,933)  $(25,786)  $ (63,886)        $(4,198)             $(1,450)
                                =======   ========   ========   ========   =========         =======              =======

                                                PREDECESSOR COMPANY
                                ----------------------------------------------------   PREDECESSOR COMPANY   SUCCESSOR COMPANY
                                              YEARS ENDED DECEMBER 31,                 -------------------   ------------------
                                ----------------------------------------------------   THREE MONTHS ENDED    THREE MONTHS ENDED
                                 1997       1998       1999       2000       2001        MARCH 31, 2001        MARCH 31, 2002
                                -------   --------   --------   --------   ---------   -------------------   ------------------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Basic and diluted net loss per
  common share:
Loss before extraordinary item
  and cumulative effect of
  change in accounting
  principle...................  $ (0.21)  $  (1.18)  $  (1.69)  $  (1.51)  $   (8.38)        $ (0.25)             $  (.22)
Extraordinary item............       --         --         --         --        4.65              --                   --
Cumulative effect of change in
  accounting principle........       --      (0.09)        --         --          --              --                   --
                                -------   --------   --------   --------   ---------         -------              -------
Basic and diluted net loss per
  common share................  $ (0.21)  $  (1.27)  $  (1.69)  $  (1.51)  $   (3.73)        $ (0.25)             $  (.22)
                                =======   ========   ========   ========   =========         =======              =======
Basic and diluted weighted
  average common shares
  outstanding.................   11,871     16,273     17,119     17,121      17,121(1)        17,121               6,500
                                =======   ========   ========   ========   =========         =======              =======


---------------
(1) 6,431,759 shares of New Common Stock of the Successor Company were issued upon the cancellation of all shares of the Predecessor Company as of the Effective Date, excluding 68,241 shares subject to the Reserve that will be issued upon settlement of certain unsecured bankruptcy claims. See Note 1 to the consolidated financial statements included elsewhere herein.


                                             PREDECESSOR COMPANY
                                  -----------------------------------------    SUCCESSOR COMPANY
                                                    AT DECEMBER 31,           --------------------
                                  ----------------------------------------------------   MARCH 31,
                                    1997       1998       1999       2000       2001       2002
                                  --------   --------   --------   --------   --------   ---------
                                                           (IN THOUSANDS)
      CONSOLIDATED BALANCE SHEET
        DATA:
      Cash and cash
        equivalents.............  $ 63,269   $ 55,036   $  7,606   $  7,444   $  6,077      3,618
      Working capital
        (deficit)...............    40,062     43,856         37    (15,911)    (6,299)    (5,697)
      Total assets..............   324,367    414,669    346,188    336,458    222,253    222,724
      Long-term debt, excluding
        current portion.........   157,700    266,286    233,199    231,657    161,461    162,658
      Shareholders' equity......   132,244    119,197     89,344     63,886     32,799     31,349

                            QUARTERLY FINANCIAL DATA


                                  (UNAUDITED)


       (IN THOUSANDS EXCEPT PER SHARE, OCCUPANCY AND AVERAGE RENTAL DATA)



                                                            PREDECESSOR COMPANY
                                                       2000 QUARTERLY FINANCIAL DATA
                                             -------------------------------------------------
                                                                                      YEAR TO
RESULTS OF OPERATIONS                        1ST QTR   2ND QTR   3RD QTR    4TH QTR     DATE
---------------------                        -------   -------   --------   -------   --------
Revenue....................................  $33,132   $34,146   $ 35,308   $36,837   $139,423
Operating income (loss)....................       28       434     (8,598)   (1,785)    (9,921)
Net loss...................................  $(3,791)  $(3,821)  $(12,445)  $(5,729)  $(25,786)
Basic and diluted net loss per common
  share(1).................................  $  (.22)  $  (.22)  $   (.73)  $  (.34)  $  (1.51)
Basic and diluted weighted average common
  shares outstanding(2)....................   17,121    17,121     17,121    17,121     17,121
Average monthly rental rate per unit.......  $ 1,947   $ 1,974   $  2,002   $ 2,038   $  1,991
Average occupancy rate(3)..................     78.4%     79.8%      81.4%     83.1%      80.7%
End of period occupancy rate(3)............     79.6%     81.6%      82.6%     83.0%      83.0%



                                                           PREDECESSOR COMPANY
                                                      2001 QUARTERLY FINANCIAL DATA
                                           ---------------------------------------------------
                                                                                      YEAR TO
RESULTS OF OPERATIONS                      1ST QTR   2ND QTR   3RD QTR    4TH QTR      DATE
---------------------                      -------   -------   -------   ---------   ---------
Revenue..................................  $36,877   $37,371   $38,009   $  38,421   $ 150,678
Operating income.........................      328     1,318       666       1,051       3,363
Net loss before extraordinary item.......   (4,198)   (4,611)   (7,333)   (127,264)   (143,406)
Extraordinary item-gain on
  reorganization.........................       --        --        --      79,520      79,520
Net loss.................................  $(4,198)  $(4,611)  $(7,333)  $ (47,744)  $ (63,886)
Basic and diluted net loss per common
  share before extraordinary item(1).....  $  (.25)  $  (.27)  $  (.43)  $   (7.43)  $   (8.38)
Extraordinary item.......................       --        --        --        4.65        4.65
Basic and diluted net loss per common
  share(1)...............................  $  (.25)  $  (.27)  $  (.43)  $   (2.78)  $   (3.73)
Basic and diluted weighted average common
  shares outstanding(2)..................   17,121    17,121    17,121      17,121      17,121
Average monthly rental rate per unit.....  $ 2,041   $ 2,056   $ 2,082   $   2,112   $   2,073
Average occupancy rate(3)................     83.4%     83.9%     84.3%       84.2%       84.0%
End of period occupancy rate(3)..........     83.3%     84.2%     84.9%       83.7%       83.7%

                               SUCCESSOR COMPANY



                                                                SUCCESSOR
                                                                 COMPANY
                                                              --------------
                                                                   2002
                                                              --------------
RESULTS OF OPERATIONS                                            1ST QTR
---------------------                                         --------------
Revenue.....................................................     $37,889
Operating income............................................       2,534
Net loss....................................................      (1,450)
Basic and diluted net loss per common share(1)..............     $  (.22)
Basic and diluted weighted average common shares
  outstanding(2)............................................       6,500
Average monthly rental rate per unit........................     $ 2,117
Average occupancy rate(3)...................................        83.1%
End of period occupancy rate(3).............................        82.8%


---------------
(1) Quarter net loss per share amounts may not add to the full year total due to rounding.

(2) 6,431,759 shares of New Common Stock of the Successor Company were issued upon the cancellation of all shares of the Predecessor Company as of the Effective Date, excluding 68,241 shares subject to the Reserve that will be issued upon settlement of certain unsecured bankruptcy claims. See Note 1 to the consolidated financial statements included elsewhere herein.

(3) Based upon available units.

                                USE OF PROCEEDS

     The proceeds from the sale of the New Securities offered by this Prospectus are solely for the accounts of the Selling Securityholders. Accordingly, we will not receive any of the proceeds from sales of the New Securities.

                          PRICE RANGE OF COMMON STOCK


     Our common stock, par value $0.01 (the "Old Common Stock"), was listed on the American Stock Exchange ("AMEX") under the symbol "ALF" until October 26, 2001. On October 26, 2001, our Old Common Stock was delisted and ceased trading on the AMEX. On November 29, 2001, our Old Common Stock was listed and traded on the OTC.BB under the symbol "ALFC" through December 31, 2001. Our New Common Stock began trading on the OTC.BB on January 8, 2002 under the symbol "ASLC." The following table sets forth the high and low closing sales prices of our Common Stock, as reported by the AMEX or OTC.BB, as applicable, for the periods indicated.



                             1999(1)           2000           2001(2)         2002(3)
                          --------------   -------------   -------------   -------------
                           HIGH     LOW    HIGH     LOW    HIGH     LOW    HIGH     LOW
                          ------   -----   -----   -----   -----   -----   -----   -----
Years ended December 31:
  1st Quarter...........  $14.50   $3.31   $2.38   $1.31   $0.94   $0.25   $3.20   $2.50
  2nd Quarter...........    3.31    2.88    1.50    0.63    0.49    0.06      --      --
  3rd Quarter...........      --      --    0.88    0.44    0.13    0.05      --      --
  4th Quarter...........    2.25     .81    0.63    0.19    0.09    0.01      --      --


---------------

(1) On April 15, 1999, the AMEX halted trading in the Old Common Stock. Trading was resumed on October 4, 1999 after a restatement related to the years ended December 31, 1996 and 1997 and the first three fiscal quarters of 1998 was completed.

(2) From the period from November 29, 2001 through December 31, 2001, the high and low closing sales prices of our Old Common Stock, as reported by OTC.BB, were $0.04 and $0.01, respectively. The OTC.BB market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


(3) From the period of April 1, 2002 through May 31, 2002, the high and low closing sales price of our New Common Stock, as reported by OTC.BB, were $3.65 and $3.25, respectively.


     As of December 31, 2001, we had approximately 102 holders of record of our Old Common Stock. We are unable to estimate the number of additional shareholders whose shares are held for them in street name or nominee accounts.

     Our New Common Stock, par value $0.01, is listed on the OTC.BB under the symbol "ASLC".


     As of May 31, 2002, we had approximately 38 holders of record of our New Common Stock. We are unable to estimate the number of additional shareholders whose shares are held for them in street name or nominee accounts.


                                DIVIDEND POLICY

     Our current policy is to retain any earnings to finance the operations and expansion of our business. In addition, certain outstanding indebtedness, including the Senior Notes and the Junior Notes, and certain lease agreements restrict the payment of cash or other dividends. It is anticipated that the terms of future debt financing may do so as well. Therefore, the payment of any cash or other dividends on the New Common Stock is unlikely in the foreseeable future.

                                 CAPITALIZATION

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     The following table sets forth the consolidated capitalization of our Successor Company at March 31, 2002. The capitalization table should be read in connection with our consolidated financial statements and related notes included elsewhere in this Prospectus.



                                                               AT MARCH 31, 2002(1)
                                                               --------------------
Trusts deed notes, payable to the State of Oregon Housing
  and Community Services Department.........................         $  9,809
Variable rate multifamily revenue bonds, payable to the
  Washington State Housing Finance Commission Department....            7,523
Variable rate demand revenue bonds, Series 1997, payable to
  the Idaho Housing and Finance Association.................            6,543
Variable rate demand revenue bonds, Series A-1 and A-2
  payable to the State of Ohio Housing Finance Agency.......           11,900
Mortgages Payable...........................................           28,388
Capital Lease Obligations...................................              175
HUD Secured Mortgage through 2035...........................            7,363
G.E. Capital Credit Facility through 2004...................           40,252
10% Senior Secured Notes due 2009...........................           40,250
Junior Secured Notes due 2012(2)............................           13,038
                                                                     --------
       Total long-term debt.................................          165,241
Less current portion........................................            2,583
                                                                     --------
       Total long-term debt excluding current portion.......          162,658
Shareholders' equity:
  Preferred Stock, $0.01 par value; 3,250,000 shares
     authorized; none issued and outstanding................               --
  Common Stock, $0.01 par value; 20,000,000 shares
     authorized; 6,413,759 shares issued and outstanding....               65
  Retained Earnings
  Additional paid-in-capital................................           32,734
  (Accumulated Deficit).....................................           (1,450)
                                                                     --------
       Total shareholders' equity...........................           31,349
                                                                     --------
       Total capitalization.................................         $194,007
                                                                     ========


---------------

(1) Includes New Notes subject to the Reserve that will be issued in connection with the settlement of certain general unsecured claims pursuant to the Plan. See "Description of the Senior Notes -- Reserve" and "Description of the Junior Notes -- Reserve."

(2) The Junior Secured Notes were issued at a discount of $2.6 million.

                                  RISK FACTORS

     Set forth are the risks that we believe are material. This Prospectus including the risks discussed below, contains forward looking statements made pursuant to the safe harbor provision of the Private Securities Reform Act of 1995. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and future events to differ materially from those set forth or contemplated in the forward looking statements. Forward looking statements depend on assumptions, data or methods which may be incorrect or imprecise.

                         RISKS RELATED TO THE NEW NOTES

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.


     We have a significant amount of indebtedness due to our issuance of the New Notes and our incurrence of indebtedness under a loan agreement among us, certain of our subsidiaries, G.E. Capital, previously Heller Healthcare Finance, Inc., and certain other lenders party thereto (the "G.E. Capital Loan Agreement"). The following chart shows certain important credit statistics and is presented assuming we had completed the offering of the New Notes, the issuance of the New Common Stock and the incurrence of the indebtedness under the G.E. Capital Loan Agreement as of the dates or at the beginning of the periods specified below and applied the proceeds as intended:



                                                               AT MARCH 31, 2002
                                                                ($ IN MILLIONS)
                                                               -----------------
Total indebtedness..........................................        $165.2
Stockholders' equity........................................        $ 31.3
Debt to equity ratio........................................           5.3x



                             FOR THE YEAR           FOR THE YEAR        FOR THE PERIOD      FOR THE PERIOD
                                ENDED                  ENDED                 ENDED               ENDED
                          DECEMBER 31, 2000     DECEMBER 31, 2001(1)   MARCH 31, 2001(1)   MARCH 31, 2002(1)
                         --------------------   --------------------   -----------------   -----------------
Ratio of earnings to
  fixed charges:.......            --                     --                    --                  --


---------------


(1) Deficiency of earnings to cover fixed charges for the five years ended December 31, 2001 and the three months ended March 31, 2001 and 2002 is $11.6 million, $17.0 million, $31.0 million, $25.8 million, $143.4 million, $4.2 million and $1.5 million respectively.


     Our substantial indebtedness could have important consequences for holders of New Notes. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to the New Notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our ability to fund future working capital, capital expenditures and other general corporate requirements;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability and the ability of our subsidiaries to borrow or draw down additional funds. Furthermore, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us and our subsidiaries.

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR AND OUR SUBSIDIARIES' SUBSTANTIAL LEVERAGE.


     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Senior Note Indenture and the Junior Note Indenture do not fully prohibit us or our subsidiaries from doing so. In addition, the G.E. Capital Loan Agreement would permit certain additional borrowings which would rank pari passu with the Senior Notes and the related subsidiary guarantees, and senior to the Junior Notes and the related subsidiary guarantees. If new debt is added to our or our subsidiaries' current debt levels, the related risks that we and our subsidiaries now face could intensify.


TO SERVICE OUR INDEBTEDNESS AND TO PAY OUR LEASE OBLIGATIONS WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.


     Our ability to make payments on and to refinance our indebtedness, including the New Notes, to satisfy our lease obligations and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to draw additional amounts under the G.E. Capital Loan Agreement may depend on us meeting the financial covenants in the G.E. Capital Loan Agreement, as well as satisfying certain other conditions to drawing additional amounts under the facility.


     Our revenues are dependent upon the ability of a retired population, which in turn is largely dependent upon a fixed income or equity asset base, to pay for our services.


     Based on our current level of operations and anticipated cost savings and operating improvements, we believe our cash flow from operations, available cash and the amounts borrowed under the G.E. Capital Loan Agreement will be adequate to meet our future liquidity needs for at least the next few years.



     There can be no assurance, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that we will satisfy the conditions to draw additional amounts under the G.E. Capital Loan Agreement, all of which may be necessary to enable us to pay our indebtedness, including the New Notes, to satisfy our lease obligations and to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, including the New Notes, on or before maturity. There can be no assurance that we will be able to refinance any of our indebtedness, including the G.E. Capital Loan Agreement and the New Notes, on commercially reasonable terms or at all.


THE INDEBTEDNESS UNDER THE NEW NOTES AND THE RELATED SUBSIDIARY GUARANTEES IS STRUCTURALLY SUBORDINATED TO ANY INDEBTEDNESS OF OUR NON-GUARANTOR SUBSIDIARIES.


     Some but not all of our subsidiaries guarantee the New Notes. None of the subsidiaries that is party to the G.E. Capital Loan Agreement guarantee the New Notes. Any indebtedness, including trade payables, incurred by any of our subsidiaries that are not subsidiary guarantors will be structurally senior to the indebtedness under the Senior Notes, the Junior Notes and the respective subsidiary guarantees, and the holders of any such indebtedness will have a claim against the assets of any such non-guarantor subsidiary that is prior to the claims of the holders of the Senior Notes and the Junior Notes on those assets.



     As of January 1, 2002, the New Notes are effectively junior to $80.5 million of indebtedness of non-guarantor subsidiaries, including $40.5 million under the G.E. Capital Loan Agreement. Since January 1, 2002, we have drawn an additional $1.0 million, and may further draw an additional $2.4 million, under the G.E. Capital Loan Agreement.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE OFFERS TO REDEEM NEW NOTES REQUIRED BY THE SENIOR NOTE INDENTURE AND THE JUNIOR NOTE INDENTURE.


     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding New Notes. If we incur new indebtedness or sell certain assets that do not secure the New Notes, we will be required to offer to repurchase some or all of the Senior Notes and we may be required to offer to repurchase some or all of the Junior Notes. However, it is possible that we will not have sufficient funds at the time of the change of control, debt incurrence or asset sale to make the required repurchase of New Notes or that restrictions, if any, in the G.E. Capital Loan Agreement or in our or our subsidiaries' other future debt agreements will not allow such repurchases. See the "Description of the Senior Notes -- Certain Rights to Require Repurchase of Senior Notes by the Company" and "Description of the Junior Notes -- Certain Rights to Require Repurchase of Junior Notes by the Company."


WE MAY NOT HAVE THE ABILITY TO REPURCHASE THE NEW NOTES UPON AN ASSET SALE OF COLLATERAL.


     If we sell certain of the collateral securing the New Notes, we will be required to repurchase some or all of the Senior Notes and we may be required to repurchase some or all of the Junior Notes. However, it is possible that restrictions, if any, in the G.E. Capital Loan Agreement or our or our subsidiaries' other future debt agreements will not allow such repurchases. See "Description of the Senior Notes -- Mandatory Redemption -- Asset Sales of Note Collateral" and "Description of the Junior Notes -- Mandatory
Redemption -- Asset Sales of Note Collateral."


FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

     - received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

     - was insolvent or rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

     - it could not pay its debts as they become due.

     After giving effect to the restructuring of their indebtedness described in the Plan and other factors, we believe that each subsidiary guarantor, after giving effect to its guarantee of the New Notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot predict, however, what standard a court would apply in making such determinations or that a court would agree with their conclusions in this regard.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW NOTES, THE NOTEHOLDERS MAY NOT BE ABLE TO RESELL THEIR NEW NOTES.

     For various reasons, including those discussed below, we are unable to predict whether an active trading market will develop or be sustained for the New Notes. To date, an active trading market has not developed for the New Notes. If no active trading market develops, holders of New Notes may not be able to resell their New Notes at their fair market value or at all.

     The New Notes are a new issuance of securities with no established trading market. We have no present plans to apply to list the New Notes on any United States exchange or the Nasdaq Stock Market. We are not aware of any securities firm that intends to make a market in the New Notes and any securities firm that does act as a market-maker could cease its market-making at any time. In addition, the liquidity of the trading market in the New Notes, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for debt securities and by changes in our financial performance or prospects and our subsidiaries or in the prospects for companies in our industry generally. While we do not anticipate that we or our securities will be rated by any rating agency, if we or our securities are rated and are subsequently downgraded by any rating agency, the trading price of the New Notes may be adversely effected.

                       RISKS RELATED TO THE JUNIOR NOTES

THE NOTEHOLDERS' RIGHT TO RECEIVE PAYMENTS ON THE JUNIOR NOTES IS JUNIOR TO CERTAIN OF OUR SENIOR INDEBTEDNESS, INCLUDING THE SENIOR NOTES. FURTHER, THE JUNIOR NOTE GUARANTEES ARE JUNIOR TO OUR SUBSIDIARY GUARANTORS' SENIOR INDEBTEDNESS, INCLUDING THE SENIOR NOTE GUARANTEES.


     The Junior Notes rank behind all of our debt incurred under the Senior Notes and the G.E. Capital Loan Agreement. In addition, the Junior Note guarantees rank behind our subsidiary guarantors' debt incurred under the Senior Note guarantees. As a result, upon any distribution to our creditors or the creditors of the Junior Notes guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiary guarantors or of their respective property, the holders of the Senior Notes will be entitled to be paid in full in cash before any payment may be made with respect to the Junior Notes or the Junior Note guarantees.


     In addition, under certain circumstances, if we default on the Senior Notes, we and our subsidiary guarantors will be prohibited from paying amounts due on the Junior Notes and the Junior Note guarantees or from purchasing or otherwise retiring the Junior Notes.


     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiary guarantors, holders of the Junior Notes will participate with trade creditors and all holders of our subordinated indebtedness and our subsidiary guarantors' subordinated indebtedness in the assets remaining after we and our subsidiary guarantors have paid all of the Senior Notes and the indebtedness under the G.E. Capital Loan Agreement. However, because the Junior Note Indenture requires that amounts otherwise payable to holders of the Junior Notes in a bankruptcy or similar proceeding be paid to holders of the Senior Notes and the indebtedness under the G.E. Capital Loan Agreement instead, holders of the Junior Notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and our subsidiary guarantors may not have sufficient funds to pay all of our respective creditors and holders of Junior Notes may receive less, ratably, than the holders of Senior Notes.



     As of March 31, 2002, the Junior Notes and the Junior Note guarantees were subordinated to $40.25 million of Senior Notes and $40.25 million of indebtedness under the G.E. Capital Loan Agreement.

THE RIGHTS OF THE HOLDERS OF JUNIOR NOTES TO ENFORCE REMEDIES UNDER THE COLLATERAL DOCUMENTS ARE LIMITED AS LONG AS ANY SENIOR NOTES ARE OUTSTANDING.

     The collateral documents provide holders of Junior Notes with a security interest in certain of our and our subsidiary guarantors' assets but that security interest is subordinated to the security interests in favor of the holders of the Senior Notes. An intercreditor agreement provides that the holders of the Junior Notes will only be able to cause the commencement of steps to realize upon their junior security interest in the collateral if:

          (1) the final maturity date of the Senior Notes has passed and the Senior Note Trustee or the holders of Senior Notes have not commenced such steps to realize upon their security interest in the collateral within 60 days of such date; or

          (2) the remaining principal amount of Senior Notes then outstanding constitutes less than 10% of the remaining principal amount of Junior Notes then outstanding; or

          (3) such time as:

             (a) holders of Junior Notes have not received interest or any other amounts payable under the Junior Notes for a period of 181 days from the date of required payment, and

             (b) the principal of the Senior Notes has not been accelerated and the Senior Note Trustee or holders of the Senior Notes have not commenced steps to foreclose or otherwise realize upon the security interest of holders of the Senior Notes in the collateral.

     Until such time as the principal amount of Senior Notes outstanding is less than the amount of Junior Notes outstanding, the holders of Senior Notes are given the exclusive right to control all decisions relating to the enforcement of remedies under the collateral documents.

     After that time, the holders of a majority of the aggregate principal amount of New Notes will control such decisions. As a result, the holders of the Junior Notes will not be able to force a sale of the collateral securing the Junior Notes or otherwise independently pursue the remedies of a secured creditor under the collateral documents in most circumstances. The holders of the Senior Notes may have interests that are different from the interests of holders of the Junior Notes and they may elect not to pursue their remedies under the collateral documents at a time when it would be advantageous for the holders of the Junior Notes to do so.

                     RISKS RELATED TO THE NEW COMMON STOCK

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW COMMON STOCK, STOCKHOLDERS MAY NOT BE ABLE TO RESELL THEIR NEW COMMON STOCK.

     For various reasons, including those discussed below, we are unable to predict whether an active trading market will develop or be sustained for the New Common Stock. To date, an active trading market has not developed for the New Common Stock. If no active trading market develops, stockholders may not be able to resell their shares of New Common Stock at their fair market value or at all.

     The shares of New Common Stock are a new issuance of securities with no established trading market. We have no present plans to apply to list the New Common Stock on any United States exchange or the Nasdaq Stock Market. We are not aware of any securities firm that intends to make a market in the New Common Stock and any securities firm that does act as a market-maker could cease its market-making at any time. In addition, the liquidity of the trading market in the New Common Stock, and the market price quoted for the New Common Stock, may be adversely affected by changes in the overall market for equity securities and by changes in our financial performance or our prospects and our subsidiaries or in the prospects for companies in our industry generally. While we do not anticipate that we or our securities will be rated by any rating agency, if we or our securities are rated and are subsequently downgraded by any rating agency, the trading price of the New Common Stock may be adversely effected.

OUR STOCK PRICE MAY BE HIGHLY VOLATILE. THE SHARE PRICE OF THE NEW COMMON STOCK MAY DECREASE AND STOCKHOLDERS COULD LOSE SOME OR ALL OF THEIR INVESTMENT.


     The price at which our Old Common Stock traded fluctuated significantly, and the price at which the New Common Stock trades may continue to be volatile. From January 1, 2000 through October 26, 2001, the date our Old Common Stock was delisted, the sales price of our Old Common Stock, as reported on the AMEX, ranged from a low of $0.02 to a high of $2.38. From January 1, 2002, the Effective Date of our Plan, through May 31, 2002, the closing sales price of our New Common Stock, quoted on the OTC.BB, ranged from a low of $2.50 to a high of $3.20. If our share price decreases, stockholders could lose some or all of their investment.


SUBSTANTIAL SALES OF THE NEW COMMON STOCK COULD CAUSE THE STOCK PRICE TO
DECLINE.

     There were 17,120,745 shares of our Old Common Stock outstanding as of December 31, 2001. Upon cancellation of our Old Common Stock on January 1, 2002, we had 6,431,759 shares of New Common Stock outstanding (with an additional 68,241 shares of New Common Stock authorized for issuance and reserved to cover certain unsecured claims that remained outstanding, which will be issued when those claims are settled; see "Description of Capital Stock -- Reserve.")

     Stockholders may seek to sell their shares of New Common Stock, and sales of large numbers of shares in the same time period could cause the market price of the New Common Stock to decline significantly. These sales also might make it more difficult for us to sell securities in the future at a time and price that we deem appropriate.

BECAUSE IT IS UNLIKELY THAT WE WILL PAY DIVIDENDS, STOCKHOLDERS WILL ONLY BE ABLE TO BENEFIT FROM HOLDING NEW COMMON STOCK IF THE STOCK PRICE APPRECIATES.

     We currently intend to retain any future earnings to pay principal and interest on our indebtedness and to fund growth and, therefore, we do not expect to pay any dividends in the foreseeable future. As a result of not collecting a dividend, stockholders will not experience a return on their investment, unless the price of the New Common Stock appreciates and they sell their shares of New Common Stock.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE, WHICH MAY BE UNAVAILABLE OR WHICH MAY RESULT IN DILUTION TO OUR STOCKHOLDERS AND RESTRICT OUR OPERATIONS.


     We may seek to sell additional equity or debt securities or obtain a credit facility in order to finance our operations, which we may not be able to do on favorable terms or at all. Our ability to obtain additional debt and equity financing may be limited by restrictions in the Senior Note Indenture, the Junior Note Indenture, the G.E. Capital Loan Agreement and in our other debt agreements. The sale of additional equity or convertible debt securities could result in additional dilution to our stockholders. If additional funds are raised through the issuance of debt securities or preferred stock, these securities could have rights that are senior to the New Common Stock and any debt securities could contain covenants that would restrict our and our subsidiaries' operations.


A MAJORITY OF THE NEW COMMON STOCK IS HELD BY A SMALL NUMBER OF STOCKHOLDERS WHO COULD HAVE INTERESTS THAT CONFLICT WITH THE INTERESTS OF THE OTHER STOCKHOLDERS.

     A majority of the New Common Stock is held by a small number of stockholders and their affiliates. This concentration of ownership gives those stockholders, if they act together, the power to control the outcome of matters requiring stockholder approval, including the election of directors and to hinder or delay a change of control of the Company.

       RISKS RELATED TO OUR BUSINESS AND THE BUSINESS OF OUR SUBSIDIARIES

WE ARE HIGHLY LEVERAGED; OUR LOAN AND LEASE AGREEMENTS CONTAIN FINANCIAL COVENANTS.


     We are highly leveraged. We had total indebtedness, including short-term portion, of $165.2 million and shareholders' equity of $31.3 million as of March 31, 2002. We obtained some relief through the implementation of our Plan but will continue to be highly leveraged (see Note 1 of the consolidated financial statements included elsewhere herein). The degree to which we are leveraged could have important consequences, including:


     - making it difficult to satisfy our debt or lease obligations;

     - increasing our vulnerability to general adverse economic and industry conditions;

     - limiting our ability to obtain additional financing;

     - requiring dedication of a substantial portion of our cash flow from operations to the payment of principal and interest on our debt and leases, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate purposes;

     - limiting our flexibility in planning for, or reacting to, changes in our business or industry; and

     - placing us at a competitive disadvantage to less leveraged competitors.


     On March 31, 2002, we did not meet the financial requirements established for the Predecessor Company as set forth in the amended U.S. Bank loan agreement. In May 2002, we received a waiver from U.S. Bank regarding the Bank's right to declare an event of default for our failure to meet the March 31, 2002 financial requirements set forth in the amended U.S. Bank loan agreement. Furthermore, we amended our existing agreement with U.S. Bank, establishing new covenants, with which we were in compliance as of March 31, 2002.


     Failure to comply with any covenant constitutes an event of default, which will allow U.S. Bank (at its discretion) to declare any amounts outstanding under the loan documents to be due and payable. We cannot provide assurance that we will comply in the future with the modified financial covenants included in the agreement, or with the financial covenants set forth in our other debt agreements and leases. If we fail to comply with one or more of the U.S. Bank covenants or any other debt or lease covenants (after giving effect to any applicable cure period), the lender or lessor may declare us in default of the underlying obligation and exercise any available remedies, which may include:

     - in the case of debt, declaring the entire amount of the debt immediately due and payable;

     - foreclosing on any residences or other collateral securing the obligation; and

     - in the case of a lease, terminating the lease and suing for damages

     Many of our debt instruments and leases contain "cross-default" provisions pursuant to which a default under one obligation can cause a default under one or more other obligations. Accordingly, if enforced, we could experience a material adverse effect on our financial condition.

INCREASES IN UTILITY COSTS COULD REDUCE OUR PROFITABILITY.

     Utility costs represent a significant percentage of our operating costs. The cost of utilities may continue to rise. While we have not historically included utility surcharges in the rental rates we charge to our residents, we may do so in the future. There can be no assurance that we will be able to do so. Increases in the costs of utilities that we are unable to pass on to our residents could significantly reduce our profits.

WE ARE INVOLVED IN A DISPUTE WITH OUR CORPORATE LIABILITY INSURANCE CARRIER.

     In September 2000, we reached an agreement to settle the class action litigation relating to the restatement of our consolidated financial statements for the years ended December 31, 1996 and 1997 and the first three fiscal quarters of 1998. This agreement received final court approval on November 30, 2000 and we were dismissed from the litigation with prejudice. On September 28, 2001, we made our final installment of $1.0 million on our promissory note for the class action litigation settlement. Although we were dismissed from the litigation with prejudice, a dispute which arose with our corporate liability insurance carriers remains unresolved. At the time we settled the class action litigation, the Company and the insurance carriers agreed to resolve this dispute through binding arbitration, and we filed a complaint for a declaratory judgment that we are not liable to the carriers as claimed. The carriers counter-claimed to recover an amount capped at $4.0 million.


     After filing for bankruptcy on October 1, 2001, we made a motion for dismissal of our complaint for declaratory relief in the arbitration based upon having filed for bankruptcy protection. An objection was filed to our motion, and one of our insurance carriers filed a proof of claim in the amount of $4.0 million in the bankruptcy proceeding. We dispute that claim. We offered (and the offer currently remains outstanding) to settle the dispute for $75,000 to be paid out as a general unsecured claim in the bankruptcy process. See Notes 1 and 13 to the consolidated financial statements of the Company included elsewhere herein.


WE ARE PARTY TO OTHER LEGAL PROCEEDINGS.

     Participants in the senior living and long-term care industry, including us, are routinely subject to lawsuits and claims. Many of the persons who bring these lawsuits and claims seek significant monetary damages, and these lawsuits and claims often result in significant defense costs. As a result, the defense and ultimate outcome of lawsuits and claims against us may result in higher operating expenses. Those higher operating expenses could have a material adverse effect on our business, financial condition, results of operations, cash flow or liquidity.

CERTAIN OF OUR LEASES MAY BE TERMINATED AS A RESULT OF INCREASE IN CONCENTRATED OWNERSHIP IN OUR COMMON STOCK AND UPON OCCURRENCE OF OTHER EVENTS.

     Certain of our leases with LTC provide LTC with the option to exercise certain remedies, including the termination of many of our leases with LTC, upon a change of control under which at least 30% ownership of our common stock is held by a party or combination of parties directly or indirectly. LTC has the same option if the stockholders approve a plan of liquidation or the stockholders approve of a merger or consolidation that meets certain conditions.

WE MAY BE LIABLE FOR LOSSES NOT COVERED BY OR IN EXCESS OF OUR INSURANCE.

     In order to protect ourselves against the lawsuits and claims made against us, we currently maintain insurance policies in amounts and covering risks that are consistent with industry practice. However, as a result of poor loss experience, a number of insurance carriers have stopped providing insurance coverage to the long-term care industry, and those remaining have increased premiums and deductibles substantially. While nursing homes have been primarily affected, assisted living companies, including us, have experienced premium and deductible increases. During our claim year ended December 31, 2000, our professional liability insurance coverage included deductible levels of $100,000 per incident. For the claim years ending December 31, 2001 and 2002, this deductible has been replaced with a retention level of $250,000 per incident, except in Florida and Texas in which the retention level is $500,000 per incident. Our professional liability insurance is on a claims-made basis. In certain states, particularly Florida and Texas, many long-term care providers are facing very difficult renewals. There can be no assurance that we will be able to obtain liability insurance in the future on commercially reasonable terms or at all. A claim against us, covered by, or in excess of, our insurance, could have a material adverse affect on our operations, cash flows.

WE ARE SUBJECT TO SIGNIFICANT GOVERNMENT REGULATION.

     The operation of assisted living facilities and the provision of health care services are subject to state and federal laws, and state and local licensure, certification and inspection laws that regulate, among other matters:

     - the number of licensed residences and units per residence;

     - the provision of services;

     - equipment;

     - staffing, including professional licensing and criminal background checks;

     - operating policies and procedures;

     - fire prevention measures;

     - environmental matters;

     - resident characteristics;

     - physical design and compliance with building and safety codes;

     - confidentiality of medical information;

     - safe working conditions;

     - family leave; and

     - disposal of medical waste.

     The cost of compliance with these regulations is significant. In addition, it could adversely affect our financial condition or results of operations if a court or regulatory tribunal were to determine we have failed to comply with any of these laws or regulations. Because these laws and regulations are amended from time to time, we cannot predict when and to what extent liability may arise. See "-- We must comply with laws and regulations regarding the confidentiality of medical information," "-- We must comply with restrictions imposed by laws benefiting disabled persons", "-- We may incur significant costs and liability as a result of medical waste" and "-- We may incur significant costs related to environmental remediation or compliance."

     In the ordinary course of business, we receive and have received notices of deficiencies for failure to comply with various regulatory requirements. We review such notices and, in most cases, will agree with the regulator upon the steps to be taken to bring the facility into compliance with regulatory requirements. From time to time, we may dispute the matter and sometimes will seek a hearing if we do not agree with the regulator. In some cases or upon repeat violations, the regulator may take one or more adverse actions against a facility, such as:

     - the imposition of fines -- the Company paid $16,000 and $15,000, respectively, in the aggregate for the years ended December 31, 2000 and 2001;

     - temporary stop placement of admission of new residents, or imposition of other conditions to admission of new residents to a facility -- these applied to two residences in 2001;

     - termination of a facility's Medicaid contract;

     - conversion of a facility's license to provisional status; and


     - suspension or revocation of a facility's license, which in 2001 included one residence in Washington against which the state commenced license revocation procedures. This matter was provisionally settled in 2002.


     The operation of our residences is subject to state and federal laws prohibiting fraud by health care providers, including criminal provisions, which prohibit filing false claims or making false statements to receive payment or certification under Medicaid, or failing to refund overpayments or improper payments. Violation of these criminal provisions is a felony punishable by imprisonment and/or fines. We may be subject to fines and treble damage claims if we violate the civil provisions which prohibit the knowing filing of a false claim or the knowing use of false statements to obtain payment.

     State and federal governments are devoting increasing attention and resources to anti-fraud initiatives against health care providers. The Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the Balanced Budget Act of 1997 expanded the penalties for health care fraud, including broader provisions for the exclusion of providers from the Medicaid program. We have established policies and procedures that we believe are sufficient to ensure that our facilities will operate in substantial compliance with these anti-fraud and abuse requirements. While we believe that our business practices are consistent with Medicaid criteria, those criteria are often vague and subject to change and interpretation. Aggressive anti-fraud actions, however, could have an adverse effect on our financial position, results of operations or cash flows.

     We are subject to regulation by the Commission. In April, 1999, we received a preliminary inquiry from the Commission regarding the restatement of our financial statements for the years ended December 31, 1996 and 1997 and the first three quarters of 1998 and related matters. We provided the Commission with information and documents in response to the inquiry, and have received no correspondence from the Commission regarding the inquiry since March 2000. The Commission has never alleged any violation of law in connection with the inquiry. There can be no assurance that the Commission will not resume its inquiry.

WE MUST COMPLY WITH LAWS AND REGULATIONS REGARDING THE CONFIDENTIALITY OF MEDICAL INFORMATION.

     In 1996, the HIPAA law created comprehensive new requirements regarding the confidentiality of medical information that is or has been electronically transmitted or maintained. The Department of Health and Human Services has enacted regulations implementing the law, and we may have to significantly change the way we maintain and transmit healthcare information for our residents to comply with these regulations.

     Although HIPAA was intended ultimately to reduce administrative expenses and burdens faced within the health care industry, we believe the law could initially bring about significant and, in some cases, costly changes. HHS has released two rules to date mandating the use of new standards with respect to certain health care transactions and health information. The first rule requires the use of uniform standards for common health care transactions, including health care claims information, plan eligibility, referral certification and authorization, claims status, plan enrollment and disenrollment, payment and remittance advice, plan premium payments and coordination of benefits.

     Second, HHS has released new standards relating to the privacy of individually identifiable health information. These standards not only require our operators' compliance with rules governing the use and disclosure of protected health information, but they also require entities to impose those rules, by contract, on any business associate to whom such information is disclosed. Rules governing the security of health information have been proposed but have not yet been issued in final form.

     HHS finalized the new transaction standards on August 17, 2000, and covered entities will be required to comply with them by October 16, 2002. Congress passed legislation in December 2001 that delays for one year (October 16, 2003) the compliance date, but only for entities that submit a compliance plan to HHS by the original implementation deadline. The privacy standards were issued on December 28, 2000, and, after certain delays, became effective April 14, 2001, with a compliance date of April 14, 2003. The Bush Administration and Congress are taking a careful look at the existing regulations, but it is uncertain whether there will be additional changes to the privacy standards or their compliance date. With respect to the security regulation, once they are issued in final form, affected parties will have approximately two years to be fully compliant. Sanctions for failing to comply with HIPAA include criminal penalties and civil sanctions.

WE MUST COMPLY WITH RESTRICTIONS IMPOSED BY LAWS BENEFITING DISABLED PERSONS.

     Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. A number of additional federal, state and local laws exist that also may require us to modify existing residences to allow disabled persons to access the residences. We believe that their residences are either substantially in compliance with present requirements or are exempt from them. However, if required changes cost more than anticipated, or must be made sooner than anticipated, we would incur additional costs. Further legislation may impose additional burdens or restrictions related to access by disabled persons, and the costs of compliance could be substantial.

WE MAY INCUR SIGNIFICANT COSTS AND LIABILITY AS A RESULT OF MEDICAL WASTE.

     Our facilities generate potentially infectious waste due to the illness or physical condition of the residents, including blood-soaked bandages, swabs and other medical waste products and incontinence products of those residents diagnosed with infectious diseases. The management of potentially infectious medical waste, including handling, storage, transportation, treatment and disposal, is subject to regulation under federal and state laws. These laws and regulations set forth requirements for managing medical waste, as well as permit, record keeping, notice and reporting obligations. Any finding that we are not in compliance with these laws and regulations could adversely affect our business operations and financial condition. Because these laws and regulations are amended from time to time, we cannot predict when and to what extent liability may arise. In addition, because these environmental laws vary from state to state, expansion of our operations to states where they do not currently operate may subject us to additional restrictions on the manner in which they operate their facilities.

     We may be liable under some laws and regulations as an owner, operator or an entity that arranges for the disposal of hazardous or toxic substances at a disposal site. In that event, we may be liable for the costs of any required remediation or removal of the hazardous or toxic substances at the disposal site. In connection with the ownership or operation of our properties, we could be liable for these costs, as well as some other costs, including governmental fines and injuries to persons or properties. As a result, any hazardous or toxic substances which are present, with or without our knowledge, at any property held or operated by us could have an adverse effect on our business, financial condition or results of operations.

WE COULD INCUR SIGNIFICANT COSTS RELATED TO ENVIRONMENTAL REMEDIATION OR COMPLIANCE.

     We are subject to various federal, state and local environmental laws, ordinances and regulations. Some of these laws, ordinances and regulations hold a current or previous owner, lessee or operator of real property liable for the cost of removal or remediation of some hazardous or toxic substances that could be located on, in or under such property. These laws and regulations often impose liability whether or not we knew of, or were responsible for, the presence of the hazardous or toxic substances. The costs of any required remediation or removal of these substances could be substantial. Furthermore, there is no limit to our liability under such laws and regulations. As a result, our liability could exceed their property's value and aggregate assets. The presence of these substances or failure to remediate these substances properly may also adversely affect our ability to sell or our property, or to borrow using their property as collateral.

MANY ASSISTED LIVING MARKETS HAVE BEEN OVERBUILT.

     Many assisted living markets have been overbuilt, including certain markets in which we currently operate. In addition, the barriers to entry into the assisted living industry are not substantial. The effects of overbuilding include:

     - it takes significantly longer for our residences and our subsidiaries' residences to fill up,

     - newly opened facilities may attract residents from some or all of the our current facilities,

     - there is pressure to lower or not increase rates paid by residents in the our residences,

     - there is increased competition for workers in already tight labor markets, and

     - our profit margins and the profit margins of our subsidiaries are lower until vacant units in our residences are filled.

     If we are unable to compete effectively in markets as a result of overbuilding, we will suffer lower revenue and may suffer a loss of market share.

     Due to market conditions facing one location in Indiana, we closed the facility, effective March 15, 2002.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES AND CONTROL LABOR COSTS.

     We compete with other providers of long-term care with respect to attracting and retaining qualified personnel. A shortage of qualified personnel may require us to enhance our wage and benefits packages in order to compete. Some of the states in which we operate impose licensing requirements on individuals serving as administrators at assisted living residences, and others may adopt similar requirements. We also depend upon the available labor pool of lower-wage employees. We cannot guarantee that our labor costs will not increase, or that, if they do increase, they can be matched by corresponding increases in revenues.

WE DEPEND ON REIMBURSEMENT BY GOVERNMENTAL PAYORS AND OTHER THIRD PARTIES FOR A SIGNIFICANT PORTION OF OUR REVENUES.

     Although revenues at a majority of our residences come primarily from private payors, we derive a substantial portion of our revenues from reimbursements by third-party governmental payors, including state Medicaid waiver programs. We expect that state Medicaid waiver programs will continue to constitute a significant source of our revenues in the future, and it is possible that the proportionate percentage of revenue received by us from Medicaid waiver programs will increase. There are continuing efforts by governmental payors and by non-governmental payors, such as commercial insurance companies and health maintenance organizations, to contain or reduce the costs of health care by lowering reimbursement rates, increasing case management review of services and negotiating reduced contract pricing. Also, there have been, and we expect that there will continue to be, additional proposals to reduce the federal and some state budget deficits by limiting Medicaid reimbursement in general. If any of these proposals are adopted at either the federal or the state level, it could have a material adverse effect on our business, financial condition, results of operations and prospects. The state of Washington recently approved legislation which would limit future increase in rental reimbursements. The approval is preliminary and we have not yet quantified the financial impact of such legislation. Additionally, the state of New Jersey currently has a hold on additional beds for Medicaid residences. This hold may impact our ability to move new Medicaid tenants into our facilities.


     The following table sets forth the sources of our revenue for the three months ended March 31, 2001 and 2002 for states where we participate in Medicaid programs. The portion of revenues received from state Medicaid agencies are labeled as "Medicaid State Paid Portion" while the portion of our revenues that a Medicaid-eligible resident must pay out of his or her own resources is labeled "Medicaid Tenant Paid Portion."



                                   THREE MONTHS ENDED MARCH 31,    THREE MONTHS ENDED MARCH 31,
                                               2001                            2002
                                   -----------------------------   -----------------------------
                                        MEDICAID        PRIVATE         MEDICAID        PRIVATE
                                   ------------------   --------   ------------------   --------
                                    STATE    RESIDENT   RESIDENT    STATE    RESIDENT   RESIDENT
                                    PAID       PAID       PAID      PAID       PAID       PAID
                                   PORTION   PORTION    PORTION    PORTION   PORTION    PORTION
                                   -------   --------   --------   -------   --------   --------
Oregon...........................   29.4%     17.8%      52.8%      25.3%     14.6%      60.1%
Washington.......................   29.8%     17.8%      52.4%      29.9%     17.2%      52.9%
Idaho............................   13.3%     10.6%      76.1%      14.0%     10.9%      75.1%
Arizona..........................   13.7%     10.7%      75.6%      17.4%     15.2%      67.4%
New Jersey.......................   16.7%      9.3%      74.0%      27.1%      4.7%      68.2%
Texas............................   15.5%      8.2%      76.3%      15.6%      8.0%      76.4%
Nebraska.........................    8.5%      5.5%      86.0%      10.3%      6.4%      83.3%



     In addition, although we manage the mix of private paying tenants and Medicaid paying tenants residing in our facilities, any significant increase in our Medicaid population could have an adverse effect on our financial position, results of operations or cash flows, particularly if the states operating these programs continue to limit, or more aggressively seek limits on, reimbursement rates.

                       SELECTED FINANCIAL AND OTHER DATA


     The following table presents selected historical consolidated financial data. The consolidated statement of operations data for the years ended December 31, 1999, 2000 and 2001 and the three months ended March 31, 2001 and 2002, as well as the consolidated balance sheet data as of December 31, 2000 and 2001 and March 31, 2002, are derived from our consolidated financial statements included elsewhere in this Prospectus. Upon emergence from Chapter 11 proceedings, we adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code. In connection with the adoption of fresh-start reporting, a new entity has been deemed created for financial reporting purposes effective December 31, 2001. Consequently, the consolidated balance sheet data at December 31, 2001 and thereafter is labeled "Successor Company," and reflects the Plan and the principles of fresh-start reporting. Periods presented prior to December 31, 2001 have been designated "Predecessor Company." Note 1 to our consolidated financial statements, included elsewhere in this Prospectus, provides a reconciliation of the Predecessor Company's consolidated balance sheet as of December 31, 2001 to that of the Successor Company which presents the adjustments that give effect to the reorganization and fresh-start reporting. You should read the selected financial data below in conjunction with our consolidated financial statements, including the related notes, and the information in "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                                                      PREDECESSOR     SUCCESSOR
                                                                                                        COMPANY        COMPANY
                                                               PREDECESSOR COMPANY                    ------------   ------------
                                               ----------------------------------------------------   THREE MONTHS   THREE MONTHS
                                                             YEARS ENDED DECEMBER 31,                    ENDED          ENDED
                                               ----------------------------------------------------    MARCH 31,      MARCH 31,
                                                1997       1998       1999       2000       2001          2001           2002
                                               -------   --------   --------   --------   ---------   ------------   ------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENTS OF OPERATIONS DATA:
Revenue......................................  $49,605   $ 89,384   $117,489   $139,423   $ 150,678     $36,877        $37,889
Operating expenses:
  Residence operating expenses...............   31,591     57,443     81,767     95,032     103,867      25,558         26,335
  Corporate general and administrative.......    4,050     11,099     21,178     18,365      17,119       4,268          4,316
  Building rentals...........................    7,969     12,764     15,367     16,004      15,980       4,171          3,037
  Depreciation and amortization..............    3,683      6,339      8,981      9,923      10,349       2,552          1,667
  Class action litigation settlement.........       --         --         --     10,020          --          --             --
  Terminated merger expense..................       --      1,068        228         --          --          --             --
  Site abandonment costs.....................       --      2,377      4,912         --          --          --             --
  Write-off of impaired assets and related
    expenses.................................       --      8,521         --         --          --          --             --
                                               -------   --------   --------   --------   ---------     -------        -------
    Total operating expenses.................   47,293     99,611    132,433    149,344     147,315      36,549         35,355
                                               -------   --------   --------   --------   ---------     -------        -------
Operating income (loss)......................    2,312    (10,227)   (14,944)    (9,921)      3,363         328          2,534
                                               -------   --------   --------   --------   ---------     -------        -------
Other income (expense):
  Interest expense...........................   (4,946)   (11,039)   (15,200)   (16,363)    (19,465)     (4,402)        (3,591)
  Interest income............................    1,526      3,869      1,598        786         655         148             54
  Gain (loss) on sale and disposal of
    assets...................................   (1,250)      (651)      (127)        13         (88)         --             --
  Loss on sale of marketable securities......       --         --         --       (368)         --          --             --
  Other income (expense), net................     (121)    (1,174)      (260)        67          30          31             --
                                               -------   --------   --------   --------   ---------     -------        -------
    Total other expense......................   (4,791)    (8,995)   (13,989)   (15,865)    (18,868)     (4,223)        (3,537)
                                               -------   --------   --------   --------   ---------     -------        -------
Loss before debt restructure and
  reorganization cost, fresh-start
  adjustments, extraordinary item and
  cumulative effect of change in accounting
  principle..................................   (2,479)   (19,222)   (28,933)   (25,786)    (15,505)     (3,895)        (1,003)
Debt restructure and reorganization cost.....       --         --         --         --      (8,581)       (303)          (447)
Fresh start adjustments......................       --         --         --         --    (119,320)         --             --
                                               -------   --------   --------   --------   ---------     -------        -------
Loss before extraordinary item and cumulative
  effect of change in accounting principle...   (2,479)   (19,222)   (28,933)   (25,786)   (143,406)     (4,198)        (1,450)
Extraordinary item -- gain on
  reorganization.............................       --         --         --         --      79,520          --             --
Cumulative effect of change in accounting
  principle..................................       --     (1,523)        --         --          --          --             --
                                               -------   --------   --------   --------   ---------     -------        -------
Net loss.....................................  $(2,479)  $(20,745)  $(28,933)  $(25,786)  $ (63,886)    $(4,198)       $(1,450)
                                               =======   ========   ========   ========   =========     =======        =======

                                                                                                      PREDECESSOR     SUCCESSOR
                                                                                                        COMPANY        COMPANY
                                                               PREDECESSOR COMPANY                    ------------   ------------
                                               ----------------------------------------------------   THREE MONTHS   THREE MONTHS
                                                             YEARS ENDED DECEMBER 31,                    ENDED          ENDED
                                               ----------------------------------------------------    MARCH 31,      MARCH 31,
                                                1997       1998       1999       2000       2001          2001           2002
                                               -------   --------   --------   --------   ---------   ------------   ------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Basic and diluted net loss per common share:
Loss before extraordinary item and cumulative
  effect of change in accounting principle...  $ (0.21)  $  (1.18)  $  (1.69)  $  (1.51)  $   (8.38)    $ (0.25)       $  (.22)
Extraordinary item...........................       --         --         --         --        4.65          --             --
Cumulative effect of change in accounting
  principle..................................       --      (0.09)        --         --          --          --             --
                                               -------   --------   --------   --------   ---------     -------        -------
Basic and diluted net loss per common
  share......................................  $ (0.21)  $  (1.27)  $  (1.69)  $  (1.51)  $   (3.73)    $ (0.25)       $  (.22)
                                               =======   ========   ========   ========   =========     =======        =======
Basic and diluted weighted average common
  shares outstanding.........................   11,871     16,273     17,119     17,121      17,121(1)    17,121         6,500
                                               =======   ========   ========   ========   =========     =======        =======


---------------
(1) 6,431,759 shares of New Common Stock of the Successor Company were issued upon the cancellation of all shares of the Predecessor Company as of the Effective Date, excluding 68,241 shares subject to the Reserve that will be issued upon settlement of certain unsecured bankruptcy claims. See Note 1 to the consolidated financial statements included elsewhere herein.

                                                                 PREDECESSOR COMPANY              SUCCESSOR   SUCCESSOR
                                                      -----------------------------------------    COMPANY     COMPANY
                                                                         AT DECEMBER 31,          ---------   ---------
                                                      -----------------------------------------------------   MARCH 31,
                                                        1997       1998       1999       2000       2001        2002
                                                      --------   --------   --------   --------   ---------   ---------
                                                                               (IN THOUSANDS)
      CONSOLIDATED BALANCE SHEET DATA:
      Cash and cash equivalents.....................  $ 63,269   $ 55,036   $  7,606   $  7,444   $  6,077       3,618
      Working capital (deficit).....................    40,062     43,856         37    (15,911)    (6,299)     (5,697)
      Total assets..................................   324,367    414,669    346,188    336,458    222,253     222,724
      Long-term debt, excluding current portion.....   157,700    266,286    233,199    231,657    161,461     162,658
      Shareholders' equity..........................   132,244    119,197     89,344     63,886     32,799      31,349

                            QUARTERLY FINANCIAL DATA
                                  (UNAUDITED)
       (IN THOUSANDS EXCEPT PER SHARE, OCCUPANCY AND AVERAGE RENTAL DATA)




                                                            PREDECESSOR COMPANY
                                                       2000 QUARTERLY FINANCIAL DATA
                                             -------------------------------------------------
                                                                                      YEAR TO
RESULTS OF OPERATIONS                        1ST QTR   2ND QTR   3RD QTR    4TH QTR     DATE
---------------------                        -------   -------   --------   -------   --------
Revenue....................................  $33,132   $34,146   $ 35,308   $36,837   $139,423
Operating income (loss)....................       28       434     (8,598)   (1,785)    (9,921)
Net loss...................................  $(3,791)  $(3,821)  $(12,445)  $(5,729)  $(25,786)
Basic and diluted net loss per common
  share(1).................................  $  (.22)  $  (.22)  $   (.73)  $  (.34)  $  (1.51)
Basic and diluted weighted average common
  shares outstanding(2)....................   17,121    17,121     17,121    17,121     17,121
Average monthly rental rate per unit.......  $ 1,947   $ 1,974   $  2,002   $ 2,038   $  1,991
Average occupancy rate(3)..................     78.4%     79.8%      81.4%     83.1%      80.7%
End of period occupancy rate(3)............     79.6%     81.6%      82.6%     83.0%      83.0%



                                                           PREDECESSOR COMPANY
                                                      2001 QUARTERLY FINANCIAL DATA
                                           ---------------------------------------------------
                                                                                      YEAR TO
RESULTS OF OPERATIONS                      1ST QTR   2ND QTR   3RD QTR    4TH QTR      DATE
---------------------                      -------   -------   -------   ---------   ---------
Revenue..................................  $36,877   $37,371   $38,009   $  38,421   $ 150,678
Operating income.........................      328     1,318       666       1,051       3,363
Net loss before extraordinary item.......   (4,198)   (4,611)   (7,333)   (127,264)   (143,406)
Extraordinary item -- gain on
  reorganization.........................       --        --        --      79,520      79,520
Net loss.................................  $(4,198)  $(4,611)  $(7,333)  $ (47,744)  $ (63,886)
Basic and diluted net loss per common
  share before extraordinary item(1).....  $  (.25)  $  (.27)  $  (.43)  $   (7.43)  $   (8.38)
Extraordinary item -- gain on
  reorganization.........................       --        --        --        4.65        4.65
Basic and diluted net loss per common
  share(1)...............................  $  (.25)  $  (.27)  $  (.43)  $   (2.78)  $   (3.73)
Basic and diluted weighted average common
  shares outstanding(2)..................   17,121    17,121    17,121      17,121      17,121
Average monthly rental rate per unit.....  $ 2,041   $ 2,056   $ 2,082   $   2,112   $   2,073
Average occupancy rate(3)................     83.4%     83.9%     84.3%       84.2%       84.0%
End of period occupancy rate(3)..........     83.3%     84.2%     84.9%       83.7%       83.7%



                                                              SUCCESSOR
                                                               COMPANY
                                                              ---------
                                                                2002
                                                              ---------
RESULTS OF OPERATIONS                                          1ST QTR
---------------------                                         ---------
Revenue.....................................................   $37,889
Operating income............................................     2,534
Net loss....................................................   $(1,450)
Basic and diluted net loss per common share(1)..............   $  (.22)
Basic and diluted weighted average common shares
  outstanding(2)............................................     6,500
Average monthly rental rate per unit........................   $ 2,117
Average occupancy rate(3)...................................      83.1%
End of period occupancy rate(3).............................      82.8%

---------------
(1) Quarter net loss per share amounts may not add to the full year total due to rounding.

(2) 6,431,759 shares of New Common Stock of the Successor Company were issued upon the cancellation of all shares of the Predecessor Company as of the Effective Date, excluding 68,241 shares subject to the Reserve that will be issued upon settlement of certain unsecured bankruptcy claims. See Note 1 to the consolidated financial statements included elsewhere herein.

(3) Based upon available units.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

OVERVIEW


     We operate, own and lease free-standing assisted living residences. These residences are primarily located in small middle-market rural and suburban communities with a population typically ranging from 10,000 to 40,000. We provide personal care and support services, and make available routine nursing services (as permitted by applicable law) designed to meet the personal and health care needs of our residents. As of March 31, 2002, we had operations in 16 states.



     We experienced significant and rapid growth between 1994 and 1998, primarily through the development of assisted living residences and, to a lesser extent, through the acquisition of assisted living residences. At the closing of our initial public offering in November 1994, we had an operating base of five leased residences (137 units) located in Oregon. We opened twenty residences (798 units) in 1999 and no residences in 2000. As of March 31, 2002, we operated 183 residences (7,076 units), of which we owned 128 residences (4,971 units) and leased 55 residences (2,105 units).


     We derive our revenues primarily from resident fees for the delivery of assisted living services. Resident fees typically are paid monthly by residents, their families, state Medicaid agencies or other third parties. Resident fees include revenue derived from a multi-tiered rate structure, which varies based upon type of room and on the level of care provided. Resident fees are recognized as revenues when services are provided. Our operating expenses include:

     - residence operating expenses, such as staff payroll, food, property taxes, utilities, insurance and other direct residence operating expenses;

     - general and administrative expenses consisting of regional management and corporate support functions such as legal, accounting and other administrative expenses;

     - building rentals; and

     - depreciation and amortization.

     We anticipate that the majority of our revenues will continue to come from private pay sources. However, we believe that by having located some of our residences in states with favorable regulatory and reimbursement climates, we should have a stable source of residents eligible for Medicaid reimbursement to the extent that private pay residents are not available and, in addition, provide our private pay residents with alternative sources of income when their private funds are depleted and they become Medicaid eligible.

     Although we manage the mix of private paying tenants and Medicaid paying tenants residing in our facilities, any significant increase in our Medicaid population could have an adverse effect on our financial position, results of operations or cash flows, particularly if states operating these programs continue to, or more aggressively seek, limits on reimbursement rates. See "Risk Factors -- Risks Related to our Business and the Business of our Subsidiaries -- We depend on reimbursement by third-party payors."

REORGANIZATION

     On October 1, 2001, we voluntarily filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. The bankruptcy court gave final approval to our Plan on December 28, 2001, and the Plan became effective on the Effective Date, January 1, 2002.

     Under the Plan, on the Effective Date, the Company issued general unsecured creditors their pro rata shares, subject to the Reserve, of the following securities:

     - $40.25 million principal amount of Senior Notes;

     - $15.25 million principal amount of Junior Notes; and


     - 6.43 million shares of New Common Stock (representing 99% of the New Common Stock).

     The New Notes are secured by 57 of our properties.

     The remaining 4% of the New Common Stock, subject to the Reserve, was issued on the Effective Date to the Company's shareholders immediately prior to the Effective Date.

     Under the Plan, 1.1% of the Senior Notes, Junior Notes and New Common Stock that would otherwise have been issued on the Effective Date were held back in the Reserve to cover general unsecured claims that had not been either made or settled by the December 19, 2001 cutoff date established under the Plan. The reserved securities will be issued once all these outstanding general unsecured claims have been settled. If the Reserve is insufficient to cover these outstanding general unsecured claims, we will have no further liability with respect to these claims. If the Reserve exceeds the amount of these outstanding general unsecured claims, the excess securities will be distributed pro rata among the holders of all general unsecured claims, including those settled prior to the cutoff date.

     On the Effective Date, a new Board of Directors of the reorganized Company consisting of seven members was established as follows: W. Andrew Adams (Chairman), Andre Dimitriadis, Mark Holliday, Richard Ladd, Matthew Patrick, Leonard Tannenbaum, and Wm. James Nicol, then the President and Chief Executive Officer of the Company. Subsequent to the Effective Date, Steven L. Vick replaced Mr. Nicol as President, Chief Executive Officer and Director.

     We adopted fresh-start reporting, as of December 31, 2001, in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code (SOP 90-7). Under fresh-starting reporting, a new entity has been deemed created for financial reporting purposes. See Note 1 to the consolidated financial statements included in this Prospectus for additional information.

FRESH-START REPORTING

     Upon emergence from Chapter 11 proceedings, we adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code (SOP 90-7). In connection with the adoption of fresh-start reporting, a new entity has been deemed created for financial reporting purposes. For financial reporting purposes, we adopted the provisions of fresh-start reporting effective December 31, 2001. Consequently, the consolidated balance sheet and related information included in this Prospectus at December 31, 2001 is labeled "Successor Company," and reflects the Plan and the principles of fresh-start reporting. Periods presented prior to December 31, 2001 have been designated "Predecessor Company." For purposes of this Management's Discussion and Analysis of Financial Condition and Results of Operations references to operating results and cash flows for periods ended prior to December 31, 2001 refer to the operating results and cash flows of the Predecessor Company, and references to working capital and other balance sheet data, liquidity and prospective information regarding future periods refer to the Successor Company.

     In adopting the requirements of fresh-start reporting as of December 31, 2001, we were required to value our assets and liabilities at their estimated fair value and eliminate our accumulated deficit at December 31, 2001. With the assistance of financial advisors who relied upon various valuation methods including discounted projected cash flows and other applicable ratios and economic industry information relevant to our operations, and through negotiations with the various creditor parties in interest, we determined our reorganization value to be $32.8 million.

     The adjustments to reflect the adoption of fresh-start reporting, including the adjustments to record property, plant and equipment, at their fair values, have been reflected in the consolidated balance sheet as of December 31, 2001. In addition, the Successor Company's balance sheet was further adjusted to eliminate existing liabilities subject to compromise, associated deferred financing costs and deferred gains, goodwill, and the consolidated shareholders' equity. See Note 1 to the consolidated financial statements included elsewhere herein for a reconciliation of the Predecessor Company and the Successor Company consolidated balance sheets as of December 31, 2001.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, income taxes, financing operations, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     We believe the following critical accounting policies are more significant to the judgments and estimates used in the preparation of our consolidated financial statements:

     Fresh-Start Reporting. Upon emerging from Chapter 11 proceedings we adopted fresh-start reporting in accordance with SOP 90-7. For financial reporting purposes, we were required to value our assets and liabilities at their current fair value. With assistance of financial advisors in reliance upon various valuation methods, including discounted projected cash flow analysis and other applicable ratios and economic industry information relevant to our operations and through negotiations with various creditor parties in interest, we determined a reorganization value of $32.8 million. The reorganization value was allocated to our assets and liabilities based upon their fair value.

     The determination of fair value of assets and liabilities required significant estimates and judgments made by management particularly as it related to the fair market value of our debt, operating leases and property, plant and equipment. The fair value of our debt at December 31, 2001 was determined based upon current effective interest rates for similar debt instruments. The fair value of our leases and property, plant and equipment were based on current market rentals and building values. Results may differ under different assumptions or conditions.


     Income Taxes. Historically, we have not recorded a provision for income taxes as we have generated a loss for both financial reporting and tax purposes. We have recorded a 100% valuation allowance for our net deferred tax assets as we believe it is more likely than not that the benefit will not be realized. Pursuant to SOP 90-7, the income tax benefit, if any, of any future realization of the remaining NOL carryforwards and other deductible temporary differences existing as of the effective date will be applied as a reduction to additional paid-in capital.


RESULTS OF OPERATIONS


  THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31,
  2001:



     The following table sets forth, for the periods presented, operating expenses as a percentage of revenue, the number of total residences and units operated, average occupancy and rental rates and the sources of our revenue. The portion of revenues received from state Medicaid agencies are labeled as "Medicaid state paid portion" while the portion of our revenues that a Medicaid-eligible resident must pay out of his or her own resources is labeled "Medicaid resident paid portion."



                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                              PREDECESSOR   SUCCESSOR
                                                                COMPANY      COMPANY
                                                              -----------   ---------
                                                                 2001         2002
                                                              -----------   ---------
Revenue.....................................................     100.0%       100.0%
Operating expenses:
  Residence operating expenses..............................      69.3         69.5
  Corporate general and administrative......................      11.6         11.4
  Building rentals..........................................      11.3          8.0
  Depreciation and amortization.............................       6.9          4.4
                                                                ------       ------
          Total operating expenses..........................      99.1         93.3
                                                                ------       ------
Operating income............................................       0.9          6.7
                                                                ------       ------
Other income (expense):
  Interest expense..........................................     (11.9)        (9.5)
  Interest income...........................................       0.4          0.1
  Other income, net.........................................       0.1           --
                                                                ------       ------
          Total other expense...............................     (11.4)        (9.4)
                                                                ------       ------
Loss before debt restructure and reorganization costs.......     (10.5)        (2.7)
Debt restructure and reorganization costs...................       0.8          1.2
                                                                ------       ------
Net loss....................................................     (11.3)%       (3.9)%
                                                                ======       ======
Other Data:
  Residences operated (end of period).......................       185          183
  Units operated (end of period)............................     7,149        7,076
  Average occupancy rate (based on occupied units)..........      83.4%        83.1%
  End of period occupancy rate (based on occupied units)....      83.3%        82.8%
  Average monthly rental rate...............................    $2,041       $2,117
  Sources of revenue:
     Medicaid state paid portion............................      12.1%        12.5%
     Medicaid resident paid portion.........................       7.2%         6.8%
     Private resident paid portion..........................      80.7%        80.7%
                                                                ------       ------
          Total.............................................     100.0%       100.0%
                                                                ======       ======

     The following table sets forth, for the periods presented, the results of operations for the three months ended March 31, 2001 compared to March 31, 2002 (in millions, except percentages):



                                                                        CONSOLIDATED
                                                                THREE MONTHS ENDED MARCH 31,
                                                       ----------------------------------------------
                                                       PREDECESSOR   SUCCESSOR
                                                         COMPANY      COMPANY
                                                       -----------   ---------
                                                          2001         2002      INCREASE/(DECREASE)
                                                       -----------   ---------   --------------------
Revenue..............................................     $36.9        $37.9      $ 1.0         2.7%
Operating expenses:
  Residence operating expenses.......................      25.6         26.3        0.7         2.7
  Corporate general and administrative...............       4.3          4.3         --          --
  Building rentals...................................       4.2          3.1       (1.1)      (26.2)
  Depreciation and amortization......................       2.5          1.7       (0.8)      (32.0)
                                                          -----        -----      -----      ------
          Total operating expenses...................      36.6         35.4       (1.2)       (3.3)
                                                          -----        -----      -----      ------
Operating income.....................................       0.3          2.5        2.2       733.3
                                                          -----        -----      -----      ------
Other income (expense):
  Interest expense...................................      (4.4)        (3.6)       0.8        18.2
  Interest income....................................       0.2           --       (0.2)     (100.0)
                                                          -----        -----      -----      ------
          Total other expense........................      (4.2)        (3.6)       0.6        14.3
                                                          -----        -----      -----      ------
Loss before debt restructure and reorganization
  costs..............................................      (3.9)        (1.1)       2.8        71.8%
Debt restructure and reorganization costs............       0.3          0.4        0.1        33.3
                                                          -----        -----      -----      ------
          Net loss...................................     $(4.2)       $(1.5)     $ 2.7        64.3%
                                                          =====        =====      =====      ======



     We incurred a net loss of $1.5 million, or $0.22 per basic and diluted common share, on revenue of $37.9 million for the three months ended March 31, 2002 (the "March 2002 Quarter") as compared to a net loss of $4.2 million or $0.25 per basic and diluted common share, on revenues of $36.9 million for the three months ended March 31, 2001 (the "March 2001 Quarter").



     Revenues. Revenues were $37.9 million for the March 2002 Quarter as compared to $36.9 million for the March 2001 Quarter, a net increase of $1.0 million. The increase in revenue was attributable to an increase in the average monthly rental rate to $2,117 for the March 2002 Quarter as compared to an average monthly rental rate of $2,041 for March 2001 Quarter. The increase in revenue due to increase in average monthly rental rates was offset by a decline in average occupancy from 83.4% in the March 2001 Quarter to 83.1% in the March 2002 Quarter. Additionally, revenue for the March 2001 Quarter included $149,000 of revenue for one residence which is no longer being operated by us due to the termination of our lease agreement, effective December 1, 2001.



     Residence Operating Expenses. Residence operating expenses were $26.3 million for the March 2002 Quarter as compared to $25.6 million for the March 2001 Quarter, a net increase of $777,000.



     The principal elements of the increase in these expenses include:



     - $1.0 million related to an increase in payroll costs as a result of increases in wages and benefits; and



     - $432,000 related to increases in professional and property liability insurance premiums.



     These increases were offset by:



     - $135,000 of operating expenses included in the March 2001 Quarter results which related to one residence which is no longer being operated by us due to the termination of our lease agreement, effective December 1, 2001;

     - $283,000 related to decreases in utility costs; and



     - $237,000 in other expenses.



     Corporate, General and Administrative. Corporate, general and administrative expenses remained consistent for the March 2002 Quarter as compared to the March 2001 Quarter at $4.3 million.



     Building Rentals. Building rentals were $3.0 million for the March 2002 Quarter as compared to $4.2 million for the March 2001 Quarter, a decrease of $1.2 million.



     The decrease in building rentals include:



     - $949,000 of building rental expense is excluded from the March 2002 Quarter due to the October 2001 repurchase of 16 properties previously leased;



     - $65,000 of building rental expense is included in March 2001 Quarter related to an operating lease terminated on December 1, 2001; and



     - $219,000 due to rental concessions received from one lessor as a result of the bankruptcy process.



     Depreciation and Amortization. Depreciation and amortization expense was $1.7 million in the March 2002 Quarter as compared to $2.6 million in the March 2001 Quarter. The decrease is primarily due to impact of fresh-start reporting on the carrying value of property and equipment, which were adjusted to their estimated fair value as of December 31, 2001.



     Interest Expense. Interest expense was $3.6 million for the March 2002 Quarter compared to $4.4 million for the March 2001 Quarter, a decrease of $811,000. The decrease is due to the overall reduction of indebtedness following the Company's Plan of Reorganization which became effective on January 1, 2002.



     Interest Income. Interest income was $54,000 for the March 2002 Quarter compared to $148,000 for the March 2001 Quarter, a decrease of $94,000. This decrease is the result of decreased balances in cash and cash equivalents.



     Debt Restructure and Reorganization Costs. Debt restructure and reorganization costs were $447,000 for the March 2002 Quarter as compared to $303,000 for the March 2001 Quarter. These are professional fees, including legal and investment advisory fees, related to the Company's Plan of Reorganization which became effective January 1, 2002. We will continue to incur costs related to the reorganization until all general and unsecured claims are resolved which is expected to occur within the next six months.



     Income Taxes. We have provided no benefit for income taxes as we have recorded a full valuation allowance on our deferred tax assets. Management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized.



     Net Loss. As a result of the above, we incurred a net loss of $1.5 million or $0.22 per basic and diluted common share for the March 2002 Quarter, compared to a net loss of $4.2 million, or $0.25 per basic and diluted common share, for the March 2001 Quarter.


 YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     The following table sets forth, for the periods presented, the number of total residences and units operated, average occupancy rates, the sources of our revenue and operating expenses as a percentage of revenue. The portion of revenues received from state Medicaid agencies are labeled as "Medicaid state portion" while the portion of our revenues that a Medicaid-eligible resident must pay out of his or her own resources is labeled "Medicaid resident portion."


                                                                                       YEARS ENDED
                                                 YEARS ENDED DECEMBER 31,              DECEMBER 31,
                                         ----------------------------------------   ------------------
                                                                       PERCENTAGE
                                                           INCREASE/   INCREASE/
                                          2000     2001    DECREASE     DECREASE     2000       2001
                                         ------   ------   ---------   ----------   -------    -------
                                            (IN MILLIONS, EXCEPT PERCENTAGES)       (AS PERCENTAGE OF
                                                                                         REVENUE)
Revenue................................  $139.4   $150.7    $  11.3         8.1%     100.0%     100.0%
Operating expenses:
  Residence operating expenses.........    95.0    103.9        8.9         9.4%      68.1%      68.9%
  Corporate general and
     administrative....................    18.4     17.2       (1.2)       (6.5)%     13.2%      11.4%
  Building rentals.....................    16.0     16.0         --         0.0%      11.5%      10.6%
  Depreciation and amortization........     9.9     10.3        0.4         4.0%       7.1%       6.8%
  Class action litigation settlement...    10.0       --      (10.0)     (100.0)%     7.2%         --
                                         ------   ------    -------      ------      -----      -----
       Total operating expenses........   149.3    147.4       (1.9)       (1.3)%    107.1%      97.7%
                                         ------   ------    -------      ------      -----      -----
Operating income (loss)................    (9.9)     3.3       13.2       134.3%      (7.1)%      2.3%
                                         ------   ------    -------      ------      -----      -----
Other income (expense):
  Interest expense.....................   (16.4)   (19.5)      (3.1)       18.9%     (11.8)%    (12.9)%
  Interest income......................     0.8      0.7       (0.1)      (12.5)%      0.6%       0.5%
  Loss on disposal of assets...........      --     (0.1)      (0.1)     (100.0)%       --       (0.1)%
  Loss on sale of marketable
     securities........................    (0.4)      --        0.4       100.0%      (0.3)%       --
  Other income (expense), net..........     0.1       --       (0.1)     (100.0)%       --         --
                                         ------   ------    -------      ------      -----      -----
       Total other expense.............   (15.9)   (18.9)      (3.0)      (18.9)%    (11.4)%    (12.5)%
                                         ------   ------    -------      ------      -----      -----
Loss before debt restructure and
  reorganization costs, fresh
  adjustments and extraordinary item...   (25.8)   (15.6)      10.2        39.9%     (18.5)%    (10.3)%
                                         ------   ------    -------      ------      -----      -----
  Debt restructure and reorganization
     costs.............................      --     (8.6)      (8.6)      100.0%        --       (5.7)%
  Fresh start adjustments..............      --   (119.3)    (119.3)      100.0%        --      (79.2)%
Loss before extraordinary item.........   (25.8)  (143.5)    (117.6)      455.8%     (18.5)%    (95.2)%
  Extraordinary item-gain on
     reorganization....................      --     79.5       79.5       100.0%        --       52.7%
                                         ------   ------    -------      ------      -----      -----
Net loss...............................  $(25.8)  $(64.0)   $ (38.2)     147.7%      (18.5)%    (42.4)%
                                         ======   ======    =======      ======      =====      =====

Other Data:

                                                             YEARS ENDED DECEMBER 31,
                                                             ------------------------
TOTAL RESIDENCES                                              1999     2000     2001
----------------                                             ------   ------   ------
Residences operated (end of period)........................     185      185      184
Units operated (end of period).............................   7,148    7,149    7,115
Average occupancy rate (based on occupied units)...........    75.1%    80.7%    84.0%
End of year occupancy rate (based on occupied units).......    78.1%    83.0%    83.7%
Average monthly rental rate................................  $1,898   $1,991   $2,073
Sources of revenue:
  Medicaid state portion...................................    10.4%    11.1%    12.5%
  Medicaid resident portion................................     5.9%     6.2%     6.8%
  Private..................................................    83.7%    82.7%    80.7%
                                                             ------   ------   ------
       Total...............................................   100.0%   100.0%   100.0%
                                                             ======   ======   ======

     We incurred a net loss of $63.9 million, or $3.73 per basic and diluted share, on revenue of $150.7 million for the year ended December 31, 2001 (the "2001 Period") as compared to a net loss of $25.8 million, or $1.51 per basic and diluted share, on revenue of $139.4 million for the year ended December 31, 2000 (the "2000 Period"). Net loss before extraordinary gain on reorganization was $143.4 million, or $8.38 per basic and diluted share, for the 2001 Period as compared to a net loss of $25.8 million, or $1.51 per basic and diluted share, for the 2000 Period.

     We had certificates of occupancy for 184 residences (7,115 units) at the end of 2001 compared to 185 residences (7,149 units) in 2000. In accordance with the Plan, we discontinued one lease (34 units), effective December 1, 2001.

     Revenue. Revenue was $150.7 million for the 2001 Period as compared to $139.4 million for the 2000 Period, an increase of $11.3 million or 8.1%. The increase in revenue was primarily attributable to a combination of an increase in average occupancy to 84.0% and average monthly rental rate of $2,073 for the 2001 Period compared to average occupancy of 80.7% and average monthly rental rate of $1,991 for the 2000 Period.

     Residence Operating Expenses. Residence operating expenses were $103.9 million for the 2001 Period as compared to $95.0 million for the 2000 Period, an increase of $8.9 million or 9.4%.

     The principal elements of the increase include:

     - $7.6 million related to increases in payroll costs due to increases in occupancy, wages, benefits, and medical and workers compensation insurance premiums;

     - $1.0 million related to increased utility costs;

     - $2.0 million related to increases in professional and property liability insurance premiums and deductibles or retentions; and

     - $700,000 related to an increase in kitchen expense, including food, as a result of increased occupancy.

     These increases were offset by the following decreases:

     - $1.9 million decrease in bad debt expense due to more timely collection of aged account receivable balances;

     - $600,000 decrease in property tax expense as a result of changes in assessments and related estimates; and

     - $100,000 decrease in property related repairs and maintenance.

     Corporate General and Administrative. Corporate general and administrative expenses as reported were $17.2 million for the 2001 Period as compared to $18.4 million for the 2000 Period, a decrease of $1.2 million or 6.5%. The 2000 Period include a reduction of $900,000 related to an insurance reimbursement for legal and professional fees incurred in prior periods in connection with the class action litigation. Excluding the $900,000 reimbursement, corporate general and administrative expenses for the 2000 Period were $19.3 million, compared to $17.2 million for the 2001 Period, a decrease of $2.1 million. The principal elements of the decrease include:

     - $440,000 decrease related to reduced premiums for directors, officers and corporate liability insurance;

     - $600,000 decrease related to lower professional fees, including financial advisory and legal;

     - $200,000 decrease in communication expense due to implementation of more efficient communications infrastructure; and

     - $180,000 decrease in payroll and related expenses due to 2000 corporate general and administrators expenses including $1.2 million of severance related pay for prior officers, offset by a $1.0 million increase due to increases in wages and benefits resulting primarily from increased employee retention and increases in benefit rates.

     Building Rentals. Building rentals were $16.0 million for both the 2001 and 2000 Periods. Building rentals for the 2001 Period include $145,000 of a retroactive rent increase paid to one lessor during the first quarter of 2001 and exclude $200,000 of building rental expense related to 16 operating leases on facilities repurchased in October 2001. Excluding these two items, the increase in building rentals was due to scheduled annual rent escalators.

     Depreciation and Amortization. Depreciation and amortization was $10.3 million for the 2001 Period as compared to $9.9 million for the 2000 Period, an increase of $400,000 or 4.0%. Depreciation expense was $10.0 million and amortization expense related to goodwill was $292,000 for the 2001 Period as compared to $9.6 million and $292,000, respectively, for the 2000 Period. The increase in depreciation is the result of improvements to our communications infrastructure and the purchase of 16 previously leased residences on October 24, 2001.


     Interest Expense. Interest expense was $19.5 million for the 2001 Period as compared to $16.4 million for the 2000 Period, an increase of $3.1 million or 18.9%. The increase was related to interest incurred on our $4.0 million bridge loan, interest incurred on HUD loans with principal of $7.9 million, interest incurred on G.E. Capital Healthcare Finance, Inc. ("G.E. Capital") credit facility draws of $17.0 million and $23.5 million of G.E. Capital financing in connection with the purchase of 16 previously leased facilities. Additionally, $1.9 million of deferred financing costs were written off to interest expense when the maturity of the G.E. Capital credit facility changed during the fourth quarter of 2001.


     Interest Income. Interest income was $655,000 for the 2001 Period as compared to $786,000 for the 2000 Period, a decrease of $131,000. The decrease is related to interest income earned on lower average cash balances during the 2001 Period.

     Gain (Loss) on Sale of Assets. Loss on disposal of assets was $88,000 for the 2001 Period, whereas gain on sale of assets was $13,000 for the 2000 Period, a difference of $101,000. The loss during the 2001 Period was primarily related to the sale of undeveloped land. The gain during the 2000 Period was related to the sale of retired computer equipment.

     Other Income (Expense). Other income was $30,000 for the 2001 Period as compared to other income of $67,000 for the 2000 Period. Other income during the 2000 Period was primarily related to a contract to provide development services to a third party.

     Debt Restructure and Reorganization Costs. During the 2001 Period we incurred $8.6 million of costs associated with establishing and implementing the Plan. These costs include $7.4 million of professional fees, primarily legal, accounting and investment advisory fees and $1.2 million of payments related to the Plan made in accordance with employment agreements.

     Fresh-Start Adjustments. Fresh-start valuation adjustments of $119.3 million were recorded pursuant to the provisions of AICPA SOP 90-7, which require entities to record their assets and liabilities at estimated fair values. The fresh-start valuation adjustment is principally the result of the elimination of predecessor company goodwill and the revaluation of debt and property, plant and equipment to estimated fair values.

     Extraordinary Item -- Gain on Reorganization. During the 2001 Period, an extraordinary gain on reorganization of $79.5 million was recorded in accordance with the implementation of the Plan (See Note 1 to the consolidated financial statements included elsewhere herein).

     Net Loss. As a result of the above, net loss was $63.9 million or $3.73 per basic and diluted share for the 2001 Period, compared to a net loss of $25.8 million or $1.51 per basic and diluted share for the 2000 Period. Loss before extraordinary gain on reorganization was $143.4 million, or $8.38 per basic and diluted share, for the 2001 period.


 YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999


     Prior to 2001 we were a development company with an increasing number of assisted living residences. Where appropriate in the following comparison of results for fiscal 1999 and 2000, we have included separate data with respect to Same Store Residences. Same Store Residences are defined as those residences which were operating throughout comparable periods. There were 165 Same Store Residences included in operating results for all of fiscal years 1999 and 2000.

                                                      YEARS ENDED DECEMBER 31,
                                                   -------------------------------    YEARS ENDED
                                                                        PERCENTAGE    DECEMBER 31,
                                                            INCREASE/   INCREASE/    --------------
                                           1999     2000    DECREASE     DECREASE    1999     2000
                                          ------   ------   ---------   ----------   -----    -----
                                             (IN MILLIONS, EXCEPT PERCENTAGES)       (AS PERCENTAGE
                                                                                      OF REVENUE)
Revenue.................................  $117.5    139.4      21.9         18.6%    100.0%   100.0%
Operating expenses:
  Residence operating expenses..........    81.8     95.0      13.2         16.1%     69.6%    68.1%
  Corporate general and
     administrative.....................    21.2     18.4      (2.8)       (13.2)%    18.0%    13.2%
  Building rentals......................    15.3     16.0       0.7          4.6%     13.0%    11.5%
  Depreciation and amortization.........     9.0      9.9       0.9         10.0%      7.7%     7.1%
  Terminated merger expense.............     0.2       --      (0.2)      (100.0)%      --       --
  Site abandonment costs................     4.9       --      (4.9)      (100.0)%     4.2%      --
  Class action litigation settlement....      --     10.0      10.0        100.0%       --      7.2%
                                          ------   ------     -----       ------     -----    -----
       Total operating expenses.........   132.4    149.3      16.9         12.8%    112.6%   107.1%
                                          ------   ------     -----       ------     -----    -----
Operating loss..........................   (14.9)    (9.9)      5.0         33.6%    (12.7)%   (7.1)%
                                          ------   ------     -----       ------     -----    -----
Other income (expense):
  Interest expense......................   (15.2)   (16.4)     (1.2)         7.9%    (13.0)%  (11.7)%
  Interest income.......................     1.6      0.8      (0.8)       (50.0)%     1.3%     0.6%
  Loss on disposal of assets............    (0.1)      --       0.1        100.0%       --       --
  Loss on sale of marketable
     securities.........................      --     (0.4)     (0.4)      (100.0)%      --     (0.3)%
  Other income (expense), net...........    (0.3)     0.1       0.4        133.3%       --       --
                                          ------   ------     -----       ------     -----    -----
       Total other expense..............   (14.0)   (15.9)     (1.9)       (13.6)%   (11.9)%  (11.4)%
                                          ------   ------     -----       ------     -----    -----
Net loss................................  $(28.9)  $(25.8)    $ 3.1         10.7%    (24.6)%  (18.5)%
                                          ======   ======     =====       ======     =====    =====
Other Data:

     We incurred a net loss of $25.8 million, or $1.51 per basic and diluted share, on revenue of $139.4 million for the 2000 Period as compared to a net loss of $28.9 million, or $1.69 per basic and diluted share, on revenue of $117.5 million for the year ended December 31, 1999 (the "1999 Period").

     We had certificates of occupancy for 185 residences, all of which were included in the operating results as of the end of both the 2000 Period and 1999 Period. Of the residences included in operating results as of the end of the 2000 Period and 1999 Period, we owned 115 residences and leased 70 residences (all of which were operating leases).

     Revenue. Revenue was $139.4 million for the 2000 Period as compared to $117.5 million for the 1999 Period, an increase of $21.9 million or 18.6%.

     The increase includes:

     - $7.5 million related to the full year impact of the 20 residences (798 units) which opened during the 1999 Period;

     - $14.4 million was attributable to the 165 Same Store Residences (6,351 units).

     Revenue from the Same Store Residences was $127.9 million for the 2000 Period as compared to $113.5 million for the 1999 Period, an increase of $14.4 million or 12.7%. The increase in revenue from Same Store Residences was attributable to a combination of an increase in average occupancy to 83.7% and average monthly rental rate to $1,985 for the 2000 Period as compared to average occupancy of 77.8% and average monthly rental rate of $1,891 for these same residences in the 1999 Period.

     Residence Operating Expenses. Residence operating expenses were $95.0 million for the 2000 Period as compared to $81.8 million for the 1999 Period, an increase of $13.2 million or 16.2%.

     The increase includes:

     - $4.9 million related to the full year impact of the 20 residences (798 units) which opened during the 1999 Period;

     - $8.3 million was attributable to the 165 Same Store Residences (6,351 units).

     Residence operating expenses for the Same Store Residences were $85.7 million for the 2000 period as compared to $77.4 million for the 1999 Period, an increase of $8.3 million or 10.7%.

     The principal elements of the increase in Same Store Residence operating expenses are:

     - $4.2 million related to additional payroll expenses incurred in connection with the increase in occupancy at the Same Store Residences during the period;

     - $1.4 million related to increase in real estate taxes as a result of changes in assessments;

     - $1.3 million related to provision for uncollectible rent due to the completion of an assessment of our accounts receivable collections process begun during the three months ended December 31, 2000. As a result, we increased our provision for bad debts, primarily related to private pay accounts, and wrote off or reserved balances where the probability of collection was low;

     - $378,000 related to increase in utility costs as a result of increase in rates and increase in usage as result of an increase in occupancy; and

     - $277,000 related to increase in maintenance expense associated with the upkeep of our buildings.

     Corporate General and Administrative. Corporate general and administrative expenses as reported were $18.4 million for the 2000 Period as compared to $21.2 million for the 1999 Period. Our corporate general and administrative expenses before capitalized payroll costs were $21.8 million for the 1999 Period compared to $18.4 million for the 2000 Period, a decrease of $3.4 million. The principal elements of the decrease include:

     - $2.8 million related to decreased professional fees primarily associated with legal, financial advisory and accounting costs due to regulatory issues, securityholder litigation and the restatement of our financial statements for the years ended December 31, 1996, 1997 and the first three fiscal quarters of 1998;

     - $1.2 million as a result of reimbursement of legal and professional fees from our insurance carrier as a result of the settlement of our litigation related to the restatement of the financial statements for the years ended December 31, 1996 and 1997 and the first three fiscal quarters of 1998. Of the $1.2 million in reimbursements, we incurred approximately $600,000 of the underlying expenses during the 2000 Period and the remaining $600,000 during the year ended December 31, 1999; and

     - $1.8 million in the 1999 Period related to the final operations of our home health business.

     The decrease was offset by increases in corporate, general and administrative expense of:

     - $1.3 million related to increased network costs associated with the development of our communications infrastructure, including dial-up and intranet access for our remote locations;

     - $500,000 related to increased payroll costs, including severance costs of $1.2 million relating to former officers; and

     - $700,000 related to increased premiums for our directors and officers and liability insurance policies.

     We capitalized $617,000 of payroll costs associated with the development of new residences during the 1999 Period. Since we discontinued our development activities during the 1999 Period, we did not capitalize any payroll costs in the 2000 Period.

     Building Rentals. Building rentals were $16.0 million for the 2000 Period as compared to $15.4 million for the 1999 Period, an increase of $600,000 or 3.9%. This increase was primarily attributable to the additional rental expense associated with the March 1999 amendment of 16 of our leases which were previously accounted for as financings. The amendment eliminated our continuing involvement in the residences in the form of a fair value purchase option. As a result of the amendment, the leases have been reclassified as operating leases for the last nine months of the 1999 Period and the full 2000 Period.

     Depreciation and Amortization. Depreciation and amortization was $9.9 million for the 2000 Period as compared to $9.0 million for the 1999 Period, an increase of $900,000 or 10.0%. Depreciation expense was $9.6 million and amortization expense related to goodwill was $292,000 for the 2000 Period as compared to $8.7 million and $294,000, respectively, for the 1999 Period. The increase in depreciation is the result of a full year of depreciation associated with the 20 owned residences that commenced operations during the 1999 Period.

     Class Action Litigation Settlement. During the third quarter of the 2000 Period we settled the class action litigation against us related to the restatement of our financial statements for the years ended December 31, 1996 and 1997 and the first three fiscal quarters of 1998. The total cost of this settlement to us was $10.0 million. Accordingly, we recognized a charge of $10.0 million during the 2000 Period. We received reimbursements of approximately $1.2 million from our corporate liability insurance carriers and other parties in relation to the settlement. The $1.2 million of reimbursements has been recorded as a reduction of corporate, general and administrative expenses as discussed above.

     Site Abandonment Costs. In the 1999 Period, the Company wrote-off $4.9 million of capitalized cost relating to the abandonment of all remaining development sites, with the exception of certain sites where the Company owned the land.

     Interest Expense. Interest expense was $16.4 million for the 2000 Period as compared to $15.2 million for the 1999 Period. Interest expense before capitalization for the 2000 Period was $16.4 million as compared to $17.2 million for the 1999 Period, a net decrease of $800,000.

     Interest expense decreased by:

     - $840,000 due to the March 1999 amendment of 16 of our operating leases which were previously accounted for as financings. As a result, the leases were accounted for as operating leases, effective March 31, 1999. Accordingly, rent expense related to such leases after the date of the amendment, has been classified as building rentals, rather than interest expense;

     - $80,000 due to financing fees related to variable rate debt and letter of credit renewals; and

     - $95,000 due to interest expense associated with the repayment of joint venture advances in February 1999.

     This decrease was offset by an increase in interest expense of $215,000 as a result of increases in interest rates on variable rate debt.

     We capitalized $2.0 million of interest expense for the 1999 Period. There was no capitalized interest in the 2000 Period as a result of the discontinuation of our development activities.

     Interest Income. Interest income was $786,000 for the 2000 Period as compared to $1.6 million for the 1999 Period, a decrease of $814,000. The decrease is related to interest income earned on lower average cash balances during the 2000 Period.

     Loss on Sale of Marketable Securities. Loss on sale of marketable securities was $368,000 for the 2000 Period as a result of the sale of securities with a historical cost basis of $2.0 million for proceeds of $1.6 million.

     Gain (Loss) on Sale of Assets. Gain on sale of assets was $13,000 for the 2000 Period as compared to a loss of $127,000 for the 1999 Period. The gain during the 2000 Period was related to the sale of miscellaneous equipment. The loss during the 1999 Period was related to the disposal of leasehold improvements associated with relocating our corporate offices in January 1999.

     Other Income (Expense). Other income was $67,000 for the 2000 Period as compared to other expense of $260,000 for the 1999 Period. Other income during the 2000 Period was primarily related to a contract to provide development services to a third party. Other expenses during the 1999 Period included $170,000 of administrative fees incurred in connection with our February 1999 repurchase of the remaining joint venture partner's interest in the operations of 17 residences.


     Net Loss. As a result of the above, net loss was $25.8 million or $1.51 per basic and diluted share for the 2000 Period, compared to a net loss of $28.9 million or $1.69 loss per basic and diluted share for the 1999 Period.



LIQUIDITY AND CAPITAL RESOURCES



Year Ended December 31, 2001



     At December 31, 2001, we had a working capital deficit of $6.3 million and unrestricted cash and equivalents of $6.1 million.



     Net cash used in operating activities was $7.7 million during the year ended December 31, 2001. The primary uses were a decrease in other current liabilities of $8.2 million primarily due to payment of $7.8 million on our class action litigation payable. This is offset by a $5.8 million increase in accrued expenses due to a $1.4 million increase in accrued workers compensation payable, an increase of $700,000 in accrued payroll due to timing, and the nonpayment of $3.9 million of interest on the subordinated convertible debentures which was eliminated in accordance with the Plan.



     Net cash used in investing activities totaled $29.7 million during the year ended December 31, 2001. The primary uses of cash were $23.5 million related to the purchase of 16 previously leased facilities and purchases of property and equipment of $2.1 million. Restricted cash increased by $4.1 million due to workers compensation deposits required by our insurance carrier (funds will be withdrawn from this account as 2001 workers compensation claims are incurred and paid) and due to the segregation of cash restricted for tenant security deposits.



     Net cash provided by financing activities was $36.1 million during the year ended December 31, 2001. We received gross proceeds of $7.9 million in connection with long-term HUD insured financing secured by three Texas properties, $23.5 million from Heller to purchase 16 previously leased facilities in Texas, $18.5 million in draws on our Heller line of credit and $1.0 million on the Heller debtor-in-possession facility during the year ended December 31, 2001. Costs associated with the closing of the HUD insured financings and the establishment of the Heller line of credit were $300,000 and $5.9 million, respectively. Of the

$7.9 million in gross proceeds we received from the HUD insured financing, $4.0 million was used to pay off our $4.0 million bridge loan payable, $300,000 was used for HUD insured loan closing costs, $3.0 million was used to pay down the Heller line of credit and the remaining proceeds were used to fund HUD escrow accounts. Principal payments on long term debt and capital lease obligations were $4.7 million (including the $3.0 million payment on the Heller line of credit) for the year ended December 31, 2001.



     On October 1, 2001, we voluntarily filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. The bankruptcy court gave final approval to our Plan on December 28, 2001, and the Plan became effective on the Effective date January 1, 2002.



Three Months Ended March 31, 2002



     At March 31, 2002, we had a working capital deficit of $5.7 million and unrestricted cash and cash equivalents of $3.6 million.



     Net cash used in operating activities was $676,000 during the three months ended March 31, 2002. The primary uses included the principal amount of $3.4 million related to our 2002 property and professional liability insurance. These reductions were partially offset by an increase in insurance premium obligations of $1.2 million. During the three months ended March 31, 2002, we entered into several short-term agreements to finance our annual insurance premiums. These agreements mature in September 2002 and bear interest at annual fixed rates of approximately 5.5% to 6.0%.



     Net cash used in investing activities was $2.3 million during the three months ended March 31, 2002. The primary use was an increase of $1.7 million in restricted cash related to workers' compensation deposits required by our insurance carrier. Funds will be withdrawn from this account as workers' compensation claims are incurred and paid.



     Net cash provided by financing activities was $561,000 during the three months ended March 31, 2002. Proceeds of $1.0 million were received on a draw of our $44.0 million line of credit with G.E. Capital. Principal payments on long-term debt and capital lease obligations were $360,000 for the three months ended March 31, 2002.



     As of March 31, 2002, approximately $26.2 million principal amount of our indebtedness was secured by letters of credit issued by U.S. Bank, which in some cases, have termination dates prior to the maturity of the underlying debt. As such letters of credit expire, beginning in 2003, we will need to obtain replacement letters of credit, post cash collateral or refinance the underlying debt. There can be no assurance that we will be able to procure replacement letters of credit from the same or other lending institutions on terms that are acceptable to us. In the event that we are unable to obtain a replacement letter of credit or provide alternate collateral prior to the expiration of any of these letters of credit, we would be in default on the underlying debt.



     Our credit agreements with U.S. Bank contain restrictive covenants, including certain financial ratios. The agreements also require us to deposit $500,000 in cash collateral with U.S. Bank in the event certain regulatory actions are commenced with respect to the properties securing our obligations to U.S. Bank. U.S. Bank is required to release such deposits upon satisfactory resolution of the regulatory action. As of the date of this filing, no such additional deposits have been required.



     In May 2002, we received a waiver from U.S. Bank regarding the Bank's right to declare an event of default for our failure to meet the March 31, 2002 financial covenant requirements established for the Predecessor Company set forth in the amended U.S. Bank loan agreement. Furthermore, we amended our existing agreement with U.S. Bank, establishing new covenants, with which we were in compliance as of March 31, 2002.



     Failure to comply with any covenant constitutes an event of default, which will allow U.S. Bank (at its discretion) to declare any amounts outstanding under the loan documents to be due and payable. Certain of our leases and loan agreements contain covenants and cross-default provisions such that a default on one of those agreements could cause us to be in default on one or more other agreements which would have a material adverse effect on the Company.

     We have future minimum annual lease payments over the next five years of $13.1 million, $13.1 million, $13.3 million, $12.8 million and $12.9 million, respectively. At March 31, 2002, we had $166.6 million of long-term indebtedness, of which annual principal payments due over the next five years are $2.6 million, $2.7 million, $2.9 million, $41.3 million and $2.3 million, respectively.



     Our ability to make payments on and to refinance any of our indebtedness, to satisfy our lease obligations and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, our ability to draw additional amounts under our G.E. Capital facility may depend on us satisfying certain conditions to draw additional amounts under the facility.



     Based upon our current level of operations, we believe that our current cash on hand, available credit under our G.E. Capital facility and cash flow from operations are sufficient to meet our liquidity needs for at least the next twelve months.



     There can be no assurance, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or that we will satisfy the conditions to draw additional amounts under the G.E. Capital facility, all of which may be necessary to enable us to pay our indebtedness, to satisfy our lease obligations and to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness, on or before maturity. There can be no assurance that we will be able to refinance any of our indebtedness, on commercially reasonable terms or at all.



SEASONALITY


     We are subject to modest effects of seasonality. During the calendar fourth quarter holiday periods assisted living residents sometimes move out to join family celebrations and move-ins are often deferred. The first quarter of each calendar year usually coincides with increased illness among assisted living residents which can result in increased costs or increases in move-outs due to death or move-outs to skilled nursing facilities. As a result of these factors, assisted living operations sometimes produce greater earnings in the second and third quarters of a calendar year and lesser earnings in the first and fourth quarters. We do not believe that this seasonality will cause fluctuations in our revenues or operating cash flows to such an extent that we will have difficulty paying our expenses, including rent, which does not fluctuate seasonality.

INFLATION

     We do not believe that inflation has materially adversely affected our operations. We expect, however, that salary and wage increases for our skilled staff will continue to be higher than average salary and wage increases, as is common in the health care industry. We expect that we will be able to offset the effects of inflation on salaries and other operating expenses by increases in rental and service rates, subject to applicable restrictions, with respect to services that are provided to residents eligible for Medicaid reimbursement.

RECENT ACCOUNTING PRONOUNCEMENTS

     As of the Effective Date, and in accordance with the early adoption provisions of SOP 90-7, the Company adopted the provisions of Statement of Financial Accounting Standards No. 141 Business Combinations ("SFAS No. 141"), Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets ("SFAS No. 142"), Statement of Financial Accounting Standards No. 143 Accounting for Asset Retirement Obligations ("SFAS No. 143") and Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS No. 144"). The adoption of these statements had no impact on the consolidated financial statements of the Company.

     The principal provisions of SFAS No. 141 require that all business combinations be accounted for by the purchase method of accounting and identifiable intangible assets are to be recognized apart from goodwill.

     The principal provisions of SFAS No. 142 require that goodwill and other intangible assets deemed to have an indefinite useful life are not amortized but rather tested annually for impairment. Under SFAS

No. 142, intangible assets that have finite useful lives will continue to be amortized over their useful lives. SFAS No. 142 requires companies to test intangible assets that will not be amortized for impairment at least annually by comparing the fair value of those assets to their recorded amounts.

     The principal provisions of SFAS No. 143 address financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and for the associated asset retirement costs. SFAS No. 143 requires an enterprise to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and or normal use of the assets. The enterprise also is to record a corresponding increase to the carrying amount of the related long-lived asset (i.e., the associated asset retirement costs) and to depreciate that cost over the life of the asset. The liability is changed at the end of each period to reflect the passage of time (i.e., accretion expense) and changes in the estimated future cash flows underlying the initial fair value measurement. Because of the extensive use of estimates, most enterprises will record a gain or loss when they settle the obligation.

     The principal provisions of SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. While SFAS No. 144 supersedes Statement of Accounting Standards No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of ("SFAS No. 121"), it retains many of the fundamental provisions of that statement.

QUANTITATIVE AND QUALITATIVE DISCLOSURE REGARDING MARKET RISK AND RISK SENSITIVE INSTRUMENTS

     Market risk represents the risk of changes in value of a financial instrument, derivative or non-derivative, caused by fluctuations in interest rates, foreign exchange rates and equity prices. Changes in these factors could cause fluctuations in our earnings and cash flows.

     For fixed rate debt, changes in interest rates generally affect the fair market value of the debt instrument, but not our earnings or cash flows. We do not have an obligation to prepay any of our fixed rate debt prior to maturity, and therefore, interest rate risk and changes in the fair market value of our fixed rate debt will not have an impact on our earnings or cash flows until we decide, or are required, to refinance such debt.


     For variable rate debt, changes in interest rates generally do not impact the fair market value of the debt instrument, but do affect our future earnings and cash flows. We had variable rate debt of $67.6 million outstanding at March 31, 2002 with a weighted average interest rate of 5.5%, of which $41.4 million has an interest rate floor of 8.0%. Assuming that our balance of variable rate debt, excluding $41.4 million which has an interest rate floor of 8.0%, remains constant at $26.2 million, each one-percent increase in interest rates would result in an annual increase in interest expense, and a corresponding decrease in cash flows, of $262,000. Conversely, each one-percent decrease in interest rates would result in an annual decrease in interest expense, and a corresponding increase in cash flows, of $262,000. For our $41.4 million of variable rate debt which has a interest rate floor of 8.0%, each one-percent increase in interest rates in excess of 8.0% would result in an annual increase in interest expense, and a corresponding decrease in cash flows, of $414,000. Conversely, each one-percent decrease at interest rates of 9.0% or greater would result in an annual decrease in interest expense, and a corresponding increase in cash flows, of $414,000.

     The table below presents principal cash flows and related weighted average interest rates by expected maturity dates of our long-term debt (in thousands).

                                          DECEMBER 31, EXPECTED MATURITY DATE                   DECEMBER 31,   DECEMBER 31,
                          -------------------------------------------------------------------       2000           2001
                           2002     2003     2004      2005     2006    THEREAFTER    TOTAL      FAIR VALUE     FAIR VALUE
                          ------   ------   -------   ------   ------   ----------   --------   ------------   ------------
Long-term debt:
  Fixed rate............  $  997   $  802   $   841   $  909   $  983    $ 41,430    $ 45,962     $44,877        $ 46,033
  Average interest
    rate................    7.77%    7.77%     7.77%    7.77%    7.77%       7.77%       7.77%
  Variable rate.........  $1,625   $1,860   $40,218   $1,210   $1,275    $ 20,510    $ 66,698     $27,220        $ 65,172
  Average interest
    rate................    6.07%    6.07%     6.07%    6.07%    6.07%       6.07%       6.07%
                          ------   ------   -------   ------   ------    --------    --------     -------        --------
    Total long-term
      debt..............  $2,622   $2,662   $41,059   $2,119   $2,258    $ 61,940    $112,660     $72,097        $111,205
Reorganization Notes:
  Senior Notes..........  $   --   $   --   $    --   $   --   $   --    $ 40,250    $ 40,250     $    --        $ 40,250
  Average interest
    rate................    10.0%    10.0%     10.0%    10.0%    10.0%       10.0%       10.0%
  Junior Notes(1).......  $   --   $   --   $    --   $   --   $   --    $ 12,628    $ 12,628     $    --        $ 12,628
  Average interest
    rate................     8.0%     8.0%      8.0%    12.0%    12.0%       12.0%       12.0%
                          ------   ------   -------   ------   ------    --------    --------     -------        --------
    Total Notes.........  $   --   $   --   $    --   $   --   $   --    $ 52,878    $ 52,878     $    --        $ 52,878
                          ------   ------   -------   ------   ------    --------    --------     -------        --------
    Total long-term debt
      and Notes.........  $2,622   $2,662   $41,059   $2,119   $2,258    $114,818    $165,538     $72,097        $164,083
                          ======   ======   =======   ======   ======    ========    ========     =======        ========


                          MARCH 31,
                             2002
                          ----------
Long-term debt:
  Fixed rate............   $ 67,626
  Average interest
    rate................       7.77%
  Variable rate.........   $ 45,675
  Average interest
    rate................       6.07%
                           --------
    Total long-term
      debt..............   $113,301
Reorganization Notes:
  Senior Notes..........   $ 40,250
  Average interest
    rate................       10.0%
  Junior Notes(1).......   $ 13,038
  Average interest
    rate................       12.0%
                           --------
    Total Notes.........   $ 53,288
                           --------
    Total long-term debt
      and Notes.........   $166,589
                           ========


---------------

(1) The Junior Notes were issued at a discount. The face amount of these notes is $15.25 million and they bear interest at 8.0% for the first three years, payable in kind, and thereafter bear interest at 12% for the remaining term of the loan, payable semi-annually.

     We are also exposed to market risks from fluctuations in interest rates and the effects of those fluctuations on market values of our cash equivalents and short-term investments. These investments generally consist of overnight investments that are not significantly exposed to interest rate risk, except to the extent that changes in interest rates will ultimately affect the amount of interest income earned and cash flow from these investments.

     We do not have any derivative financial instruments in place to manage interest costs, but that does not mean we will not use them as a means to manage interest rate risk in the future.

     We do not use foreign currency exchange forward contracts or commodity contracts and do not have foreign currency exposure.

                                    BUSINESS

OVERVIEW


     We operate, own and lease free-standing assisted living residences. These residences are primarily located in small, middle-market, rural and suburban communities with a population typically ranging from 10,000 to 40,000. As of March 31, 2002 we had operations in 16 states.


     We provide personal care and support services and make available routine nursing services (as permitted by applicable law) designed to meet the personal and health care needs of our residents. We believe that this combination of residential, personal care, support and health care services provides a cost-efficient alternative to, and affords an independent lifestyle for, individuals who do not require the broader array of medical services that nursing facilities are required by law to provide.


     We experienced significant and rapid growth between 1994 and 1998, primarily through the development of assisted living residences and, to a much lesser extent, through acquisition of assisted living residences, opening our last twenty residences in 1999. At the completion of our initial public offering in November 1994 we had an operating base of five leased residences located in Oregon. As of March 31, 2002, we operated 183 assisted living residences (7,076 units) of which we owned 128 residences (4,971 units) and leased 55 residences (2,105 units). For the three months ended March 31, 2002 we had an average occupancy rate of 83.1% and an average monthly rental rate of $2,117 per unit.


     The principal elements of our business strategy are to:

     - increase occupancy and improve operating efficiencies at our residences;

     - reduce overhead costs where possible;

     - establish necessary financing to meet maturing obligations; and

     - increase rental and service revenue.

     We anticipate that the majority of our revenues will continue to come from private pay sources. However, we believe that by having located some of our residences in states with favorable regulatory and reimbursement climates, we should have a stable source of residents eligible for Medicaid reimbursement to the extent that private pay residents are not available and, in addition, provide our private pay residents with alternative sources of income if their private funds are depleted and they become Medicaid eligible.

     Although we manage the mix of private paying tenants and Medicaid paying tenants residing in our facilities, any significant increase in our Medicaid population could have an adverse effect on our financial position, results of operations or cash flows, particularly if the states operating these programs continue to limit, or more aggressively seek limits on, reimbursement rates. See "Risk Factors -- Risks Related to our Business and the Business of our Subsidiaries -- We depend on reimbursement by government payors and other third parties for a significant portion of our revenues."

     Assisted Living Concepts, Inc., is a Nevada corporation. Our principal executive offices are located at 11835 NE Glenn Widing Drive, Building E, Portland, Oregon 97220-9057, and our telephone number is (503) 252-6233.

REORGANIZATION

     On October 1, 2001, we, and our wholly owned subsidiary, Carriage House Assisted Living, Inc. voluntarily filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. The bankruptcy court gave final approval to the Plan on December 28, 2001, and the Plan became effective on January 1, 2002 (the "Effective Date").

     Under the Plan, on the Effective Date, the Company issued general unsecured creditors their pro rata shares, subject to the Reserve, of the following securities:

     - $40.25 million principal amount of Senior Notes;

     - $15.25 million principal amount of Junior Notes; and

     - 6.24 million shares of New Common Stock (representing 96% of the New Common Stock).

     The New Notes are secured by 57 of our properties.

     The remaining 4% of the New Common Stock, subject to the Reserve, was issued on the Effective Date to the Company's shareholders immediately prior to the Effective Date.

     Under the Plan, 1.1% of the Senior Notes, Junior Notes and New Common Stock that would otherwise have been issued on the Effective Date were held back as the Reserve to cover general unsecured claims that had not been either made or settled by the December 19, 2001 cutoff date established under the Plan. The reserved securities will be issued once all these outstanding general unsecured claims have been settled. If the Reserve is insufficient to cover these outstanding general unsecured claims, we will have no further liability with respect to these claims. If the reserve exceeds the amount of these outstanding general unsecured claims, the excess securities will be distributed pro rata among the holders of all general unsecured claims, including those settled prior to the cutoff date.

     We adopted fresh-start reporting, as of December 31, 2001, in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code (SOP 90-7). Under fresh-starting reporting, a new entity has been deemed created for financial reporting purposes. See Note 1 to the consolidated financial statements included in this Prospectus for additional information.

MANAGEMENT CHANGES

     On the Effective Date, a new Board of Directors of the reorganized Company consisting of seven members was established as follows: W. Andrew Adams (Chairman), Andre Dimitriadis, Mark Holliday, Richard Ladd, Matthew Patrick, Leonard Tannenbaum, and Wm. James Nicol, then the President and Chief Executive Officer of the Company.


     In February 2002, Steven L. Vick replaced Wm. James Nicol as President and Chief Executive Officer. In May 2002, Matthew Patrick replaced Drew Q. Miller as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Vick and Mr. Patrick also serve as Directors of the Company.



SALE OF RESIDENCES



     We closed one residence in Indiana in March 2002. This residence is currently listed for sale. This residence serves as collateral for our New Notes and, therefore, any net proceeds received from the sale of this residence must be used to reduce the outstanding principal amount of the New Notes.



     We have agreed to sell four of our residences in Florida and one residence in Georgia to a regional operator. These five residences serve as collateral for our New Notes and any proceeds from the sale will be used to reduce the outstanding principal amount of the New Notes. This transaction is subject to numerous closing conditions and is expected to be finalized in the fourth quarter of 2002.


SERVICES

     Our residences offer residents a supportive, "home-like" setting and assistance with activities of daily living. Residents are individuals who, for a variety of reasons, cannot live alone, or elect not to do so, and do not need the 24-hour skilled medical care provided in nursing facilities. We design services provided to these residents to respond to their individual needs and to improve their quality of life. This individualized assistance is available 24 hours a day, to meet both anticipated and unanticipated needs, including routine health-related services, which are made available and are provided according to the resident's individual needs and state regulatory requirements. Available services include:

     - General services, such as meals, laundry and housekeeping;

     - Support services, such as assistance with medication, monitoring health status, coordination of transportation; and

     - Personal care, such as dressing, grooming and bathing.

     We also provide or arrange access to additional services beyond basic housing and related services, including physical therapy and pharmacy services.

     Although a typical package of basic services provided to a resident includes meals, housekeeping, laundry and personal care, we do not have a standard service package for all residents. Instead, we are able to accommodate the changing needs of our residents through the use of individual service plans and flexible staffing patterns. Our multi-tiered rate structure for services is based upon the acuity of, or level of services needed by, each resident. Supplemental and specialized health-related services for those residents requiring 24-hour supervision or more extensive assistance with activities of daily living are provided by third-party providers who are reimbursed directly by the resident or a third-party payor (such as Medicaid or long-term care insurance). Our policy is to assess the level of need of each resident regularly.

OPERATIONS

     Each residence has an on-site administrator who is responsible for the overall day-to-day operation of the residence, including quality of care, marketing, social services and financial performance. The administrator is assisted by professional and non-professional personnel, some of whom may be independent providers or part-time personnel, including nurses, personal service assistants, maintenance and kitchen personnel. The nursing hours vary depending on the residents' needs. We consult with outside providers, such as registered nurses, pharmacists, and dietitians, for purposes of medication review, menu planning and responding to any special dietary needs of residents. Personal service assistants who primarily are full-time employees are responsible for personal care, dietary services, housekeeping and laundry services. Maintenance services are performed by full and part-time employees.

     We have established an infrastructure that includes 4 regional vice presidents of operations who oversee the overall performance and finances of each region, 18 regional directors of operations and 2 associate regional directors of operations who oversee the day-to-day operations of up to 6 to 11 residences, and team leaders who provide peer support for either three or four residences. We also have regional property managers who oversee the maintenance of the residences and several regional marketing coordinators who assist with marketing the residences. Corporate and regional personnel work with the administrators to establish residence goals and strategies, quality assurance oversight, development of our internal policies and procedures, government relations, marketing and sales, community relations, development and implementation of new programs, cash management, legal support, treasury functions, and human resource management.

COMPETITION

     The long-term care industry generally is highly competitive. We expect that the assisted living business, in particular, will become even more competitive in the future given the relatively low barriers to entry and continuing health care cost containment pressures.

     We compete with numerous other companies providing similar long-term care alternatives. We operate in 16 states and each community in which we operate provides a unique market. Overall, most of our markets include an assisted living competitor offering assisted living facilities that are similar in size, price and range of service. Our competitors include other companies that provide adult day care in the home, higher priced assisted living centers (typically larger facilities with more amenities), congregate care facilities where tenants elect the services to be provided, and continuing care retirement centers on campus-like settings.

     We expect to face increased competition from new market entrants as assisted living receives increased attention and the number of states which include assisted living in their Medicaid programs increases. Competition will also grow from new market entrants, including publicly and privately held companies focusing primarily on assisted living. Nursing facilities that provide long-term care services are also a potential source of competition for us. Providers of assisted living residences compete for residents primarily on the basis of quality of care, price, reputation, physical appearance of the facilities, services offered, family preferences, physician referrals and location. Some of our competitors operate on a not-for-profit basis or as charitable organizations. Some of our competitors are significantly larger than us and have, or may obtain, greater resources than ours. While we generally believe that there is moderate competition for less expensive segments of the private market and for Medicaid residents in small communities, we have seen an increase in competition in certain of our markets.

     We believe that many assisted living markets have been overbuilt. Regulation and other barriers to entry into the assisted living industry are not substantial. In addition, because the segment of the population that can afford to pay our daily resident fee is finite, the number of new assisted living facilities may outpace demand in some markets. The effects of such overbuilding include (a) significantly longer fill-up periods, (b) newly opened facilities attract residents from existing facilities, (c) pressure to lower or refrain from increasing rates, (d) competition for workers in already tight labor markets and (e) lower margins until excess units are absorbed. We believe that each local market is different, and we are and will continue to react in a variety of ways, including selective price discounting, to the specific competitive environment that exists in each market. There can be no assurance that we will be able to compete effectively in those markets where overbuilding exists, or that future overbuilding in other markets where we operate our residences will not adversely affect our operations.

FUNDING

     Assisted living residents or their families generally pay the cost of care from their own financial resources. Depending on the nature of an individual's health insurance program or long-term care insurance policy, the individual may receive reimbursement for costs of care under an "assisted living," "custodial" or "alternative care benefit." Government payments for assisted living have been limited. Some state and local governments offer subsidies for rent or services for low-income elders. Others may provide subsidies in the form of additional payments for those who receive Supplemental Security Income (SSI). Medicaid provides coverage for certain financially or medically needy persons, regardless of age, and is funded jointly by federal, state and local governments. Medicaid contracts for assisted living vary from state to state.

     In 1981, the federal government approved a Medicaid waiver program called Home and Community Based Care which was designed to permit states to develop programs specific to the healthcare and housing needs of the low-income elderly eligible for nursing home placement (a "Medicaid Waiver Program"). In 1986, Oregon became the first state to use federal funding for licensed assisted living services through a Medicaid Waiver Program authorized by Medicaid Services ("CMS"), formerly the Health Care Financing Administration. Under a Medicaid Waiver Program, states apply to CMS for a waiver to use Medicaid funds to support community-based options for the low-income elderly who need long-term care. These waivers permit states to reallocate a portion of Medicaid funding for nursing facility care to other forms of care such as assisted living. In 1994, the federal government implemented new regulations which empowered states to further expand their Medicaid Waiver Programs and eliminated restrictions on the amount of Medicaid funding states could allocate to community-based care, such as assisted living. A limited number of states including Oregon, New Jersey, Texas, Arizona, Nebraska, Florida, Idaho and Washington currently have operating Medicaid Waiver Programs that allow them to pay for assisted living care. We participate in Medicaid programs in all of these states except Florida. Without a Medicaid Waiver Program, states can only use federal Medicaid funds for long-term care in nursing facilities.

     During the years ended December 31, 1999, 2000 and 2001, direct payments received from state Medicaid agencies accounted for approximately 10.4%, 11.1% and 12.5%, respectively, of our revenue while the tenant-paid portion received from Medicaid residents accounted for approximately 5.9%, 6.2% and 6.8%, respectively, of our revenue during these periods. We expect in the future that state Medicaid reimbursement programs will continue to constitute a significant source of our revenue.

GOVERNMENT REGULATION

     Our assisted living residences are subject to certain state statutes, rules and regulations, including those which provide for licensing requirements. In order to qualify as a state licensed facility, our residences must comply with regulations which address, among other things, staffing, physical design, required services and resident characteristics. As of December 31, 2001, we had obtained licenses in Oregon, Washington, Idaho, Nebraska, Texas, Arizona, Iowa, Louisiana, Ohio, New Jersey, Pennsylvania, Florida, Michigan, Georgia and South Carolina. We are not currently subject to state licensure requirements in Indiana. Our residences are also subject to various local building codes and other ordinances, including fire safety codes. These requirements vary from state to state and are monitored to varying degrees by state agencies.

     As a provider of services under the Medicaid program in the United States, we are subject to Medicaid fraud and abuse laws, which prohibit any bribe, kickback, rebate or remuneration of any kind in return for the referral of Medicaid patients, or to induce the purchasing, leasing, ordering or arranging of any goods or services to be paid for by Medicaid. Violations of these laws may result in civil and criminal penalties and exclusions from participation in the Medicaid program. The Inspector General of the Department of Health and Human Services issued "safe harbor" regulations specifying certain business practices, which are exempt from sanctions under the fraud and abuse law. Several states in which we operate have laws that prohibit certain direct or indirect payments or fee-splitting arrangements between health care providers if such arrangements are designed to induce or encourage the referral of patients to a particular provider. We, at all times, attempt to comply with all applicable fraud and abuse laws. There can be no assurance that administrative or judicial interpretation of existing laws or regulations or enactments of new laws or regulations will not have a material adverse effect on our results of operations or financial condition.

     Currently, the federal government does not regulate assisted living residences as such. State standards required of assisted living providers are less in comparison with those required of other licensed health care operators. Current Medicaid regulations provide for comparatively flexible state control over the licensure and regulation of assisted living residences. There can be no assurance that federal regulations governing the operation of assisted living residences will not be implemented in the future or that existing state regulations will not be expanded.

     Under the Americans with Disabilities Act of 1990, all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. Although we believe that our facilities are substantially in compliance with, or are exempt from, present requirements, we will incur additional costs if required changes involve a greater expenditure than anticipated or must be made on a more accelerated basis than anticipated. Further legislation may impose additional burdens or restrictions with respect to access by disabled persons, the costs of compliance with which could be substantial.

     See "Risk Factors -- Risks Related to our Business and the Business of our Subsidiaries -- We are subject to significant government regulation."

LIABILITY AND INSURANCE

     Providing services in the senior living industry involves an inherent risk of liability. Participants in the senior living and long-term care industry are subject to lawsuits alleging negligence or related legal theories, many of which may involve large claims and result in the incurrence of significant legal defense costs. We currently maintain insurance policies to cover such risks in amounts which we believe are in keeping with industry practice. There can be no assurance that a claim in excess of our insurance will not be asserted. A claim against us not covered by, or in excess of, our insurance, could have a material adverse affect on us.

     Based on poor loss experience, insurers for the long term care industry have become increasingly wary of liability exposures. A number of insurance carriers have stopped writing coverage to this market, and those remaining have increased premiums and deductibles substantially. While nursing homes have been primarily affected, assisted living companies, including us, have experienced premium and deductible increases. During the claim year ended December 31, 2001, our professional liability insurance coverage included retention levels of $250,000 per incident for all states except Florida and Texas in which our retention level is $500,000. Our professional liability insurance is on a claims-made basis. In certain states, particularly Florida and Texas, many long-term care providers are facing very difficult renewals. There can be no assurance that we will be able to obtain liability insurance in the future or that, if such insurance is available, it will be available on terms acceptable to us.

EMPLOYEES


     As of March 31, 2002 we had 3,502 employees, of whom 1,686 were full-time employees and 1,816 were part-time employees. None of our employees are represented by any labor union. We believe that our labor relations are generally good.


PROPERTIES


     The following chart sets forth, as of December 31, 2001 and March 31, 2002, the location, number of units, opening date, ownership status and occupancy of our residences.



                         AS OF 12/31/01   OPENING                  OCCUPANCY (%)    OCCUPANCY (%)
RESIDENCE                    UNITS        DATE(1)   OWNERSHIP(2)   AT 12/31/01(3)   AT 3/31/02(3)
---------                --------------   -------   ------------   --------------   -------------
WEST REGION
Idaho
Burley.................         35         08/97       Leased           94.3             91.4
Caldwell...............         35         08/97       Leased           91.3            100.0
Garden City............         48         04/97        Owned           93.8             85.4
Hayden.................         39         11/96       Leased           69.2             89.7
Idaho Falls............         39         01/97        Owned           82.1             74.4
Moscow.................         35         04/97        Owned           88.6             94.3
Nampa..................         39         02/97       Leased           82.1             97.4
Rexburg................         35         08/97        Owned           65.7             51.4
Twin Falls.............         39         09/97        Owned          100.0             97.4
                             -----                                     -----            -----
       Sub Total.......        344                                      85.2%            86.9%
Oregon
Astoria................         28         08/96        Owned           57.1             64.3
Bend...................         46         11/95        Owned           89.1             97.8
Brookings..............         36         07/96        Owned          100.0            100.0
Canby..................         25         12/90       Leased           96.0             84.0
Estacada...............         30         01/97        Owned          100.0            100.0
Eugene.................         47         08/97       Leased           93.6             91.5
Hood River.............         30         10/95        Owned           80.0             76.7
Klamath Falls..........         36         10/96       Leased          100.0             88.9
Lincoln City...........         33         10/94        Owned           63.6             72.7
Madras.................         27         03/91        Owned          100.0            100.0
Newberg................         26         10/92       Leased           84.6             96.2
Newport................         36         06/96       Leased           63.9             69.4
Pendleton..............         39         04/91       Leased           97.4             94.9
Prineville.............         30         10/95        Owned           93.3             83.3
Redmond................         37         03/95       Leased           97.3            100.0

                         AS OF 12/31/01   OPENING                  OCCUPANCY (%)    OCCUPANCY (%)
RESIDENCE                    UNITS        DATE(1)   OWNERSHIP(2)   AT 12/31/01(3)   AT 3/31/02(3)
---------                --------------   -------   ------------   --------------   -------------
Silverton..............         30         07/95        Owned           93.3            100.0
Sutherlin..............         30         01/97       Leased          100.0             96.7
Talent.................         36         10/97        Owned           89.1             66.7
                             -----                                     -----            -----
       Sub Total.......        602                                      88.8%            88.2%
Washington
Battleground...........         40         11/96       Leased          100.0            100.0
Bremerton..............         39         05/97        Owned           94.9             87.2
Camas..................         36         03/96       Leased           97.2             83.3
Enumclaw...............         40         04/97        Owned           75.0             60.0
Ferndale...............         39         10/98        Owned           87.2             89.7
Grandview..............         36         02/96       Leased           69.4             66.7
Hoquiam................         40         07/97       Leased           97.5             90.0
Kelso..................         40         08/96       Leased           92.5             92.5
Kennewick..............         36         12/95       Leased          100.0             97.2
Port Orchard...........         39         06/97        Owned           82.1            100.0
Port Townsend..........         39         01/98        Owned           94.9             94.9
Spokane................         39         09/97        Owned           92.3            100.0
Sumner.................         48         03/98        Owned           41.7             47.9
Vancouver..............         44         06/96       Leased           95.5             77.3
Walla Walla............         36         02/96       Leased           91.7             97.2
Yakima.................         48         07/98        Owned           97.9             87.5
                             -----                                     -----            -----
       Sub Total.......        639                                      88.1%            85.1%
Arizona
Apache Junction........         48         03/98        Owned           56.3             68.8
Bullhead City..........         40         08/97       Leased           97.5             90.0
Lake Havasu............         36         04/97       Leased           97.2             97.2
Mesa...................         50         01/98        Owned           74.0             74.0
Payson.................         39         10/98        Owned          100.0            100.0
Peoria.................         50         07/99        Owned           74.0             86.0
Prescott Valley........         39         10/98        Owned           87.2             97.4
Surprise...............         50         10/98        Owned           86.0             82.0
Yuma...................         48         03/98        Owned           95.8             89.6
                             -----                                     -----            -----
       Sub Total.......        400                                      85.3%            86.3%
CENTRAL REGION
Texas
Abilene................         38         10/96        Owned           97.4            100.0
Amarillo...............         50         03/96        Owned          100.0             96.0
Athens.................         38         11/95       Leased           78.9             81.6
Beaumont...............         50         04/96        Owned           78.0             78.0
Big Springs............         38         05/96        Owned           97.4            100.0
Bryan..................         30         06/96        Owned           96.7            100.0
Canyon.................         30         06/96        Owned          100.0             93.3
Carthage...............         30         10/95       Leased           93.3            100.0
Cleburne...............         45         01/96        Owned           95.6            100.0

                         AS OF 12/31/01   OPENING                  OCCUPANCY (%)    OCCUPANCY (%)
RESIDENCE                    UNITS        DATE(1)   OWNERSHIP(2)   AT 12/31/01(3)   AT 3/31/02(3)
---------                --------------   -------   ------------   --------------   -------------
Conroe.................         38         07/96       Leased          100.0             84.2
College Station........         39         10/96        Owned           87.2             89.7
Denison................         30         01/96        Owned           93.3             80.0
Gainesville............         40         01/96        Owned           97.5             97.5
Greenville.............         41         11/95       Leased           80.5             87.8
Gun Barrel City........         40         10/95       Leased           92.5             97.5
Henderson..............         30         09/96        Owned           96.7            100.0
Jacksonville...........         39         12/95       Leased           97.4             89.7
Levelland..............         30         01/96        Owned          100.0            100.0
Longview...............         30         09/95       Leased           83.3             93.3
Lubbock................         50         07/96       Leased           82.0             80.0
Lufkin.................         39         05/96       Leased           89.7             79.5
Marshall...............         40         07/95       Leased           92.5             95.0
McKinney...............         39         01/97        Owned           84.6             89.7
McKinney...............         50         05/98        Owned           96.0             96.0
Mesquite...............         50         07/96       Leased           92.0             90.0
Midland................         50         12/96        Owned           72.0             72.0
Mineral Wells..........         30         07/96        Owned          100.0            100.0
Nacogdoches............         30         06/96        Owned          100.0            100.0
Orange.................         36         03/96        Owned           83.3             83.3
Pampa..................         36         08/96        Owned           91.7            100.0
Paris Oaks.............         50         12/98        Owned          100.0            100.0
Plainview..............         36         07/96        Owned          100.0             94.4
Plano..................         64         05/98        Owned           84.4             82.8
Port Arthur............         50         05/96        Owned          100.0             94.0
Rowlett................         36         10/96        Owned           94.4             97.2
Sherman................         39         10/95       Leased           71.8             79.5
Sulphur Springs........         30         01/96        Owned          100.0            100.0
Sweetwater.............         30         03/96        Owned          100.0            100.0
Temple.................         40         01/97       Leased           95.0             92.5
Wichita Falls..........         50         10/96       Leased           88.0             82.0
                             -----                                     -----            -----
       Sub Total.......      1,581                                      92.1%            91.2%
Nebraska
Beatrice...............         39         07/97       Leased          100.0             97.4%
Blair..................         30         07/98        Owned           83.3             86.7
Columbus...............         39         06/98        Owned           94.9             89.7
Fremont................         39         05/98        Owned           94.9             97.4
Nebraska City..........         30         06/98        Owned           73.3             66.7
Norfolk................         39         04/97       Leased           76.9             66.7
Seward.................         30         10/98        Owned           73.3             80.0
Wahoo..................         39         06/97       Leased           97.4            100.0
York...................         39         05/97       Leased           97.4             97.4
                             -----                                     -----            -----
       Sub Total.......        324                                      87.9%            87.7%

                         AS OF 12/31/01   OPENING                  OCCUPANCY (%)    OCCUPANCY (%)
RESIDENCE                    UNITS        DATE(1)   OWNERSHIP(2)   AT 12/31/01(3)   AT 3/31/02(3)
---------                --------------   -------   ------------   --------------   -------------
Iowa
Atlantic...............         30         09/98        Owned           53.3             46.7
Carroll................         35         01/99        Owned          100.0             97.1
Clarinda...............         35         09/98        Owned          100.0            100.0
Council Bluffs.........         50         03/99        Owned           64.0             60.0
Denison................         35         05/98       Leased           71.4             60.0
Sergeant Bluff.........         39         11/99        Owned           28.2             33.3
                             -----                                     -----            -----
       Sub Total.......        224                                      69.5%            65.6%
SOUTHEAST REGION
Georgia
Rome...................         39         08/99        Owned           71.8%            64.1%
Florida
Defuniak Springs.......         39         07/99        Owned           56.4             64.1
Milton.................         39         06/99        Owned           87.2             94.9
NW Pensacola...........         39         06/99        Owned           33.3             30.8
Quincy.................         39         04/99        Owned           51.3             56.4
                             -----                                     -----            -----
       Sub Total.......        156                                      57.1%            61.5%
Louisiana
Alexandria.............         48         07/98        Owned           58.3             54.2
Bunkie.................         39         01/99        Owned           69.2             69.2
Houma..................         48         08/98        Owned           95.8             89.6
Ruston.................         39         01/99        Owned          100.0            100.0
                             -----                                     -----            -----
       Sub Total.......        174                                      80.9%            77.6%
South Carolina
Aiken..................         39         02/98        Owned          100.0             94.9
Clinton................         39         11/97       Leased           87.2             79.5
Goose Creek............         39         08/98       Leased           82.1             89.7
Greenwood..............         39         05/98       Leased          100.0            100.0
Greer..................         39         06/99        Owned          100.0             97.4
James Island...........         39         08/98        Owned           82.1             87.2
North Augusta..........         39         10/98        Owned           94.9             97.4
Port Royal.............         39         09/98        Owned           74.4             64.1
Summerville............         39         02/98        Owned           92.3             97.4
                             -----                                     -----            -----
       Sub Total.......        351                                      90.3%            89.7%
EAST REGION
Indiana
Bedford................         39         03/98        Owned           97.4             92.3
Bloomington............         39         01/98        Owned           66.7             59.0
Camby..................         39         12/98        Owned           79.5             71.8
Crawfordsville.........         39         06/99        Owned          100.0             92.3
Elkhart................         39         09/97       Leased           30.8             30.8
Fort Wayne.............         39         06/98        Owned           76.9             66.7
Franklin...............         39         05/98        Owned           33.3             25.6
Huntington.............         39         02/98        Owned           46.2             35.9

                         AS OF 12/31/01   OPENING                  OCCUPANCY (%)    OCCUPANCY (%)
RESIDENCE                    UNITS        DATE(1)   OWNERSHIP(2)   AT 12/31/01(3)   AT 3/31/02(3)
---------                --------------   -------   ------------   --------------   -------------
Jeffersonville(4)......         39         03/99        Owned           30.8               --
Kendallville...........         39         05/98        Owned           46.2             51.3
Lafayette..............         39         11/99        Owned           69.2             53.8
LaPorte................         39         10/98        Owned           48.7             53.8
Logansport.............         39         02/98        Owned           94.9             87.2
Madison................         39         10/97       Leased           61.5             64.1
Marion.................         39         03/98        Owned           74.4             87.2
Muncie.................         39         02/98        Owned           87.2             84.6
New Albany.............         39         05/98        Owned           69.2            100.0
New Castle.............         39         02/98        Owned          100.0             97.4
Seymour................         39         05/98        Owned           89.7             84.6
Shelbyville............         39         05/98        Owned           69.2             64.1
Warsaw.................         39         10/97        Owned           56.4             64.1
                             -----                                     -----            -----
       Sub Total.......        819                                      68.0%            65.1%
Michigan
Coldwater..............         39         10/99        Owned           69.2             74.4
Kalamazoo..............         39         11/99        Owned           74.4             89.7
Three Rivers...........         39         04/99        Owned           53.9             61.5
                             -----                                     -----            -----
       Sub Total.......        117                                      65.8%            75.2%
New Jersey
Bridgeton..............         39         03/98        Owned           79.5             82.1
Burlington.............         39         11/97        Owned           89.7             92.3
Egg Harbor.............         39         04/99        Owned           87.2             84.6
Glassboro..............         39         03/97       Leased           97.4             89.7
Millville..............         39         05/97       Leased           92.3             87.2
Pennsville.............         39         11/97        Owned           97.4             97.4
Rio Grande.............         39         11/97        Owned           64.1             53.8
Vineland...............         39         01/97       Leased           84.6             82.1
                             -----                                     -----            -----
       Sub Total.......        312                                      86.5%            83.7%
Ohio
Bellefontaine..........         35         03/97        Owned           51.4             62.9
Bucyrus................         35         01/97        Owned          100.0             97.1
Cambridge..............         39         10/97        Owned           97.4            100.0
Celina.................         39         04/97        Owned           64.1             64.1
Defiance...............         35         02/96        Owned          100.0             94.3
Findlay................         39         03/97        Owned           61.5             59.0
Fremont................         39         07/97       Leased          100.0             97.4
Greenville.............         39         02/97        Owned           76.9             79.5
Hillsboro..............         39         03/98        Owned           66.7             74.4
Kenton.................         35         03/97        Owned           82.9             80.0
Lima...................         39         06/97        Owned           51.3             51.3
Marion.................         39         04/97        Owned           82.1             76.9
Newark.................         39         10/97       Leased           97.4             89.7

                         AS OF 12/31/01   OPENING                  OCCUPANCY (%)    OCCUPANCY (%)
RESIDENCE                    UNITS        DATE(1)   OWNERSHIP(2)   AT 12/31/01(3)   AT 3/31/02(3)
---------                --------------   -------   ------------   --------------   -------------
Sandusky...............         39         09/98        Owned           64.1             74.4
Tiffin.................         35         06/97       Leased           91.4             82.9
Troy...................         39         03/97       Leased           92.3             84.6
Wheelersburg...........         39         09/97       Leased           66.7             61.5
Zanesville.............         39         12/97        Owned          100.0             97.4
                             -----                                     -----            -----
       Sub Total.......        682                                      80.4%            79.2%
Pennsylvania
Butler.................         39         12/97        Owned           97.4             97.4
Hermitage..............         39         03/98        Owned           76.9             64.1
Indiana................         39         03/98       Leased          100.0             97.4
Johnstown..............         39         06/98        Owned           64.1             61.5
Latrobe................         39         12/97        Owned          100.0            100.0
Lower Burrell..........         39         01/97        Owned          100.0            100.0
New Castle.............         39         04/98        Owned          100.0             95.0
Penn Hills.............         39         05/98        Owned           92.3             92.3
Uniontown..............         39         06/98        Owned           74.4             69.2
                             -----                                     -----            -----
       Sub Total.......        351                                      89.5%            86.4%
                             -----                                     -----            -----
       Grand Total.....      7,115                                      83.7%            82.8%
                             =====                                     =====            =====


---------------

(1) Reflects the date we commenced operations.


(2) As of March 31, 2002, we owned 129 residences and we leased 55 residences pursuant to long-term operating leases. Of the 129 owned residences, 38 are subject to permanent mortgage financing, 3 are subject to HUD mortgage financing, 31 are subject to financing with G.E. Capital and the remaining 57 owned properties are collateral for the New Notes. See Notes 4, 6 and 7 to the consolidated financial statements included elsewhere herein.



(3) Occupancy is calculated based upon occupied units at December 31, 2001 and March 31, 2002.



(4) Due to market conditions, we closed this facility on March 15, 2002. This property is one of fifty-seven properties which serve as collateral for the New Notes. We are currently exploring disposal options of this facility which may include selling the facility or leasing it to a third party. If we elect to sell the property, we must first obtain permission from BNY Midwest Trust Company, the New Notes Trustee and all proceeds must be submitted to the trustee.



     In 2002, we also leased office space for the corporate office in Portland, Oregon and the regional offices in Dallas, Texas and Dublin, Ohio.


LEGAL PROCEEDINGS

     On October 1, 2001, we voluntarily filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code. The bankruptcy court gave final approval to our Plan on December 28, 2001, and the Plan became effective on the Effective Date, January 1, 2002.

     Under the Plan, on the Effective Date, the Company issued general unsecured creditors their pro rata shares, subject to the Reserve, of the following securities:

     - $40.25 million principal amount of Senior Notes;

     - $15.25 million principal amount of Junior Notes; and

     - 6.24 million shares of New Common Stock (representing 96% of the New Common Stock).

     The New Notes are secured by 57 of our properties.

     The remaining 4% of the New Common Stock, subject to the Reserve, was issued on the Effective Date to the Company's shareholders immediately prior to the Effective Date.

     Under the Plan, 1.1% of the Senior Notes, Junior Notes and New Common Stock that would otherwise have been issued on the Effective Date were held back in the Reserve to cover general unsecured claims that had not been either made or settled by the December 19, 2001 cutoff date established under the Plan. The reserved securities will be issued once all these outstanding general unsecured claims have been settled. If the Reserve is insufficient to cover these outstanding general unsecured claims, we will have no further liability with respect to these claims. If the Reserve exceeds the amount of these outstanding general unsecured claims, the excess securities will be distributed pro rata among the holders of all general unsecured claims, including those settled prior to the cutoff date.

INSURANCE COVERAGE DISPUTE

     In September 2000, we reached an agreement to settle the class action litigation relating to the restatement of our consolidated financial statements for the years ended December 31, 1996 and 1997 and the first three fiscal quarters of 1998. This agreement received final court approval on November 30, 2000 and we were dismissed from the litigation with prejudice. On September 28, 2001, we made our final installment of $1.0 million on our promissory note for the class action litigation settlement. Although we were dismissed from the litigation with prejudice, a dispute which arose with our corporate liability insurance carriers remains unresolved. At the time we settled the class action litigation, the Company and the insurance carriers agreed to resolve this dispute through binding arbitration, and we filed a complaint for a declaratory judgment that we are not liable to the carriers as claimed. The carriers counter-claimed to recover an amount capped at $4.0 million.

     After filing our bankruptcy petition on October 1, 2001, we made a motion for dismissal of our complaint for declaratory relief in the arbitration based upon having filed for bankruptcy protection. An objection was filed to our motion, and one of our insurance carriers filed a proof of claim in the amount of $4.0 million in the bankruptcy proceeding. We dispute that claim. We offered (and the offer currently remains outstanding) to settle the dispute for $75,000 to be paid out as part of the bankruptcy process. See Notes 1 and 13 to the consolidated financial statements included elsewhere herein.

OTHER LITIGATION

     In addition to the matters referred to in the immediately preceding paragraphs, we are involved in various lawsuits and claims arising in the normal course of business. In the aggregate, such other suits and claims should not have a material adverse effect on our financial condition, results of operations, cash flow and liquidity.

                                   MANAGEMENT

     We have provided below certain information regarding our directors and executive officers:


NAME                                 AGE                       POSITION
----                                 ---                       --------
Steven Vick........................  43    President, Chief Executive Officer and Director
W. Andrew Adams(2).................  56    Director, Chairman of the Board of Directors
Andre Dimitriadis(1)(2)............  61    Director
Mark Holliday(1)...................  33    Director
Richard Ladd(3)....................  63    Director
Leonard Tannenbaum(2)..............  30    Director
Sandra Campbell....................  55    Senior Vice President, General Counsel and
                                           Secretary
Nancy Gorshe.......................  50    Senior Vice President, Chief Operating Officer
Matthew Patrick....................  42    Senior Vice President, Chief Financial Officer,
                                           Treasurer and Director
M. Catherine Maloney...............  39    Vice President, Controller and Chief Accounting
                                           Officer


---------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Quality Assurance and Compliance Committee.

     Steven Vick became our President, Chief Executive Officer and a member of our Board of Directors on February 18, 2002. Mr. Vick previously served as President of Alterra Healthcare Corporation ("Alterra") from January 5, 2001 to February 15, 2002 and as the Chief Operating Officer from October 1997 to January 2001 and a director from October 1997 to February 15, 2002. He served as the President and a director of Sterling House Corporation ("Sterling") since he co-founded Sterling in 1991 until subsequent to Sterling's merger with the Alterra in October 1997. Mr. Vick previously practiced as a certified public accountant specializing in health care consulting.

     W. Andrew Adams became a member of the Board of Directors in January 2002. He has served as President and a director of the National Health Investors, Inc. ("NHI") since its inception in 1991 and currently serves as its President, Chief Executive Officer and Chairman of the Board. Mr. Adams has also been President and a director of National HealthCare Corporation ("NHC"), NHI's Investment Advisor, since 1974. He also serves in these positions for National Health Realty, Inc. since its spin-off in late 1997. Mr. Adams serves on the Board of Directors of Lipscomb University in Nashville, Tennessee, SunTrust Bank in Nashville, Tennessee, and Boy Scouts of America. He received his M.B.A. from Middle Tennessee State University. NHI owns 8.6% of our New Common Stock and $5.0 million of our New Notes.

     Andre Dimitriadis became a member of the Board of Directors in January 2002. Mr. Dimitriadis founded LTC Properties, Inc. ("LTC"), in 1992 and has been its Chairman and Chief Executive Officer since its inception. In 2000, Mr. Dimitriadis also assumed the position of President of LTC. Mr. Dimitriadis is also the Chief Executive Officer and Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.) and serves on the board of Magellan Health Services. CLC Healthcare, Inc. owns 22.4% of our New Common Stock and $1.9 million of our New Notes and LTC owns $11.0 million of our New Notes. We currently lease 37 properties (1,426 units) from LTC.

     Mark Holliday became a member of the Board of Directors in January 2002. Mr. Holliday is currently with Heartland Capital Corporation, a private hedge fund focusing on financially distressed companies. Previously, Mr. Holliday held the position of Financial Analyst with Continental Partners where he specialized in restructuring advisory services. Mr. Holliday has over 10 years of restructuring and bankruptcy related experience.

     Richard C. Ladd served as Chairman of our Board of Directors from March 1999 to March 2000 and has been a director since September 1994. Since September 1994, Mr. Ladd has been the President of Ladd and Associates, a health and social services consulting firm. He is also co-director of the National Long-Term Care Balancing Project and was an adjunct assistant professor at the School of Internal Medicine, University of Texas Medical Branch at Galveston, Texas. From June 1992 to September 1994, Mr. Ladd served as the Texas Commissioner of Health and Human Services where he oversaw the development and implementation of a 22,000-bed Medicaid Waiver Program to be used for assisted living and other community-based service programs. From November 1981 to June 1992, Mr. Ladd served as Administrator of the Oregon Senior and Disabled Services Division. He is also a member of numerous professional and honorary organizations.


     Leonard Tannenbaum, CFA, was elected to the Board of Directors in January 2001. Mr. Tannenbaum is currently the Managing Partner at MYFM Capital LLC, an investment banking firm. Mr. Tannenbaum currently serves on the board of directors of the following public companies: Cortech, Inc.; New World Coffee-Manhattan Bagel, Inc.; and General Devices, Inc. He also currently serves on the board of Timesys, an embedded Linux company, and Transcentives.com, an internet holding company. He formerly served on the board of Westower Corporation. Previously, Mr. Tannenbaum was the president of the on-line auction company CollectingNation.com, a partner in a $50 million hedge fund, an assistant portfolio manager at Pilgrim Baxter, and an Assistant Vice President in Merrill Lynch's small company group. Mr. Tannenbaum received both his M.B.A. and Bachelors of Science from the Wharton School at the University of Pennsylvania. Mr. Tannenbaum currently owns $323,875 of our New Notes.


     Sandra Campbell joined us as Senior Vice President, General Counsel and Secretary in January of 1998. Ms. Campbell has over 20 years of experience in practicing law in real property, secured transactions and general business law. Prior to joining us, she was a partner in the law firm of Bullivant Houser Bailey where she was employed from April 1995 to January 1998. From January 1992 to April 1995, Ms. Campbell served as Chief Legal Counsel for First Fidelity Thrift & Loan Association.

     Nancy Gorshe joined us as Vice President of Community Relations in January of 1998 and currently serves as Chief Operating Officer. Ms. Gorshe has over twenty years of experience in the field of geriatric health, community and long-term care and housing. Prior to joining us, she was President of Franciscan ElderCare Corporation which is comprised of nursing homes, assisted living facilities, and subacute units in nursing homes and hospitals from 1993 to 1997. In addition, Ms. Gorshe has served as Executive Director of Providence Elderplace, a long-term care HMO.


     Matthew Patrick joined us in May 2002 as Senior Vice President, Chief Financial Officer and Treasurer, and has been a member of the Board of Directors since January 2002. Mr. Patrick was previously a consultant to long-term care companies on financial strategy and organizational issues. From 1998 through July 2001 Mr. Patrick served as Vice President and Treasurer of Sun Healthcare Group, Inc. From 1993 to 1998, Mr. Patrick was Vice President of the Dallas Agency of The Sanwa Bank, Ltd. From 1992 to 1993, Mr. Patrick served as financial consultant for Merrill, Lynch, Pierce, Fenner and Smith, Inc.'s Private Client Group in Dallas and from 1985 to 1990 he held various financial positions in the International Division of National Westminster Bank, PLC.



     M. Catherine Maloney joined us as Controller in June 1998, and currently serves as Vice President, Controller, and Chief Accounting Officer. Prior to joining us, Ms. Maloney was an Audit Manager with KPMG LLP. Ms. Maloney is a CPA and has over 10 years of financial management and accounting experience.



     Ron W. Kerr joined the Company in May 1997, as Director of Operations Startup, and currently serves as Vice President of Eastern Region. Prior to joining the Company, Mr. Kerr was the Director of Business Development for Rehability Health Services, Inc. for three years. He received his M.S. in Occupational and Environmental Health in 1994 after having worked for Oxy USA, Inc. in different positions for 12 years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our officers, directors and greater than ten-percent stockholders to file with the Commission initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Such persons or entities are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2001, each of our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

     We have set forth in the following table information concerning the compensation paid during the fiscal year ended December 31, 2001 to our Chief Executive Officer and each of our four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                           ANNUAL COMPENSATION(1)                  AWARDS
                                     ----------------------------------   -------------------------
                                                                          SECURITIES
                                                              OTHER       UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION   OPTIONS(3)   COMPENSATION
---------------------------   ----   --------   --------   ------------   ----------   ------------
Wm. James Nicol(2)..........  2001   $360,000   $125,000       --               --         --
  President, Chief Executive  2000     46,000         --       --           50,000         --
  Officer and Chairman
Sandra Campbell.............  2001   $214,000     25,000       --               --         --
  Senior Vice President,      2000    195,000         --       --           50,000         --
  General Counsel and         1999    150,000     51,250       --               --         --
  Secretary
Drew Q. Miller(2)...........  2001   $209,000     20,000       --          150,000         --
  Senior Vice President,      2000    145,000         --       --          150,000         --
  Chief Financial Officer
  and Treasurer
Nancy Gorshe................  2001   $189,000     17,500       --               --         --
  Senior Vice President and   2000    150,000     12,500       --               --         --
  Chief Operating Officer     1999    125,000     15,000       --               --         --
Ron W. Kerr.................  2001   $129,000    $12,500       --               --         --
  Vice President, Eastern     2000    101,000      4,250       --               --         --
  Operations
                              1999     90,000      8,000       --               --         --

---------------

(1) Excludes certain perquisites and other personal benefit amounts, such as car allowance, which, for any executive officer did not exceed, in the aggregate, the lesser of $50,000 or 10% of the total annual salary and bonus for such executive.

(2) Mr. Nicol and Mr. Miller began their employment with us in November 2000 and March 2000, respectively. Mr. Nicol was appointed President and Chief Executive Officer in November 2000.

(3) All options were cancelled, effective December 31, 2001, in accordance with the Plan. See Note 1 to the consolidated financial statements contained elsewhere herein.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     There were no stock option grants to any of the Named Executive Officers during the 2001 fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     There were no options exercised in the last fiscal year and all outstanding options were cancelled effective December 31, 2001 in accordance with the Plan.

COMPENSATION OF DIRECTORS

     Non-employee directors are compensated for services as a director and are reimbursed for travel expenses incurred in connection with their duties as directors. Under the terms of the 1994 Stock Option Plan, each new non-employee director receives a non-qualified option to purchase 20,000 shares of New Common Stock at the time he or she joins the Board of Directors. Such director options vest with respect to one third of the amount of each grant on each of the first, second and third anniversaries of the grant date, and expire on the earlier of the seventh anniversary of the date of vesting or one year following the director's ceasing to be a director for any reason. All options granted under the 1994 Stock Option Plan were cancelled in accordance with the Plan. See
Note 1 to the consolidated financial statements contained elsewhere herein.

     During 2001, each non-employee director received a fee of $5,000 per quarter for services as a director (except for the Vice Chair who received $5,000 per month), plus, effective March 25, 2001, $2,500 for attendance in-person, or $1,000 for attendance by telephone, at each meeting of the Board of Directors or of any committee meeting held on a day on which the Board of Directors did not meet. In addition, Chairs of Committees received $500 and $250 per month, respectively for attendance in-person and for attendance by telephone at each meeting of the Board of Directors.

     During 2002, non-employee directors will receive $12,000 per year, payable quarterly, in arrears, $1,000 for attendance in-person and $500 for attendance by telephone (unless it is purely an administrative meeting in which event there is no compensation), at each meeting of the Board of Directors or of any committee meeting held on a day on which the Board of Directors did not meet.

EMPLOYMENT AGREEMENTS

     Set forth below are summaries of employment and consulting agreements with certain individuals who were Named Executive Officers during 2001 and with Steven Vick, who was appointed as President and Chief Executive Officer as of February 18, 2002.

  Steven Vick

     Effective February 18, 2002, we entered into an employment agreement with Steven Vick, providing for Mr. Vick's services as President and Chief Executive Officer. The agreement provides for a three year term, unless terminated earlier due to Mr. Vick's death, disability, mutual agreement or by us for "Cause" (as defined). If employment is terminated by us during the first year of the term, without "Cause," we must continue to pay Mr. Vick his then current salary, bonuses and stock options pro rata, and other benefits (to the extent eligible), as of the date of terminations, for six months following the date of termination. Upon the termination of Mr. Vick's employment due to death or disability, Mr. Vick's salary, bonuses and stock options pro rata, and other benefits (to the extent eligible) continue for a period of six months following such termination. The agreement provides for an annual salary of $275,000, subject to annual review, scheduled bonus of $50,000 for each million dollars of audited earnings for fiscal 2002, excluding depreciation, amortization, taxes, any one-time gains from the sale of assets and any one-time charges. Mr. Vick's bonus is to be paid in advance at $25,000 per quarter, commencing April 1, 2002. If the bonus is insufficient to cover the advances, such advances shall be applied to the following year's bonus to the extent they exceed the 2002 bonus. Mr. Vick's bonus for fiscal years 2003 and 2004 shall be determined by the Board of Directors and Compensation Committee of the Board, but the basis for determining the bonus, as set forth above, may not be changed in such a way as to reduce the amount of the bonus unless Mr. Vick received base salary and bonus for the year in question of at least $600,000. The agreement also provides for moving expenses for Mr. Vick to relocate to Portland, Oregon, in the amount of up to $150,000. If, during the first year of the agreement, Mr. Vick voluntarily resigns (excluding death or disability) or is terminated by us with cause, Mr. Vick must reimburse us for all moving expenses paid directly to him, or on his behalf, within 30 days. The agreement also provides that pursuant to a separate stock option agreement, Mr. Vick will receive a non-qualified stock option to purchase 65,000 shares of New Common Stock. The option will vest over three years at a rate of 59.30657 shares per calendar day. The exercise price for each share of New Common Stock will be $3.125.

  Sandra Campbell

     On December 31, 1997, we entered into an employment agreement with Sandra Campbell providing for Ms. Campbell's services as Senior Vice President, General Counsel and Secretary. We and Ms. Campbell agreed to amend and restate the employment agreement in its entirety as of the Effective Date. The agreement, as amended and restated, is automatically extended on a continuous basis. We may terminate the amended and restated agreement at any time or Ms. Campbell may terminate her employment without cause by providing us with not less than 45 days' advance written notice. If we terminate Ms. Campbell's employment other than for "Death, Disability or Cause," or Ms. Campbell resigns as a result of "Change in Control; Diminution in Duties," giving the Company 30 days' advance written notice of such intent, she will be entitled to receive payment of her base salary for a period of one year immediately following the date of termination of her employment. The amended and restated agreement automatically terminates upon Ms. Campbell's death and may terminate upon us giving Ms. Campbell 60 days' advance written notice in event of "Disability." The amended and restated agreement provides that Ms. Campbell's annual base salary of at least $220,000. Ms. Campbell received $100,000 upon the effective date of the amended and restated agreement. In addition, we and Ms. Campbell have entered into an Officers and Directors Indemnification Agreement that provides Ms. Campbell with the maximum amount of protection allowed under Nevada law against liability and expenses incurred by her in any proceeding in which she is involved due to her role as an officer to the extent that such protection is not inconsistent with our Certificate of Incorporation or Bylaws.

  Nancy Gorshe

     On February 3, 1998, we entered into an employment agreement with Nancy Gorshe providing for Ms. Gorshe's services as Vice President/Community Relations. We and Ms. Gorshe agreed to amend and restate the employment agreement in its entirety as of the Effective Date for Ms. Gorshe's services as Senior Vice President of Community Relations and Chief Operating Officer. The agreement, as amended and restated, is automatically extended on a continuous basis. We may terminate the amended and restated agreement at any time or Ms. Gorshe may terminate her employment without cause by providing us with not less than 45 days' advance written notice. If we terminate Ms. Gorshe's employment other than for "Death, Disability or Cause," or Ms. Gorshe resigns as a result of "Change in Control; Diminution in Duties," giving the Company 30 days' advance written notice of such intent, she will be entitled to receive payment of her base salary for a period of one year immediately following the date of termination of her employment. The amended and restated agreement automatically terminates upon Ms. Gorshe's death and may terminate upon us giving Ms. Gorshe 60 days' advance written notice in event of "Disability." The amended and restated agreement provides that Ms. Gorshe's annual base salary is at least $200,000. Ms. Gorshe received $50,000 upon the effective date of the amended and restated agreement. In addition, we and Ms. Gorshe have entered into an Officers and Directors Indemnification Agreement that provides Ms. Gorshe with the maximum amount of protection allowed under Nevada law against liability and expenses incurred by her in any proceeding in which she is involved due to her role as an officer to the extent that such protection is not inconsistent with our Certificate of Incorporation or Bylaws.

  Drew Q. Miller


     On March 16, 2000, we entered into an employment agreement with Drew Q. Miller providing for Mr. Miller's services as Senior Vice President, Chief Financial Officer and Treasurer. We and Mr. Miller agreed to amend and restate the employment agreement in its entirety as of the Effective Date for Mr. Miller's services as Senior Vice President, Chief Financial Officer and Treasurer. The agreement, as amended and restated, is automatically extended on a continuous basis. We may terminate the amended and restated agreement at any time or Mr. Miller may terminate his employment without cause by providing us with not less than 45 days' advance written notice. If we terminate Mr. Miller's employment other than for "Death, Disability or Cause," or Mr. Miller resigns as a result of "Change in Control; Diminution in Duties," giving the Company 30 days' advance written notice of such intent, he will be entitled to receive payment of his base salary for a period of one year immediately following the date of termination of his employment. The amended and restated agreement automatically terminates upon Mr. Miller's death and may terminate upon us giving Mr. Miller 60 days' advance written notice in event of "Disability." The amended and restated agreement provides that Mr. Miller's annual base salary is at least $215,000. In addition, we and Mr. Miller have entered into an Officers and Directors Indemnification Agreement that provides Mr. Miller with the maximum amount of protection allowed under Nevada law against liability and expenses incurred by him in any proceeding in which he is involved due to his role as an officer to the extent that such protection is not inconsistent with our Certificate of Incorporation or Bylaws. Mr. Miller resigned, effective May 15, 2002.

Mr. Miller's employment agreement was terminated at such time and we entered into a separation agreement and mutual general release with Mr. Miller providing for Mr. Miller to received his base monthly salary for six months following the effective date of the separation agreement and mutual general release.


  Ron W. Kerr

     Effective January 1, 2001, we entered into an employment agreement with Mr. Ron W. Kerr, providing for Mr. Kerr's services as Vice President of the Eastern Region or in such other capacity as the Board of Directors may request, so long as Mr. Kerr shall have the same or similar responsibilities. The agreement provides for such services for the initial term of one year, with an automatic rollover at the end of each year from and after the effective date for an additional year unless terminated by us in writing within 90 days prior to the anniversary date of the effective date of the agreement (in which event Mr. Kerr will have one year of employment remaining until the termination of the agreement. The agreement provides for a base salary of $130,000 per year and for bonus eligibility under the Executive Incentive Compensation Plan. Mr. Kerr or us may terminate the agreement without cause at any time giving 30 days' advance written notice. In the event that we terminate Mr. Kerr's employment without cause, Mr. Kerr will be entitled to receive $130,000. The agreement may also be terminated without further payment due to death or disability or for cause.

  Wm. James Nicol

     Effective November 1, 2000, we entered into an employment agreement with Wm James Nicol, providing for Mr. Nicol's services as President and Chief Executive Officer. We and Mr. Nicol agreed to amend and restate the employment agreement in its entirety as of January 1, 2001. The amended and restated agreement provided for such employment for a period beginning on November 1, 2001 and ending on the day after the date on which our Plan was consummated. The amended and restated agreement provided for Mr. Nicol's annual salary of $360,000. The amended and restated agreement provided for a "Restructuring Approval Bonus" to be paid to Mr. Nicol in the amount of $125,000, and for a "Restructuring Consummation Bonus" in the amount of $125,000, calculated based upon EBITDA at September 30, 2001, to be paid upon the Effective Date of the Plan. Mr. Nicol was paid the Restructuring Approval Bonus in 2001 and the Restructuring Consummation Bonus in 2002. In addition, we entered into a first amendment to the amended and restated employment agreement as of January 2, 2002 which provided that either party could terminate Mr. Nicol's employment by providing at least 30 days prior notice. This amendment also provided that if Mr. Nicol's employment was terminated, for any reason, he was to receive $186,000. Mr. Nicol's agreement was terminated in 2002 and he was paid such amount. In addition, we and Mr. Nicol entered into an Officers and Directors Indemnification Agreement that provided Mr. Nicol with the maximum amount of protection allowed under Nevada law against liability and expenses incurred by him in any proceeding in which he was involved due to his role as an officer or director to the extent that such protection is not inconsistent with our Certificate of Incorporation or Bylaws.

OTHER EMPLOYMENT AGREEMENTS


     We have entered into four other employment agreements with other Vice Presidents of the Company. Each of these agreements provides comparable terms to those of Mr. Kerr's agreement, as described above. The base salary of the individuals covered under these agreements ranges from $110,000 to $130,000 per year.



     Additionally, we intend to enter into an employment agreement with Matthew Patrick who joined us as Senior Vice President, Chief Financial Officer and Treasurer on May 16, 2002. We expect the terms to be similar to Mr. Vick's agreement as described above. Mr. Patrick's current annual base salary is $175,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     We have set forth in the following table information as of February 16, 2002 with respect to the beneficial ownership of our New Common Stock (after giving effect to the Plan) by:

          (1) each of our directors;

          (2) each of the Named Executive Officers for the fiscal year ended December 31, 2001;

          (3) each other person who is known by us to own beneficially more than 5% of our shares; and

          (4) our directors and executive officers as a group.


                                                                 SHARES      PERCENT
                                                              BENEFICIALLY      OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                          OWNED       CLASS(2)
---------------------------------------                       ------------   --------
W. Andrew Adams(3)..........................................     557,214        8.6%
Andre Dimitriadis(4)........................................   1,473,421       22.7%
Mark Holliday...............................................          --         --
Richard C. Ladd.............................................          --         --
Matthew Patrick.............................................          --         --
Leonard Tannenbaum..........................................      42,732          *
Stephen Feinberg
  450 Park Avenue, 28th Floor
  New York, New York 10022(5)...............................   1,213,987       18.7%
Steven Vick.................................................          --         --
Wm. James Nicol.............................................          --         --
Sandra Campbell.............................................          12          *
Nancy Gorshe................................................          --         --
Drew Q. Miller..............................................          --         --
Ron Kerr....................................................          --         --
All directors and executive officers as a group (18
  persons)..................................................   2,073,428       32.2%


---------------

 *  Less than 1%.

(1) Except as otherwise noted above, the address of the directors and officers is c/o Assisted Living Concepts, Inc., 11835 NE Glenn Widing Drive, Building E, Portland, Oregon, 97220-9057.


(2) Percentage of Class is based on 6,500,000 total shares, the total shares of Common Stock to be issued in connection with the reorganization plan, of which 6,431,759 are currently outstanding.



(3) Mr. W. Andrew Adams is the President, Chief Executive Officer and Chairman of the Board of NHI. NHI is the holder of 557,214 shares of our New Common Stock.



(4) As reported on Schedule 13D filed with the Commission on January 15, 2002. Mr. Andre Dimitriadis is the President, Chief Executive Officer and Chairman of the Board of LTC and Chief Executive Officer and Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.) CLC Healthcare, Inc. is the holder of 1,452,793 shares and Mr. Dimitriadis is the holder of 20,628 shares of our New Common Stock.



(5) As reported on Schedule 13D filed with the Commission on January 9, 2002. Mr. Stephen Feinberg, in his capacity as the managing member of Cerberus Associates, LLC, the general partner of Cerberus Partners, L.P., and as the investment manager for each of Cerberus International, Ltd., Cerberus Institutional, Ltd. and certain private investment funds, possesses the power to vote the following shares of New Common Stock: 229,028 shares held by Cerberus Partners, L.P.; 582,451 shares held by Cerberus International, Ltd.; 219,882 shares held by Cerberus Institutional, Ltd. and 182,626 shares held in the aggregate by certain private investment funds.

                        DESCRIPTION OF THE SENIOR NOTES

     You can find the definitions of certain terms used in this description under the subheading "-- Certain Definitions." In this description, the word "the Company" refers only to Assisted Living Concepts, Inc. and not to any of its Subsidiaries.

     The Senior Notes were issued under an indenture, dated as of January 1, 2002 (the "Senior Note Indenture"), among the Company, the Subsidiary Guarantors and BNY Midwest Trust Company, as the trustee under the Senior Note Indenture (the "Senior Note Trustee") in a transaction that was not subject to the registration requirements of the Securities Act.

     The following description is a summary of the material provisions of the Senior Note Indenture and the Collateral Documents. It does not restate the Senior Note Indenture and the Collateral Documents in their entirety. We urge you to read the Senior Note Indenture and the Collateral Documents because they, and not this description, define the rights of the holders of the Senior Notes. Copies of the Senior Note Indenture and certain Collateral Documents have been filed as exhibits to this Registration Statement.

BRIEF DESCRIPTION OF THE SENIOR NOTES AND THE SENIOR NOTE GUARANTEES

  THE SENIOR NOTES

     The Senior Notes:

     - are senior secured obligations of the Company,

     - rank senior in right of payment to the Junior Notes and to all future subordinated indebtedness of the Company,


     - rank pari passu in right of payment with all current and future senior indebtedness of the Company, including the indebtedness under the G.E. Capital Loan Agreement,



     - are secured as described under "-- Security -- Security for the Senior Notes," and


     - are unconditionally guaranteed by the Subsidiary Guarantors.

  THE SENIOR NOTE GUARANTEES


     The Senior Notes are guaranteed by each of the Company's Subsidiaries that is a Subsidiary Guarantor. The G.E. Capital Debtor Subsidiaries will not guarantee the Senior Notes.


     Each Senior Note Guarantee:


     - is a senior obligation of each Subsidiary Guarantor,



     - ranks senior in right of payment to the Junior Note Guarantees and to all future subordinated indebtedness of each Subsidiary Guarantor, and



     - ranks pari passu in right of payment with all current and future senior indebtedness of each Subsidiary Guarantor.



     As of the date hereof, all of the Subsidiary Guarantors are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." The Company's Unrestricted Subsidiaries will not be subject to many of the restrictive covenants and our Unrestricted Subsidiaries will not guarantee the Senior Notes.


PRINCIPAL, MATURITY AND INTEREST

     The Senior Notes will mature on January 1, 2009. The Senior Notes will be limited to $40.25 million aggregate principal amount (including any Senior Notes issued after the Effective Date of the Plan, see "-- Reserve") and will bear interest payable semiannually in arrears at the per annum rate of 10.0%. The interest payment dates will be January 1 and July 1, commencing on July 1, 2002. The Company will pay interest on the Senior Notes to the Persons who are registered holders of Senior Notes at the close of business on the 15th day of the month immediately preceding each interest payment date. Principal (and premium, if any) and interest on the Senior Notes will be payable, and transfers thereof will be registerable, at the office or agency of the Company maintained for such purposes, initially at the offices of the Senior Note Trustee.

METHODS OF RECEIVING PAYMENTS ON THE SENIOR NOTES

     If a holder of Senior Notes has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium, if any, on that holder's Senior Notes in accordance with those instructions. All other payments on Senior Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders of the Senior Notes at their address set forth in the register of holders of Senior Notes. Holders must surrender Senior Notes to a Paying Agent to collect principal payments.

PAYING AGENT AND REGISTRAR FOR THE SENIOR NOTES

     Initially, the Senior Note Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar upon prior written notice to the Senior Note Trustee and may act in any such capacity itself.

BOOK-ENTRY, DELIVERY AND FORM OF SENIOR NOTES

     Except as described in the next paragraph, the Senior Notes were issued in the form of one or more global senior notes (the "Global Senior Notes"). The Global Senior Notes were deposited, or will be deposited on the Subsequent Distribution Date, as applicable, with The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Senior Note Holder").

     Some of the Senior Notes were issued in the form of registered definitive certificates (the "Certificated Senior Notes") and, as described below under "-- Certificated Notes," other Senior Notes may be issued in the form of Certificated Senior Notes. Upon the transfer of Certificated Senior Notes, Certificated Senior Notes may, unless all of the Global Senior Notes have previously been exchanged for Certificated Senior Notes, be exchanged for an interest in the Global Senior Note representing the principal amount of Senior Notes being transferred, subject to the transfer restrictions set forth in the Senior Note Indenture.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it:

          (1) upon deposit of the Global Senior Notes, DTC will credit the accounts of Participants designated by the Company with portions of the principal amount of the Global Senior Notes; and

          (2) ownership of these interests in the Global Senior Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Senior Notes).

     Prospective purchasers are advised that the laws of some States require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Senior Note to such Persons will be limited to such extent.

     So long as the Global Senior Note Holder is the registered owner of any Senior Notes, the Global Senior Note Holder will be considered the sole holder under the Senior Note Indenture of any Senior Notes evidenced by the Global Senior Notes. Beneficial owners of Senior Notes evidenced by the Global Senior Notes will not be considered the owners or holders of the Senior Notes under the Senior Note Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Senior Note Trustee. Neither the Company nor the Senior Note Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Senior Notes.

     Payments in respect of the principal of, and interest and premium, if any, on a Global Senior Note registered in the name of the Global Senior Note Holder on the applicable record date will be payable by the Senior Note Trustee to or at the direction of the Global Senior Note Holder in its capacity as the registered holder of the Senior Notes under the Senior Note Indenture. Under the terms of the Senior Note Indenture, the Company and the Senior Note Trustee will treat the Persons in whose names the Senior Notes, including the Global Senior Notes, are registered as the owners of the Senior Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Senior Note Trustee nor any agent of the Company or the Senior Note Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Senior Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Senior Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Senior Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Senior Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Senior Note Trustee or the Company. Neither the Company nor the Senior Note Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Senior Notes, and the Company and the Senior Note Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

CERTIFICATED NOTES

     If:

          (1) the Company notifies the Senior Note Trustee in writing that DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days, or

          (2) upon request to the Senior Note Trustee by any Person having a beneficial interest in a Global Senior Note, following the occurrence and during the continuation of a Default or Event of Default, then, upon surrender by the Global Senior Note Holder of its Global Senior Notes, Senior Notes in certificated form will be issued to each Person that the Global Senior Note Holder and DTC identify as being the beneficial owner of the related Senior Notes. All such Certificated Senior Notes will be subject to the legend requirements set forth in the Senior Note Indenture.

     Neither the Company nor the Senior Note Trustee will be liable for any delay by the Global Senior Note Holder or DTC in identifying the beneficial owners of Senior Notes, and the Company and the Senior Note Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Senior Note Holder or DTC for all purposes.

TRANSFER AND EXCHANGE

     The Senior Notes are in fully registered form without coupons in denominations of $1,000 or any multiples thereof (except that the initial issuance of Senior Notes to each noteholder was in a principal amount equal to such noteholder's Pro Rata Share of its general unsecured claim(s) in the bankruptcy proceeding multiplied by $39,809,822, the principal amount of Senior Notes issued on the Effective Date, and Senior Notes aggregating up to $440,178 in principal amount will be subsequently issued from the Reserve on a pro rata basis based on the relative amounts of general unsecured claims that were not resolved as of the Effective Date). A holder may transfer or exchange Senior Notes in accordance with the Senior Note Indenture. No service charge will be made for any registration, transfer or exchange of Senior Notes, except for any tax or other governmental charges that may be imposed in connection with such registration, transfer or exchange. The Registrar need not transfer or exchange any Senior Notes selected for redemption. Also, in the event of a partial redemption, it need not transfer or exchange any Senior Notes for a period of 15 days before selecting Senior Notes to be redeemed. The registered holder of a Senior Note may be treated as its owner for all purposes.

SENIOR NOTE GUARANTEES

     The Senior Notes are guaranteed by each of the Subsidiary Guarantors. The Senior Note Guarantees are joint and several obligations of the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Senior Note Guarantee are limited as necessary to prevent that Senior Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk
Factors -- Risks Related to the New Notes -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     The Senior Note Guarantee of a Subsidiary Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the provisions of the Senior
     Note Indenture entitled "Mandatory Redemption -- Asset Sales of Note Collateral" or "Certain Rights to Require Repurchase of Senior Notes by the Company -- Asset Sales of Non-Note Collateral";

          (2) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the provisions of the Senior Note Indenture entitled "Certain Rights to Require Repurchase of Senior Notes by the Company -- Asset Sales of Non-Note Collateral";

          (3) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Senior Note Indenture; or

          (4) at such time, if any, as that Subsidiary Guarantor ceases to be party to any of the Collateral Documents or all of the security interests granted by that Subsidiary Guarantor in Note Collateral are released in accordance with the Senior Note Indenture or the Collateral Documents.

See "-- Mandatory Redemption -- Asset Sales of Note Collateral" and "-- Certain Rights to Require Repurchase of Senior Notes by the Company -- Asset Sales of Non-Note Collateral".

SECURITY


 Security for the Senior Notes



     The Senior Notes are secured, subject to certain permitted liens, by a first priority security interest in 57 assisted living facilities owned by the Company and the Subsidiary Guarantors (the "Note Collateral").


INTERCREDITOR ARRANGEMENTS


     The Junior Notes are secured, subject to certain permitted liens, by a second priority security interest in the Note Collateral, and the interests of the holders of Junior Notes are subordinated to the interests of the holders of Senior Notes. The Junior Note Trustee and holders of the Junior Notes will only be able to cause the commencement of steps to realize upon their junior security interest in the Note Collateral if:


          (1) the final maturity date of the Senior Notes has passed and the Senior Note Trustee or the holders of Senior Notes have not commenced such steps within 60 days of such date;

          (2) the remaining principal amount of Senior Notes then outstanding constitutes less than 10% of the remaining principal amount of Junior Notes then outstanding; or

          (3) such time as:

             (a) holders of Junior Notes have not received interest or any other amounts payable under the Junior Notes for a period of 181 days from the date of required payment, and

             (b) the principal of the Senior Notes has not been accelerated and the Senior Note Trustee or holders of the Senior Notes have not commenced steps to foreclose or otherwise realize upon the security interest of holders of the Senior Notes in the Note Collateral.

     In any event, so long as the principal amount of the Senior Notes is more than the principal amount of the Junior Notes, the holders of Senior Notes will direct any actions and make any decisions required in connection with realizing upon the Note Collateral. At such time as the principal amount of the Senior Notes is less than the principal amount of the Junior Notes, the holders of more than 50% of the aggregate principal amount of the Senior Notes and Junior Notes then outstanding will direct any actions and make any decisions required in connection with realizing upon the Note Collateral.

MANDATORY REDEMPTION -- ASSET SALES OF NOTE COLLATERAL

     The Company will be required to redeem Senior Notes prior to their final maturity date as described below.

     If on any date the Company or any Restricted Subsidiary will receive Net Proceeds from any Asset Sale of Note Collateral, then within 10 days after the receipt of such Net Proceeds, the Company will deliver to the Senior Note Trustee an amount sufficient to allow the Senior Note Trustee, on behalf of the Company, to redeem a principal amount of Senior Notes equal to such Net Proceeds, pro rata in accordance with the outstanding principal amount of the Senior Notes (subject to the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed), at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest on the Senior Notes. See "-- Notice."

     Notwithstanding the preceding paragraph, the Company will not, and will not permit its Restricted Subsidiaries to, make an Asset Sale of assets or rights constituting Note Collateral unless:

          (1) except in the case of an Asset Sale of a Designated Asset, the amount of the gross proceeds of such Asset Sale equals or exceeds the total Release Price relating to the Note Collateral which is the subject of such Asset Sale, and

          (2) the ratio of the aggregate fair market value of the Note Collateral after giving effect to such Asset Sale to the aggregate principal amount of the Indebtedness under the Senior Notes and the Junior Notes, after giving effect to the mandatory redemption required by the preceding paragraph is not less than 1.6:1.0.

     For purposes of this provision, the fair market value of any property included in the Note Collateral so released will not be less than the greater of
(1) the product of 6.5 multiplied by the EBITDA of such real property for the period of two fiscal quarters of the Company ending immediately prior to the date on which such Note Collateral is released multiplied by 2.0, and (2) the product of $10,000 multiplied by the number of units in such real property.

     Notwithstanding the preceding paragraphs, the Company will not be required to redeem Senior Notes under this covenant until such time as the aggregate Net Proceeds of all Asset Sales of Note Collateral made since (1) the date of the Senior Note Indenture, in the case of the initial mandatory redemption of Senior Notes, or (2) the date of the immediately preceding mandatory redemption of Senior Notes, in the case of any subsequent mandatory redemption of Senior Notes, equals or exceeds $1.0 million; provided that, prior to such redemption, such Net Proceeds will be deposited in an interest bearing cash collateral account pledged for the benefit of the holders of Senior Notes and Junior Notes.

OPTIONAL REDEMPTION

     The Company may, at its option at any time, redeem all, but not less than all, of the Senior Notes, on at least 30 days' but not more than 60 days' notice to each holder of Senior Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

RELEASE OF SECURITY INTERESTS IN NOTE COLLATERAL

  Sale of Note Collateral

     In the event that any Note Collateral is sold in accordance with the provisions of the Senior Note Indenture and the Net Proceeds of such sale are applied to repay the Senior Notes in accordance with the terms of the covenant entitled "Mandatory Redemption -- Asset Sales of Note Collateral" contained in this description, the Collateral Agent will release the security interests in favor of the Collateral Agent in the Note Collateral sold; provided, that the Collateral Agent will have received from the Company an officer's certificate that such Net Proceeds have been or will be applied in accordance with the Senior Note Indenture and Junior Note Indenture; provided further that, prior to the application of such Net Proceeds, such Net Proceeds will be deposited in an interest bearing cash collateral account pledged for the benefit of the holders of Senior Notes and Junior Notes.

  Redemption of Senior Notes

     In the event that the Company redeems all of the Senior Notes in accordance with the provisions of the Senior Note Indenture, the Collateral Agent will release the security interests in the Note Collateral securing the Senior Notes, the Senior Note Indenture and the related Subsidiary Guarantees.

  Repurchase of Senior Notes

     In the event that the Company repurchases (other than with the proceeds of an Asset Sale) all or some of the Senior Notes and/or Junior Notes, in each case in accordance with the provisions of the Senior Note Indenture and/or the Junior
Note Indenture, as applicable, the Collateral Agent will release the security interests in such Note Collateral as the Company will identify in writing to the Collateral Agent, provided that:

          (1) no Note Collateral will be released pursuant to this provision until the aggregate principal amount of the Notes repurchased in accordance with the Senior Note Indenture and the Junior Note Indenture exceeds $10.0 million;

          (2) the ratio of the aggregate fair market value of the Note Collateral after giving effect to such release of Note Collateral to the aggregate principal amount of the Indebtedness under the Senior Notes and the Junior Notes after giving effect to such repurchase is not less than 1.6:1.0; and

          (3) the Collateral Agent will have received from the Company an officer's certificate that such repurchase has been or will be effected in accordance with the Senior Note Indenture and/or the Junior Note Indenture, as applicable.

     For purposes of this provision, the fair market value of any property included in the Note Collateral so released will not be less than the greater of
(1) the product of 6.5 multiplied by the EBITDA of such real property for the period of two fiscal quarters of the Company ending immediately prior to the date on which such Note Collateral is released multiplied by 2.0, and (2) the product of $10,000 multiplied by the number of units in such real property.

NOTICE

     Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Senior Note Indenture. Notices of redemption may not be conditional.

     On and after the redemption date, interest ceases to accrue on Senior Notes called for redemption.

CERTAIN RIGHTS TO REQUIRE REPURCHASE OF SENIOR NOTES BY THE COMPANY

  Change in Control

     In the event of any Change in Control of the Company occurring on or prior to the maturity of the Senior Notes, each holder of Senior Notes will have the right, at such holder's option, to require the Company to repurchase all or any part of such holder's Senior Notes on the date (the "Repurchase Date") that is a Business Day that is not more than 75 days after the date the Company gives notice of the Change in Control at a price (the "Repurchase Price") equal to 101.0% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. Not less than one Business Day prior to the Repurchase Date, the Company will be required to deposit with the Senior Note Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Senior Notes that are to be repaid on the Repurchase Date.

     On or before the 15th day after the occurrence of a Change in Control, the Company is obligated to mail to all holders a notice of:

     - the event constituting, and the date of, the Change in Control,

     - the Repurchase Date,

     - the date by which the repurchase right must be exercised,

     - the Repurchase Price for Senior Notes, and

     - the procedures that a holder of Senior Notes must follow to exercise a repurchase right.

     To exercise the repurchase right, a holder of a Senior Note must deliver, on or before the tenth day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) and to the Senior Note Trustee of the holder's exercise of its repurchase right, together with the certificates evidencing the Senior Notes with respect to which the right is being duly exercised, duly endorsed for transfer.

     There is no definition of the phrase "all or substantially all" as applied to the Company's assets and used in the definition of Change in Control in the Senior Note Indenture, and there is no clear definition of the phrase under applicable law. As a result of the uncertainty of the meaning of this phrase, in the event the Company were to sell a significant amount of its assets, the holders and the Company may disagree over whether the sale gives rise to the right of holders to require the Company to repurchase the Senior Notes. In such event, the holders would likely not be able to require the Company to repurchase unless and until the disagreement were resolved in favor of the holders of Senior Notes.

     In the event a Change in Control occurs and the holders exercise their rights to require the Company to repurchase Senior Notes, the Company intends to comply with any applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase. The Change in Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management.

  Incurrence of Indebtedness

     In the event that the Company or any Restricted Subsidiary will receive Net Proceeds from an incurrence of Indebtedness (other than Excluded Indebtedness) occurring on or prior to the maturity of the Senior Notes, the Company will offer to repurchase the Senior Notes, pro rata in accordance with the outstanding principal amount of the Senior Notes (subject to the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed), with such Net Proceeds, at a repurchase price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Senior Notes. The repurchase date (the "Repurchase Date") will be a Business Day that is not more than 60 days after the date the Company gives notice of such incurrence of Indebtedness. Not less than one Business Day prior to the Repurchase Date, the Company will be required to deposit with the Senior Note Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Senior Notes that are to be repaid on the Repurchase Date.

     On or before the 15th day after the incurrence of such Indebtedness, the Company is obligated to mail to all holders a notice of:

     - the event constituting, and the date of, the incurrence of Indebtedness,

     - the Repurchase Date,

     - the date by which the repurchase right must be exercised,

     - the Repurchase Price for Senior Notes, and

     - the procedures that a holder of Senior Notes must follow to exercise a repurchase right.

     To exercise the repurchase right, a holder of a Senior Note must deliver, on or before the tenth day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) and to the Senior Note Trustee of the holder's exercise of its repurchase right, together with the certificates evidencing the Senior Notes with respect to which the right is being duly exercised, duly endorsed for transfer.

     In the event an incurrence of Indebtedness occurs and the holders exercise their rights to require the Company to repurchase Senior Notes, the Company intends to comply with any applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase.

     Notwithstanding the preceding paragraphs, the Company will not be required to offer to repurchase Senior Notes until such time as the aggregate Net Proceeds of all Asset Sales of assets or rights that do not constitute Note Collateral and the Net Proceeds of all incurrences of Indebtedness, in each case that are required to be used to offer to repurchase Senior Notes, since (1) the date of the Senior Note Indenture, in the case of the initial offer to repurchase Senior Notes, or (2) the date of the immediately preceding offer to repurchase Senior Notes, in the case of any subsequent offer to repurchase Senior Notes, equals or exceeds $3.0 million; provided, that prior to such repurchase, such Net Proceeds will be deposited in an interest bearing cash collateral account pledged for the benefit of the holders of Senior Notes and Junior Notes.

 Asset Sales of Non-Note Collateral

     In the event that the Company or any Restricted Subsidiary will receive Net Proceeds from an Asset Sale of assets or rights that do not constitute Note Collateral occurring on or prior to the maturity of the Senior Notes, the Company will offer to repurchase the Senior Notes, pro rata in accordance with the outstanding principal amount of the Senior Notes (subject to the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed), with such Net Proceeds, at a repurchase price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Senior Notes. The repurchase date (the "Repurchase Date") will be a Business Day that is not more than 60 days after the date the Company gives notice of such Asset Sale. Not less than one Business Day prior to the Repurchase Date, the Company will be required to deposit with the Senior Note Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Senior Notes that are to be repaid on the Repurchase Date.

     On or before the 15th day after such Asset Sale, the Company is obligated to mail to all holders a notice of:

     - the event constituting, and the date of, the Asset Sale,

     - the Repurchase Date,

     - the date by which the repurchase right must be exercised,

     - the Repurchase Price for Senior Notes, and

     - the procedures that a holder of Senior Notes must follow to exercise a repurchase right.

     To exercise the repurchase right, a holder of a Senior Note must deliver, on or before the tenth day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) and to the Senior Note Trustee of the holder's exercise of its repurchase right, together with the certificates evidencing the Senior Notes with respect to which the right is being duly exercised, duly endorsed for transfer.

     In the event an Asset Sale of assets or rights that do not constitute Note Collateral occurs and the holders exercise their rights to require the Company to repurchase Senior Notes, the Company intends to comply with any applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase.

     Notwithstanding the preceding paragraphs, the Company will not be required to offer to repurchase Senior Notes until such time as the aggregate Net Proceeds of all Asset Sales of assets or rights that do not constitute Note Collateral and the Net Proceeds of all incurrences of Indebtedness, in each case that are required to be used to offer to repurchase Senior Notes, since (1) the date of the Senior Note Indenture, in the case of the initial offer to repurchase Senior Notes, or (2) the date of the immediately preceding offer to repurchase Senior Notes, in the case of any subsequent offer to repurchase Senior Notes, equals or exceeds $3.0 million; provided, that prior to such repurchase, such Net Proceeds will be deposited in an interest bearing cash collateral account pledged for the benefit of the holders of Senior Notes and Junior Notes.

     The agreements governing the Company's other indebtedness may contain prohibitions on certain events, including events that would constitute a Change in Control, an Asset Sale or an incurrence of Indebtedness. In addition, the exercise by the holders of Senior Notes of their right to require the Company to repurchase the Senior Notes upon a Change in Control, an incurrence of Indebtedness or an Asset Sale or the redemption by the Company of the Senior Notes upon an Asset Sale could cause a default under these other agreements, even if the Change in Control, Asset Sale or incurrence of Indebtedness itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the holders of Senior Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors -- Risks Related to the New Notes -- We may not have the ability to raise the funds necessary to finance the offers to redeem New Notes required by the Senior Note Indenture and the Junior Note Indenture" and "Risk Factors -- Risks Related to the New Notes -- We may not have the ability to repurchase the New Notes upon an asset sale of collateral."

CERTAIN COVENANTS

  Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiary of the Company or payable to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes or the Senior Note Guarantees, except a payment of interest or principal and premium, if any, at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Senior Note Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Senior Note Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Senior Note Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

             (c) (i) to the extent that any Restricted Investment that was made after the date of the Senior Note Indenture is sold for cash or otherwise liquidated or repaid for cash for an amount in excess of the initial amount of such Restricted Investment, the sum of (x) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted

        Investment (less the cost of disposition, if any) and (y) the aggregate amount invested in such Restricted Investment, and (ii) to the extent that any such Restricted Investment is sold for cash or otherwise liquidated or repaid in cash for an amount equal to or less than the initial amount of such Restricted Investment, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); provided that the amount of any Net Proceeds that are applied to repurchase the Senior Notes pursuant to the covenant entitled "Certain Rights to Require Repurchase of Senior Notes by the Company -- Asset Sales of Non-Note Collateral" will be excluded from this clause (3)(c) to the extent otherwise includible; plus

             (d) 50% of any dividends received by the Company or a Restricted Subsidiary after the date of the Senior Note Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus

             (e) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of the Senior
        Note Indenture, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or
        (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Senior Note Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any Junior Notes in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; and

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $250,000 in any twelve-month period.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors in good faith, whose resolution with respect thereto will be delivered to the Senior Note Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $3.0 million. Not later than the date of making any Restricted Payment, the Company will deliver to the Senior Note Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Senior
Note Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (2) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Senior Notes, the Junior Notes and the related Subsidiary Guarantees to be issued on the date of the Senior Note Indenture and the date of the Junior Note Indenture, respectively, or pursuant to the covenant below entitled "Additional Subsidiary Guarantees" or the covenant entitled "Additional Subsidiary Guarantees" in the Description of the Junior Notes;

          (3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (3), not to exceed $2.5 million at any time outstanding;

          (4) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Senior
     Note Indenture to be incurred under the first paragraph of this covenant or clauses (1), (2), (3), (4) or (10) of this paragraph;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

             (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Senior Notes, in the case of the Company, or its Senior Note Guarantee, in the case of a Subsidiary Guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (5);

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Senior Note Indenture to be outstanding;

          (7) the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (9) Indebtedness of the Company or any Restricted Subsidiary to the extent that the Net Proceeds thereof are promptly:

             (a) used to purchase Senior Notes tendered in an offer to purchase made as a result of a Change in Control, or

             (b) deposited to defease the Senior Notes as described under "-- Legal Defeasance and Covenant Defeasance,"

          (10) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including Acquired Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $5.0 million; and

          (11) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11).

     The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Senior Notes on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

  Liens

     The Company will not, and will not permit any of its Subsidiaries to directly or indirectly (1) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset of the Company or any of its Subsidiaries now owned or hereafter acquired or on any income or profits therefrom, or (2) assign or convey any right to receive income therefrom, securing Indebtedness, Attributable Debt or trade payables, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:


          (1) agreements governing Existing Indebtedness and Credit Facilities (including, without limitation, the G.E. Capital Loan Agreement) as in effect on the date of the Senior Note Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Senior Note Indenture;


          (2) the Senior Note Indenture, the Senior Notes and the Senior Note Guarantees;

          (3) the Junior Note Indenture, the Junior Notes and the Junior Note Guarantees;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Senior Note Indenture to be incurred;

          (6) customary non-assignment provisions in any contract or licensing agreement entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations or Capital Lease Obligations or other mortgage financings permitted to be incurred pursuant to clause (3) of the second paragraph under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation or the Transfer of All or Substantially All of the Assets of the Company

     The Company may not, in a single transaction or through a series of related transactions, consolidate with or merge into, or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, another Person in any transaction in which the Company is not the continuing or surviving entity, unless:

          (1) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Senior Note Trustee, all the obligations of the Company under the Senior Notes, the Senior Note Indenture and the Registration Rights Agreement or is a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, and the Senior Note Indenture remains in full force and effect;

          (2) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia although it in turn may be owned by a foreign entity;

          (3) immediately after giving effect to such transaction no Default or Event of Default will have occurred and be continuing and the officers' certificate referred to in the following paragraph reflects that such officers are not aware of any such Default or Event of Default that will have occurred and be continuing; and

          (4) the Company will have delivered to the Senior Note Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the Senior Note Indenture.

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with the preceding paragraph:

          (1) the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made will succeed to, and will be substituted for, and may exercise every right and power of, the Company under the Senior Note Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as the Company in the Senior Note Indenture and the Registration Rights Agreement;

          (2) the Company will thereupon be relieved of any further obligation or liability thereunder or upon the Senior Notes; and

          (3) the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

     Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Assisted Living Concepts, Inc., any or all of the Senior Notes issuable under the Senior Note Indenture which theretofore will not have been signed by the Company and delivered to the Senior Note Trustee. Upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in the Senior
Note Indenture, the Senior Note Trustee will authenticate and will deliver any Senior Notes which previously will have been signed and delivered by officers of the Company to the Senior Note Trustee for authentication, and any Senior Notes which such successor corporation thereafter will cause to be signed and delivered to the Senior Note Trustee for that purpose. All the Senior Notes so issued will in all respects have the same legal rank and benefit under the Senior Note Indenture as the Senior Notes theretofore or thereafter issued in accordance with the terms of the Senior Note Indenture as though all such Senior Notes had been issued at the date of execution of the Senior Note Indenture.

  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Senior Note Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement that is in effect on the date of the Senior Note Indenture or that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

          (2) transactions between or among the Company and/or its Restricted Subsidiaries;

          (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

          (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

          (5) Restricted Payments that are permitted by the provisions of the Senior Note Indenture described above under the caption "-- Restricted Payments;"

          (6) advances to officers of the Company or any Restricted Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such Persons in the performance of their responsibilities to the Company or such Restricted Subsidiary or in connection with any relocation;

          (7) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, equity options and equity ownership plans) paid or issued to and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business; and

          (8) any other transactions expressly authorized by the Court pursuant to the Plan.

 Additional Subsidiary Guarantees

     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Restricted Subsidiary after the date of the Senior Note Indenture or properly designates a Domestic Subsidiary as a Restricted Subsidiary and, in each case, that Domestic Subsidiary becomes party to one or more Collateral Documents granting a security interest in Note Collateral in favor of the Collateral Agent, then that newly acquired or created or designated Domestic Subsidiary will become a Subsidiary Guarantor and execute and deliver:

          (1) a supplemental indenture pursuant to which such Domestic Subsidiary will unconditionally guarantee all of the Company's obligations under the Senior Notes and the Senior Note Indenture on the terms set forth in the Senior Note Indenture;

          (2) any Collateral Documents necessary or reasonably requested by the Collateral Agent to grant the Collateral Agent for the benefit of holders of Senior Notes and Junior Notes a valid, enforceable, perfected security interest in the Note Collateral described therein; and

          (3) an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legally valid and binding and enforceable obligation of such Domestic Subsidiary, each reasonably satisfactory to the Senior Note Trustee within 10 business days of the date on which it was acquired or created or designated.

     Thereafter, such Domestic Subsidiary will be a Subsidiary Guarantor for all purposes of the Senior Note Indenture. This covenant will not apply to any Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Senior Note Indenture for as long as they continue to constitute Unrestricted Subsidiaries or to any Restricted Subsidiaries that are not party to one or more Collateral Documents granting a security interest in Note Collateral in favor of the Collateral Agent.

 Sale and Leaseback Transactions

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:


          (1) the assets subject to such sale and leaseback transaction are G.E. Capital Collateral and are not Note Collateral and the Net Proceeds thereof are applied as Net Proceeds of an incurrence of Indebtedness in accordance with the covenant entitled "-- Certain Rights to Require Repurchases of Senior Notes by the Company -- Incurrence of Indebtedness," or


          (2) each of the following conditions is satisfied:

             (a) the Company or that Restricted Subsidiary, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens;"

             (b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an officers' certificate delivered to the Senior Note Trustee, of the property that is the subject of that sale and leaseback transaction;

             (c) the rental payments of the Company or that Restricted Subsidiary, as applicable, under the leaseback arrangement provide for rental payments in each 12 month period of the lease that are substantially equal; and

             (d) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or that Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Mandatory Redemption -- Asset Sales of Note Collateral" or the covenant described above under the caption "-- Certain Rights to Require Repurchase of Senior Notes by the Company -- Asset Sales of Non-Note Collateral," as applicable.

 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

          (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

          (2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "-- Certain Rights to Require Repurchase of Senior Notes by the Company -- Asset Sales of Non-Note Collateral."

     In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

 Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

 Maintenance of Property

     The Company will, and will cause its Restricted Subsidiaries to keep all property and systems useful and necessary in its business or the business of any of its Restricted Subsidiaries that is included in the Note Collateral in good working order and condition, ordinary wear and tear excepted, and supplied with all necessary equipment.

 Insurance

     The Company will, and will cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, and will furnish to the Senior Note Trustee, upon reasonable written request, full information as to the insurance carried.

 Certain Notices to the Senior Note Trustee

     The Company will, so long as any Senior Notes are outstanding, deliver to the Senior Note Trustee, within 10 days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in the Senior Note Indenture, an officer's certificate specifying such Default or Event of Default, the period of existence thereof and what action the Company is taking or proposes to take with respect to such Default or Event of Default.

     In the event that the Junior Notes or any other Indebtedness of the Company that is subordinated to the Senior Notes is declared due and payable before the Stated Maturity of such Indebtedness because of the occurrence of an event of default thereunder, the Company will give prompt notice in writing of such happening to the Senior Note Trustee.

     The Company is required to file annually with the Senior Note Trustee, within 120 days after the end of each fiscal year of the Company, an officer's statement as to the absence of defaults in fulfilling any of its obligations under the Senior Note Indenture.

 Payment of the Senior Notes

     The Company will duly and punctually pay the principal of and premium, if any, and interest on the Senior Notes in accordance with the terms of the Senior Notes and the Senior Note Indenture.

 Maintenance of Office or Agency

     The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Senior Note Trustee or an affiliate of the Senior Note Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and the Senior Note Indenture may be served. The Company will give prompt written notice to the Senior Note Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Senior Note Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Senior Note Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Senior Note Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company will designate the Corporate Trust Office of the Senior Note Trustee as one such office or agency of the Company in accordance with the Senior Note Indenture.

 Waiver of Stay, Extension or Usury Laws

     The Company will waive, to the maximum extent permitted by applicable law, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Senior Notes in accordance with the Senior Note Indenture, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Senior Note Indenture, and the Company, to the maximum extent permitted by applicable law, will waive all benefit or advantage of any such law and will not hinder, delay or impede the execution of any power granted to the Senior Note Trustee under the Senior Note Indenture, but will suffer and permit the execution of every such power as though no such law had been enacted.

 Taxes

     The Company will pay or discharge, and will cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the holders of the Senior Notes.

 Corporate Existence

     Subject to the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Transfer of All or Substantially All of the Assets of the Company," the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

          (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors will determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the Senior Notes.

 No Amendment to Certain Provisions of the Junior Note Indenture

     Without the consent of the holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding, the Company will not amend, modify or alter the Junior Note Indenture in any way to:

          (1) increase the rate of or change the time for payment of interest on any Junior Notes;

          (2) increase the principal or premium, if any, of, or advance the final maturity date of, any Junior Notes;

          (3) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Junior Notes; or

          (4) amend the provisions of the Junior Note Indenture which relate to subordination.

REPORTS

     Whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the Senior Note Trustee and to the holders of Senior Notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor forms) if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

MODIFICATION OF THE SENIOR NOTE INDENTURE

     Under the Senior Note Indenture, with certain exceptions, the rights and obligations of the Company with respect to the Senior Notes and the rights of holders of the Senior Notes may only be modified by the Company and the Senior Note Trustee with the written consent of the holders of not less than 66 2/3% in principal amount of the outstanding Senior Notes.

     However, without the consent of each holder of any Senior Note affected, an amendment, waiver or supplement (with respect to any Senior Notes held by a non-consenting holder) may not:

          (1) reduce the principal amount of Senior Notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described above under the captions "-- Certain Rights to Require Repurchase of Senior Notes by the Company" and "-- Mandatory Redemption -- Asset Sales of Note Collateral");

          (3) reduce the rate of or change the time for payment of interest on any Senior Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Senior Notes (except a rescission of acceleration of the Senior Notes by the holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment Default that resulted from such acceleration);

          (5) make any Senior Note payable in money other than that stated in the Senior Notes;

          (6) make any change in the provisions of the Senior Note Indenture relating to waivers of past Defaults or the rights of holders of Senior Notes to receive payments of principal of, or interest or premium, if any, on the Senior Notes;

          (7) waive a redemption payment with respect to any Senior Note;

          (8) release any Subsidiary Guarantor from any of its obligations under its Senior Note Guarantee or the Senior Note Indenture, except in accordance with the terms of the Senior Note Indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any holder of Senior Notes, the Company, the Subsidiary Guarantors and the Senior Note Trustee may amend or supplement the Senior Note Indenture or the Senior Notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Senior Notes in addition to or in place of Certificated Senior Notes;

          (3) to provide for the assumption of the Company's obligations to holders of Senior Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets; or

          (4) to make any change that would provide any additional rights or benefits to the holders of Senior Notes or that does not adversely affect the legal rights under the Senior Note Indenture of any such holder.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following is a summary of certain provisions of the Senior Note Indenture relating to Events of Default, notice and waiver.

     Each of the following is an Event of Default under the Senior Note
Indenture:

          (1) default in the payment of interest on the Senior Notes when due and payable which continues for 30 days;

          (2) default in the payment of principal of (and premium, if any) on the Senior Notes when due and payable, at maturity, upon redemption or otherwise;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Mandatory Redemption -- Asset Sales of Note Collateral," "-- Certain Rights To Require Repurchase of Senior Notes by the Company" or "-- Certain Covenants -- Merger, Consolidation or the Transfer of All or Substantially All of the Assets of the Company;"

          (4) failure to perform any other covenant of the Company or any of its Restricted Subsidiaries contained in the Senior Note Indenture or the Senior Notes which continues for 60 days after notice as provided in the Senior Note Indenture;

          (5) acceleration of any Indebtedness of the Company or any of the Subsidiary Guarantors for money borrowed (including Capital Lease Obligations but not including any indebtedness or obligation for which recourse is limited to the property purchased) in an aggregate principal amount in excess of $5.0 million, whether existing on the date of the execution of the Senior Note Indenture or thereafter created, if such Indebtedness is not paid or such acceleration is not annulled within 10 days after notice to the Company of such acceleration;

          (6) failure by the Company or any of the Subsidiary Guarantors to pay final non-appealable judgments (not paid or covered by insurance) aggregating in excess of $2.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days; and

          (7) certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Restricted Subsidiaries.

     If an Event of Default occurs and is continuing with respect to the Senior Notes, either the Senior Note Trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all of the Senior Notes to be due and payable immediately. An Event of Default other than
(1) a default in the obligation to pay principal, premium or interest on the Senior Notes or (2) an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holders of each outstanding Senior Note affected may be waived by the holders of a majority in principal amount of the Senior Notes then outstanding.

     The Senior Note Trustee may require indemnity reasonably satisfactory to it before it enforces the Senior Note Indenture, the Senior Notes, the Senior Note Guarantees or the Collateral Documents. Subject to certain limitations specified in the Senior Note Indenture and the Collateral Documents, holders of a majority in principal amount of the Senior Notes may direct the Senior Note Trustee in its exercise of any trust or power. The Senior Note Trustee may withhold from holders of the Senior Notes notice of any default if it determines that withholding notice is in their interests, except a default in payment of principal or interest.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No past, present or future director, officer, employee, incorporator, agent or stockholder of the Company, any Subsidiary Guarantor or any G.E. Capital Debtor Subsidiary, as such, will have any liability for any obligations of the Company, the Subsidiary Guarantors or the G.E. Capital Debtor Subsidiaries under the Senior Notes, the Senior Note Indenture, the Senior Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Senior Notes and all obligations of the Subsidiary Guarantors discharged with respect to their Senior Note Guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding Senior Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Senior Notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the Senior Notes concerning issuing temporary Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Senior Note Trustee, and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Senior Note Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Senior Note Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default, Notice and Waiver" will no longer constitute an Event of Default with respect to the Senior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Senior Note Trustee, in trust, for the benefit of the holders of the Senior Notes, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company has delivered to the Senior Note Trustee an opinion of counsel reasonably acceptable to the Senior Note Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Senior Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company has delivered to the Senior Note Trustee an opinion of counsel reasonably acceptable to the Senior Note Trustee confirming that the holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default will have occurred and be continuing either: (a) on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit), or (b) in the case of Legal Defeasance, insofar as Events of Default of the type specified in clause (7) of the section above under the caption "Events of Default, Notice and Waiver" are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Senior Note Indenture or the Junior
     Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the Senior Note Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (7) the Company must deliver to the Senior Note Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (8) in the case of Legal Defeasance, the Company must deliver to the Senior Note Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company or any of the Subsidiary Guarantors between the date of deposit and the 91st day following the deposit and assuming that no holder of Senior Notes is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) no order or judgment will prohibit the application by the Senior Note Trustee of the funds deposited to effect Legal Defeasance or Covenant Defeasance.

Insofar as Events of Default of the type specified in clauses (3), (4) or (5) of the section above under the caption "Events of Default, Notice and Waiver" are concerned, if any such event occurs at any time in the period ending on the 91st day after the date of deposit which would constitute an Event of Default had Legal Defeasance or Covenant Defeasance not occurred, then the obligations of the Company and the Subsidiary Guarantors under the Senior Note Indenture, the Senior Notes and the Senior Note Guarantees will be revived and reinstated as though no such deposit had occurred.

MARKETABILITY

     At present there is no public market for the Senior Notes, and the Company is not able to predict whether a market will develop. The Company has no present plans to apply to list the Senior Notes on any United States exchange or the Nasdaq Stock Market. See "Risk Factors -- Risks Related to the New Notes -- If an active trading market does not develop for the New Notes, the noteholders may not be able to resell their New Notes."

GOVERNING LAW

     The Senior Note Indenture, the Senior Notes and the Senior Note Guarantees are governed by and construed in accordance with the laws of the State of New York.

SATISFACTION AND DISCHARGE

     The Senior Note Indenture will be discharged and will cease to be of further effect as to all Senior Notes issued thereunder, when:

          (1) either:

             (a) all Senior Notes that have been authenticated and delivered, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Senior Note Trustee for cancellation; or

             (b) all Senior Notes that have not been delivered to the Senior Note Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Senior Note Trustee as trust funds in trust solely for the benefit of the holders of Senior Notes, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Senior Notes not delivered to the Senior Note Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

          (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Senior Note Indenture; and

          (4) the Company has delivered irrevocable instructions to the Senior Note Trustee under the Senior Note Indenture to apply the deposited money toward the payment of the Senior Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an officers' certificate and an opinion of counsel to the Senior Note Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE SENIOR NOTE TRUSTEE

     If the Senior Note Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the Senior Note Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Senior Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, or apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Senior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Senior Note Trustee, subject to certain exceptions. The Senior Note Indenture provides that in case an Event of Default occurs and is continuing, the Senior Note Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Senior Note Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request of any holder of Senior Notes, unless such holder has offered to the Senior Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

REGISTRATION RIGHTS

     The Company and the Selling Securityholders entered into the Registration Rights Agreement on January 1, 2002. See "Registration Rights Agreement."

RESERVE

     Not all of the New Common Stock, the Senior Notes and the Junior Notes were issued on the Effective Date. This is because the total amount of the general unsecured claims under the Plan was not known on the Effective Date, either because certain of those claims were disputed claims or because those claims were not made by their holders on or before December 19, 2001 (the "Cutoff Date"). As a result, the Company reserved 68,241 shares of New Common Stock, $440,178 in principal amount of Senior Notes and the $166,775 in principal amount of Junior Notes (collectively, the "Reserve") from the initial issuance on the Effective Date. The initial distribution with respect to general unsecured claims was made only to the holders of general unsecured claims that were allowed prior to the Cutoff Date (the "Original Claimholders"). Once the total amount of the allowed general unsecured claims has been determined, the Reserve will be distributed pro rata among the holders of general unsecured claims allowed before or after the Cutoff Date (the date of this distribution, the "Subsequent Distribution Date").

     If the Reserve is insufficient to cover general unsecured claims allowed after the Cutoff Date, the Company and its subsidiaries will have no further liability with respect to those general unsecured claims and the holders of those claims will receive proportionately lower distributions of shares of New Common Stock, Senior Notes and Junior Notes than the Original Claimholders.

     If the Reserve exceeds the distributions necessary to cover general unsecured claims allowed after the Cutoff Date, the additional securities remaining in the Reserve will be distributed among all holders of general unsecured claims so as to ensure that each holder of an allowed general unsecured claim receives, in the aggregate, its pro rata share of the New Common Stock, the Senior Notes and the Junior Notes. In this case, the Original Claimholders received distributions of securities on the Effective Date and they will also receive distributions on the Subsequent Distribution Date. Furthermore, if no general unsecured claims are allowed after the Cutoff Date, the Reserve will be distributed pro rata solely among the Original Claimholders and the Selling Securityholders will receive 35,560 shares of New Common Stock, $229,881 in principal amount of Senior Notes and $87,096 in principal amount of Junior Notes.

     The right of the Original Claimholders to receive additional securities from the Reserve on the Subsequent Distribution Date will be nontransferable. Subject to compliance with applicable securities laws, any additional securities issued to the Original Claimholders will be freely transferable upon issuance.

  CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Senior Note Indenture. Reference is made to the Senior Note Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "ALCI" means ALC Indiana, Inc., a Nevada corporation.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any assets or rights whether or not constituting Note Collateral; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Senior Note Indenture described above under the caption "-- Certain Rights To Require Repurchase of Senior Notes by the Company -- Change in Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Transfer of All or Substantially All of the Assets of the Company" and not by the provisions described above under the caption "-- Mandatory
     Redemption -- Asset Sales of Note Collateral" or under the caption "Certain Rights to Require Repurchase of Senior Notes by the Company -- Asset Sales of Non-Note Collateral;" and

          (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of their Subsidiaries.

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:


          (1) a transfer of assets between or among the Company and the Subsidiary Guarantors, between or among any G.E. Capital Debtor Subsidiaries or between or among any Unrestricted Subsidiaries;


          (2) an issuance of Equity Interests by a Subsidiary of the Company to the Company or a Restricted Subsidiary; (3) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (4) the sale or other disposition of cash or Cash Equivalents; and

          (5) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction means the product of 8.0 multiplied by the aggregate net rental payments payable by the lessee in respect of the lease for the 12 month period commencing on the first date of the month in which such sale and leaseback transaction takes place.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, or partnership interests or other equivalents (however designated) in the case of a partnership or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

     "Carriage House" means Carriage House Assisted Living, Inc., a Delaware corporation.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;


          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party as of January 1, 2002 to the G.E. Capital Loan Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change in Control" means the occurrence of any of the following:

          (1) the sale of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or related group of Persons;

          (2) the consummation of any consolidation or merger of the Company:

             (a) in which the Company is not the continuing or surviving corporation, other than a consolidation or merger:

                (i) with a wholly-owned Subsidiary of the Company in which all of the common stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for the same consideration, or

                (ii) in which the stockholders of the Company immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger; or

             (b) pursuant to which the shares of common stock of the Company are converted into cash, securities, or other property, unless the stockholders of the Company immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger;

          (3) the acquisition by any Person individually or any Persons (in each case other than an Excluded Person or Excluded Persons) acting together that would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with any affiliates thereof, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of greater than 50% of the total voting power of all classes of capital shares of the Company entitled to vote generally in the election of directors of the Company; or

          (4) the first day on which a majority of members of the Board of Directors of the Company are not Continuing Directors.

     Notwithstanding clause (1) of the definition of "Change in Control," a Change in Control will not be deemed to have occurred as a result of a transaction in which either:

          (1) the holders of the shares of common stock of the Company immediately prior to the sale of all or substantially all of the Company's assets have, directly or indirectly, at least a majority of the shares of common stock of the corporation to which such assets were sold immediately after such asset sale; or

          (2) the holders of the shares of common stock of the Company immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of common stock of the continuing or surviving corporation immediately after such consolidation or merger.

     Notwithstanding clause (3) of the definition of "Change in Control," a Change in Control will not be deemed to have occurred solely by virtue of any of the following Persons filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) under the Exchange Act disclosing beneficial ownership by it of shares or securities of the Company, of greater than 50% of the total voting power referred to in clause (3) of the foregoing definition or otherwise:

          (1) the Company;

          (2) any Subsidiary;

          (3) any employee share purchase plan, share option plan, or other share incentive plan or program;

          (4) retirement plan or automatic dividend reinvestment plan; or

          (5) any substantially similar plan of the Company or any Subsidiary or any Person holding securities of the Company for or pursuant to the terms of any such employee benefit plan.

     "Collateral Documents" means all agreements, instruments, documents, pledges or filings that evidence, perfect, set forth or limit the security interest of the Collateral Agent in the Note Collateral.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, in each case to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provisions for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by that Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) the cumulative effect of a change in accounting principles will be excluded; and

          (5) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specific Person or one of its Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of the Senior
     Note Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


     "Credit Facilities" means, one or more debt facilities (including, without limitation, the facilities under the G.E. Capital Loan Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.


     "Designated Assets" means, collectively, the following properties owned by the Company or one of its Restricted Subsidiaries:

          (1) Magnolia House, Sabal House, Forsyth House and Stanley House, each of which is located in the State of Florida;

          (2) Wisdom House, which is located in the State of Georgia;

          (3) Floyd House, which is located in the State of Iowa; and

          (4) Bennett House, Chapman House, Jennings House, Monroe House and York House, each of which is located in the State of Indiana.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     "EBITDA" for any period for a particular assisted living facility means the Net Income for such period attributable to that facility of the entity owning such facility plus the following to the extent deducted in calculating such Net
Income:

          (1) income tax expense;

          (2) the consolidated interest expense of the entity that owns such facility or, if such entity owns more than one facility or has subsidiaries or other assets, the proportion of consolidated interest expense equal to the proportion of the fair market value of the assets of such entity represented by such facility;

          (3) depreciation expense related to such facility;

          (4) amortization expense related to such facility; and

          (5) any management fee paid with respect to such facility to the Company or any wholly owned Subsidiary of the Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Excluded Indebtedness" means, collectively:


          (1) Indebtedness under the G.E. Capital Loan Agreement;


          (2) Indebtedness permitted to be incurred under clauses (3) and (10) of the second paragraph of the covenant entitled "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," and

          (3) Permitted Refinancing Indebtedness of the Indebtedness described in clauses (1) and (2) above incurred under clause (4) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Excluded Person" means any Person who is a holder of more than 5% of all classes of capital shares of the Company as of January 1, 2002.


     "Existing Indebtedness" means up to $118.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (including, for purposes of this definition, Indebtedness under the G.E. Capital Loan Agreement but excluding Indebtedness under the Senior Note Indenture and the Junior Note Indenture) in existence on the date of the Senior Note Indenture, until such amounts are repaid.


     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "HCI" means Home and Community Care, Inc., a Delaware corporation.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates entered into in the ordinary course of business, and consistent with past practice.


     "G.E. Capital" means G.E. Capital and Heller Healthcare Finance, Inc.



     "G.E. Capital Loan Agreement" means the Loan Agreement, dated as of February 20, 2001, among G.E. Capital and certain Subsidiaries of the Company, as amended by First Amendment to Loan Documents, dated as of June 29, 2001, among G.E. Capital, the Company and certain Subsidiaries of the Company, as further amended by Second Amendment to Loan Documents, dated as of October 3, 2001, among G.E. Capital, the Company and certain Subsidiaries of the Company.



     "G.E. Capital Collateral" means all property, now owned or hereafter acquired, of the Company and its Subsidiaries that, pursuant to the collateral documents entered into pursuant to the G.E. Capital Loan Agreement, is subject to a security interest in favor of the lenders under the G.E. Capital Loan Agreement or a representative on their behalf.



     "G.E. Capital Debtor Subsidiary" means any Subsidiary of the Company that:



          (1) is a party to the G.E. Capital Loan Agreement, and


          (2) grants a security interest pursuant to the second paragraph of the provision captioned "-- Security" in one or more assisted living properties to secure the Obligations of the Company under the Senior Note Indenture, the Senior Notes and the Collateral Documents to which the Company is party.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

          (3) in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

          (4) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the fair market value of the asset(s) subject to such Lien.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Junior Note Guarantees" means the Guarantees given by the Subsidiary Guarantors in respect of the obligations under the Junior Note Indenture.

     "Junior Note Indenture" means the indenture, dated as of the date of the Senior Note Indenture, to be executed by the Company, the Subsidiary Guarantors and the Junior Note Trustee.

     "Junior Note Trustee" means the indenture trustee agreed upon between the Company and the Informal Bondholders' Committee in its capacity as trustee under the Junior Note Indenture.

     "Junior Notes" means those notes issued pursuant to the Junior Note Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means:

          (1) with respect to any Asset Sale, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied (whether pursuant to a mandatory redemption, offer to repurchase or otherwise) to repay Indebtedness (including the Indebtedness in respect of the G.E. Capital Loan Agreement) secured by a security interest on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; and


          (2) with respect to any incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any incurrence of Indebtedness, net of the direct costs relating to such incurrence, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and amounts required to be applied (whether pursuant to a mandatory redemption, an offer to repurchase or otherwise) to refinance, replace, defease or refund any then existing Indebtedness (other than the Junior Notes and the Junior Note Guarantees) secured by a security interest on an asset of the Company or any Restricted Subsidiary, if the net proceeds of such new Indebtedness are used to refinance, replace, defease or refund such existing Indebtedness.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;


          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Senior Notes or the Junior Notes or the G.E. Capital Loan Agreement) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and


          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.


     "Note Collateral" means all property, now owned or hereafter acquired, of the Company, the Subsidiary Guarantors and the G.E. Capital Debtor Subsidiaries that, pursuant to the Collateral Documents, is subject to a security interest in favor of the Collateral Agent.


     "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means:

          (1) the assisted living residence business, including nursing facilities, long-term care facilities or other facilities used or useful in the provision of healthcare services;

          (2) the provision of personal care and support (including nursing) services in connection with the assisted living residence business; and

          (3) any business that is ancillary to any of the foregoing, including, without limitation, rehabilitation programs, therapies, pharmaceutical services, participation in provider service organizations, health care information services business, distribution of medical supplies, geriatric care and home healthcare or other businesses which provide ancillary services to residents in long-term and specialty healthcare facilities.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2) any Investment in cash or Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of the Company; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenants described above under the captions
     "-- Mandatory Redemption -- Asset Sales of Note Collateral" and "Certain Rights to Require Repurchase of Senior Notes by the Company -- Asset Sales of Non-Note Collateral;"

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (7) Hedging Obligations;

          (8) Investments represented by accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (9) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits; and

          (10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding not to exceed $5.0 million.

     "Permitted Liens" means:

          (1) Liens created, or intended to be created, under the Collateral Documents;

          (2) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that are permitted by the terms of the Senior Note Indenture to be incurred;


          (3) Liens in favor of the Company, the Subsidiary Guarantors or the G.E. Capital Debtor Subsidiaries;


          (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (5) Liens on property existing at the time of acquisition of such property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (7) Liens on assets or rights which are not Note Collateral and which secure:

             (a) Indebtedness permitted by clause (3) or clause (10) of the second paragraph of the covenant entitled "-- Certain
        Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock;" or

             (b) Indebtedness permitted under any clause of such covenant so long as the Senior Notes are repaid in full with the proceeds of, and concurrently with the incurrence of, such Indebtedness;

          (8) Liens existing on the date of the Senior Note Indenture;

          (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that are not Indebtedness that do not exceed $1.0 million at any one time outstanding;

          (11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (12) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 90 days or which are being contested in good faith; provided that a reserve or other appropriate provision as will be required by GAAP will have been made therefor;

          (13) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company and its Restricted Subsidiaries, taken as a whole, incurred in the ordinary course of business;

          (14) Liens arising by reason of any judgment not constituting an Event of Default under the Senior Note Indenture; provided that:

             (a) such Liens are being contested in good faith by appropriate proceedings, and

             (b) such Liens are adequately bonded or adequate reserves have been established on the books of the Company in accordance with GAAP;

          (15) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by the Company or any of its Restricted Subsidiaries; provided that any such financing statement does not cover any property other than the property subject to such lease and the proceeds thereof; and

          (16) renewals or refundings of any Liens referred to in clauses (1),
     (2), (4), (5), (7), (8) and (11) above; provided that:

             (a) such new Liens will be limited to all or part of the same property that secured the original Liens (plus improvements to or on such property); and

             (b) the principal amount of the Indebtedness secured by such Liens at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (2), (4), (5), (7), (8) and
        (11) above immediately prior to such renewal or refunding, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewals or refundings.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the holders of the Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "Pro Rata Share" means, with respect to any distribution on account of an allowed claim or interest, a proportionate share, so that the ratio of the consideration distributed on account of an allowed claim or interest in a class to the amount of such allowed claim or interest is the same as the ratio of the amount of the consideration distributed on account of all allowed claims or interests in such class to the amount of all allowed claims or interests in such class.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as January 1, 2002, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Release Price" means, with respect to any Asset Sale of a property, the greater of (1) the product of 6.5 multiplied by the EBITDA of such property for the period of two fiscal quarters of the Company ending immediately prior to the date of such Asset Sale multiplied by 2.0, and (2) the product of $10,000 multiplied by the number of units in such property.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Note Guarantee" means the Guarantee executed by each Subsidiary Guarantor pursuant to the Senior Note Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Guarantors" means each of:

          (1) Carriage House,

          (2) HCI,

          (3) ALCI, and

          (4) any other Restricted Subsidiary of the Company that executes a Senior Note Guarantee in accordance with the terms of the Senior Note Indenture.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

          (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries; provided that if such Unrestricted Subsidiary fails to have at least one such director, such Unrestricted Subsidiary will not cease to be an Unrestricted Subsidiary solely because of its failure to have at least one such director so long as such Unrestricted Subsidiary is using its commercially reasonable efforts to appoint at least one such director; and

          (6) does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Senior Note Trustee by filing with the Senior Note Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Senior Note Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of

Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                        DESCRIPTION OF THE JUNIOR NOTES

     You can find the definitions of certain terms used in this description under the subheading "-- Certain Definitions." In this description, the word "the Company" refers only to Assisted Living Concepts, Inc. and not to any of its Subsidiaries.

     The Junior Notes were issued under an indenture, dated as of January 1, 2002 (the "Junior Note Indenture"), among the Company, the Subsidiary Guarantors and BNY Midwest Trust Company, as the trustee under the Senior Note Indenture (the "Junior Note Trustee") in a transaction that was not subject to the registration requirements of the Securities Act.

     The following description is a summary of the material provisions of the Junior Note Indenture and the Collateral Documents. It does not restate the Junior Note Indenture and the Collateral Documents in their entirety. We urge you to read the Junior Note Indenture and the Collateral Documents because they, and not this description, define the rights of the holders of the Junior Notes. Copies of the Junior Note Indenture and certain Collateral Documents have been filed as exhibits to this Registration Statement.

BRIEF DESCRIPTION OF THE JUNIOR NOTES AND THE JUNIOR NOTE GUARANTEES

  The Junior Notes

     The Junior Notes:

     - are junior secured obligations of the Company,

     - are subordinated in right of payment to all current and future Senior Indebtedness of the Company, including the Senior Notes,

     - rank pari passu in right of payment with all current and future senior indebtedness of the Company (other than Senior Indebtedness),

     - rank senior in right of payment to all future subordinated indebtedness of the Company,


     - are secured, as described under "-- Security -- Security for the Junior Notes," and


     - are unconditionally guaranteed by the Subsidiary Guarantors.

  The Junior Note Guarantees


     The Junior Notes are guaranteed by each of the Company's Subsidiaries that is a Subsidiary Guarantor. The G.E. Capital Debtor Subsidiaries will not guarantee the Junior Notes.


     Each Junior Note Guarantee:


     - is an obligation of each Subsidiary Guarantor,


     - is subordinated in right of payment to all current and future Senior Indebtedness of the Subsidiary Guarantors, including the Senior Note Guarantees,


     - ranks pari passu in right of payment with all current and future senior Indebtedness of each Subsidiary Guarantor (other than Senior Indebtedness of the Subsidiary Guarantors), and



     - ranks senior in right of payment to all future subordinated indebtedness of each Subsidiary Guarantor.



     As of December 31, 2001 (after giving effect to the Plan), the Company and the Subsidiary Guarantors have total senior borrowings, including the Senior Notes and the G.E. Capital Loan Agreement, of approximately $80.7 million. As indicated above and as discussed in detail below under the caption "Subordination," payments on the Junior Notes and under the Junior Note Guarantees will be subordinated to the payment of Senior Indebtedness.


     As of the date hereof, all of our Subsidiary Guarantors are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and

Unrestricted Subsidiaries," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." The Company's Unrestricted Subsidiaries will not be subject to many of the restrictive covenants and our Unrestricted Subsidiaries will not guarantee the Junior Notes.

PRINCIPAL, MATURITY AND INTEREST

     The Junior Notes will mature on January 1, 2012. Excluding additional principal amount which will be issued in connection with the payment of non-cash interest, the Junior Notes will be limited to $15.25 million aggregate principal amount (including any Junior Notes issued after the Effective Date of the Plan, see "-- Reserve") and will bear interest payable semiannually in arrears. Until the interest payment date immediately the third anniversary of the Effective Date, interest on the Junior Notes will be paid by capitalizing and adding it to the principal amount of the Junior Notes at a rate of 8.0% per annum, compounded semi-annually in arrears. From and after the interest payment date immediately preceding the third anniversary of the Effective Date, interest on the Junior Notes will accrue at a rate of 12.0% per annum and will be payable in cash semi-annually in arrears. The interest payment dates will be January 1 and July 1, commencing on July 1, 2002. The Company will pay interest on the Junior Notes to the Persons who are registered holders of Junior Notes at the close of business on the 15th day of the month immediately preceding each interest payment date. Principal (and premium, if any) and interest on the Junior Notes will be payable, and transfers thereof will be registerable, at the office or agency of the Company maintained for such purposes, initially at the offices of the Junior Note Trustee.

METHODS OF RECEIVING PAYMENTS ON THE JUNIOR NOTES

     If a holder of Junior Notes has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium, if any, on that holder's Junior Notes in accordance with those instructions. All other payments on Junior Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the holders of the Junior Notes at their address set forth in the register of holders of Junior Notes. Holders must surrender Junior Notes to a Paying Agent to collect principal payments.

PAYING AGENT AND REGISTRAR FOR THE JUNIOR NOTES

     Initially, the Junior Note Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar upon prior written notice to the Junior Note Trustee and may act in any such capacity itself.

BOOK-ENTRY, DELIVERY AND FORM OF JUNIOR NOTES

     Except as described in the next paragraph, the Junior Notes were issued in the form of one or more global junior notes (the "Global Junior Notes"). The Global Junior Notes were deposited, or will be deposited on the Subsequent Distribution Date, as applicable, with The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the "Global Junior Note Holder").

     Some of the Junior Notes were issued in the form of registered definitive certificates (the "Certificated Junior Notes") and, as described below under "-- Certificated Notes," other Junior Notes may be issued in the form of Certificated Junior Notes. Upon the transfer of Certificated Junior Notes, Certificated Junior Notes may, unless all of the Global Junior Notes have previously been exchanged for Certificated Junior Notes, be exchanged for an interest in the Global Junior Note representing the principal amount of Junior Notes being transferred, subject to the transfer restrictions set forth in the Junior Note Indenture.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it:

          (1) upon deposit of the Global Junior Notes, DTC will credit the accounts of Participants designated by the Company with portions of the principal amount of the Global Junior Notes; and

          (2) ownership of these interests in the Global Junior Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Junior Notes).

     Prospective purchasers are advised that the laws of some States require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Junior Note to such Persons will be limited to such extent.

     So long as the Global Junior Note Holder is the registered owner of any Junior Notes, the Global Junior Note Holder will be considered the sole holder under the Junior Note Indenture of any Junior Notes evidenced by the Global Junior Notes. Beneficial owners of Junior Notes evidenced by the Global Junior Notes will not be considered the owners or holders of the Junior Notes under the Junior Note Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Junior Note Trustee. Neither the Company nor the Junior Note Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Junior Notes.

     Payments in respect of the principal of, and interest and premium, if any, on a Global Junior Note registered in the name of the Global Junior Note Holder on the applicable record date will be payable by the Junior Note Trustee to or at the direction of the Global Junior Note Holder in its capacity as the registered holder of the Junior Notes under the Junior Note Indenture. Under the terms of the Junior Note Indenture, the Company and the Junior Note Trustee will treat the Persons in whose names the Junior Notes, including the Global Junior Notes, are registered as the owners of the Junior Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Junior Note Trustee nor any agent of the Company or the Junior Note Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Junior Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Junior Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Junior Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Junior Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Junior Note Trustee or the Company. Neither the Company nor the Junior Note Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Junior Notes, and the Company and the Junior Note

Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

CERTIFICATED NOTES

     If:

          (1) the Company notifies the Junior Note Trustee in writing that DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days, or

          (2) upon request to the Junior Note Trustee by any Person having a beneficial interest in a Global Junior Note, following the occurrence and during the continuation of a Default or Event of Default, then, upon surrender by the Global Junior Note Holder of its Global Junior Notes, Junior Notes in certificated form will be issued to each Person that the Global Junior Note Holder and DTC identify as being the beneficial owner of the related Junior Notes. All such Certificated Junior Notes will be subject to the legend requirements set forth in the Junior Note Indenture.

     Neither the Company nor the Junior Note Trustee will be liable for any delay by the Global Junior Note Holder or DTC in identifying the beneficial owners of Junior Notes, and the Company and the Junior Note Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Junior Note Holder or DTC for all purposes.

TRANSFER AND EXCHANGE

     The Junior Notes are in fully registered form without coupons in denominations of $1,000 (before giving effect to the capitalization of interest through the interest payment date immediately prior to the third anniversary of the Effective Date) or any multiples thereof (except that the initial issuance of Junior Notes to each noteholder was in a principal amount equal to such noteholder's Pro Rata Share of its general unsecured claim(s) in the bankruptcy proceeding multiplied by $15,083,225, the principal amount of Junior Notes issued on the Effective Date, and Junior Notes aggregating up to $166,775 in principal amount may be subsequently issued from the Reserve on a pro rata basis based on the relative amounts of general unsecured claims that were not resolved as of the Effective Date). A holder may transfer or exchange Junior Notes in accordance with the Junior Note Indenture. No service charge will be made for any registration, transfer or exchange of Junior Notes, except for any tax or other governmental charges that may be imposed in connection with such registration, transfer or exchange. The Registrar need not transfer or exchange any Junior Notes selected for redemption. Also, in the event of a partial redemption, it need not transfer or exchange any Junior Notes for a period of 15 days before selecting Junior Notes to be redeemed. The registered holder of a Junior Note may be treated as its owner for all purposes.

JUNIOR NOTE GUARANTEES

     The Junior Notes are guaranteed by each of the Subsidiary Guarantors. The Junior Note Guarantees are joint and several obligations of the Subsidiary Guarantors. Each Junior Note Guarantee is subordinated to the prior payment in full of all Senior Indebtedness of that Subsidiary Guarantor. The obligations of each Subsidiary Guarantor under its Junior Note Guarantee is limited as necessary to prevent that Junior Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Related to the New Notes -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     The Junior Note Guarantee of a Subsidiary Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the provisions of the Junior
     Note Indenture entitled "Mandatory Redemption -- Asset

     Sales of Note Collateral" or "Certain Rights to Require Repurchase of Junior Notes by the Company -- Asset Sales of Non-Note Collateral;"

          (2) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with the provisions of the Junior Note Indenture entitled "Certain Rights to Require Repurchase of Junior Notes by the Company -- Asset Sales of Non-Note Collateral;"

          (3) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Junior Note Indenture; or

          (4) at such time, if any, as that Subsidiary Guarantor ceases to be party to any of the Collateral Documents or all of the security interests granted by that Subsidiary Guarantor in Note Collateral are released in accordance with the Junior Note Indenture or the Collateral Documents.

See "-- Mandatory Redemption -- Asset Sales of Note Collateral" and "-- Certain Rights to Require Repurchase of Junior Notes by the Company -- Asset Sales of Non-Note Collateral."

SECURITY


 Security for the Junior Notes



     The Junior Notes are secured, subject to certain permitted liens, by a second priority security interest in 57 assisted living facilities owned by the Company and the Subsidiary Guarantors (the "Note Collateral").


 Intercreditor Arrangements


     The Junior Notes are secured, subject to certain permitted liens, by a second priority security interest in the Note Collateral, and the interests of the holders of Junior Notes are subordinated to the interests of the holders of Senior Notes. The Junior Note Trustee and holders of the Junior Notes will only be able to cause the commencement of steps to realize upon their junior security interest in the Note Collateral if:


          (1) the final maturity date of the Senior Notes has passed and the Senior Note Trustee or the holders of Senior Notes have not commenced such steps within 60 days of such date;

          (2) the remaining principal amount of Senior Notes then outstanding constitutes less than 10% of the remaining principal amount of Junior Notes then outstanding; or

          (3) such time as:

             (a) holders of Junior Notes have not received interest or any other amounts payable under the Junior Notes for a period of 181 days from the date of required payment, and

             (b) the principal of the Senior Notes has not been accelerated and the Senior Note Trustee or holders of the Senior Notes have not commenced steps to foreclose or otherwise realize upon the security interest of holders of the Senior Notes in the Note Collateral.

     In any event, so long as the principal amount of the Senior Notes is more than the principal amount of the Junior Notes, the holders of Senior Notes will direct any actions and make any decisions required in connection with realizing upon the Note Collateral. At such time as the principal amount of the Senior Notes is less than the principal amount of the Junior Notes, the holders of more than 50% of the aggregate principal amount of the Senior Notes and Junior Notes then outstanding will direct any actions and make any decisions required in connection with realizing upon the Note Collateral.

MANDATORY REDEMPTION -- ASSET SALES OF NOTE COLLATERAL

     The Company will be required to redeem Junior Notes prior to their final maturity date as described below.

     If on any date the Company or any Restricted Subsidiary will receive Net Proceeds from any Asset Sale of Note Collateral, then within 10 days after the receipt of such Net Proceeds, the Company, subject to the subordination provisions described below under the caption "Subordination Provisions," will deliver to the Junior Note Trustee an amount sufficient to allow the Junior Note Trustee, on behalf of the Company, to redeem a principal amount of the Junior Notes equal to such Net Proceeds, pro rata in accordance with the outstanding principal amount of the Junior Notes (subject to the requirements of the principal national securities exchange, if any, on which the Junior Notes are listed), at a redemption price equal to 100% of the principal amount thereof together with accrued and unpaid interest on the Junior Notes. See "-- Notice."

     Notwithstanding the preceding paragraph, the Company will not, and will not permit its Restricted Subsidiaries to, make an Asset Sale of assets or rights constituting Note Collateral unless:

          (1) except in the case of an Asset Sale of a Designated Asset, the amount of the gross proceeds of such Asset Sale equals or exceeds the total Release Price relating to the Note Collateral which is the subject of such Asset Sale, and

          (2) the ratio of the aggregate fair market value of the Note Collateral after giving effect to such Asset Sale to the aggregate principal amount of the Indebtedness under the Senior Notes and the Junior Notes, after giving effect to the mandatory redemption required by the preceding paragraph is not less than 1.6:1.0.

     Notwithstanding the preceding paragraphs, the Company will not be required to redeem Junior Notes under this covenant until such time as the aggregate Net Proceeds of all Asset Sales of Note Collateral made that are required to be used to redeem Junior Notes since (1) the date of the Junior Note Indenture, in the case of the initial mandatory redemption of Junior Notes, or (2) the date of the immediately preceding mandatory redemption of Junior Notes, in the case of any subsequent mandatory redemption of Junior Notes, equals or exceeds $1.0 million; provided that, prior to such redemption, such Net Proceeds will be deposited in an interest bearing cash collateral account pledged for the benefit of holders of Senior Notes and Junior Notes.

OPTIONAL REDEMPTION

     The Company may, at its option at any time, redeem all, but not less than all, of the Junior Notes, on at least 30 days' but not more than 60 days' notice to each holder of Junior Notes to be redeemed in cash at its registered address, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date; provided that such optional redemption will only be permitted if no Senior Notes remain outstanding or if, concurrently with the redemption of such Junior Notes, the Company redeems all Senior Notes then outstanding.

RELEASE OF SECURITY INTERESTS IN NOTE COLLATERAL

 Sale of Note Collateral

     In the event that any Note Collateral is sold in accordance with the provisions of the Junior Note Indenture and the Net Proceeds of such sale are applied to repay the Junior Notes in accordance with the terms of the covenant entitled "Mandatory Redemption -- Asset Sales of Note Collateral" contained in this description, the Collateral Agent will release the security interests in favor of the Collateral Agent in the Note Collateral sold; provided, that the Collateral Agent will have received from the Company an officer's certificate that such Net Proceeds have been or will be applied in accordance with the Senior Note Indenture and the Junior Note Indenture; provided further that, prior to the application of such Net Proceeds, such Net Proceeds will be deposited in an interest bearing cash collateral account pledged for the benefit of holders of Senior Notes and Junior Notes.

  Redemption of Junior Notes

     In the event that the Company redeems all of the Junior Notes in accordance with the provisions of the Junior Note Indenture, the Collateral Agent will release the security interests in the Note Collateral securing the Junior Notes, the Junior Note Indenture and the related Subsidiary Guarantees.

  Repurchase of Junior Notes

     In the event that the Company repurchases (other than with the proceeds of an Asset Sale) all or some of the Senior Notes and/or Junior Notes, in each case in accordance with the provisions of the Senior Note Indenture and/or the Junior
Note Indenture, as applicable, the Collateral Agent will release the security interests in such Note Collateral as the Company will identify in writing to the Collateral Agent, provided that:

          (1) no Note Collateral will be released pursuant to this provision until the aggregate principal amount of the Notes repurchased in accordance with the Senior Note Indenture and the Junior Note Indenture exceeds $10.0 million;

          (2) the ratio of the aggregate fair market value of the Note Collateral after giving effect to such release of Note Collateral to the aggregate principal amount of the Indebtedness under the Senior Notes and the Junior Notes after giving effect to such repurchase is not less than 1.6:1.0; and

          (3) the Collateral Agent will have received from the Company an officer's certificate that such repurchase has been or will be effected in accordance with the Senior Note Indenture and/or the Junior Note Indenture, as applicable.

     For purposes of this provision, the fair market value of any real property included in the Note Collateral so released will not be less than the greater of
(1) product of 6.5 multiplied by the EBITDA of such real property for the period of two fiscal quarters of the Company ending immediately prior to the date on which such Note Collateral is released multiplied by 2.0, and (2) the product of $10,000 multiplied by the number of units in such real property.

NOTICE

     Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Junior Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Junior Notes or a satisfaction and discharge of the Junior Note Indenture. Notices of redemption may not be conditional.

     On and after the redemption date, interest ceases to accrue on Junior Notes called for redemption.

CERTAIN RIGHTS TO REQUIRE REPURCHASE OF JUNIOR NOTES BY THE COMPANY

  Change in Control

     In the event of any Change in Control of the Company occurring after the date of issuance of the Junior Notes and on or prior to maturity, subject to the subordination provisions described below under the caption "-- Subordination Provisions," each holder of Junior Notes will have the right, at such holder's option, to require the Company to repurchase all or any part of such holder's Junior Notes on the date (the "Repurchase Date") that is a Business Day that is not more than 60 days after the date the Company gives notice of the Change in Control at a price (the "Repurchase Price") equal to 101.0% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date. Not less than one Business Day prior to the Repurchase Date, the Company will be required to deposit with the Junior Note Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Junior Notes that are to be repaid on the Repurchase Date.

     On or before the 15th day after the last date on which, in accordance with the Senior Note Indenture, holders of Senior Notes are permitted to deliver written notice of exercise of their right to require the Company to repurchase Senior Notes upon a Change in Control, the Company is obligated to mail to all holders a notice of:

     - the event constituting, and the date of, the Change in Control,

     - the Repurchase Date,

     - the date by which the repurchase right must be exercised,

     - the Repurchase Price for Junior Notes, and

     - the procedures that a holder of Junior Notes must follow to exercise a repurchase right.

     To exercise the repurchase right, a holder of a Junior Note must deliver, on or before the tenth day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) and to the Junior Note Trustee of the holder's exercise of its repurchase right, together with the certificates evidencing the Junior Notes with respect to which the right is being duly exercised, duly endorsed for transfer.

     Prior to complying with any of the provisions of this "Change in Control" covenant, but in any event within 90 days following a Change in Control, the Company will either (1) repay all outstanding Senior Indebtedness (other than the Senior Notes) and offer to repurchase all outstanding Senior Notes in accordance with the terms of the Senior Note Indenture or (2) obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of the Junior Notes required by this covenant.

     There is no definition of the phrase "all or substantially all" as applied to the Company's assets and used in the definition of Change in Control in the Junior Note Indenture, and there is no clear definition of the phrase under applicable law. As a result of the uncertainty of the meaning of this phrase, in the event the Company were to sell a significant amount of its assets, the holders and the Company may disagree over whether the sale gives rise to the right of holders to require the Company to repurchase the Junior Notes. In such event, the holders would likely not be able to require the Company to repurchase unless and until the disagreement were resolved in favor of the holders of Junior Notes.

     In the event a Change in Control occurs and the holders exercise their rights to require the Company to repurchase Junior Notes, the Company intends to comply with any applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase. The Change in Control purchase feature of the Junior Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management.

  Incurrence of Indebtedness

     In the event that the Company or any Restricted Subsidiary will receive Net Proceeds from an incurrence of Indebtedness (other than Excluded Indebtedness) occurring after the date of issuance of the Junior Notes and on or prior to maturity, the Company, subject to the subordination provisions described below under the caption "Subordination Provisions," will offer to repurchase the Junior Notes, pro rata in accordance with the outstanding principal amount of the Junior Notes (subject to the requirements of the principal national securities exchange, if any, on which the Junior Notes are listed), with such Net Proceeds, at a repurchase price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Junior Notes. The repurchase date (the "Repurchase Date") will be a Business Day that is not more than 60 days after the date the Company gives notice of such incurrence of Indebtedness. Not less than one Business Day prior to the Repurchase Date, the Company will be required to deposit with the Junior Note Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Junior Notes that are to be repaid on the Repurchase Date.

     On or before the 15th day after the last date on which, in accordance with the Senior Note Indenture, holders of Senior Notes are permitted to deliver written notice of exercise of their right to require the Company to repurchase Senior Notes upon an incurrence of Indebtedness, the Company is obligated to mail to all holders a notice of:

     - the event constituting, and the date of, the incurrence of Indebtedness,

     - the Repurchase Date,

     - the date by which the repurchase right must be exercised,

     - the Repurchase Price for Junior Notes, and

     - the procedures that a holder of Junior Notes must follow to exercise a repurchase right.

     To exercise the repurchase right, a holder of a Junior Note must deliver, on or before the tenth day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) and to the Junior Note Trustee of the holder's exercise of its repurchase right, together with the certificates evidencing the Junior Notes with respect to which the right is being duly exercised, duly endorsed for transfer.

     In the event an incurrence of Indebtedness occurs and the holders exercise their rights to require the Company to repurchase Junior Notes, the Company intends to comply with any applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase.

     Notwithstanding the preceding paragraphs, the Company will not be required to offer to repurchase Junior Notes until such time as the aggregate Net Proceeds of all Asset Sales of assets or rights that do not constitute Note Collateral and the Net Proceeds of all incurrences of Indebtedness, in each case that are required to be used to offer to repurchase Senior Notes or Junior Notes, since (1) the date of the Junior Note Indenture, in the case of the initial offer to repurchase Junior Notes, or (2) the date of the immediately preceding offer to repurchase Junior Notes, in the case of any subsequent offer to repurchase Junior Notes, equals or exceeds $3.0 million; provided, that prior to such repurchase, such Net Proceeds will be deposited in an interest bearing cash collateral account pledged for the benefit of holders of Senior Notes and Junior Notes.

  Asset Sales of Non-Note Collateral

     In the event that the Company or any Restricted Subsidiary will receive Net Proceeds from an Asset Sale of assets or rights that do not constitute Note Collateral occurring after the date of issuance of the Junior Notes and on or prior to maturity, the Company, subject to the subordination provisions described below under the caption "Subordination Provisions," will offer to repurchase the Junior Notes, pro rata in accordance with the outstanding principal amount of the Junior Notes (subject to the requirements of the principal national securities exchange, if any, on which the Junior Notes are listed), with such Net Proceeds, at a repurchase price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest on the Junior Notes. The repurchase date (the "Repurchase Date") will be a Business Day that is not more than 60 days after the date the Company gives notice of such Asset Sale. Not less than one Business Day prior to the Repurchase Date, the Company will be required to deposit with the Junior Note Trustee or a Paying Agent an amount of money sufficient to pay the Repurchase Price of the Junior Notes that are to be repaid on the Repurchase Date.

     On or before the 15th day after the last date on which, in accordance with the Senior Note Indenture, holders of the Senior Notes are permitted to deliver written notice of their exercise right to require the Company to repurchase Senior Notes upon such Asset Sale, the Company is obligated to mail to all holders a notice of:

     - the event constituting, and the date of, the Asset Sale,

     - the Repurchase Date,

     - the date by which the repurchase right must be exercised,

     - the Repurchase Price for Junior Notes, and

     - the procedures that a holder of Junior Notes must follow to exercise a repurchase right.

     To exercise the repurchase right, a holder of a Junior Note must deliver, on or before the tenth day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) and to the Junior Note Trustee of the holder's exercise of its repurchase right, together with the certificates evidencing the Junior Notes with respect to which the right is being duly exercised, duly endorsed for transfer.

     In the event an Asset Sale of assets or rights that do not constitute Note Collateral occurs and the holders exercise their rights to require the Company to repurchase Junior Notes, the Company intends to comply with any applicable tender offer rules under the Exchange Act, including Rules 13e-4 and 14e-1, as then in effect, with respect to any such purchase.

     Notwithstanding the preceding paragraphs, the Company will not be required to offer to repurchase Junior Notes until such time as the aggregate Net Proceeds of all Asset Sales of assets or rights that do not constitute Note Collateral and the Net Proceeds of all incurrences of Indebtedness, in each case that are required to be used to offer to repurchase Junior Notes or Junior Notes, since (1) the date of the Junior Note Indenture, in the case of the initial offer to repurchase Junior Notes, or (2) the date of the immediately preceding offer to repurchase Junior Notes, in the case of any subsequent offer to repurchase Junior Notes, equals or exceeds $3.0 million; provided, that prior to such repurchase, such Net Proceeds will be deposited in an interest bearing cash collateral account pledged for the benefit of the holders of Senior Notes and Junior Notes.

     The agreements governing the Company's other indebtedness may contain prohibitions on certain events, including events that would constitute a Change in Control, an Asset Sale or an incurrence of Indebtedness. In addition, the exercise by the holders of Junior Notes of their right to require the Company to repurchase the Junior Notes upon a Change in Control, an incurrence of Indebtedness or an Asset Sale, or the redemption by the Company of the Junior Notes upon an Asset Sale could cause a default under these other agreements, even if the Change in Control, Asset Sale or incurrence of Indebtedness itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the holders of Junior Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors -- Risks Related to the New Notes -- We may not have the ability to raise the funds necessary to finance the offers to redeem New Notes required by the Senior Note Indenture and the Junior Note Indenture" and "Risk Factors -- Risks Related to the New Notes -- We may not have the ability to repurchase the New Notes upon an asset sale of collateral."

SUBORDINATION PROVISIONS

     The payment of principal, interest and premium, if any, on the Junior Notes and the payment of any amounts under the Junior Note Guarantees will be subordinated to the prior payment in full of all Senior Indebtedness, including Senior Indebtedness incurred after the date of the Junior Note Indenture.

     The holders of Senior Indebtedness will be entitled to receive payment in full of all Obligations due in respect of Senior Indebtedness (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Indebtedness) before the holders of Junior Notes will be entitled to receive any payment with respect to the Junior Notes or the Junior Note Guarantees (in each case, except that holders of Junior Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company or any Subsidiary
Guarantor:

          (1) in a liquidation or dissolution of the Company or that Subsidiary Guarantor;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or that Subsidiary Guarantor or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of the Company's or that Subsidiary Guarantor's assets and liabilities.

     The Company also may not make any payment in respect of the Junior Notes and the Subsidiary Guarantors may not make any payment in respect of the Junior Note Guarantees (in each case, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if:

          (1) a payment default on Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

          (2) any other default occurs and is continuing on any series of Senior Indebtedness that permits holders of that series of Senior Indebtedness to accelerate its maturity and the Junior Note Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Senior Indebtedness.

     Payments on the Junior Notes and the Junior Note Guarantees may and will be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or 181 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Indebtedness has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

          (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal, interest and premium, if any, on the Junior Notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Junior Note Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

     If the Junior Note Trustee or any holder of the Junior Notes receives a payment in respect of the Junior Notes or under a Junior Note Guarantee (in each case, except in Permitted Junior Securities or from the trust described under '-- Legal Defeasance and Covenant Defeasance") when:

          (1) the payment is prohibited by these subordination provisions; and

          (2) the Junior Note Trustee or the holder of the Junior Notes has actual knowledge that the payment is prohibited;

the Junior Note Trustee or the holder of the Junior Notes, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Indebtedness. Upon the proper written request of the holders of Senior Indebtedness, the Junior Note Trustee or the holder of the Junior Notes, as the case may be, will deliver the amounts in trust to the holders of Senior Indebtedness or their proper representative.

     The Company must promptly notify holders of Senior Indebtedness if payment of the Junior Notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, holders of Junior Notes may recover less ratably than creditors of the Company who are holders of Senior Indebtedness. See "Risk Factors -- Risks Related to the Junior Notes -- The noteholders' right to receive payments on the Junior Notes is junior to certain of our senior indebtedness, including the Senior Notes. Further, the Junior Note Guarantees will be junior to certain of our subsidiary guarantors' senior indebtedness, including the Senior Note guarantees."


     The agreements governing the Company's other indebtedness may contain prohibitions on certain events, including events that would constitute a Change in Control, an Asset Sale or an incurrence of Indebtedness. In addition, the exercise by the holders of Junior Notes of their right to require the Company to repurchase the Junior Notes upon a Change in Control or an incurrence of Indebtedness or an Asset Sale of assets or rights that do not constitute Note Collateral or G.E. Capital Collateral, or redemption by the Company of the Junior Notes upon an Asset Sale could cause a default under these other agreements, even if the Change in Control, Asset Sale of Note Collateral or incurrence of Indebtedness itself does not, due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the holders of Junior Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors -- Risks Related to the New Notes -- We may not have the ability to raise the funds necessary to finance the offers to redeem New Notes required by the Senior Note Indenture and the Junior
Note Indenture" and "Risk

Factors -- Risks Related to the New Notes -- We may not have the ability to repurchase the New Notes upon an asset sale of collateral."

CERTAIN COVENANTS

  Restricted Payments

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiary of the Company or payable to the Company or a Restricted Subsidiary of the Company);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any Person (other than the Company or any of its Wholly Owned Restricted Subsidiaries);

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Junior Notes or the Junior Note Guarantees, except a payment of interest or principal and premium, if any, at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

          (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Junior Note Indenture (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

             (a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Junior Note Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

             (b) 100% of the aggregate net cash proceeds received by the Company since the date of the Junior Note Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

             (c) (i) to the extent that any Restricted Investment that was made after the date of the Junior Note Indenture is sold for cash or otherwise liquidated or repaid for cash for an amount in excess of the initial amount of such Restricted Investment, the sum of (x) 50% of the cash proceeds with respect to such Restricted Investment in excess of the aggregate amount invested in such Restricted Investment (less the cost of disposition, if any) and (y) the aggregate amount invested in such Restricted Investment, and (ii) to the extent that any such Restricted Investment is sold for cash or otherwise liquidated or repaid in cash for an amount equal to or less than the initial amount of such Restricted Investment, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); provided that the amount of any Net Proceeds that are applied to repurchase the Junior Notes pursuant to the covenant entitled "Certain Rights to Require Repurchase of Junior Notes by the Company -- Asset Sales of Non-Note Collateral" will be excluded from this clause (3)(c) to the extent otherwise includible; plus

             (d) 50% of any dividends received by the Company or a Restricted Subsidiary after the date of the Junior Note Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period, plus

             (e) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the date of the Junior
        Note Indenture, the lesser of (i) the fair market value of the Company's Investment in such Subsidiary as of the date of such redesignation or
        (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Junior Note Indenture;

          (2) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (3) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis; and

          (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $250,000 in any twelve-month period.

     The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors in good faith whose resolution with respect thereto will be delivered to the Junior Note Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $3.0 million. Not later than the date of making any Restricted Payment, the Company will deliver to the Junior Note Trustee an officers' certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Junior Note Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company's Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least
2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (2) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness represented by the Senior Notes, the Junior Notes and the related Subsidiary Guarantees to be issued on the date of the Senior Note Indenture and the date of the Junior Note Indenture, respectively, or pursuant to the covenant below entitled "Additional Subsidiary Guarantees" or the covenant entitled "Additional Subsidiary Guarantees" in the Description of the Senior Notes;

          (3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (3), not to exceed $2.5 million at any time outstanding;

          (4) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Junior
     Note Indenture to be incurred under the first paragraph of this covenant or clauses (1), (2), (3), (4) or (10) of this paragraph;

          (5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

             (a) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Junior Notes, in the case of the Company, or its Junior Note Guarantee, in the case of a Subsidiary Guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (5);

          (6) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Junior Note Indenture to be outstanding;

          (7) the Guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

          (9) Indebtedness of the Company or any Restricted Subsidiary to the extent that the Net Proceeds thereof are promptly:

             (a) used to purchase Junior Notes tendered in an offer to purchase made as a result of a Change in Control, or

             (b) deposited to defease the Junior Notes as described under "-- Legal Defeasance and Covenant Defeasance,"

          (10) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness (including Acquired Debt) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $5.0 million; and

          (11) (the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (11).

     The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Junior Notes on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant.

  No Senior Subordinated Debt

     The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Junior Notes. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Indebtedness of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Junior Note Guarantee.

  Liens

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (1) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any asset of the Company or any of its Subsidiaries now owned or hereafter acquired, or on any income or profits therefrom, or (2) assign or convey any right to receive income therefrom, securing Indebtedness, Attributable Debt or trade payables, except Permitted Liens.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the Company or any Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:


          (1) agreements governing Existing Indebtedness and Credit Facilities (including, without limitation, the G.E. Capital Loan Agreement) as in effect on the date of the Junior Note Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Junior Note Indenture;


          (2) the Senior Note Indenture, the Senior Notes and the Senior Note Guarantees;

          (3) the Junior Note Indenture, the Junior Notes and the Junior Note Guarantees;

          (4) applicable law;

          (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Junior Note Indenture to be incurred;

          (6) customary non-assignment provisions in any contract or licensing agreement entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations or Capital Lease Obligations or other mortgage financings permitted to be incurred pursuant to clause (3) of the second paragraph under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

          (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (10) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "-- Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

          (11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and

          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation or the Transfer of All or Substantially All of the Assets of the Company

     The Company may not, in a single transaction or through a series of related transactions consolidate with or merge into, or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to, another Person in any transaction in which the Company is not the continuing or surviving entity, unless:

          (1) the resulting, surviving or transferee Person is a corporation which assumes by supplemental indenture, in form satisfactory to the Junior Note Trustee, all the obligations of the Company under the Junior Notes, the Junior Note Indenture and the Registration Rights Agreement or is a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, and the Junior Note Indenture remains in full force and effect;

          (2) such corporation is organized and existing under the laws of the United States, a State thereof or the District of Columbia although it in turn may be owned by a foreign entity;

          (3) immediately after giving effect to such transaction no Default or Event of Default will have occurred and be continuing and the officers' certificate referred to in the following paragraph reflects that such officers are not aware of any such Default or Event of Default that will have occurred and be continuing; and

          (4) the Company will have delivered to the Junior Note Trustee an officers' certificate, and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the Junior Note Indenture.

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with the preceding paragraph:

          (1) the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made will succeed to, and will be substituted for, and may exercise every right and power of, the Company under the Junior Note Indenture and the Registration Rights Agreement with the same effect as if such successor corporation has been named as the Company in the Junior Note Indenture and the Registration Rights Agreement;

          (2) the Company will thereupon be relieved of any further obligation or liability thereunder or upon the Junior Notes; and

          (3) the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated.

     Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Assisted Living Concepts, Inc., any or all of the Junior Notes issuable under the Junior Note Indenture which theretofore will not have been signed by the Company and delivered to the Junior Note Trustee. Upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in the Junior Note Indenture, the Junior Note Trustee will authenticate and will deliver any Junior Notes which previously will have been signed and delivered by officers of the Company to the Junior Note Trustee for authentication, and any Junior Notes which such successor corporation thereafter will cause to be signed and delivered to the Junior Note Trustee for that purpose. All the Junior Notes so issued will in all respects have the same legal rank and benefit under the Junior Note Indenture as the Junior Notes theretofore or thereafter issued in accordance with the terms of the Junior Note Indenture as though all such Junior Notes had been issued at the date of execution of the Junior Note Indenture.

 Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

 Transactions with Affiliates

     The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2) the Company delivers to the Junior Note Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an officers' certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement that is in effect on the date of the Junior Note Indenture or that is entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

          (2) transactions between or among the Company and/or its Restricted Subsidiaries;

          (3) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company;

          (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

          (5) Restricted Payments that are permitted by the provisions of the Junior Note Indenture described above under the caption "-- Restricted Payments;"

          (6) advances to officers of the Company or any Restricted Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such Persons in the performance of their responsibilities to the Company or such Restricted Subsidiary or in connection with any relocation;

          (7) reasonable fees and compensation (including, without limitation, bonuses, retirement plans and securities, equity options and equity ownership plans) paid or issued to and indemnities provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business; and

          (8) any other transactions expressly authorized by the Court pursuant to the Plan.

 Additional Subsidiary Guarantees

     If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is a Restricted Subsidiary after the date of the Junior Note Indenture or properly designates a Domestic Subsidiary as a Restricted Subsidiary and, in each case, that Domestic Subsidiary becomes party to one or more Collateral Documents granting a security interest in Note Collateral in favor of the Collateral Agent, then that newly acquired or created or designated Domestic Subsidiary will become a Subsidiary Guarantor and execute and deliver:

          (1) a supplemental indenture pursuant to which such Domestic Subsidiary will unconditionally guarantee all of the Company's obligations under the Junior Notes and the Junior Note Indenture on the terms set forth in the Junior Note Indenture;

          (2) any Collateral Documents necessary or reasonably requested by the Collateral Agent to grant the Collateral Agent for the benefit of holders of Senior Notes and Junior Notes a valid, enforceable, perfected security interest in the Note Collateral described therein; and

          (3) an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Domestic Subsidiary and constitutes a legally valid and binding and enforceable obligation of such Domestic Subsidiary, each reasonably satisfactory to the Junior Note Trustee within 10 business days of the date on which it was acquired or created or designated.

     Thereafter, such Domestic Subsidiary will be a Subsidiary Guarantor for all purposes of the Junior Note Indenture. This covenant will not apply to any Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with the Junior Note Indenture for as long as they continue to constitute Unrestricted Subsidiaries or to any Restricted Subsidiaries that are not party to one or more Collateral Documents granting a security interest in Note Collateral in favor of the Collateral Agent.

 Sale and Leaseback Transactions

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:


          (1) the assets subject to such sale and leaseback transaction are G.E. Capital Collateral and are not Note Collateral and the Net Proceeds thereof are applied as Net Proceeds of an incurrence of Indebtedness in accordance with the covenant entitled "-- Certain Rights to Require Repurchase of Junior Notes by the Company -- Incurrence of Indebtedness," or

          (2) each of the following conditions is satisfied:

             (a) the Company or that Restricted Subsidiary, as applicable, could have (i) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "-- Liens;"

             (b) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company and set forth in an officers' certificate delivered to the Junior Note Trustee, of the property that is the subject of that sale and leaseback transaction;

             (c) the rental payments of the Company or that Restricted Subsidiary, as applicable, under the leaseback arrangement provide for rental payments in each 12 month period of the lease that are substantially equal; and

             (d) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company or that Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described above under the caption "-- Mandatory Redemption -- Sales of Note Collateral" or the covenant described above under the caption
        "-- Certain Rights to Require Repurchase of Junior Notes by the Company -- Asset Sales of Non-Note Collateral," as applicable.

 Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless:

          (1) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary; and

          (2) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "Certain Rights to Require Repurchase of Junior Notes by the Company -- Sales of Non-Note Collateral."

     In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

 Business Activities

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

 Maintenance of Property

     The Company will, and will cause its Restricted Subsidiaries to keep all property and systems useful and necessary in its business or the business of any of its Restricted Subsidiaries that is included in the Note Collateral in good working order and condition, ordinary wear and tear excepted and supplied with all necessary equipment.

 Insurance

     The Company will, and will cause its Restricted Subsidiaries to, maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, self insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, and will furnish to the Junior Note Trustee, upon reasonable written request, full information as to the insurance carried.

 Certain Notices to the Junior Note Trustee

     The Company will, so long as any Junior Notes are outstanding, deliver to the Junior Note Trustee, within 10 days of becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition in the Junior Note Indenture, an officer's certificate specifying such Default or Event of Default, the period of existence thereof and what action the Company is taking or proposes to take with respect to such Default or Event of Default.

     In the event that any Indebtedness of the Company that is subordinated to the Junior Notes is declared due and payable before the Stated Maturity of such Indebtedness because of the occurrence of an event of default thereunder, the Company will give prompt notice in writing of such happening to the Junior Note Trustee.

     The Company is required to file annually with the Junior Note Trustee, within 120 days after the end of each fiscal year of the Company, an officer's statement as to the absence of defaults in fulfilling any of its obligations under the Junior Note Indenture.

 Payment of the Junior Notes

     The Company will duly and punctually pay the principal of and premium, if any, and interest on the Junior Notes in accordance with the terms of the Junior Notes and the Junior Note Indenture.

 Maintenance of Office or Agency

     The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Junior Note Trustee or an affiliate of the Junior Note Trustee, Registrar or co-registrar) where Junior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Junior Notes and the Junior Note Indenture may be served. The Company will give prompt written notice to the Junior Note Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Junior Note Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Junior Note Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Junior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Junior Note Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company will designate the Corporate Trust Office of the Junior Note Trustee as one such office or agency of the Company in accordance with the Junior Note Indenture.

 Waiver of Stay, Extension or Usury Laws

     The Company will waive, to the maximum extent permitted by applicable law, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Junior Notes in accordance with the Junior Note Indenture, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Junior Note Indenture, and the Company, to the maximum extent permitted by applicable law, will waive all benefit or advantage of any such law and will not hinder, delay or impede the execution of any power granted to the Junior Note Trustee under the Junior Note Indenture, but will suffer and permit the execution of every such power as though no such law had been enacted.

 Taxes

     The Company will pay or discharge, and will cause each of its Restricted Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the holders of the Junior Notes.

 Corporate Existence

     Subject to the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Transfer of All or Substantially All of the Assets of the Company," the Company will do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary, and

          (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company will not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors will determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the holders of the Junior Notes.

  No Amendment to Certain Provisions of the Junior Note Indenture

     Without the consent of the holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding, the Company will not amend, modify or alter the Junior Note Indenture in any way to:

          (1) increase the rate of or change the time for payment of interest on any Junior Notes;

          (2) increase the principal or premium, if any, of, or advance the final maturity date of, any Junior Notes;

          (3) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Junior Notes; or

          (4) amend the provisions of the Junior Note Indenture which relate to subordination.

REPORTS

     Whether or not required by the Commission, so long as any notes are outstanding, the Company will furnish to the Junior Note Trustee and to the holders of Junior Notes, within the time periods specified in the Commission's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or any successor forms) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K (or any successor forms) if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

     In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and
(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

MODIFICATION OF THE JUNIOR NOTE INDENTURE

     Under the Junior Note Indenture, with certain exceptions, the rights and obligations of the Company with respect to the Junior Notes and the rights of holders of the Junior Notes may only be modified by the Company and the Junior Note Trustee with the written consent of the holders of not less than 66 2/3% in principal amount of the outstanding Junior Notes.

     However, without the consent of each holder of any Junior Note affected, an amendment, waiver or supplement (with respect to any Junior Notes held by a non-consenting holder) may not:

          (1) reduce the principal amount of Junior Notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any Junior Note or alter the provisions with respect to the redemption of the Junior Notes (other than provisions relating to the covenants described above under the captions "-- Certain Rights to Require Repurchase of Junior Notes by the Company" and "-- Mandatory Redemption -- Asset Sales of Note Collateral");

          (3) reduce the rate of or change the time for payment of interest on any Junior Note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Junior Notes (except a rescission of acceleration of the Junior Notes by the holders of at least a majority in aggregate principal amount of the Junior Notes and a waiver of the payment Default that resulted from such acceleration);

          (5) make any Junior Note payable in money other than that stated in the Junior Notes;

          (6) make any change in the provisions of the Junior Note Indenture relating to waivers of past Defaults or the rights of holders of a Junior Notes to receive payments of principal of, or interest or premium, if any, on the Junior Notes;

          (7) waive a redemption payment with respect to any Junior Note;

          (8) release any Subsidiary Guarantor from any of its obligations under its Junior Note Guarantee or the Junior Note Indenture, except in accordance with the terms of the Junior Note Indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the Junior
Note Indenture relating to subordination that adversely affects the rights of the holders of the Junior Notes will require the consent of the holders of 100% in aggregate principal amount of Junior Notes then outstanding.

     Notwithstanding the preceding, without the consent of any holder of Junior Notes, the Company, the Subsidiary Guarantors and the Junior Note Trustee may amend or supplement the Junior Note Indenture or the Junior Notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Junior Notes in addition to or in place of Certificated Junior Notes;

          (3) to provide for the assumption of the Company's obligations to holders of Junior Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets; or

          (4) to make any change that would provide any additional rights or benefits to the holders of Junior Notes or that does not adversely affect the legal rights under the Junior Note Indenture of any such holder.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     The following is a summary of certain provisions of the Junior Note Indenture relating to Events of Default, notice and waiver.

     Each of the following is an Event of Default under the Junior Note
Indenture:

          (1) default in the payment of interest on the Junior Notes when due and payable which continues for 30 days whether or not prohibited by the subordination provisions of the Junior Note Indenture;

          (2) default in the payment of principal of (and premium, if any) on the Junior Notes when due and payable, at maturity, upon redemption or otherwise whether or not prohibited by the subordination provisions of the Junior Note Indenture;

          (3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the captions "-- Mandatory Redemption--Asset Sales of Note Collateral," "-- Certain Rights To Require Repurchase of Junior Notes by the Company" or "-- Certain
     Covenants -- Merger, Consolidation or the Transfer of All or Substantially All of the Assets of the Company;"

          (4) failure to perform any other covenant of the Company or any of its Restricted Subsidiaries contained in the Junior Note Indenture or the Junior Notes which continues for 60 days after notice as provided in the Junior Note Indenture;

          (5) acceleration of any Indebtedness of the Company or any of the Subsidiary Guarantors for money borrowed (including Capital Lease Obligations but not including any indebtedness or obligation for which recourse is limited to the property purchased) in an aggregate principal amount in excess of $5.0 million, whether existing on the date of the execution of the Junior Note Indenture or thereafter created, if such Indebtedness is not paid or such acceleration is not annulled within 10 days after notice to the Company of such acceleration;

          (6) failure by the Company or any of the Subsidiary Guarantors to pay final non-appealable judgments (not paid or covered by insurance) aggregating in excess of $2.0 million, which judgments are not paid, bonded, discharged or stayed for a period of 60 days; and

          (7) certain events of bankruptcy, insolvency or reorganization relating to the Company or any of its Restricted Subsidiaries.

     If an Event of Default occurs and is continuing with respect to the Junior Notes, either the Junior Note Trustee or the holders of at least 25% in principal amount of the then outstanding Junior Notes may declare all of the Junior Notes to be due and payable immediately. An Event of Default other than
(1) a default in the obligation to pay principal, premium or interest on the Junior Notes or (2) an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the holders of each outstanding Junior Note affected may be waived by the holders of a majority in principal amount of the Junior Notes then outstanding.

     The Junior Note Trustee may require indemnity reasonably satisfactory to it before it enforces the Junior Note Indenture, the Junior Notes, the Junior Note Guarantees or the Collateral Documents. Subject to certain limitations specified in the Junior Note Indenture and the Collateral Documents, holders of a majority in principal amount of the Junior Notes may direct the Junior Note Trustee in its exercise of any trust or power. The Junior Note Trustee may withhold from holders of the Junior Notes notice of any default if it determines that withholding notice is in their interests, except a default in payment of principal or interest.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS


     No past, present or future director, officer, employee, incorporator, agent or stockholder of the Company, any Subsidiary Guarantor or any G.E. Capital Debtor Subsidiary, as such, will have any liability for any obligations of the Company, the Subsidiary Guarantors or the G.E. Capital Debtor Subsidiaries under the Junior Notes, the Junior Note Indenture, the Junior Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Junior Notes by accepting a Junior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Junior Notes. The waiver may not be effective to waive liabilities under the federal securities laws.


LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Junior Notes and all obligations of the Subsidiary Guarantors discharged with respect to their Junior Note Guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding Junior Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Junior Notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the Junior Notes concerning issuing temporary Junior Notes, mutilated, destroyed, lost or stolen Junior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Junior Note Trustee, and the Company's and the Subsidiary Guarantors' obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Junior Note Indenture.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to certain covenants that are described in the Junior Note Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Junior Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "-- Events of Default, Notice and Waiver" will no longer constitute an Event of Default with respect to the Junior Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Junior Note Trustee, in trust, for the benefit of the holders of the Junior Notes, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Junior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Junior Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company has delivered to the Junior Note Trustee an opinion of counsel reasonably acceptable to the Junior Note Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Junior Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Junior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company has delivered to the Junior Note Trustee an opinion of counsel reasonably acceptable to the Junior Note Trustee confirming that the holders of the outstanding Junior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default will have occurred and be continuing either: (A) on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit), or (B) in the case of Legal Defeasance, insofar as Events of Default of the type specified in clause (7) of the section above under the caption "Events of Default, Notice and Waiver" are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Senior Note Indenture or the Junior
     Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the Junior Note Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Junior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

          (7) the Company must deliver to the Junior Note Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (8) in the case of Legal Defeasance, the Company must deliver to the Junior Note Trustee an opinion of counsel to the effect that, assuming no intervening bankruptcy of the Company or any of the Subsidiary Guarantors between the date of deposit and the 91st day following the deposit and assuming that no holder of Junior Notes is an "insider" of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9) no order or judgment will prohibit the application by the Junior Note Trustee of the funds deposited to effect Legal Defeasance or Covenant Defeasance.

Insofar as Events of Default of the type specified in clauses (3), (4) or (5) of the section above under the caption "Events of Default, Notice and Waiver" are concerned, if any such event occurs at any time in the period ending on the 91st day after the date of deposit which would constitute an Event of Default had Legal Defeasance or Covenant Defeasance not occurred, then the obligations of the Company and the Subsidiary Guarantors under the Junior Note Indenture, the Junior Notes and the Junior Note Guarantees will be revived and reinstated as though no such deposit had occurred.

MARKETABILITY

     At present there is no public market for the Junior Notes, and the Company is not able to predict whether a market will develop. The Company has no present plans to apply to list the Junior Notes on any United States exchange or the Nasdaq Market. See "Risk Factors -- Risks Related to the New Notes -- If an active trading market does not develop for the New Notes, the noteholders may not be able to resell their New Notes."

GOVERNING LAW

     The Junior Note Indenture, the Junior Notes and the Junior Note Guarantees are governed by and construed in accordance with the laws of the State of New York.

SATISFACTION AND DISCHARGE

     The Junior Note Indenture will be discharged and will cease to be of further effect as to all Junior Notes issued thereunder, when:

          (1) either:

             (a) all Junior Notes that have been authenticated and delivered, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Junior Note Trustee for cancellation; or

             (b) all Junior Notes that have not been delivered to the Junior Note Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Junior Note Trustee as trust funds in trust solely for the benefit of the holders of Junior Notes, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Junior Notes not delivered to the Junior Note Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

          (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the Junior Note Indenture; and

          (4) the Company has delivered irrevocable instructions to the Junior Note Trustee under the Junior Note Indenture to apply the deposited money toward the payment of the Junior Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an officers' certificate and an opinion of counsel to the Junior Note Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE JUNIOR NOTE TRUSTEE

     If the Junior Note Trustee becomes a creditor of the Company or any Subsidiary Guarantor, the Junior Note Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Junior Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, or apply to the Commission for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding Junior Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Junior Note Trustee, subject to certain exceptions. The Junior Note Indenture provides that in case an Event of Default occurs and is continuing, the Junior Note Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Junior Note Trustee will be under no obligation to exercise any of its rights or powers under the Junior Note Indenture at the request of any holder of Junior Notes, unless such holder has offered to the Junior Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

REGISTRATION RIGHTS

     The Company and the Selling Securityholders entered into the Registration Rights Agreement on January 1, 2002. See "Registration Rights Agreement."

RESERVE

     Not all of the New Common Stock, the Senior Notes and the Junior Notes were issued on the Effective Date. This is because the total amount of the general unsecured claims under the Plan was not known on the Effective Date, either because certain of those claims were disputed claims or because those claims were not made by their holders on or before December 19, 2001 (the "Cutoff Date"). As a result, the Company reserved 68,241 shares of New Common Stock, $440,178 in principal amount of Senior Notes and the $166,775 in principal amount of Junior Notes (collectively, the "Reserve") from the initial issuance on the Effective Date. The initial distribution with respect to general unsecured claims was made only to the holders of general unsecured claims that were allowed prior to the Cutoff Date (the "Original Claimholders"). Once the total amount of the allowed general unsecured claims has been determined, the Reserve will be distributed pro rata among the holders of general unsecured claims allowed before or after the Cutoff Date (the date of this distribution, the "Subsequent Distribution Date").

     If the Reserve is insufficient to cover general unsecured claims allowed after the Cutoff Date, the Company and its subsidiaries will have no further liability with respect to those general unsecured claims and the holders of those claims will receive proportionately lower distributions of shares of New Common Stock, Senior Notes and Junior Notes than the Original Claimholders.

     If the Reserve exceeds the distributions necessary to cover general unsecured claims allowed after the Cutoff Date, the additional securities remaining in the Reserve will be distributed among all holders of general unsecured claims so as to ensure that each holder of an allowed general unsecured claim receives, in the aggregate, its pro rata share of the New Common Stock, the Senior Notes and the Junior Notes. In this case, the Original Claimholders received distributions of securities on the Effective Date and they will also receive distributions on the Subsequent Distribution Date. Furthermore, if no general unsecured claims are allowed after the Cutoff Date, the Reserve will be distributed pro rata solely among the Original Claimholders and the Selling Securityholders will receive will receive 35,560 shares of New Common Stock, $229,881 in principal amount of Senior Notes and $87,096 in principal amount of Junior Notes.

     The right of the Original Claimholders to receive additional securities from the Reserve on the Subsequent Distribution Date will be nontransferable. Subject to compliance with applicable securities laws, any additional securities issued to the Original Claimholders will be freely transferable upon issuance.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Junior Note Indenture. Reference is made to the Junior Note Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

     "ALCI" means ALC Indiana, Inc., a Nevada corporation.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition by the Company or any of its Restricted Subsidiaries of any assets or rights whether or not constituting Note Collateral; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Junior Note Indenture described above under the caption "-- Certain Rights to Require Repurchase of Junior Notes by the Company -- Change in Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Transfer of All or Substantially All of the Assets of the Company" and not by the provisions described above under the caption "-- Mandatory Redemption -- Asset Sales of Note Collateral" or under the caption "Certain Rights to Require Repurchase of Junior Notes by the Company -- Asset Sales of Non-Note Collateral;"

          (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of their Subsidiaries.

     Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:


          (1) a transfer of assets between or among the Company and the Subsidiary Guarantors, between or among any G.E. Capital Debtor Subsidiaries or between or among any Unrestricted Subsidiaries;


          (2) an issuance of Equity Interests by a Subsidiary of the Company to the Company or a Restricted Subsidiary;

          (3) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (4) the sale or other disposition of cash or Cash Equivalents; and

          (5) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments."

     "Attributable Debt" in respect of a sale and leaseback transaction means the product of 8.0 multiplied by the aggregate net rental payments payable by the lessee in respect of the lease for the 12 month period commencing on the first date of the month in which such sale and leaseback transaction takes place.

     "Board of Directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3) with respect to any other Person, the board or committee of such Person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means any and all shares or other equivalents (however designated) of capital stock, including all common stock and all preferred stock, in the case of a corporation, or partnership interests or other equivalents (however designated) in the case of a partnership or common shares of beneficial interest or other equivalents (however designated) in the case of a trust.

     "Carriage House" means Carriage House Assisted Living, Inc., a Delaware corporation.

     "Cash Equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;


          (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party as of January 1, 2002 to the G.E. Capital Loan Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;


          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

     "Change in Control" means the occurrence of any of the following:

          (1) the sale of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person or related group of Persons;

          (2) the consummation of any consolidation or merger of the Company:

             (a) in which the Company is not the continuing or surviving corporation, other than a consolidation or merger:

                (i) with a wholly-owned Subsidiary of the Company in which all of the common stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for the same consideration), or

                (ii) in which the stockholders of the Company immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger; or

             (b) pursuant to which the shares of common stock of the Company are converted into cash, securities, or other property, unless the stockholders of the Company immediately prior to the consummation of such consolidation or merger own greater than 50% of the total voting power of all classes of capital shares of the continuing or surviving corporation immediately following the consummation of such consolidation or merger,

          (3) the acquisition by any Person individually or any Persons (in each case other than an Excluded Person or Excluded Persons) acting together that would constitute a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with any affiliates thereof, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of greater than 50% of the total voting power of all classes of capital shares of the Company entitled to vote generally in the election of directors of the Company; or

          (4) the first day on which a majority of members of the Board of Directors of the Company are not Continuing Directors.

     Notwithstanding clause (1) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred as a result of a transaction in which either:

          (1) the holders of the shares of common stock of the Company immediately prior to the sale of all or substantially all of the Company's assets have, directly or indirectly, at least a majority of the shares of common stock of the corporation to which such assets were sold immediately after such asset sale; or

          (2) the holders of the shares of common stock of the Company immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the shares of common stock of the continuing or surviving corporation immediately after such consolidation or merger.

     Notwithstanding clause (3) of the definition of "Change in Control", a Change in Control will not be deemed to have occurred solely by virtue of any of the following Persons filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report) under the Exchange Act disclosing beneficial ownership by it of shares or securities of the Company, of greater than 50% of the total voting power referred to in clause (3) of the foregoing definition or otherwise:

          (1) the Company;

          (2) any Subsidiary;

          (3) any employee share purchase plan, share option plan, or other share incentive plan or program;

          (4) retirement plan or automatic dividend reinvestment plan; or

          (5) any substantially similar plan of the Company or any Subsidiary or any Person holding securities of the Company for or pursuant to the terms of any such employee benefit plan.

     "Collateral Documents" means all agreements, instruments, documents, pledges or filings that evidence, perfect, set forth or limit the security interest of the Collateral Agent in the Note Collateral.

     "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, in each case to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provisions for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by that Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any Person that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary of the Person;

          (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) the cumulative effect of a change in accounting principles will be excluded; and

          (5) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specific Person or one of its Subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1) was a member of such Board of Directors on the date of the Junior
     Note Indenture; or

          (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


     "Credit Facilities" means, one or more debt facilities (including, without limitation, the facilities under the G.E. Capital Loan Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Designated Assets" means, collectively, the following properties owned by the Company or one of its Restricted Subsidiaries:

          (1) Magnolia House, Sabal House, Forsyth House and Stanley House, each of which is located in the State of Florida;

          (2) Wisdom House, which is located in the State of Georgia;

          (3) Floyd House, which is located in the State of Iowa; and

          (4) Bennett House, Chapman House, Jennings House, Monroe House and York House, each of which is located in the State of Indiana.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Junior Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change in control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption
"-- Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

     "EBITDA" for any period for a particular assisted living facility means the Net Income for such period attributable to that facility of the entity owning such facility plus the following to the extent deducted in calculating such Net
Income:

          (1) income tax expense;

          (2) the consolidated interest expense of the entity that owns such facility or, if such entity owns more than one facility or has subsidiaries or other assets, the proportion of consolidated interest expense equal to the proportion of the fair market value of the assets of such entity represented by such facility;

          (3) depreciation expense related to such facility;

          (4) amortization expense related to such facility; and

          (5) any management fee paid with respect to such facility to the Company or any wholly owned Subsidiary of the Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Excluded Indebtedness" means, collectively:


          (1) Indebtedness under the G.E. Capital Loan Agreement;


          (2) Indebtedness permitted to be incurred under clauses (3) and (10) of the second paragraph of the covenant entitled "-- Certain
     Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock", and

          (3) Permitted Refinancing Indebtedness of the Indebtedness described in clauses (1) and (2) above incurred under clause (4) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock."

     "Excluded Person" means any Person who is a holder of more than 5% of all classes of capital shares of the Company as of January 1, 2002.


     "Existing Indebtedness" means up to $118.0 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (including, for purposes of this definition, Indebtedness under the G.E. Capital Loan Agreement but excluding Indebtedness under the Senior Note Indenture and the Junior Note Indenture) in existence on the date of the Junior Note Indenture, until such amounts are repaid.


     "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "HCI" means Home and Community Care, Inc., a Delaware corporation.

     "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates entered into in the ordinary course of business, and consistent with past practice.


     "G.E. Capital" means G.E. Capital and Heller Healthcare Finance, Inc.



     "G.E. Capital Collateral" means all property, now owned or hereafter acquired, of the Company and its Subsidiaries that, pursuant to the collateral documents entered into pursuant to the G.E. Capital Loan Agreement, is subject to a security interest in favor of the lenders under the G.E. Capital Loan Agreement or a representative on their behalf.



     "G.E. Capital Debtor Subsidiary" means any Subsidiary of the Company that:



          (1) is a party to the G.E. Capital Loan Agreement, and


          (2) grants a security interest pursuant to the second paragraph of the provision captioned "-- Security" in one or more assisted living properties to secure the Obligations of the Company under the Junior Note Indenture, the Junior Notes and the Collateral Documents to which the Company is party.


     "G.E. Capital Loan Agreement" means the Loan Agreement, dated as of February 20, 2001, among G.E. Capital and certain Subsidiaries of the Company, as amended by First Amendment to Loan Documents, dated as of June 29, 2001, among G.E. Capital, the Company and certain Subsidiaries of the Company, as further amended by Second Amendment to Loan Documents, dated as of October 3, 2001, among G.E. Capital, the Company and certain Subsidiaries of the Company.


     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations,

     if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness;

          (3) in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee; and

          (4) in the case of Indebtedness of others secured by a Lien on any asset of the specified Person, the fair market value of the asset(s) subject to such Lien.

     "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Junior Note Guarantees" means the Guarantees given by the Subsidiary Guarantors in respect of the obligations under the Junior Note Indenture.

     "Junior Note Indenture" means the indenture, dated as of the date of the Senior Note Indenture, to be executed by the Company, the Subsidiary Guarantors and the Junior Note Trustee.

     "Junior Note Trustee" means the indenture trustee agreed upon between the Company and the Informal Bondholders' Committee, in its capacity as trustee under the Junior Note Indenture.

     "Junior Notes" means those notes issued pursuant to the Junior Note Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means:


          (1) with respect to any Asset Sale, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied (whether pursuant to a mandatory redemption, offer to repurchase or otherwise) to repay Indebtedness secured by a security interest on the asset or assets that were the subject of such Asset Sale, including amounts required to be applied under the Senior Note Indenture to the repayment or repurchase of Senior Notes and amounts required to be applied to the repayment of Indebtedness under the G.E. Capital Loan Agreement and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; and


          (2) with respect to any incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any incurrence of Indebtedness, net of the direct costs relating to such incurrence, including, without limitation, legal, accounting and investment banking fees, and sales commissions, amounts required to be applied (whether pursuant to a mandatory redemption, an offer to repurchase or otherwise) under the Senior Note Indenture to the repayment of the Senior Notes in accordance with the covenant in the Description of the Senior Notes attached to the Disclosure Statement under the caption "-- Certain Rights to Repurchase of Senior Notes by the Company -- Incurrence of Indebtedness," and amounts required to be applied (whether pursuant to a mandatory redemption, an offer to repurchase or otherwise) to refinance, replace, defease or refund any then existing Indebtedness secured by a security interest on an asset of the Company or any Restricted Subsidiary, if the net proceeds of such new Indebtedness are used to refinance, replace, defease or refund such existing Indebtedness.

     "Non-Recourse Debt" means Indebtedness:

          (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;


          (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Senior Notes or the Junior Notes or the G.E. Capital Loan Agreement) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.


     "Note Collateral" means all property, now owned or hereafter acquired, of the Company, the Subsidiary Guarantors and the G.E. Capital Debtor Subsidiaries that, pursuant to the Collateral Documents, is subject to a security interest in favor of the Collateral Agent.


     "Obligations" means any principal, interest, premium, if any, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means:

          (1) the assisted living residence business, including nursing facilities, long-term care facilities or other facilities used or useful in the provision of healthcare services;

          (2) the provision of personal care and support (including nursing) services in connection with the assisted living residence business; and

          (3) any business that is ancillary to any of the foregoing, including, without limitation, rehabilitation programs, therapies, pharmaceutical services, participation in provider service organizations, health care information services business, distribution of medical supplies, geriatric care and home healthcare or other businesses which provide ancillary services to residents in long-term and specialty healthcare facilities.

     "Permitted Investments" means:

          (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

          (2) any Investment in cash or Cash Equivalents;

          (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary of the Company; or

             (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenants described above under the captions
     "-- Mandatory Redemption -- Asset Sales of Note Collateral" and "Certain Rights to Require Repurchase of Junior Notes by the Company -- Asset Sales of Non-Note Collateral";

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

          (6) any Investments received in compromise of obligations of such Persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (7) Hedging Obligations;

          (8) Investments represented by accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (9) Investments in prepaid expenses, negotiable instruments held for collection, and lease, utility and worker's compensation, performance and other similar deposits; and

          (10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding not to exceed $5.0 million.

     "Permitted Junior Securities" means:

          (1) Equity Interests in the Company or any Subsidiary Guarantor; or

          (2) debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Junior Notes and the Junior Note Guarantees are subordinated to Senior Indebtedness under the Junior Note Indenture.

     "Permitted Liens" means:

          (1) Liens created, or intended to be created, under the Collateral Documents;

          (2) Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that are permitted by the terms of the Junior Note Indenture to be incurred;


          (3) Liens in favor of the Company, the Subsidiary Guarantors or the G.E. Capital Debtor Subsidiaries;


          (4) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

          (5) Liens on property existing at the time of acquisition of such property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (6) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (7) Liens on assets or rights which are not Note Collateral and which secure:

             (a) Indebtedness permitted by clause (3) or clause (10) of the second paragraph of the covenant entitled "-- Certain
        Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; or

             (b) Indebtedness permitted under any clause of such covenant so long as the Senior Notes are repaid in full with the proceeds of, and concurrently with the incurrence of, such Indebtedness;

          (8) Liens existing on the date of the Junior Note Indenture;

          (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that are not Indebtedness that do not exceed $1.0 million at any one time outstanding;

          (11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (12) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent for a period of more than 90 days or which are being contested in good faith; provided that a reserve or other appropriate provision as will be required by GAAP will have been made therefor;

          (13) easements, rights-of-way, restrictions, zoning, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business or assets of the Company and its Restricted Subsidiaries, taken as a whole, incurred in the ordinary course of business;

          (14) Liens arising by reason of any judgment not constituting an Event of Default under the Junior Note Indenture; provided that:

             (a) such Liens are being contested in good faith by appropriate proceedings, and

             (b) such Liens are adequately bonded or adequate reserves have been established on the books of the Company in accordance with GAAP;

          (15) Uniform Commercial Code financing statements filed for precautionary purposes in connection with any true lease of property leased by the Company or any of its Restricted Subsidiaries; provided that any such financing statement does not cover any property other than the property subject to such lease and the proceeds thereof; and

          (16) renewals or refundings of any Liens referred to in clauses (1),
     (2), (4), (5), (7), (8) and (11) above; provided that:

             (a) such new Liens will be limited to all or part of the same property that secured the original Liens (plus improvements to or on such property); and

             (b) the principal amount of the Indebtedness secured by such Liens at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (2), (4), (5), (7), (8) and
        (11) above immediately prior to such renewal or refunding, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewals or refundings.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Junior Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Junior Notes on terms at least as favorable to the holders of the Junior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary which is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "Pro Rata Share" means, with respect to any distribution on account of an allowed claim or interest, a proportionate share, so that the ratio of the consideration distributed on account of an allowed claim or interest in a class to the amount of such allowed claim or interest is the same as the ratio of the amount of the consideration distributed on account of all allowed claims or interests in such class to the amount of all allowed claims or interests in such class.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of January 1, 2002, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Release Price" means, with respect to any Asset Sale of a property, the greater of (1) the product of 6.5 multiplied by the EBITDA of such property for the period of two fiscal quarters of the Company ending immediately prior to the date of such Asset Sale multiplied by 2.0, and (2) the product of $10,000 multiplied by the number of units in such property.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Senior Indebtedness" means:

          (1) the Senior Notes issued pursuant to the Senior Note Indenture and the Senior Note Guarantees;


          (2) the Indebtedness under the G.E. Capital Loan Agreement and any Guarantees of that Indebtedness given by any Subsidiary Guarantor;


          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Indebtedness will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the Company;

          (2) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the Junior Note Indenture.

     "Senior Notes" means those notes issued pursuant to the Senior Note Indenture.

     "Senior Note Guarantee" means the Guarantee executed by each Subsidiary Guarantor pursuant to the Senior Note Indenture.

     "Senior Note Indenture" means that indenture, dated as of the date of the Junior Note Indenture, to be executed by the Company, the Subsidiary Guarantors and the Senior Note Trustee.

     "Senior Note Trustee" means the indenture trustee agreed upon between the Company and the Informal Bondholders' Committee, in its capacity as trustee under the Senior Note Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
     (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

     "Subsidiary Guarantors" means each of:

          (3) Carriage House,

          (4) HCI,

          (5) ALCI, and

          (6) any other Restricted Subsidiary of the Company that executes a Junior Note Guarantee in accordance with the terms of the Junior Note Indenture.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries;

          (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries; provided that if such Unrestricted Subsidiary fails to have at least one such director, such Unrestricted Subsidiary will not cease to be an Unrestricted Subsidiary solely because of its failure to have at least one such director so long as such Unrestricted Subsidiary is using its commercially reasonable efforts to appoint at least one such director; and

          (6) does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary.

     Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Junior Note Trustee by filing with the Junior Note Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Junior Note Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of

Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

                          DESCRIPTION OF CAPITAL STOCK

     You can find the definitions of certain terms used in this description under the subheading "-- Certain Definitions." Capitalized terms used in this description that are not otherwise defined under the subheading "Certain Definitions" have the meanings attributable to them in the Plan. In this description, the word "the Company" refers only to Assisted Living Concepts, Inc. and not to any of its subsidiaries.

     The following is a brief description of the material terms of the capital stock of the Company. The summary of the terms of the capital stock of the Company set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Company Articles and the Company Bylaws. The Company urges you to read the Restated Company Articles and the Company Bylaws because they, and not this description, define the rights of the holders of the Company's capital stock. Copies of the Restated Company Articles and the Company Bylaws have been filed as exhibits to this Registration Statement.

GENERAL

     As of January 1, 2002, our Restated Company Articles, became effective, authorizing 20,000,000 shares of New Common Stock, par value $0.01 per share, and 3,250,000 shares of Preferred Stock, par value $0.01 per share. As of January 1, 2002, the Company had 6,431,759 shares of New Common Stock issued and outstanding and 3,250,000 shares of classified but not issued and outstanding shares of Preferred Stock. In addition, the Company has authorized the issuance of 68,241 shares of New Common Stock which are subject to the Reserve. The shares will be issued in connection with the settlement of certain general unsecured claims pursuant to the Plan. See "--Reserve."

NEW COMMON STOCK

     As of January 1, 2002, all of the shares of Old Common Stock issued and outstanding or held in treasury were cancelled and retired and, pursuant to the Plan, shares of New Common Stock were issued to Company stockholders and to holders of general unsecured claims.

     Each holder of New Common Stock is entitled to one vote for each share of New Common Stock owned of record on all matters voted upon by stockholders. All action to be taken by stockholders requires the approval of a majority of the shares of New Common Stock. Cumulative voting of the shares of New Common Stock is prohibited. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The New Common Stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions. The shares of New Common Stock are fully paid and non-assessable.

     Holders of New Common Stock are entitled to receive dividends if, as and when declared by the Company's Board of Directors out of funds legally available therefor, subject to the dividend and liquidation rights of any Preferred Stock that may be issued (and subject to any dividend restriction contained in any debt agreement to which the Company is currently or may in the future become a party). Any dividends declared by the Board of Directors will be distributed pro rata in accordance with the number of shares of New Common Stock held by each stockholder.

     The Company's New Common Stock currently trades on the OTC.BB. We have no plans to apply to list the New Common Stock on any United States exchange or the Nasdaq Stock Market. See "Risk Factors -- Risks Related to the New Common
Stock -- If an active trading market does not develop for the New Common Stock, stockholders may not be able to resell their New Common Stock." The transfer agent and registrar for the New Common Stock is American Stock Transfer & Trust Company.

PREFERRED STOCK

     Shares of Preferred Stock may be issued from time to time by the Board of Directors of the Company, without stockholder approval, in such series and with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions, as may be fixed by the Board of Directors when designating any such series. The Company's Board of Directors has authority to classify or reclassify authorized but unissued shares of Preferred Stock by setting or changing the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of stock.

     The Preferred Stock and the variety of characteristics that the Board of Directors may assign to it offers the Company flexibility in financing and acquisition transactions. An issuance of Preferred Stock could dilute the book value or adversely affect the relative voting power of the New Common Stock. The issuance of Preferred Stock could be used to enable the holder of that Preferred Stock to block a financing or acquisition transaction. Although the Board of Directors is required when issuing such shares of Preferred Stock to act based on its judgment as to the best interests of all of the stockholders of the Company, the Board of Directors could act in a manner which would discourage or prevent a transaction some stockholders might believe is in the Company's best interests or in which stockholders could or would receive a premium over the market price for their shares of New Common Stock.

RESERVE

     Not all of the New Common Stock, the Senior Notes and the Junior Notes were issued on the Effective Date. This is because the total amount of the general unsecured claims under the Plan was not known on the Effective Date, either because certain of those claims were disputed claims or because those claims were not made by their holders on or before December 19, 2001 (the "Cutoff Date"). As a result, the Company reserved 68,241 shares of New Common Stock, $440,178 in principal amount of Senior Notes and the $166,775 in principal amount of Junior Notes (collectively, the "Reserve") from the initial issuance on the Effective Date. The initial distribution with respect to general unsecured claims was made only to the holders of general unsecured claims that were allowed prior to the Cutoff Date (the "Original Claimholders"). Once the total amount of the allowed general unsecured claims has been determined, the Reserve will be distributed pro rata among the holders of general unsecured claims allowed before or after the Cutoff Date (the date of this distribution, the "Subsequent Distribution Date").

     If the Reserve is insufficient to cover general unsecured claims allowed after the Cutoff Date, the Company and its subsidiaries will have no further liability with respect to those general unsecured claims and the holders of those claims will receive proportionately lower distributions of shares of New Common Stock, Senior Notes and Junior Notes than the Original Claimholders.

     If the Reserve exceeds the distributions necessary to cover general unsecured claims allowed after the Cutoff Date, the additional securities remaining in the Reserve will be distributed among all holders of general unsecured claims so as to ensure that each holder of an allowed general unsecured claim receives, in the aggregate, its pro rata share of the New Common Stock, the Senior Notes and the Junior Notes. In this case, the Original Claimholders received distributions of securities on the Effective Date and they will also receive distributions on the Subsequent Distribution Date. Furthermore, if no general unsecured claims are allowed after the Cutoff Date, the Reserve will be distributed pro rata solely among the Original Claimholders and the Selling Securityholders will receive will receive 35,560 shares of New Common Stock, $229,881 in principal amount of Senior Notes and $87,096 in principal amount of Junior Notes.

     The right of the Original Claimholders to receive additional securities from the Reserve on the Subsequent Distribution Date will be nontransferable. Subject to compliance with applicable securities laws, any additional securities issued to the Original Claimholders will be freely transferable upon issuance.

CERTAIN DEFINITIONS

     "Company Bylaws" means the Bylaws of the Company currently in effect.

     "Restated Company Articles" means the Amended and Restated Articles of Incorporation of the Company, effective on January 1, 2002.

                         REGISTRATION RIGHTS AGREEMENT

     The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge holders of New Securities to read the Registration Rights Agreement in its entirety because it, and not this description, defines the registration rights of the Selling Securityholders. See "Available Information."

     The Company and the Selling Securityholders entered into the Registration Rights Agreement on January 1, 2002. Pursuant to the Registration Rights Agreement, the Company filed this Registration Statement with respect to the New Notes and the New Common Stock held by Selling Securityholders and the Company must use its best efforts to keep this Registration Statement effective until January 1, 2005, or such shorter period which will terminate when all of the New Securities have been sold pursuant to this Registration Statement or when all of the New Securities otherwise have been sold pursuant to Rule 144 or are otherwise freely tradable. Furthermore, in the Registration Rights Agreement, the Company granted the Selling Securityholders certain demand registration rights and piggyback registration rights. For instance, after July 1, 2002 any Selling Securityholder or Securityholders may, subject to certain limitations, require the Company to file a registration statement with respect to some or all of the New Securities held by such Selling Securityholder or Securityholders (subject to minimum threshold requirements); provided, that no more than two demands may be made. In the event of a demand registration, the non-requesting Selling Securityholders and the Company would enjoy "piggy-back" rights with respect to such demand registration, allowing them to participate in the registration on the same terms and conditions as the initiating Selling Securityholder or Securityholders; provided that, if marketing factors require a limitation on the number of shares offered, the shares being offered by the piggy-backing stockholders would be reduced.

     Subject to certain limitations, the Company will bear all of its own expenses, and certain expenses incurred by the Selling Securityholders (including reasonable fees and disbursements of counsel), in connection with any registration of New Securities pursuant to the Registration Rights Agreement. In addition, the Company will indemnify the Selling Securityholders for certain liabilities, including liabilities under the Securities Act, in connection with any demand registration. Each Selling Securityholder has agreed to indemnify the Company against certain losses arising out of information furnished by that Selling Securityholder in writing for inclusion in any such registration statement.

     Selling Securityholders are required to deliver certain information to be used in connection with any registration statement required to be filed under the Securities Act pursuant to the Registration Rights Agreement and to comply with certain other provisions of the Registration Rights Agreement in order to have their Senior Notes, Junior Notes or New Common Stock included in that registration statement. In addition, pursuant to the Registration Rights Agreement, if requested by the Company, none of the Selling Securityholders can effect a sale or distribution of New Securities during the fourteen days prior to and the 180 days after a Company registered offering, except as part of such registered offering.

     Holders of New Securities that are not Selling Securityholders are not parties to the Registration Rights Agreement and will not have any of the rights or obligations of Selling Securityholders under the Registration Rights Agreement.

     No prediction can be made as to the effect, if any, that future sales of notes and/or shares, or the availability of notes and/or shares for future sale, will have on the market price of the New Securities prevailing from time to time. Sales of substantial amounts of New Securities (including shares issued upon the exercise of the outstanding stock options), or the perception that such sales could occur, could adversely affect the prevailing market prices for the New Securities.

                        SHARES ELIGIBLE FOR FUTURE SALE


     As of March 31, 2002, of the 20,000,000 authorized shares of New Common Stock, 6,431,759 shares were outstanding.


     The 6,431,759 shares of New Common Stock issued pursuant to the Plan were issued, and any additional shares of New Common Stock to be issued by the Company pursuant to the Plan on a Subsequent Distribution Date will be issued, pursuant to the exemption from the registration requirements of the Securities Act (and of any state or local laws) provided by Section 1145(a)(1) of the Bankruptcy Code. All shares of New Common Stock issued pursuant to the Plan of Reorganization may be resold by the holders thereof without registration unless, as more fully described below, any such holder is deemed to be an "underwriter" with respect to such securities, as defined in Section 1145(b)(1) of the Bankruptcy Code. Generally, Section 1145(b)(1) defines an "underwriter" as any person who:

          (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest;

          (b) offers to sell securities offered or sold under the plan for the holders of such securities;

          (c) offers to buy securities offered or sold under the plan from the holders of such securities, if such offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan or with the offer or sale of securities under the plan; or

          (d) is an "issuer" as such term is used in Section 2(11) of the Securities Act with respect to the securities.

     Although the definition of the term "issuer" appears in Section 2(4) of the Securities Act, the reference (contained in Section 1145(b)(1)(D) of the Bankruptcy Code) to Section 2(11) of the Securities Act purports to include as "underwriters" all persons who directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with, an issuer of securities. "Control" (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

     The holders of New Common Stock named in the section of this Prospectus entitles "Selling Security-holders" who, due to various factors including the magnitude of their holdings as of the Effective Date, may be deemed to be "underwriters" pursuant to Section 1145(b) of the Bankruptcy Code, are parties with the Company to the Registration Rights Agreement, affording them certain demand and piggyback registration and other rights, all as more fully set forth therein and as described below. These shareholders have agreed not to sell their shares for 180 days after the date hereof, except pursuant to the Registration Statement.

     Up to 325,000 shares of New Common Stock reserved for issuance upon exercise of outstanding options will become eligible for resale under Rule 144 under the Securities Act (in compliance with the resale volume limitations of Rule 144) one year subsequent to the date or dates that the holders of such options exercise the same. These volume limitations will apply only if and as long as the holders of these shares are "affiliates" of the Company for purposes of Rule 144. In general, under Rule 144 under the Securities Act as currently in effect, a person (or persons whose shares must be aggregated), including a person who may be deemed an "affiliate" of the Company, who has beneficially owned "restricted securities" for at least one year, may sell within any three month period that number of shares that does not exceed the greater of 1% of the then outstanding shares of the New Common Stock or the reported average weekly trading volume of the then outstanding shares of New Common Stock for the four weeks preceding each such sale. The sales under Rule 144 also are subject to certain manner of sale restrictions and notice requirements and to the availability of current public information about the Company. Subsequent to this offering, however, the Company intends to file a registration statement on Form S-8 with respect to the 77,000 shares of New Common Stock reserved for issuance upon exercise of outstanding options and the 248,000 shares of New Common Stock reserved for issuance pursuant to future option grants.

REGISTRATION RIGHTS

     The Company and the Selling Securityholders entered into the Registration Rights Agreement on January 1, 2002. See "Registration Rights Agreement."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the principal material United States federal income tax consequences of the purchase, ownership and disposition of the New Notes to beneficial owners of New Notes who are United States Holders (as defined below) and the principal material United States federal income and estate tax consequences of the purchase, ownership and disposition of the New Notes and New Common Stock to beneficial owners of New Notes and New Common Stock who are Foreign Holders (as defined below). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change possibly with retroactive effect, or different interpretations. This discussion is further limited to persons who purchase the New Notes and New Common Stock offered pursuant to the Registration Statement and hold the New Notes and New Common Stock as capital assets, within the meaning of section 1221 of the Tax Code. This discussion does not address the tax consequences to persons who hold the New Notes through a partnership or similar pass-through entity. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular initial purchasers of Notes in light of their personal circumstances or to certain types of initial purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, former United States citizens and long-term residents or persons who have hedged the risk of owning a Note) or the effect of any applicable state, local or foreign tax laws.

     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES AND NEW COMMON STOCK, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

         UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

     As used herein, the term "United States Holder" means a person that is, for United States federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation or other entity (other than a partnership) created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate the income of which is subject to United States federal income taxation regardless of source; or

     - a trust if (i) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (ii) the trust has elected to be treated as a United States Holder pursuant to applicable Treasury regulations.

     Payment of Stated Interest on Senior Notes. Stated interest paid or accrued on the Senior Notes will constitute "qualified stated interest" (as defined below under "-- Original Issue Discount") and will be taxable to a United States Holder as ordinary income in accordance with the holder's method of accounting for United States federal income tax purposes.

     Original Issue Discount. The Junior Notes will have original issue discount ("OID") for United States federal income tax purposes, and accordingly United States Holders of Junior Notes will be subject to special rules relating to the accrual of income for tax purposes. United States Holders of Junior Notes generally must include OID in gross income for United States federal income tax purposes on an annual basis under a constant yield accrual method regardless of their regular method of tax accounting. As a result, United States Holders of Junior Notes will include OID in income in advance of the receipt of cash attributable to such income. However, United States Holders of the Junior Notes generally will not be required to include separately in income cash payments received on such Notes, even if denominated as interest, to the extent such payments constitute payments of previously accrued OID.

     The Junior Notes will be treated as issued with OID equal to the excess of a Junior Note's "stated redemption price at maturity" over its issue price. The stated redemption price at maturity of a Junior Note is the total of all payments on the Junior Note that are not payments of "qualified stated interest." A qualified stated interest payment is a payment of stated interest unconditionally payable, in cash or property (other than our debt instruments), at least annually at a single fixed rate during the entire term of the note that appropriately takes into account the length of intervals between payments. Stated interest on the Junior Notes will not be treated as qualified stated interest, because the Junior Notes provide that interest payable on the Junior Notes prior to January 1, 2005 will be capitalized and added to principal, and no cash payments of interest on the Junior Notes will be made prior to that date. The issue price of a Junior Note is its stated principal amount.

     The amount of OID includible in income by a United States Holder of a Junior Note is the sum of the "daily portions" of OID with respect to the Note for each day during the taxable year or portion thereof in which such United States Holder holds such Note ("accrued OID"). A daily portion is determined by allocating to each day in any "accrual period" a pro-rata portion of the OID that accrued in such period. The "accrual period" of an obligation may be of any length and may vary in length over the term of the obligation, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the obligation's adjusted issue price at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of qualified stated interest allocable to such accrual period. The "adjusted issue price" of an obligation at the start of any accrual period is equal to its issue price, increased by the accrued OID for each prior accrual period and reduced by any prior payments made on such obligation (other than payments of qualified stated interest).

     Market Discount and Premium. United States Holders of New Notes may be affected by the market discount and premium rules under the Tax Code, which are discussed below.

     Market Discount. The Tax Code generally requires United States Holders of "market discount bonds" to treat as ordinary income any gain realized on the disposition of such bonds (including in certain non-recognition transactions, such as a gift) to the extent of the market discount accrued during the United States Holder's period of ownership. A "market discount bond" is a debt instrument purchased at a market discount subject to a statutorily-defined de minimis exception. For this purpose, a purchase at a market discount includes a purchase at or after the original issue at a price below the stated redemption price at maturity of the debt instrument, or, in the case of a debt instrument issued with OID, at a price below its "adjusted issue price". The market discount rules also provide that a United States Holder who acquires a debt instrument at a market discount (and who does not elect to (a) treat all interest thereon as OID or (b) include such market discount in income on a current basis) may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the United States Holder disposes of the debt instrument in a taxable transaction.

     A United States Holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount accrues, either on a straight line basis, or, if elected, on a constant interest rate basis. The current inclusion election, once made, applies to all market discount obligations acquired by such United States Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service ("IRS"). If a United States Holder of a market discount bond elects to include market discount in income on a current basis, the foregoing rules with respect to the recognition of ordinary income on a sale or other disposition of such bond and the deferral of interest deductions on indebtedness related to such bond would not apply. Additionally, a United States Holder's basis in a market discount bond would be increased by amounts of market discount on the bond included in income pursuant to the current inclusion election.

     Premium and Acquisition Premium. Generally, if the tax basis of an obligation held as a capital asset exceeds the sum of all amounts payable on the obligation after the date of acquisition (other than payments of qualified stated interest), the obligation will be considered to have "amortizable bond premium" equal in amount to the excess, and a United States Holder of such an obligation generally will not be required to include any OID in income. Generally, where an obligation is not redeemable prior to maturity, a United States Holder may elect to amortize the premium on the obligation as an offset to qualified stated interest income, using a constant yield method similar to that described below under "Constant Yield Election," over the remaining term of the obligation. If an obligation may be redeemed by the issuer prior to maturity (as is the case with the New Notes), the premium is calculated assuming the issuer will exercise or not exercise its redemption rights in a manner that maximizes the United States Holder's yield. A United States Holder who elects to amortize bond premium must reduce the United States Holder's tax basis in the note by the amount of the premium used to offset qualified stated interest income as set forth above. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the United States Holder and may be revoked only with the consent of the Service.

     If a United States Holder acquires an obligation issued with OID at an "acquisition premium," the amount of OID that the United States Holder includes in gross income is reduced to reflect the acquisition premium. An obligation is acquired at an acquisition premium if its adjusted tax basis, immediately after its acquisition, is (a) less than or equal to the sum of all amounts payable on the obligation after the date of acquisition (other than payments of qualified stated interest) and (b) greater than the obligation's adjusted issue price.

     If an obligation is acquired at an acquisition premium, the United States Holder reduces the amount of OID that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted tax basis of the obligation immediately after its acquisition by the United States Holder over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the obligation after the date of acquisition (other than payments of qualified stated interest) over the obligation's adjusted issue price.

     As an alternative to reducing the amount of OID that otherwise would be included in income by this fraction, the United States Holder may elect to compute OID accruals by treating the acquisition of the obligation as an acquisition at original issuance and applying the constant yield method described below under "Constant Yield Election."

     Constant Yield Election. A United States Holder of New Notes, subject to certain limitations, may elect to include in gross income all interest that accrues on a New Note, including any stated interest, acquisition discount, OID, market discount, de minimis OID, de minimis market discount and unstated interest (as adjusted by amortizable bond premium and acquisition premium), by using the constant yield method. This election for an obligation with amortizable bond premium will result in a deemed election to amortize bond premium for all debt instruments owned and later acquired by the United States Holder with amortizable bond premium and may be revoked only with the permission of the Service. Similarly, this election for an obligation with market discount will result in a deemed election to accrue market discount in income currently for the note and for all other debt instruments acquired by the United States Holder with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the permission of the Service. A United States Holder's tax basis in an obligation will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

     Sale, Exchange or Retirement of the New Notes. In general, a United States Holder of a New Note will recognize gain or loss upon the sale, retirement or other taxable disposition of the New Note in an amount equal to the difference between (i) the amount of cash and the fair market value of property received in exchange for the New Note (except to the extent attributable to the payment of accrued but unpaid interest, which generally will be taxable to a United States Holder as ordinary income) and (ii) the United States Holder's adjusted tax basis in the New Note. Any gain or loss recognized on the sale, retirement or other taxable disposition of a New Note generally will be long-term capital gain or loss (subject to the market discount rules discussed under "-- Market Discount and Premium -- Market Discount" above) if, at the time of the disposition, the United States Holder's holding period for the Note is more than one year. The deduction of capital losses is subject to certain limitations. United States Holders of New Notes should consult their tax advisors regarding the treatment of capital gains and losses.

     Backup Withholding and Information Reporting. Backup withholding and information reporting requirements may apply to certain payments ("reportable payments") of principal and interest on a New Note, and to proceeds of the sale or redemption of a New Note before maturity. We or our paying agent, as the case may be, will be required to withhold a backup withholding tax from any reportable payment if, among other things, a United States Holder fails to furnish his taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain United States Holders, including all corporations, are not subject to backup withholding and information reporting requirements for payments made in respect of the New Notes. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a reportable payment to a United States Holder will be allowed as a credit against such United States Holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service ("IRS").

     The amount of any reportable payments, including interest, made to the record United States Holders of New Notes (other than to holders which are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such United States Holders and to the IRS for each calendar year.

            UNITED STATES FEDERAL INCOME TAXATION OF FOREIGN HOLDERS

     As used herein, the term "Foreign Holder" means a person (other than a partnership or an entity treated as a partnership for United States federal income tax purposes) that is, for United States federal income tax purposes, neither a United States Holder, as defined above, nor a former United States citizen or long-term resident, as defined in section 877 of the Tax Code.

  NEW NOTES

     Payment of Interest on New Notes. In general, payments of interest (whether the interest is qualified stated interest or OID) received by a Foreign Holder on a New Note will not be subject to United States federal income tax withholding at a 30% rate (or lower rate under an applicable income tax treaty) if the interest is not effectively connected with a United States trade or business of the Foreign Holder and the Foreign Holder:

     - does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

     - is not a controlled foreign corporation related to us;

     - is not a bank receiving interest described in section 881(c)(3)(A) of the Tax Code; and

     - provides appropriate certification as to its foreign status.

     A Foreign Holder can generally meet the certification requirement described above by providing a properly executed Form W-8BEN or appropriate substitute form to us, or our paying agent. If the Foreign Holder holds the New Notes through a financial institution or other agent acting on the Foreign Holder's behalf, the Foreign Holder may be required to provide appropriate documentation to the agent. The Foreign Holder's agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special certification rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent.

     If a Foreign Holder does not qualify for an exemption under these rules, interest on the New Notes may be subject to withholding tax at the rate of 30%, or such lower rate as may be prescribed under an applicable income tax treaty. If interest on the New Notes is effectively connected with a United States trade or business of a Foreign Holder, and, if an income tax treaty applies, is attributable to a United States "permanent establishment" (or, if the Foreign Holder is an individual, a "fixed base") of the Foreign Holder, the interest would not be subject to the 30% withholding tax so long as the Foreign Holder provides the Company or its agent an adequate certification, currently on Form W-8ECI, but such interest would be subject to United States federal income tax on a net income basis at the rates applicable to United States persons generally. In addition, if a Foreign Holder is a foreign corporation and the interest is effectively connected with a United States trade or business of the Foreign Holder (and, if an income tax treaty applies, is attributable to a "permanent establishment" of the Foreign Holder), the Foreign Holder may also be subject to a "branch profits" tax at the rate of 30% (or lower applicable treaty rate).

     Sale, Exchange or Retirement of New Notes. A Foreign Holder generally will not be subject to United States federal income tax (and generally no tax will be withheld) on any amount which constitutes capital gain upon the sale, retirement or other taxable disposition of New Notes, unless:

     - the Foreign Holder's gain on disposition of the New Notes is effectively connected with a United States trade or business of the Foreign Holder (and, if an income tax treaty applies, is attributable to a United States permanent establishment (or, if the Foreign Holder is an individual, a "fixed base" in the United States) of the Foreign Holder); or

     - the Foreign Holder is an individual and is present in the United States for 183 or more days in the taxable year within which the disposition takes place and certain other requirements are met.

     If a Foreign Holder's gain on a disposition of New Notes is effectively connected with a United States trade or business of the Foreign Holder (and, if an income tax treaty applies, is attributable to a United States permanent establishment or fixed base of the Foreign Holder, as applicable), the payment of the sales proceeds with respect to the New Notes would be subject to United States federal income tax on a net income basis at the rates applicable to United States person generally. In addition, Foreign Persons that are foreign corporations may be subject to the branch profits tax described above under "-- Payment of Interest on New Notes." An individual Foreign Holder meeting the "presence" test described in the second clause above will be subject to a flat 30% tax (or lower treaty rate) on the gain derived from the sale of New Notes, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States).

     Federal Estate Taxes. Subject to applicable estate tax treaty provisions, New Notes held at the time of death (or New Notes transferred before death but subject to certain retained rights or powers) by an individual who at the time of death is a Foreign Holder will not be included in such Foreign Holder's gross estate for United States federal estate tax purposes provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote or hold the New Notes in connection with a United States trade or business.

  NEW COMMON STOCK

     Dividends. Dividends paid to a Foreign Holder of New Common Stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with a United States trade or business of the Foreign Holder and, where a tax treaty applies, are attributable to a United States permanent establishment or fixed base, as applicable, of the Foreign Holder, are not subject to withholding tax, but instead are subject to United States federal income tax on a net income basis at the rates applicable to United States persons generally, provided the Foreign Holder provides a properly executed IRS Form W-8ECI and other requirements are satisfied. Any such effectively connected dividends received by a foreign corporation may be subject to the branch profits tax as described above under "-- New Notes -- Payment of Interest on New Notes."

     Disposition of New Common Stock. A Foreign Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of New Common Stock unless:

     - the gain is effectively connected with a United States trade or business of the Foreign Holder, and, where a tax treaty applies, is attributable to a United States permanent establishment or fixed base, as applicable, of the Foreign Holder;

     - in the case of a Foreign Holder who is an individual, the Foreign Holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or

     - we are or have been a "U.S. real property holding corporation" for United States federal income tax purposes.

     A Foreign Holder whose gain on disposition of the New Common Stock is effectively connected as described in the first clause above will be subject to United States federal income tax with respect to such effectively connected gain on a net income basis at the rates applicable to United States persons generally and, if it is a corporation, may be subject to the branch profits tax as described under "-- New Notes -- Payment of Interest on New Notes." An individual Foreign Holder meeting the "presence" test described in the second clause above will be subject to a flat 30% tax (or lower treaty rate) on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States).

     Generally, a corporation is a U.S. real property holding corporation if the fair market value of its "U.S. real property interests" equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we are currently a "U.S. real property holding corporation" for United States federal income tax purposes. However, because the determination of U.S. real property holding corporation status is based upon the composition of our assets from time to time and there are uncertainties in the application of certain relevant rules, our status as a U.S. real property holding corporation may change in the future.

     The tax relating to the disposition of stock in a U.S. real property holding corporation does not apply to a Foreign Holder whose holdings, actual and constructive, of our New Common Stock at all times during a specified period amount to 5% or less of our New Common Stock, provided that the New Common Stock is regularly traded on an established securities market. We believe the New Common Stock will be treated as regularly traded on an established securities market for purposes of the foregoing exception. If any gain on the disposition of our New Common Stock by a Foreign Holder were taxable because of our status as a U.S. real property holding corporation, the buyer of the New Common Stock would be required to withhold a tax equal to 10% of the amount realized on the sale of the New Common Stock. Foreign Holders that acquire our New Common Stock are advised to consult their tax advisors as to the applicability to them of the rules relating to the taxation of dispositions of stock in U.S. real property holding corporations based on their particular circumstances.

     Federal Estate Tax. New Common Stock held by an individual Foreign Holder at the time of the Foreign Holder's death will be included in the Foreign Holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

     Treaty Benefits. Foreign Holders claiming treaty benefits under an applicable income tax treaty must provide a properly executed IRS Form W-8BEN claiming such benefits, and may be required to obtain a United States taxpayer identification number and provide certain other information to claim such benefits. A Foreign Holder of New Notes or New Common Stock eligible for a reduced rate of United States withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     No backup withholding or information reporting will generally be required with respect to interest paid to a Foreign Holder of New Notes if the beneficial owner of the New Notes provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption, provided the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person. We must report annually to a Foreign Holder of New Common Stock and to the IRS the amount of dividends paid on our New Common Stock, regardless of whether backup withholding is required. Dividends on New Common Stock paid to a Foreign Holder of New Common Stock generally will be exempt from backup withholding if the Foreign Holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption, provided the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person.

     Information reporting requirements and backup withholding will not apply with to any payment of the proceeds of the sale of New Notes or New Common Stock effected outside of the United States by a foreign office of a "broker," as defined in applicable treasury regulations, provided that such broker is not:

     - a United States person, as defined in the Tax Code;

     - a controlled foreign corporation for United States federal income tax purposes;

     - a foreign partnership engaged in the conduct of a United States trade or business;

     - a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by United States persons; or

     - a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States.

     Payment of the proceeds of any sale of New Notes or New Common Stock effected outside the United States by a foreign office of any other broker will not be subject to backup withholding or information reporting if such broker has documentary evidence in its records that the beneficial owner is a Foreign Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any sale of New Notes or New Common Stock effected by the United States office of a broker will be subject to information reporting and backup withholding, unless the beneficial owner of the New Note or New Common Stock provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption from back-up withholding.

     Foreign Holders of New Notes or New Common Stock should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining the exemption, if available. Backup withholding is not an additional tax. Any amounts withheld from payments to a Foreign Holder under the backup withholding rules will be allowed as a refund or a credit against the Foreign Holder's federal income tax liability, provided that the required information is furnished to the IRS.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following describes certain of our long-term indebtedness which is secured by certain of our residences that do not secure the New Notes:

TRUST DEED NOTES

     We issued Trust Deed Notes payable to the State of Oregon Housing and Community Services Department in 1989, 1993 and 1995 which are secured by buildings, land, furniture and fixtures of six Oregon residences. The notes are payable through 2028 in monthly installments including interest at effective annual rates ranging from 7.375% to 9.0%.

VARIABLE RATE REVENUE BONDS

     In November 1996, we obtained $8.5 million in Variable Rate Multifamily Revenue Bonds with the Washington State Housing Finance Commission Department and as of December 31, 2001 these bonds were secured by an $8.7 million letter of credit issued by U.S. Bank and by buildings, land, furniture and fixtures of five Washington residences. We have promised to reimburse U.S. Bank for any draws on the letter of credit. The letter of credit expires in 2003. The bonds had a weighted average annual interest rate of 3.16% during 2001.

     In July 1997, we obtained $7.35 million Variable Rate Demand Housing Revenue Bonds, Series 1997 with the State of Idaho Housing and Finance Association and as of December 31, 2001 the bonds were secured by a $7.5 million letter of credit issued by U.S. Bank and by buildings, land, furniture and fixtures of four Idaho residences. We have promised to reimburse U.S. Bank for any draws on the letter of credit. The letter of credit expires in 2004. The bonds had a weighted average annual interest rate of 3.15% during 2001.

     In July 1998, we obtained $12.7 million in Variable Rate Demand Housing Revenue Bonds with the State of Ohio Housing Finance Agency ("OHFA") and $530,000 in Taxable Variable Rate Demand Housing Revenue Bonds with OHFA. The bonds are due July 2018 and are secured by a $13.5 million letter of credit issued by U.S. Bank and by buildings, land, furniture and fixtures of seven Ohio residences. We have promised to reimburse U.S. Bank for any draws on the letter of credit. The letter of credit expires in 2005. The bonds had a weighted average annual interest rate of 3.02% during 2001. As of December 31, 2001, our obligations to reimburse U.S. Bank under these letters of credit were collectively secured by $4.3 million of cash collateral.

MORTGAGE FINANCING

     In April 1998, we obtained $14.6 million in mortgage financing from Transatlantic Capital Company, LLC ("Transatlantic") at a fixed interest rate of 7.73% and secured by buildings, land, furniture and fixtures of seven Texas residences. The financing terms include payments of principal and interest calculated on a 25-year amortization schedule, with monthly payments of $110,000 commencing June 1, 1998 and a balloon payment of $11.8 million due at maturity in May 2008.

     In July 1998, we obtained $6.6 million in mortgage financing from Transatlantic at a fixed interest rate of 7.58% per annum and secured by buildings, land, furniture and fixtures of three Oregon residences. The financing terms include payments of principal and interest calculated on a 25-year amortization schedule, with monthly payments of $49,000 commencing September 1, 1998 and a balloon payment of $5.3 million due at maturity in August 2008.

     In November 1998, we obtained $8.75 million in mortgage financing from Transatlantic at a fixed interest rate of 8.65% per annum and secured by buildings, land, furniture and fixtures of three New Jersey residences. The financing terms include payments of principal and interest calculated on a 25-year amortization schedule, with monthly payments of $71,000 commencing January 1, 1999 and a balloon payment of $7.2 million due at maturity in December 2008.

HUD FINANCING

     On June 14, 2001, we entered into two loan agreements for $1.8 million and $2.7 million, and on July 19, 2001, we entered into a loan agreement for $3.0 million, with Red Mortgage Capital, Inc. ("Red Mortgage") for long-term HUD insured financing. Each loan is secured by buildings, land, furniture and fixtures of one Texas residence and the loans mature between July 1, 2036 and August 1, 2036 and collectively require monthly principal and interest payments of $50,000. The loans bear fixed annual interest rates between 7.40% and 7.55%. Of the $7.5 million in proceeds, approximately $4.0 million was used to pay off bridge financing provided by Red Mortgage, approximately $350,000 was used for loan closing costs, approximately $3.0 million was used to pay down the G.E. Capital line of credit and the remaining proceeds were used to fund escrow accounts.



G.E. CAPITAL FINANCING


 PRIOR TO THE EFFECTIVE DATE


     On March 2, 2001, certain of our subsidiaries who are not guaranteeing the New Notes (the "Borrower Subsidiaries") entered into an agreement with G.E. Capital for a line of credit facility up to $45.0 million (the "Existing Facility"), which we guaranteed. The Existing Facility was scheduled to mature on August 31, 2002 and was secured by 16 properties owned by the Borrower Subsidiaries. The Existing Facility carried an interest rate of 3.85% over the three-month LIBOR rate floating monthly and required monthly interest-only payments until maturity.



     On June 27, 2001, the Borrower Subsidiaries amended the Existing Facility, reducing the aggregate line of credit available from $45.0 million to $20.0 million. The Existing Facility, as so amended, was scheduled to mature on September 28, 2001. The maturity was extended to October 12, 2001 by G.E. Capital. The Existing Facility was secured by an additional 10 properties owned by the Borrower Subsidiaries.



     On October 3, 2001, we and our subsidiary Carriage House entered into a debtor-in-possession facility with G.E. Capital (the "DIP Facility"). The DIP Facility provided draws of up to $4.4 million and supplemented our cash position while we were in bankruptcy. The DIP Facility was secured by eight of our properties and a pledge of certain intercompany notes and the stock of the Borrower Subsidiaries and Carriage House (collectively, the "DIP Collateral"). The DIP Facility matured upon our emergence from bankruptcy on the Effective Date and was refinanced by the Exit Facility described below.


     Concurrent with the closing of the DIP Facility, the Company and the Borrower Subsidiaries entered into a further amendment of the Existing Facility (the "Second Amendment"), which amendment, among other things, extended the maturity of the Existing Facility to be coterminous with the DIP Facility, amended the annual interest to be calculated at 5.0% over three month LIBOR, floating monthly, payable monthly in arrears, and permitted the financing of the acquisition by our subsidiary, Texas ALC Partners, L.P. ("Texas ALC"), of sixteen properties then leased by Texas ALC from the then lessor of those properties, T and F Properties, L.P. (the "Meditrust Properties"). The purchase of the Meditrust Properties was completed on October 24, 2001. The Meditrust Properties secure the Existing Facility. The DIP Collateral and the collateral for the Existing Facility (including the Meditrust Properties) cross-collateralized both the DIP Facility and the Existing Facility, as amended. None of this collateral secures the Senior Notes or the Junior Notes.

 AFTER THE EFFECTIVE DATE


     Upon our exit from bankruptcy on the Effective Date, the DIP Facility was refinanced through the Existing Facility, as amended by the Second Amendment (the "Exit Facility"). The available amount of the Exit Facility is $44.0 million, of which $40.5 million was outstanding as of December 31, 2001. The Exit Facility will mature on December 31, 2004. Principal will be payable monthly in a monthly amount of $50,000 for the first year, $65,000 for the second year and $80,000 for the last year of the Exit Facility term. Annual interest will be calculated at 4.5% over three month LIBOR, floating monthly (not to be less than 8%), and payable monthly in arrears. On the Effective Date, G.E. Capital released its liens on one property from the original 16 properties as well as its liens on the 10 additional properties granted to it on June 27, 2001. These 11 properties, plus an additional 46 properties, now secure the New Notes. On the Effective Date, G.E. Capital also released its liens on the DIP Collateral. The Exit Facility is currently secured by 31 properties (including the Meditrust Properties) owned by the Borrower Subsidiaries (including Texas
ALC). We will remain liable for the entire amount of the Exit Facility as a guarantor.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


LTC PROPERTIES, INC. AND CLC HEALTHCARE, INC.



     Andre Dimitriadis, who has been a member of the Company's Board of Directors and the Chair of its Audit committee since January 2002, is the President, Chief Executive Officer and Chairman of the Board of LTC Properties, Inc. ("LTC") and is the Chief Executive Office and Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.). LTC owned $11.0 million of the Company's New Notes and CLC Healthcare, Inc. ("CLC") owned 22.4% of the Company's common stock and $1.9 million of the Company's New Notes at March 31, 2002.



     The Company has incurred interest expense on LTC and CLC's New Notes in the amount of $260,000 and $45,000, respectively. Of this interest, $200,000 and $35,000 is payable in cash to LTC and CLC, respectively, at March 31, 2002. The remaining interest is payable-in-kind and increases LTC and CLC's ownership of the New Notes proportionately.



     The Company currently leases 37 properties (1,426 units) from LTC. The Company incurred lease expense of $2.2 million and $2.1 million for the three months ended March 31, 2001 and 2002, respectively, pursuant to these leases.



NATIONAL HEALTH INVESTORS, INC.



     W. Andrew Adams, who has been a member of the Company's Board of Directors and its Chair since January 2002, is the President, Chief Executive Officer and Chairman of the Board of Directors of National Health Investors, Inc. ("NHI"). NHI owned 557,214 shares of the Company's common stock and $5.0 million of the Company's New Notes at March 31, 2002.



     The Company has incurred interest expense on NHI's New Notes in the amount of $117,000. Of this interest, $90,000 is payable in cash to NHI at March 31, 2002. The remaining interest is payable-in-kind and increases NHI's ownership of the New Notes proportionately.



LEONARD TANNENBAUM



     Leonard Tannenbaum is a current member of the Company's Board of Directors. Mr. Tannenbaum owned $323,875 of the Company's New Notes at March 31, 2002.



     The Company has incurred interest expense on Mr. Tannenbaum's New Notes in the amount of $8,000. Of this amount, $6,000 is payable in cash to Mr. Tannenbaum at March 31, 2002. The remaining interest is payable-in-kind and increases Mr. Tannenbaum's ownership of the New Notes proportionately.



REGISTRATION RIGHTS AGREEMENT


     On January 1, 2002 we entered into a Registration Rights Agreement with LTC, CLC Healthcare, Inc. (formerly LTC Healthcare, Inc.), NHI and Cerberus Capital Management, L.P., which requires us to register the resale of securities acquired by these entities in connection with our Plan. Andre Dimitriadis is President, Chief Executive Officer and Chairman of the Board of LTC and Chief Executive Officer and Chairman of the Board of CLC Healthcare, Inc. and W. Andrew Adams is President, Chief Executive Officer and Chairman of the Board of NHI. See "Registration Rights Agreement."

                            SELLING SECURITYHOLDERS


     The New Securities being offered were acquired on January 1, 2002 by the Selling Securityholders in connection with a plan of reorganization under Chapter 11 of the United States Bankruptcy Code, or may be acquired by the Selling Security holders either from the Reserve or, in the case of the Junior Notes, through the payment of non-cash interest.


     The following table sets forth the following information:

     - the names of the Selling Securityholders; and


     - the amount of Senior Notes and Junior Notes and number of shares of New Common Stock held by each of them as of the date of this Prospectus, plus the amount of New Securities each of them may acquire from the Reserve and, in the case of the Junior Notes, through the payment of non-cash interest.


     All of the Senior Notes, Junior Notes and New Common Stock held or acquired as described above by each such person may be offered pursuant to this Prospectus. The information in the table has been prepared based upon information furnished to us by or on behalf of the Selling Securityholders.

     We cannot provide an estimate as to the amount of Senior Notes, Junior Notes or New Common Stock that will be held by the Selling Securityholders after completion of this offering. This is because the Selling Securityholders may offer all or some of the New Securities which they hold pursuant to this offering. Furthermore, there are currently no agreements, arrangements or understandings with respect to the sale of any of the New Securities that will be held by the Selling Securityholders after completion of this offering. See "Plan of Distribution."


                                                   PRINCIPAL      PRINCIPAL       NUMBER OF
                                                   AMOUNT OF      AMOUNT OF       SHARES OF
                                                  SENIOR NOTES   JUNIOR NOTES    NEW COMMON
NAME                                                  HELD           HELD        STOCK HELD
----                                              ------------   ------------   -------------
LTC Properties, Inc.............................   $8,074,120     $3,870,780              0
CLC Healthcare, Inc.............................    1,397,270        669,860      1,468,857
National Health Investors, Inc..................    3,633,960      1,742,150        563,376
Cerberus Partners, L.P. ........................    1,492,820        715,680        231,432
Cerberus International, Ltd. ...................    3,290,920      1,820,050        588,568
Cerberus Series One Holdings, LLC...............    1,433,210        687,090        222,191
Ariel Fund Limited..............................      798,000        382,570        123,713
Gabriel Capital, L.P. ..........................      392,400        188,130         60,834


     As part of the Plan, W. Andrew Adams, of National Health Investors, Inc., and Andre Dimitriadis, of Healthcare Holdings, Inc., were appointed to the Company's Board of Directors. Furthermore, Mr. Adams currently serves as Chairman of the Company's Board of Directors. You should also refer to the section of this Prospectus entitled "Certain Relationships and Related Transactions" for additional information.

                              PLAN OF DISTRIBUTION

     We will not receive any of the proceeds from this offering. We have been advised by the Selling Securityholders that they may sell all or a portion of the Senior Notes, Junior Notes or shares of New Common Stock offered from time to time through the facilities of any national securities exchange or United States automated interdealer quotation system of a registered national securities association, on which any of the Senior Notes, Junior Notes or shares of New Common Stock are then listed, admitted to unlisted trading privileges or included for quotation on terms to be determined at the times of such sales. The Selling Securityholders may also make private sales, including "block transfers," directly or through a broker or brokers. Alternatively, any of the Selling Securityholders may from time to time offer the Senior Notes, Junior Notes or shares of New Common Stock through underwriters, dealers or agents. The underwriters may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Securityholders and the purchasers of the Senior Notes, Junior Notes or shares of New Common Stock.

     To the extent required, the aggregate principal amount of New Notes and number of shares of New Common Stock to be sold, the names of the Selling Securityholders, the purchase price, the name of any such agent, dealer or underwriter and any applicable commissions with respect to a particular offer will be set forth in an accompanying prospectus supplement. The aggregate proceeds to the Selling Securityholders from the sale of the New Notes and New Common Stock offered will be the purchase price of such New Notes and New Common Stock less any underwriting discounts, commissions or concessions. There is no assurance that the Selling Securityholders will sell any or all of the Senior Notes, Junior Notes or shares of New Common Stock offered.


     The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions and may engage in the short sale of the New Notes or the New Common Stock (including the delivery of New Notes or New Common Stock to cover short positions or otherwise settle short sale transactions). Also, in connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the New Notes or the New Common Stock in the course of hedging positions they assume with Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require delivery to these broker-dealers or other financial institutions of New Notes and shares of New Common Stock offered by this Prospectus, which New Notes and shares of New Common Stock these broker-dealers or other financial institutions may resell pursuant to this Prospectus (as amended or supplemented to reflect such transaction).


     The New Notes and the New Common Stock may be sold from time to time in one or more transactions at fixed offering prices, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the holders of the securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection therewith.

     The New Notes and the New Common Stock are new securities with no established trading market. We have no plans to apply to list the New Notes or the New Common Stock on any United States exchange or the Nasdaq Stock Market, and there can be no assurance that an active market for the New Notes or the New Common Stock will develop.

     The New Notes and the New Common Stock have not been registered for resale under the securities laws of any state. Under the securities laws of certain states, the New Notes and the New Common Stock may be sold in such states only through registered or licensed brokers or dealers.

     The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the New Notes or the New Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act. In such cases any commissions received by the broker-dealers, agents or underwriters and any profit on the resale of the New Notes or the New Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Securityholders have agreed to indemnify the Company against certain losses arising out of information furnished by that Selling Securityholder in writing for inclusion in any such registration statement and they may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the New Notes and/or shares of New Common Stock against certain liabilities, including liabilities arising under the Securities Act.

     We will pay all expenses incident to the offering and sale of the New Notes or the New Common Stock pursuant to the Registration Rights Agreement other than underwriting discounts and selling commissions and fees and we will indemnify the Selling Securityholders for certain liabilities, including liabilities under the Securities Act, in connection with any demand registration.

                                 LEGAL MATTERS

     Latham & Watkins, Los Angeles, California and New York, New York and Schreck Brignone Godfrey, Las Vegas, Nevada have passed upon certain legal matters with respect to the New Notes and the New Common Stock being offered.

                                    EXPERTS


     The consolidated financial statements and schedule of Assisted Living Concepts, Inc., as of December 31, 2000 and for each of the years in the three-year period ended December 31, 2001 (Predecessor Company), and the consolidated balance sheet of Assisted Living Concepts, Inc. and subsidiaries as of December 31, 2001 (Successor Company) and the financial statements of ALC Indiana, Inc. as of December 31, 2000 and for the periods January 1, 2001 through June 30, 2001 and July 1, 2001 through December 31, 2001 and each of the years in the two year period ended December 31, 2000, and the balance sheet of ALC Indiana, Inc. as of December 31, 2001 (Successor Company), have been included herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.



     The audit reports covering the December 31, 2001 consolidated balance sheet of Assisted Living Concepts Inc. and subsidiaries (Successor Company) and the December 31, 2001 balance sheet of ALC Indiana, Inc. (Successor Company) reflect a change in ownership through fresh-start reporting and therefore are not comparable to prior periods.

                ASSISTED LIVING CONCEPTS, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
FINANCIAL STATEMENTS AS OF DECEMBER 31, 2001 AND THE THREE
  YEARS THEN ENDED:
Independent Auditors' Report................................   F-2
Consolidated Balance Sheets, December 31, 2000 (Predecessor
  Company) and 2001 (Successor Company).....................   F-3
Consolidated Statements of Operations and Consolidated
  Statements of Comprehensive Loss, Years Ended December 31,
  1999, 2000 and 2001 (Predecessor Company).................   F-5
Consolidated Statements of Shareholders' Equity, Years Ended
  December 31, 1999, 2000 and 2001(Predecessor Company).....   F-6
Consolidated Statements of Cash Flows, Years Ended December
  31, 1999, 2000 and 2001 (Predecessor Company).............   F-7
Notes to Consolidated Financial Statements..................   F-8

FINANCIAL STATEMENTS AS OF MARCH 31, 2002 AND THE THREE
  MONTHS THEN ENDED (UNAUDITED):
Consolidated Balance Sheets, December 31, 2001 and March 31,
  2002 (Successor Company)..................................  F-37
Consolidated Statements of Operations Three Months Ended
  March 31, 2001 (Predecessor Company) and 2002 (Successor
  Company)..................................................  F-38
Consolidated Statements of Cash Flows, Three Months Ended
  March 31, 2001 (Predecessor Company) and 2002 (Successor
  Company)..................................................  F-39
Notes to Consolidated Financial Statements..................  F-40

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders

of Assisted Living Concepts, Inc. and Subsidiaries:



     We have audited the accompanying consolidated balance sheet of Assisted Living Concepts, Inc. and subsidiaries as of December 31, 2001 (Successor Company) and the accompanying consolidated balance sheet of Assisted Living Concepts, Inc. and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, comprehensive loss, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001 (Predecessor Company). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.


     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Assisted Living Concepts, Inc. and subsidiaries as of December 31, 2001 and the financial position of the Predecessor Company as of December 31, 2000 and the results of the Predecessor Company's operations and cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


     As described in Note 1 to the consolidated financial statements, on January 1, 2002 the Company consummated a Joint Plan of Reorganization (the Plan) which had been confirmed by the United States Bankruptcy Court. The Plan resulted in a change of ownership of the Predecessor Company and, accordingly, effective December 31, 2001 the Company accounted for the change in ownership through fresh-start reporting. As a result, the consolidated information prior to December 31, 2001 is presented on a different cost basis than that as of December 31, 2001 and, therefore, is not comparable.

                                          /s/ KPMG LLP

Portland, Oregon

March 25, 2002

                         ASSISTED LIVING CONCEPTS, INC.


                          CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              PREDECESSOR   SUCCESSOR
                                                                COMPANY      COMPANY
                                                              -----------   ---------
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              -----------   ---------
                                       ASSETS
Current assets:
  Cash and cash equivalents.................................   $  7,444     $  6,077
  Cash held for tenant security deposits....................      2,445           --
  Cash restricted for tenant security deposits..............         --        2,415
  Accounts receivable, net of allowance for doubtful
     accounts of $1,399 at 2000.............................      2,448        2,328
  Prepaid insurance.........................................      1,765          160
  Prepaid expenses..........................................      1,042          823
  Cash restricted for workers compensation claims...........      1,072        2,825
  Other current assets......................................      2,729        3,862
                                                               --------     --------
          Total current assets..............................     18,945       18,490
Restricted cash.............................................      5,394        5,349
Property and equipment, net.................................    298,744      196,548
Goodwill, net...............................................      4,785           --
Other assets, net...........................................      8,590        1,866
                                                               --------     --------
          Total assets......................................   $336,458     $222,253
                                                               ========     ========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $  2,708     $  1,450
  Accrued real estate taxes.................................      4,835        4,523
  Accrued interest expense..................................      1,937          666
  Accrued payroll expense...................................      4,017        4,561
  Other accrued expenses....................................      4,229        7,163
  Bridge loan payable.......................................      4,000           --
  Class action litigation settlement payable................      7,765           --
  Tenant security deposits..................................      2,484        2,471
  Related party payable.....................................        626           --
  Other current liabilities.................................        565          652
  Current portion of unfavorable lease adjustment...........         --          681
  Current portion of long-term debt and capital lease
     obligation.............................................      1,690        2,622
                                                               --------     --------
          Total current liabilities.........................     34,856       24,789
Other liabilities...........................................      6,059           89
Unfavorable lease adjustment................................         --        3,115
Long-term debt and capital lease obligation, net of current
  portion...................................................     70,407      161,461
Convertible subordinated debentures.........................    161,250           --
                                                               --------     --------
          Total liabilities.................................    272,572      189,454
                                                               --------     --------

                         ASSISTED LIVING CONCEPTS, INC.

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                              PREDECESSOR   SUCCESSOR
                                                                COMPANY      COMPANY
                                                              -----------   ---------
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              -----------   ---------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, Predecessor Company $.01 par value;
     1,000,000 shares authorized; none issued or
     outstanding............................................         --           --
  Preferred stock, Successor Company $.01 par value;
     3,250,000 shares authorized; none issued or
     outstanding............................................         --           --
  Common Stock, Predecessor Company $.01 par value;
     80,000,000 shares authorized; issued and outstanding
     17,120,745 shares at December 31, 2000 and 2001........        171           --
  Common Stock, Successor Company $.01 par value; 20,000,000 shares authorized; issued and outstanding 6,431,759
     shares at December 31, 2001 (68,241 shares to be issued
     upon settlement of pending claims).....................         --           65
  Additional paid-in capital................................    144,451       32,734
  Fair market value in excess of historical cost of acquired net assets attributable to related party
     transactions...........................................       (239)          --
  Accumulated deficit.......................................    (80,497)          --
                                                               --------     --------
          Total shareholders' equity........................     63,886       32,799
                                                               --------     --------
          Total liabilities and shareholders' equity........   $336,458     $222,253
                                                               ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         ASSISTED LIVING CONCEPTS, INC.


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                    PREDECESSOR COMPANY
                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1999       2000       2001
                                                              --------   --------   ---------
Revenue.....................................................  $117,489   $139,423   $ 150,678
Operating expenses:
  Residence operating expenses..............................    81,767     95,032     103,867
  Corporate general and administrative......................    21,178     18,365      17,119
  Building rentals..........................................    15,367     16,004      15,980
  Depreciation and amortization.............................     8,981      9,923      10,349
  Class action litigation settlement........................        --     10,020          --
  Terminated merger expense.................................       228         --          --
  Site abandonment costs....................................     4,912         --          --
                                                              --------   --------   ---------
        Total operating expenses............................   132,433    149,344     147,315
                                                              --------   --------   ---------
Operating income (loss).....................................   (14,944)    (9,921)      3,363
                                                              --------   --------   ---------
Other income (expense):
  Interest expense..........................................   (15,200)   (16,363)    (19,465)
  Interest income...........................................     1,598        786         655
  Gain (loss) on sale and disposal of assets................      (127)        13         (88)
  Loss on sale of marketable securities.....................        --       (368)         --
  Other income (expense), net...............................      (260)        67          30
                                                              --------   --------   ---------
        Total other expense.................................   (13,989)   (15,865)    (18,868)
                                                              --------   --------   ---------
Loss before debt restructure and reorganization cost,
  fresh-start adjustments and extraordinary item............   (28,933)   (25,786)    (15,505)
Debt restructure and reorganization cost....................        --         --      (8,581)
Fresh start adjustments.....................................        --         --    (119,320)
                                                              --------   --------   ---------
Loss before extraordinary item..............................   (28,933)   (25,786)   (143,406)
Extraordinary item -- gain on reorganization................        --         --      79,520
                                                              --------   --------   ---------
Net loss....................................................  $(28,933)  $(25,786)  $ (63,886)
                                                              ========   ========   =========
Basic and diluted net loss per common share:
  Loss before extraordinary item............................  $  (1.69)  $  (1.51)  $   (8.38)
  Extraordinary item........................................        --         --        4.65
                                                              --------   --------   ---------
Basic and diluted net loss per common share.................  $  (1.69)  $  (1.51)  $   (3.73)
                                                              ========   ========   =========
Basic and diluted weighted average common shares
  outstanding...............................................    17,119     17,121      17,121
                                                              ========   ========   =========


                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                                 (IN THOUSANDS)

                                                                   PREDECESSOR COMPANY
                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
Net loss....................................................  $(28,933)  $(25,786)  $(63,886)
Other comprehensive loss:
  Unrealized loss on investments............................      (320)        --         --
  Reclassification adjustment for loss included in net
    loss....................................................        --        320         --
                                                              --------   --------   --------
Comprehensive loss..........................................  $(29,253)  $(25,466)  $(63,886)
                                                              ========   ========   ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         ASSISTED LIVING CONCEPTS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                COMMON STOCK     ADDITIONAL     UNEARNED
                                                              ----------------    PAID-IN     COMPENSATION
                                                              SHARES    AMOUNT    CAPITAL       EXPENSE
                                                              -------   ------   ----------   ------------
Balance at December 31, 1998, Predecessor Company...........   17,344   $ 173    $ 148,533      $(3,492)
Exercise of employee stock options..........................       27      --          158           --
Compensation expense earned on restricted Stock.............       --      --           --          180
Retirement of restricted stock..............................     (250)     (2)      (4,248)       3,312
Unrealized loss on marketable securities....................       --      --           --           --
Net loss....................................................       --      --           --           --
                                                              -------   -----    ---------      -------
Balance at December 31, 1999, Predecessor Company...........   17,121     171      144,443           --
Compensation expense on issuance of consultant options......       --      --            8           --
Reclassification adjustment for loss included in net loss...       --      --           --           --
Net loss....................................................       --      --           --           --
                                                              -------   -----    ---------      -------
Balance at December 31, 2000, Predecessor Company...........   17,121     171      144,451           --
Net loss....................................................       --      --           --           --
                                                              -------   -----    ---------      -------
Balance at December 31, 2001, Predecessor Company...........   17,121     171      144,451           --
                                                              =======   =====    =========      =======
Fresh start reclassifications...............................  (17,121)   (171)    (144,451)          --
Issuance of common stock....................................    6,500      65       32,734           --
                                                              -------   -----    ---------      -------
Balance at December 31, 2001, Successor Company.............    6,500   $  65    $  32,734      $    --
                                                              =======   =====    =========      =======

                                                            FAIR MARKET
                                                             VALUE IN      ACCUMULATED
                                                             EXCESS OF        OTHER                         TOTAL
                                                            HISTORICAL    COMPREHENSIVE   ACCUMULATED   SHAREHOLDERS'
                                                               COST           LOSS          DEFICIT        EQUITY
                                                            -----------   -------------   -----------   -------------
Balance at December 31, 1998, Predecessor Company.........     $(239)         $  --        $ (25,778)     $119,197
Exercise of employee stock options........................        --             --               --           158
Compensation expense earned on restricted Stock...........        --             --               --           180
Retirement of restricted stock............................        --             --               --          (938)
Unrealized loss on marketable securities..................        --           (320)              --          (320)
Net loss..................................................        --             --          (28,933)      (28,933)
                                                               -----          -----        ---------      --------
Balance at December 31, 1999, Predecessor Company.........      (239)          (320)         (54,711)       89,344
Compensation expense on issuance of consultant options....        --             --               --             8
Reclassification adjustment for loss included in net
  loss....................................................        --            320               --           320
Net loss..................................................        --             --          (25,786)      (25,786)
                                                               -----          -----        ---------      --------
Balance at December 31, 2000, Predecessor Company.........      (239)            --          (80,497)       63,886
Net loss..................................................        --             --          (63,886)      (63,886)
                                                               -----          -----        ---------      --------
Balance at December 31, 2001, Predecessor Company.........      (239)            --         (144,383)          (--)
                                                               =====          =====        =========      ========
Fresh start reclassifications.............................       239             --          144,383           (--)
Issuance of common stock..................................        --             --               --        32,799
                                                               -----          -----        ---------      --------
Balance at December 31, 2001, Successor Company...........     $  --          $  --        $      --      $ 32,799
                                                               =====          =====        =========      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                         ASSISTED LIVING CONCEPTS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                   PREDECESSOR COMPANY
                                                                 YEARS ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       2000       2001
                                                              --------   --------   --------
OPERATING ACTIVITIES:
Net loss....................................................  $(28,933)  $(25,786)  $(63,886)
Adjustment to reconcile net loss to net cash provided by
 (used in) operating activities:
 Depreciation and amortization..............................     8,981      9,923     10,349
 Provision for doubtful accounts............................       883      1,932        (61)
 Site abandonment costs.....................................     4,912         --         --
 Amortization of deferred financing fees....................     1,999      1,613      3,708
 Extraordinary gain on reorganization.......................        --         --    (79,520)
 Fresh start adjustments....................................        --         --    119,320
 Loss on the sale of marketable securities..................        --        368         --
 Loss (gain) on sale of assets..............................       127        (13)        88
 Compensation expense earned on restricted stock............       180         --         --
 Compensation expense on issuance of consultant options.....        --          8         --
Changes in assets and liabilities:
 Accounts receivable........................................       175       (311)       181
 Prepaid expenses...........................................        44     (1,859)     1,815
 Other current assets.......................................       953        690      1,252
 Other assets...............................................    (1,435)       (17)     3,193
 Accounts payable...........................................      (304)     1,390     (1,258)
 Accrued expenses...........................................       245      3,809      5,846
 Other current liabilities..................................    (2,271)     8,854     (8,165)
 Other liabilities..........................................     2,545         99       (589)
                                                              --------   --------   --------
   Net cash provided by (used in) operating activities......   (11,899)       700     (7,727)
                                                              --------   --------   --------
INVESTING ACTIVITIES:
Sale of marketable securities, available for sale...........     2,000      1,632         --
Restricted cash.............................................    (7,555)     1,089     (4,123)
Proceeds from sale of property and equipment................        19         14         --
Purchases of property and equipment.........................   (27,824)    (3,543)    (2,094)
Acquisition of properties...................................        --         --    (23,500)
                                                              --------   --------   --------
   Net cash used in investing activities....................   (33,360)      (808)   (29,717)
                                                              --------   --------   --------
FINANCING ACTIVITIES:
Proceeds from (payments on) bridge loan.....................        --      4,000     (4,000)
Proceeds from long-term debt................................        --         --     49,924
Proceeds from DIP facility..................................        --         --      1,000
Payments on long-term debt and capital lease obligation.....    (1,491)    (1,609)    (4,692)
Proceeds from issuance of common stock, net.................       158         --         --
Debt issuance costs of offerings and long-term debt.........        --         --     (6,155)
Retirement of restricted stock..............................      (838)        --         --
                                                              --------   --------   --------
   Net cash provided by (used in) financing activities......    (2,171)     2,391     36,077
                                                              --------   --------   --------
Net (decrease) increase in cash and cash equivalents........   (47,430)     2,283     (1,367)
Cash and cash equivalents, beginning of year................    52,591      5,161      7,444
                                                              --------   --------   --------
Cash and cash equivalents, end of year......................  $  5,161   $  7,444   $  6,077
                                                              ========   ========   ========
Supplemental disclosure of cash flow information:
 Cash payments for interest.................................  $ 15,528   $ 14,945   $ 11,181
 Cash payments for income taxes.............................  $     --   $     --   $     --
Non-cash transactions:
 Decrease in construction payable and property and
   equipment................................................  $ (5,864)  $ (1,078)        --
 Purchase of equipment with capital lease obligation........        --        263         --
 Unrealized loss on investment..............................      (320)        --         --
 Amendment of leases and removal of related assets..........    29,492         --         --
 Retirement of restricted stock.............................     3,412         --         --
 Amendment of leases and removal of related debt............    31,488         --         --
 Elimination of deferred gain on purchase of leased
   properties...............................................        --         --   $  1,786

  The accompanying notes are an integral part of these consolidated financial statements.

                         ASSISTED LIVING CONCEPTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  THE COMPANY

     Assisted Living Concepts, Inc. ("the Company") owns, leases and operates assisted living residences which provide housing to older persons who need help with the activities of daily living such as bathing and dressing. The Company provides personal care and support services and makes available routine health care services, as permitted by applicable law, designed to meet the needs of its residents.

  REORGANIZATION

     On October 1, 2001, Assisted Living Concepts, Inc. (the "Company"), and its wholly owned subsidiary, Carriage House Assisted Living, Inc. ("Carriage House", and together with the Company, the "Debtors") each filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Court"), case nos. 01-10674 and 01-10670, respectively, which are being jointly administered. The Court gave final approval to the first amended joint plan of reorganization, (the "Plan") on December 28, 2001.

     On January 1, 2002 (the "Effective Date") the Debtors emerged from the proceedings under Chapter 11 of the Bankruptcy Code. The Plan authorized the issuance as of the Effective Date (subject to the Reserve described below) of $40.25 million aggregate principal amount of seven-year secured notes (the "New Senior Secured Notes"), bearing interest at 10% per annum, payable semi-annually in arrears, and $15.25 million aggregate principal amount of ten-year secured notes (the "New Junior Secured Notes" and collectively with the New Senior Secured Notes, the "New Notes"), bearing interest payable in additional New Junior Secured Notes for three years at 8% per annum and thereafter payable in cash at 12% per annum, payable semi-annually in arrears, and (c) 6,500,000 shares of new common stock, par value $0.01 (the "New Common Stock") of the reorganized Company, of which 4% was issued to shareholders of the Predecessor Company.

     At the Effective Date, the new Board of Directors of the reorganized Company consists of seven members as follows: Leonard Tannenbaum, Andre Dimitriadis, W. Andrew Adams (Chairman), Matthew Patrick, Mark Holliday, Richard Ladd and Wm. James Nicol, then the President and Chief Executive Officer of the Company. Subsequent to the Effective Date, Steven L. Vick replaced Mr. Nicol as President, Chief Executive Officer and Director.

     The Company held back from the initial issuance of New Common Stock and New Notes on the Effective Date, $440,178 of New Senior Secured Notes, $166,775 of New Junior Secured Notes and 68,241 shares of New Common Stock (collectively, the "Reserve") to be issued to holders of general unsecured claims at a later date. The total amount of, and the identities of all of the holders of, the general unsecured claims were not known as of the Effective Date, either because they were disputed or they were not made by their holders prior to December 19, 2001, the cutoff date for calculating the Reserve (the "Cutoff Date"). Once the total amount and the identities of the holders of those claims are determined, the shares of New Common Stock and the New Notes held in the Reserve will be distributed pro rata among the holders of those claims (the date of this distribution, the "Subsequent Distribution Date").

     If the Reserve is insufficient to cover the general unsecured claims allowed after the Cutoff Date, the Company and its subsidiaries will have no further liability with respect to those general unsecured claims and the holders of those claims will receive proportionately lower distributions of shares of New Common Stock and New Notes than the holders of general unsecured claims allowed prior to the Cutoff Date. If the Reserve exceeds the distributions necessary to cover the general unsecured claims allowed after the Cutoff Date, the additional securities remaining in the Reserve will be distributed among all holders of the general unsecured claims so as to ensure that each holder of a general unsecured claim receives, in the aggregate, its pro rata share of the New Common Stock and the New Notes. In this case, the holders of the general unsecured claims allowed prior to the Cutoff Date will receive distributions of securities both on the Effective Date and on the Subsequent Distribution Date.

     As a result of the consummation of the Plan, the Company recognized an extraordinary gain on reorganization as follows (in thousands):

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                   2001
                                                               ------------
Liabilities subject to compromise:
     Subordinated convertible debentures....................     $161,250
     Accrued interest on subordinated convertible
      debentures............................................        3,914
     Employee separation agreement..........................          152
     Accrued interest on mortgage loans discharged..........           43
     Discharge of two mortgage loans........................        5,855
                                                                 --------
Total liabilities subject to compromise.....................     $171,214
Less:
     Value of new Senior Secured Notes......................       40,250
     Value of new Junior Secured Notes......................       12,628
     Carrying value of deferred financing fees of discharged
      debts.................................................        1,026
     Carrying value of property conveyed in satisfaction of
      debt..................................................        4,957
     Carrying value of assets related to rejected lease.....           34
     Value of Successor Company's common stock..............       32,799
                                                                 --------
Extraordinary gain on reorganization........................     $ 79,520
                                                                 ========


  FRESH-START REPORTING


     Upon emergence from Chapter 11 proceedings, the Company adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code (SOP 90-7). In connection with the adoption of fresh-start reporting, a new entity has been deemed created for financial reporting purposes. For financial reporting purposes, the Company adopted the provisions of fresh-start reporting effective December 31, 2001. Consequently, the consolidated balance sheet and related information at December 31, 2001 is labeled Successor Company, and reflects the Plan and the principles of fresh-start reporting. Periods presented prior to December 31, 2001 have been designated Predecessor Company.

     In adopting the requirements of fresh-start reporting as of December 31, 2001, the Company was required to value its assets and liabilities at fair value and eliminate its accumulated deficit as of December 31, 2001. A $32.8 million reorganization value was determined by the Company with the assistance of financial advisors in reliance upon various valuation methods, including discounted projected cash flow analysis and other applicable ratios and economic industry information relevant to the operation of the Company and through negotiations with various creditor parties in interest.

     The following reconciliation of the Predecessor Company's consolidated balance sheet as of December 31, 2001 to that of the Successor Company was prepared to present the adjustments that give effect to the reorganization and fresh-start reporting.

     The adjustments entitled Reorganization reflect the consummation of the Plan, including the elimination of existing liabilities subject to compromise, assets conveyed to a lender and reflect the reorganization value of the Successor Company.

     The adjustments entitled Fresh-Start Adjustments reflect the adoption of fresh-start reporting, including the elimination of goodwill and adjustments to record property, plant and equipment and other long-term assets and liabilities, at their fair values. Management estimated the fair value of its assets and liabilities by utilizing commonly used discounted cash flow valuation methods.


                                              PREDECESSOR                    FRESH-START                       SUCCESSOR
                                                COMPANY     REORGANIZATION   ADJUSTMENTS   RECLASSIFICATIONS    COMPANY
                                              -----------   --------------   -----------   -----------------   ---------
                                                                            (IN THOUSANDS)
Assets:
  Cash and cash equivalents.................   $   6,077      $      --       $      --        $      --       $  6,077
  Cash restricted for tenant security
    deposits................................       2,415             --              --               --          2,415
  Accounts receivable, net..................       2,328             --              --               --          2,328
  Prepaid insurance.........................         160             --              --               --            160
  Prepaid expenses..........................         832             (9)                              --            823
  Cash restricted for workers' compensation
    claims..................................       2,825             --              --               --          2,825
  Other current assets......................       3,870             (8)                              --          3,862
                                               ---------      ---------       ---------        ---------       --------
        Total current assets................      18,507            (17)                                         18,490
                                               ---------      ---------       ---------        ---------       --------
Restricted cash.............................       5,349             --              --               --          5,349
Property and equipment, net.................     312,459         (4,980)       (110,931)              --        196,548
Goodwill, net...............................       4,493             --          (4,493)              --             --
Other assets, net...........................       8,030         (1,026)         (5,138)              --          1,866
                                               ---------      ---------       ---------        ---------       --------
        Total assets........................   $ 348,838      $  (6,023)      $(120,562)       $      --       $222,253
                                               =========      =========       =========        =========       ========
Current liabilities:
  Accounts payable..........................   $   1,450      $      --       $      --        $      --       $  1,450
  Accrued real estate taxes.................       4,517             (6)             12               --          4,523
  Accrued interest expense..................       4,623         (3,957)             --               --            666
  Accrued payroll expense...................       4,561             --              --               --          4,561
  Other accrued expenses....................       7,163             --              --               --          7,163
  Tenant security deposits..................       2,471             --              --               --          2,471
  Other current liabilities.................         804           (152)             --               --            652
  Current portion of unfavorable lease
    adjustment..............................          --             --             681               --            681
  Current portion of long-term debt and
    capital lease obligations...............       2,622                             --               --          2,622
                                               ---------      ---------       ---------        ---------       --------
        Total current liabilities...........      28,211         (4,115)            693               --         24,789
                                               ---------      ---------       ---------        ---------       --------
Other liabilities...........................       3,684                         (3,595)              --             89
Unfavorable lease adjustment................          --             --           3,115               --          3,115
Long-term debt and capital lease
  obligations, net of current portion.......     115,893         47,023          (1,455)              --        161,461
Convertible subordinated debentures.........     161,250       (161,250)             --               --             --
                                               ---------      ---------       ---------        ---------       --------
        Total liabilities...................     309,038       (118,342)         (1,242)              --        189,454
                                               ---------      ---------       ---------        ---------       --------
Commitments and contingencies
Shareholders' equity:
  Preferred Stock...........................          --             --              --               --             --
  Common Stock..............................         171             65              --             (171)            65
  Additional paid-in capital................     144,451         32,734              --         (144,451)        32,734
  Fair market value in excess of historical
    cost of acquired net assets.............        (239)            --              --              239             --
  Accumulated deficit.......................    (104,583)        79,520        (119,320)         144,383             --
                                               ---------      ---------       ---------        ---------       --------
        Total shareholders' equity..........      39,800        112,319        (119,320)              --         32,799
                                               ---------      ---------       ---------        ---------       --------
        Total liabilities and shareholders'
          equity............................   $ 348,838      $  (6,023)      $(120,562)       $      --       $222,253
                                               =========      =========       =========        =========       ========

  PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Predecessor Company as of December 31, 2000 and for the three years ended December 31, 2001, and the Successor Company at December 31, 2001. All significant intercompany balances and transactions have been eliminated in consolidation.

  FACTORS AFFECTING COMPARABILITY OF FINANCIAL INFORMATION

     The amounts recorded in the consolidated balance sheet of the Predecessor Company were materially changed with the implementation of fresh-start reporting. Consequently, the consolidated balance sheet of the Successor Company is generally not comparable to that of the Predecessor Company, principally due to the adjustment of property, plant and equipment, deferred financing costs, deferred gains, goodwill, long-term debt and leases to estimated fair value, the discharge of liabilities subject to compromise and the recapitalization of the Company. The Company recorded an extraordinary gain of $79.5 million from the restructuring of its debt in accordance with the provisions of the Plan. Fresh-start valuation adjustments of $119.3 million were made to reduce the net assets and liabilities of the Successor Company to fair value as of December 31, 2001.

  CASH EQUIVALENTS AND MARKETABLE SECURITIES

     Cash equivalents of $4.6 million and $1.0 million at December 31, 2000 and 2001, respectively, consist of highly liquid investments with maturities of three months or less at the date of purchase. The Company's investments in marketable securities are classified as available for sale. These investments are stated at fair value with any unrealized gains or losses included as accumulated other comprehensive loss in shareholders' equity. Interest income is recognized when earned.

  LEASES

     The Company determines the classification of its leases as either operating or capital at their inception. The Company re-evaluates such classification whenever circumstances or events occur that require the reevaluation of the leases.

     The Company accounts for arrangements entered into under sale and leaseback agreements pursuant to Statement of Financial Accounting Standards (SFAS) No. 98, "Accounting for Leases." For transactions that qualify as sales and operating leases, a sale is recognized and the asset is removed from the books. For transactions that qualify as sales and capital leases, the sale is recognized, but the asset remains on the books and a capital lease obligation is recorded. Transactions that do not qualify for sales treatment are treated as financing transactions. In the case of financing transactions, the asset remains on the books and a finance obligation is recorded as part of long-term debt. Losses on sale and leaseback agreements are recognized at the time of the transaction absent indication that the sales price is not representative of fair value. Gains are deferred and recognized on a straight-line basis over the initial term of the lease. In accordance with fresh-start reporting, such gains were eliminated from the Predecessor Company's books as of the Effective date.

     All of the Company's leases contain various provisions for annual increases in rent, or rent escalators. Certain of these leases contain rent escalators with future minimum annual rent increases that are not considered contingent rents. The total amount of the rent payments under such leases with non-contingent rent escalators is being charged to expense on the straight-line method over the term of the leases. The Company records a deferred credit, included in other liabilities, to reflect the excess of rent expense over cash payments. This deferred credit is reduced in the later years of the lease term as the cash payments exceed the rent expense. Other liabilities of the Predecessor Company included $1.9 million and $1.8 million of such amounts at December 31, 2000 and 2001, respectively. In accordance with fresh-start reporting, the Predecessor Company's deferred credit was eliminated as of the Effective Date. However, lease expense for those leases with non-contingent rent escalators from the Effective Date forward will continue to be charged to expense on the straight-line method over the remaining term of the leases. (See
Note 5).

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciation is computed over the assets' estimated useful lives on the straight-line basis as follows:

                                                    PREDECESSOR COMPANY   SUCCESSOR COMPANY
                                                    -------------------   -----------------
Buildings and building improvements...............         40 years        35 to 40 years
Furniture and equipment...........................     3 to 7 years          3 to 7 years

     Equipment under capital lease is recorded at the net present value of the future minimum lease payments at the inception of the lease. Amortization of equipment under capital lease is provided using the straight-line method over the shorter of the life of the lease or the estimated useful life.

     As of the Effective Date, the Successor Company adjusted its property, plant and equipment to estimated fair value in conjunction with the implementation of fresh-start reporting. The Successor Company maintains the same policies concerning transactions affecting property and equipment.

     Asset impairment is analyzed on assets to be held and used by the rental demand by market to determine if future cash flows (undiscounted and without interest charges) are less than the carrying amount of the asset. If an impairment is determined to have occurred, an impairment loss is recognized to the extent the assets carrying amount exceeds its fair value. Assets the Company intends to dispose of are reported at the lower of (i) fair carrying amount or
(ii) fair value less the cost to sell. The Company has not recognized any impairment losses on property through the year ended December 31, 2001.

     Maintenance and repairs are charged to expense as incurred, and significant betterments and improvements are capitalized.

  GOODWILL

     Goodwill of the Predecessor Company consisted of costs in excess of the fair value of the net assets acquired in purchase transactions as of the date of acquisition have been recorded as goodwill and was being amortized over periods ranging between 15 and 20 years on a straight-line basis. In accordance with fresh-start reporting, the Predecessor Company's goodwill was eliminated as of the Effective Date.

  ADVERTISING COSTS

     Advertising costs are expensed as incurred and were $1,429,000, $840,000 and $828,000 for the years ended December 31, 1999, 2000 and 2001, respectively.

  DEFERRED FINANCING COSTS

     Financing costs related to the issuance of debt are capitalized as other assets and amortized to interest expense over the term of the related debt using the straight-line method, which approximates the effective interest method. As of the Effective Date, approximately $3.8 million of net deferred financing fees associated with the debts that were discharged as a result of the Plan were eliminated as reorganization and fresh-start adjustments.

  INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of the existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

  UNFAVORABLE LEASES

     As of the Effective Date, the Successor Company revalued its leases in conjunction with the implementation of fresh-start reporting. At December 31, 2001, an unfavorable lease credit of $3,796,000 was established and is included in the consolidated balance sheet of the Successor Company. Amortization of unfavorable leases is computed using the straight-line method over the life of the respective leases.

  REVENUE RECOGNITION

     Revenue is recognized when services are rendered and consists of residents' fees for basic housing and support services and fees associated with additional services such as routine health care and personalized assistance on a fee for service basis. The collectibility of the accounts receivable is assessed periodically and a provision for doubtful accounts is recorded as considered necessary.

  CLASSIFICATION OF EXPENSES

     Residence operating expenses exclude all expenses associated with corporate or support functions which have been classified as corporate general and administrative expense.

  NET LOSS PER COMMON SHARE

     Basic earnings per share (EPS) is calculated using net loss attributable to common shares divided by the weighted average number of common shares outstanding for the period. Diluted EPS is calculated in periods with net income using income attributable to common shares considering the effects of dilutive potential common shares divided by the weighted average number of common shares and dilutive potential common shares outstanding for the period.

     Pursuant to fresh-start accounting, common stock was adjusted to reflect the capitalization of the Successor Company in accordance with the Plan.

     Vested options to purchase 983,000, 477,000 and 880,000 shares of common stock were outstanding during the years ended December 31, 1999, 2000 and 2001, respectively. These options were excluded from the respective computations of diluted loss per share, as their inclusion would be antidilutive. All outstanding options were cancelled upon the Effective Date of the Plan.

     Also excluded from the computations of diluted loss per share, for the years ended December 31, 1999, 2000 and 2001 were, 6,685,789 shares of common stock issuable upon conversion of the Company's convertible subordinated debentures (see Note 1) as their inclusion would be antidilutive. These convertible subordinated debentures were eliminated upon the Effective Date of the Plan.

 SEGMENT REPORTING

     Financial Accounting Standards Board Statement (FASB) of Financial Accounting Standards (SFAS) No. 131, Disclosure about Segments of an Enterprise and Related Information requires public enterprises to report certain information about their operating segments in a complete set of financial statements to shareholders. It also requires reporting of certain enterprise-wide information about the Company's products and services, its activities in different geographic areas, and its reliance on major customers. The basis for determining the Company's operating segments is the manner in which management operates the business. The Company has no foreign operations and no customers which provide over 10 percent of gross revenue. The Company reviews operating results at the residence level; it also meets the aggregation criteria in order to report the results as one business segment.

 USE OF ESTIMATES

     The Company has made certain estimates and assumptions relating to the reporting of assets and liabilities, and the disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

 WORKERS COMPENSATION

     The Company utilizes third-party insurance for losses and liabilities associated with workers compensation claims subject to deductible levels of $250,000 per occurrence. Losses up to this deductible level are accrued based upon the Company's estimates of the aggregate liability for claims incurred based on Company experience.

 PROFESSIONAL LIABILITY

     The Company utilizes third-party insurance for losses and liabilities associated with professional liability claims subject to deductible levels of $100,000 per occurrence for the year ended December 31, 2000 and retention levels of $250,000 for all states except Florida and Texas, where the retention levels are $500,000 per occurrence, for the year ended December 31, 2001. Losses up to these deductible and retention levels are accrued based upon the Company's estimates of the aggregate liability for claims incurred based on Company experience.

 RECLASSIFICATIONS

     Certain reclassifications have been made in the prior years' financial statements to conform to the current year's presentation. Such reclassifications had no effect on previously reported net loss or shareholders' equity.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 2001 the carrying amount of the Successor Company's assets and liabilities are presented at fair value because of the implementation of SOP 90-7. At December 31, 2000 the carrying amount of the Predecessor Company's cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short-term nature of the accounts and/or because they are invested in accounts earning market rates of interest. At December 31, 2000 the carrying amount of the Predecessor Company's long-term debt approximates fair value as the interest rates approximate the current rates available to the Predecessor Company. The following table sets forth the carrying amount and approximate fair value (based on quoted market values) of the Predecessor Company's subordinated debentures as of December 31, 2000 (in thousands):

                                                                     2000
                                                              ------------------
                                                              CARRYING    FAIR
                                                               AMOUNT     VALUE
                                                              --------   -------
6% Debentures...............................................  $86,250    $36,225
5.625% Debentures...........................................   75,000     29,250

 STOCK-BASED COMPENSATION

     The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation an interpretation of APB Opinion No. 25 issued in March 2000, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employees compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

     The Company accounts for stock and stock options issued to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force
(EITF) consensus on Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

 Predecessor Company

     The Amended and Restated 1994 Employee Stock Option Plan (the "1994 Plan") combined an incentive and nonqualified stock option plan, a stock appreciation rights ("SAR") plan and a stock award plan (including restricted stock). The 1994 Plan was a long-term incentive compensation plan and is designed to provide a competitive and balanced incentive and reward program for participants.

     The Company's Non-Executive Employee Equity Participation Plan (the "Non-Officer Plan") was a non-qualified stock option plan intended as a long-term incentive compensation plan designed to provide a competitive and balanced incentive and reward program for participants.

     Upon implementation of the Plan, all options under the 1994 Plan and Non-Officer Plan were cancelled.

 CONCENTRATION OF CREDIT RISK

     The Company depends on the economies of Texas, Indiana, Oregon, Ohio and Washington and to some extent, on the continued funding of State Medicaid waiver programs in some of those states. As of December 31, 2001, 21.6% of the Company's properties were in Texas, 11.4% in Indiana, 10.3% in Oregon, 9.7% in Ohio and 8.6% in Washington. Adverse changes in general economic factors affecting the respective health care industries or laws and regulator environment in each of these states, including Medicaid reimbursement rates, could have a material adverse effect on the Company's financial condition and results of operations.

     State Medicaid reimbursement programs constitute a significant source of revenue for the Company. During the years ended December 31, 1999, 2000 and 2001, direct payments received from state Medicaid agencies accounted for approximately 10.4%, 11.1%, and 12.5% respectively, of the Company's revenue while the tenant paid portion received from Medicaid residents accounted for approximately 5.9%, 6.2% and 6.8%, respectively, of the Company's revenue during these periods. The Company expects in the future that State Medicaid reimbursement programs will constitute a significant source of revenue for the Company.

2.  CASH

     The Company's cash and cash equivalents consist of the following (in thousands):

                                                    PREDECESSOR COMPANY   SUCCESSOR COMPANY
                                                     DECEMBER 31, 2000    DECEMBER 31, 2001
                                                    -------------------   -----------------
Cash..............................................        $2,863               $5,022
Cash equivalents..................................         4,581                1,055
                                                          ------               ------
  Total cash and cash equivalents.................        $7,444               $6,077
                                                          ======               ======

3.  LONG-TERM RESTRICTED CASH

     Long-term restricted cash consists of the following:

                                                   PREDECESSOR COMPANY    SUCCESSOR COMPANY
                                                    DECEMBER 31, 2000     DECEMBER 31, 2001
                                                   --------------------   -----------------
Cash held for loan agreements with U.S. Bank
  National Association ("U.S. Bank").............         $4,354               $4,338
Cash held in accordance with lease agreements....          1,001                  970
State regulated restricted tenant security
  deposits.......................................             39                   41
                                                          ------               ------
  Total long-term restricted cash................         $5,394               $5,349
                                                          ======               ======

4. CASH HELD FOR TENANT SECURITY DEPOSITS AND CASH RESTRICTED FOR TENANT SECURITY DEPOSITS


     At December 31, 2000, cash held for tenant security deposits was a general unrestricted asset of the Company. During 2001, the Company borrowed $2.5 million on its credit facility with Heller Healthcare Finance, Inc., and, in accordance with the agreement, established a restricted cash account for funds held for tenant security deposits with such proceeds. (See note 7).


5.  LEASES

     A summary of leases that the Company has entered into is as follows:

                                                            NUMBER OF
                                                            SALE AND                    NUMBER OF                     UNITS
                                               NUMBER       LEASEBACK                   SALE AND                      UNDER
                                             OF LEASED     RESIDENCES       TOTAL       LEASEBACK                     LEASES
                                             RESIDENCES   ACCOUNTED FOR   NUMBER OF    RESIDENCES     UNITS UNDER   ACCOUNTED
                                              ('OREGON    AS OPERATING    OPERATING   ACCOUNTED FOR    OPERATING      FOR AS
                                              LEASES')       LEASES        LEASES     AS FINANCINGS     LEASES      FINANCINGS
                                             ----------   -------------   ---------   -------------   -----------   ----------
Leases at December 31, 1998................       6             48            54            16           2,047          573
  Lease expansions during 1999.............      --             --            --            --              13           --
  Leases modified and reclassified during
    1999...................................      --             16            16           (16)            573         (573)
                                                 --            ---           ---           ---           -----         ----
Leases at December 31, 1999................       6             64            70            --           2,633           --
  Lease expansions during 2000.............      --             --            --            --               1           --
                                                 --            ---           ---           ---           -----         ----
Leases at December 31, 2000................       6             64            70            --           2,634           --
  Leases entered into in during 2001.......      --              2             2            --              78           --
  Lease terminations during 2001...........      (1)            --            (1)           --             (34)          --
  Leased facilities purchased during
    2001...................................                    (16)          (16)           --            (573)
                                                 --            ---           ---           ---           -----         ----
Leases at December 31, 2001................       5             50            55            --           2,105           --
                                                 ==            ===           ===           ===           =====         ====

     The Company has five Oregon leases (the "Oregon Leases") where the lessor in each case obtained funding through the sale of bonds issued by the state of Oregon, Housing and Community Services Department ("OHCS"). In connection with the Oregon Leases, the Company entered into "Lease Approval Agreements" with OHCS and the lessor, pursuant to which the Company is obligated to comply with the terms and conditions of certain regulatory agreements to which the lessor is a party (See Note 7). The leases, which have fixed terms of 10 years, have been accounted for as operating leases. Aggregate deposits on these residences as of December 31, 2000 and 2001 were $126,000 and $90,000, respectively, which are reflected in other assets. The Company previously had six Oregon Leases and terminated one of these leases effective December 1, 2001 in accordance with the Plan. The lessor of this property filed a claim against the Company in the bankruptcy proceedings regarding the early termination of this lease. The claim was approved by the Court and resulted in the issuance of $90,502 of Senior Notes, $34,290 of Junior Notes and 14,031 shares of common stock to this lessor.

     In March 1999, the Company amended 16 leases, resulting in the reclassification of such leases from financings to operating leases.

     In June 1999, the Company amended all of its 37 leases with LTC. These amendments included provisions to restructure future minimum annual rent increases, or "rent escalators," that were not deemed to be contingent rents. Because of the rent escalators, prior to the amendments, the Company accounted for rent expense related to such leases on a straight-line basis. From the date of the amendment forward, the Company has accounted for the amended leases on a contractual cash payment basis and amortizes the deferred rent balance, at the date of the amendment, over the remaining initial term of the lease. Those amendments also redefined the lease renewal option with respect to certain leases and provided the lessor with the option to declare an event of default in the event of a change of control of under certain circumstances. In addition, the amendments also provide the Company with the ability, subject to certain conditions, to sublease or assign its leases with respect to two Washington residences. (See Note 9).

     In accordance with the Company's Plan, effective January 1, 2002, the Company entered into a Master Lease Agreement with LTC under which 16 leases were consolidated. This Master Lease Agreement provides for aggregate rent reductions of $875,000 per year and restructures the provision related to minimum rent increases for the 16 properties for the initial remaining term. As a result of the change in future annual rent increases as to the 16 properties under the Master Lease Agreement, the Company is required to account for rent expense on a straight-line basis. In exchange for the rent reduction, LTC filed a claim in the bankruptcy proceeding (to which the Company did not object) in the amount of $2,500,000. The claim was approved by the Court and entitled LTC to $590,694 of Senior Secured Notes, $223,803 of Junior Secured Notes and 91,576 shares of common stock. Prior to the issuance of any common stock to LTC, LTC entered into an agreement with Healthcare Holdings, Inc., a wholly owned subsidiary of CLC Healthcare, Inc. to allow it to purchase LTC's right to receive the common stock. The Master Lease Agreement also provides LTC with the option to exercise certain remedies, including the termination of the Master Lease Agreement and certain other LTC leases due to cross-default rights, upon a change of control under which at least 30% ownership of the Company's common stock is held by a party or combination of parties directly or indirectly. LTC has the same option if the stockholders approve a plan of liquidation or the stockholders approve a merger or consolidation meeting certain conditions. At the same time that the Company entered into the Master Lease Agreement, they also amended 16 other leases with LTC under which the renewal rights of certain of those leases are tied together differently than previously with certain other leases.

     Certain of the Company's leases and loan agreements contain covenants and cross-default provisions such that a default on one of those instruments could cause the Company to be in default on one or more other instruments. Pursuant to certain lease agreements, the Company restricted $1.0 million of cash balances as additional collateral (see Note 3). The Company did not meet certain financial covenants at December 31, 2001 but has subsequently received a waiver of the right to declare an event of default (see Note 7).


     In October 2001, the Company repurchased 16 previously leased properties from one lessor. These properties were purchased with funds borrowed from GE Capital (see Notes 1 and 7).


     On January 1, 2002 the Company emerged from the proceedings under Chapter 11 of the Bankruptcy Code. The Company's Plan of reorganization included the Company conveying two facilities to one lender in satisfaction of $5.9 million of debt. The Company then leased these two properties, one in South Carolina and one in Pennsylvania, from this lender under a new Master Lease, incorporating two existing leases as well. Terms under the Master Lease on the South Carolina facility conveyed to the lender effective January 1, 2002, include monthly payments in the amount of $19,000, $20,000, $21,000 and $21,667 for the years ended December 31, 2002, 2003, 2004 and all years thereafter until the end of the lease term, respectively. Terms under the Master Lease for the Pennsylvania facility conveyed effective January 1, 2002, include monthly payments of $22,330 increasing to $23,780 over the next four years, expiring in 2006. The Company's Plan of reorganization also included the amendment of two existing leases with the same lender. Such leases were amended under the Master Lease to provide base rental rates of $2,000 per month with rent escalation clauses based upon revenue levels with rental rates not to exceed $22,000 per month, expiring in 2006.

     As of December 31, 2001, future minimum annual lease payments under operating leases are as follows (in thousands):

2002........................................................  $ 13,070
2003........................................................    13,053
2004........................................................    13,290
2005........................................................    12,842
2006........................................................    12,894
Thereafter..................................................    48,813
                                                              --------
                                                              $113,962
                                                              ========

6.  PROPERTY AND EQUIPMENT

     As of December 31, 2000 and 2001, property and equipment, stated at cost for the Predecessor Company and fair value for the Successor Company, consist of the following (in thousands):

                                                              PREDECESSOR   SUCCESSOR
                                                                COMPANY      COMPANY
                                                                 2000         2001
                                                              -----------   ---------
Land........................................................   $ 21,378     $ 22,997
Buildings and building improvements.........................    287,178      168,845
Equipment...................................................      7,149        2,053
Furniture...................................................      8,638        2,653
                                                               --------     --------
     Total property and equipment...........................    324,343      196,548
Less accumulated depreciation and amortization..............     25,599           --
                                                               --------     --------
     Property and equipment -- net..........................   $298,744     $196,548
                                                               ========     ========

     As of the Effective Date, the Successor Company adjusted its property, plant and equipment to estimated fair value in conjunction with the implementation of fresh-start reporting. The Successor Company maintains the same policies concerning transactions affecting property and equipment.


     Land, buildings and certain furniture and equipment relating to 41 residences serve as collateral for long-term debt, 57 residences serve as collateral for the Senior and Junior Secured Notes (See Note 7) and 31 residences serve as collateral for Heller financings. (See Note 7).


     Depreciation and amortization expense was $8.7 million, $9.6 million and $10.1 million, for the years ended December 31, 1999, 2000 and 2001, respectively.

7.  LONG-TERM DEBT

     As of December 31, 2000 and 2001, long-term debt consists of the following (in thousands):


                                                        SUCCESSOR COMPANY
                                          PREDECESSOR       (PRINCIPAL       SUCCESSOR COMPANY
                                            COMPANY          AMOUNT)         (CARRYING AMOUNT)
                                             2000              2001                2001
                                          -----------   ------------------   -----------------
Trust Deed Notes, payable to the State
  of Oregon Housing and Community
  Services Department (OHCS) through
  2028..................................    $ 9,890          $  9,849            $  9,741
Variable Rate Multifamily Revenue Bonds,
  payable to the Washington State
  Housing Finance Commission Department
  through 2028..........................      7,900             7,521               7,605
Variable Rate Demand Revenue Bonds,
  Series 1997 payable to the Idaho
  Housing and Finance Association
  through 2017..........................      6,875             6,542               6,615
Variable Rate Demand Revenue Bonds,
  Series A-1 and A-2 payable to the
  State of Ohio Housing Finance Agency
  through 2018..........................     12,445            11,888              12,020
Housing and Urban Development Insured
  Mortgages due 2035....................         --             7,374               7,457
Senior Secured Notes due 2009...........         --            40,250              40,250
Junior Secured Notes due 2012...........         --            12,628              12,628
Mortgages payable due 2008..............     34,775            28,513              28,463
Heller Healthcare Finance, Inc. Credit
  Facility due 2005.....................         --            39,222              40,458
Capital lease obligations due 2002......        212               296                 301
                                            -------          --------            --------
Total long-term debt....................    $72,097           164,083            $165,538
                                                                                 ========
Less current portion....................      1,690             2,622
                                            -------          --------
Long-term debt..........................    $70,407          $161,461
                                            =======          ========


     The Trust Deed Notes payable to OHCS are secured by buildings, land, furniture and fixtures of six Oregon residences. The notes are payable in monthly installments including interest at effective rates ranging from 7.375% to 9.0%.

     The Variable Rate Multifamily Revenue Bonds are payable to the Washington State Housing Finance Commission Department and at December 31, 2001 were secured by an $8.7 million letter of credit and by buildings, land, furniture and fixtures of the five Washington residences. The letter of credit expires in 2003. The bonds had a weighted average interest rate of 3.16% during 2001.

     The Variable Rate Demand Housing Revenue Bonds, Series 1997 are payable to the State of Idaho Housing and Finance Association and at December 31, 2001 were secured by a $7.5 million letter of credit and by buildings, land, furniture and fixtures of four Idaho residences. The letter of credit expires in 2004. The bonds had a weighted average interest rate of 3.15% during 2001.

     The Variable Rate Demand Housing Revenue Bonds with the State of Ohio Housing Finance Agency ("OHFA") are due July 2018 and are secured by a $13.5 million letter of credit and by buildings, land, furniture and fixtures of seven Ohio residences. The letter of credit expires in 2005. The bonds had a weighted average interest rate of 3.02% during 2001.

     At December 31, 2001, mortgage loans includes three fixed rate loans secured by seven Texas residences, three Oregon residences and three New Jersey residences. These loans collectively require monthly principal and interest payments of $230,000, with balloon payments of $11.8 million, $5.3 million and $7.2 million due at maturity in May 2008, August 2008 and September 2008, respectively. These loans bear fixed annual interest rates between 7.58% to 8.79%.

     At December 31, 2000, mortgage loans also included a $5.9 million mortgage loan at a fixed annual interest rate of 8.79%, secured by one Pennsylvania residence and one South Carolina residence. In accordance with the Company's Plan of reorganization, the Company conveyed two facilities to this lender in satisfaction of the $5.9 million of debt. The Company continues to operate these residences under operating leases with the same lender. (See Notes 1 and 5).

     Housing and Urban Development ("HUD") Insured mortgages include three separate loan agreements entered into in 2001. These are fixed rate mortgages, each of which is secured by one facility in Texas. These loans mature between July 1, 2036 and August 1, 2036 and collectively require monthly principal and interest payments of $50,000. The loans bear fixed annual interest rates between 7.40% and 7.55%.


     G.E. Capital Healthcare Finance, Inc. ("G.E. Capital") credit facility is a secured line of credit up to $44.0 million. This is a variable rate credit facility, secured by 31 facilities. This credit facility matures in January 2005 and required monthly principal payments of $50,000 for 2002, $65,000 for 2003 and $80,000 for 2004. The interest on the credit facility is calculated at 4.5% over three month LIBOR, floating monthly (not to be less than 8%), and is payable monthly in arrears at December 31, 2001, the Company had $40.5 million outstanding under this credit facility. The long-term debt schedule above reflects an adjustment of $1.3 million to state this debt at its fair value of $39.2 million at December 31, 2001. The Company made an additional draw of $1.1 million on its Heller credit facility in January 2002.


     On January 1, 2002 the Debtors emerged from the proceedings under Chapter 11 of the Bankruptcy Code. The Company's Plan of reorganization included the issuance of $40.25 million aggregate principal amount of seven-year secured notes (the "New Senior Secured Notes"), bearing interest at 10% per annum, payable semi-annually in arrears, and $15.25 million aggregate principal amount of ten-year secured notes (the "New Junior Secured Notes" and collectively with the New Senior Secured Notes, the "New Notes"), bearing interest payable in additional New Junior Secured Notes for three years at 8% per annum and thereafter payable in cash at 12% per annum, payable semi-annually in arrears. The New Junior Secured Notes were issued at a discount of $2.6 million. The discount will be amortized over the life of the New Junior Secured Notes using the effective interest method. The New Notes are secured by 57 properties. (See
Note 1).

     Of the $55.5 million outstanding in New Notes, $18.2 million is payable to related parties. (See Note 9).

     As of the Effective Date, the Successor Company revalued its long-term debt in conjunction with the implementation of fresh-start reporting. At December 31, 2001, an adjustment of $3.1 million was recorded to reduce long-term debt to its fair market value. Amortization of this adjustment is computed using the straight-line method over the individual loan life.

     As of December 31, 2001, the following annual principal payments are required (in thousands):

2002........................................................  $  2,622
2003........................................................     2,662
2004........................................................    41,059
2005........................................................     2,119
2006........................................................     2,258
Thereafter..................................................   114,818
                                                              --------
          Total.............................................  $165,538
Fresh start adjustment......................................    (1,455)
                                                              --------
                                                              $164,083
                                                              ========

     The Company's credit agreements with U.S. Bank contain restrictive covenants which include compliance with certain financial ratios. Pursuant to amendments to these credit agreements, the Company has provided additional cash collateral in exchange for the waivers of certain possible defaults related to the delivery of financial statements and compliance with financial covenants, including an amendment to certain financial covenants. The amendments also provides for the release of the additional collateral upon the achievement of specified performance targets, provided that the Company is in compliance with the other terms of the loan agreements. The Predecessor Company has achieved certain of these specified targets during previous years and currently has $4.3 million in additional cash collateral deposits outstanding with U.S. Bank.

     In August, 2001, the Company received a waiver of U.S. Bank's right to declare an event of default for the Company's failure to meet the June 30, 2001, September 30, 2001 and probable failure to meet the December 31, 2001 cash balance requirements and other financial ratios set forth in the amended U.S. Bank loan agreement. There can be no assurance that the Company will be able to meet these requirements as of the end of future quarters or that U.S. Bank will grant waivers of any such future failure to meet these requirements.

     The Company will not meet the existing financial requirements established for the Predecessor Company on March 31, 2002, as set forth in the amended U.S. Bank loan agreement. The Company is in the process of renegotiating these covenants to consider the reorganization of the Company (Successor Company) with U.S. Bank. Management believes, based on discussions with U.S. Bank that new covenants will be established for the Successor entity to allow the Company to maintain future compliance.

     In addition to the debt agreements with OHCS related to the six owned residences in Oregon, the Company has entered into Lease Approval Agreements with OHCS and the lessor of the Oregon Leases, which obligates the Company to comply with the terms and conditions of the underlying trust deed relating to the leased buildings. Under the terms of the OHCS debt agreements, the Company is required to maintain a capital replacement escrow account to cover expected capital expenditure requirements for the Oregon Leases and the six OHCS loans, which as of December 31, 2000 and 2001 was $422,000 and $363,000, respectively, and is reflected in other assets in the accompanying financial statements. In addition, for the six OHCS loans in the Company's name, a contingency escrow account is required. This account had a balance of $172,000 and $136,000, respectively, as of December 31, 2000 and 2001, and is reflected in other current assets. Distribution of any assets or income of any kind by the Company is limited to once per year after all reserve and loan payments have been made, and only after receipt of written authorization from OHCS.

     As of December 31, 2000 and 2001, the Company was restricted from distributing $278,000 and $322,000 respectively, of income, in accordance with the terms of the loan agreements and Lease Approval Agreements with OHCS.

     As a further condition of the debt agreements, the Company is required to comply with the terms of certain regulatory agreements which provide, among other things, that in order to preserve the federal income tax exempt status of the bonds, the Company is required to lease at least 20% of the units of the projects to low or moderate income persons as defined in Section 142(d) of the Internal Revenue Code. There are additional requirements as to the age and physical condition of the residents with which the Company must also comply. Non-compliance with these restrictions may result in an event of default and cause acceleration of the scheduled repayment.

8.  INCOME TAXES

     The Company incurred a loss for both financial reporting and tax return purposes for the years ended December 31, 1999, 2000, and 2001 and, as such, there was no current or deferred tax provision allocated to the loss before extraordinary gain on reorganization or to the extraordinary gain on reorganization.

     The provision for income taxes differs from the amount of loss determined by applying the applicable U.S. statutory federal rate to loss before extraordinary gain on reorganization as a result of the following items at December 31:

                                                              PREDECESSOR COMPANY
                                                           -------------------------
                                                           1999      2000      2001
                                                           -----     -----     -----
Statutory federal tax rate...............................  (34.0)%   (34.0)%   (34.0)%
Non deductible goodwill..................................    0.3%      0.3%      1.0%
Losses for which no benefit is provided..................   33.6%     26.9%     30.9%
Class action litigation settlement.......................     --%      6.6%       --%
Reorganization cost......................................     --%       --%      2.1%
Other....................................................    0.1%      0.2%       --%
                                                           -----     -----     -----
Effective tax rate.......................................     --%       --%       --%
                                                           =====     =====     =====

     An analysis of the significant components of deferred tax assets and liabilities, consists of the following as of December 31 (in thousands):


                                                              PREDECESSOR   SUCCESSOR
                                                                COMPANY      COMPANY
                                                                 2000         2001
                                                              -----------   ---------
Deferred tax assets:
  Property and equipment, primarily due to depreciation and
     fresh-start adjustments................................   $     --      $37,277
  Net operating loss carryforward...........................     27,846        4,060
  Investment in joint venture operations....................      1,741        1,608
  Deferred gain on sale and leaseback transactions..........      1,480           --
  Other.....................................................      3,470        3,360
                                                               --------      -------
          Total deferred tax assets.........................     34,537       46,305
Valuation allowance.........................................    (25,530)     (45,433)
Deferred tax liabilities:
  Property and equipment, primarily due to depreciation.....     (8,210)          --
  Other.....................................................       (797)        (872)
                                                               --------      -------
          Total deferred tax liabilities....................     (9,007)        (872)
                                                               --------      -------
  Net deferred tax asset (liability)........................   $     --      $    --
                                                               ========      =======


     The valuation allowance for deferred tax assets as of December 31, 2000 and 2001 was $25.5 million and $45.4 million, respectively. The increase in the total valuation allowance for the years ended December 31, 1999, 2000 and 2001 was $10.5 million, $6.1 million, and $19.9 million, respectively.

     As a result of acquisitions, the Company acquired net operating loss carryforwards for federal and state tax purposes approximating $311,000 which are available to offset future taxable income, if any, through 2011. The future use of these net operating loss carryforwards is subject to certain limitations under the Internal Revenue Code and therefore, the Company has established a valuation allowance of $117,500 to offset the deferred tax asset related to the loss carryforwards. Additionally, any tax benefit realized from the use of approximately $100,000 of the acquired operating loss carryforwards will be applied to reduce goodwill. Following the consummation of the Plan, the Company has approximately $93.5 million of Net Operating Loss (NOL) carryforwards which will expire between 2009 and 2022. These NOLs have been reduced to $10.7 million as a result of the discharge and cancellation of various prepetition liabilities under the Plan. The reduction of the NOLs will be effective on January 1, 2003.

     The NOLs remaining after the application of the cancellation of indebtedness provisions are subject to certain provisions of the Internal Revenue Code which restricts the utilization of the losses. In addition, any net unrealized built-in losses resulting from the excess of tax basis over the carrying value of the Company's assets (primarily property and equipment) as of the Effective Date, which are recognized within five years are also subject to these provisions. Section 382 of the Internal Revenue Code imposes limitations on the utilization of the loss carryforwards and built-in losses after certain changes of ownership of a loss company. The Company is deemed to be a loss company for these purposes. Under these provisions, the Company's ability to utilize these loss carryforwards and built-in losses in the future will generally be subject to an annual limitation of approximately $1.6 million.

     There can be no assurances that the Company will be able to utilize these NOLs or built-in losses and therefore management has established a 100 percent valuation allowance to offset the associated net deferred tax asset.

     Pursuant to SOP 90-7, the income tax benefit, if any, of any future realization of the remaining NOL carryforwards and other deductible temporary differences existing as of the Effective Date will be applied as a reduction to additional paid-in capital.

9. RELATED PARTY TRANSACTIONS

  Assisted Living Facilities, Inc.

     The Company leases six residences from Assisted Living Facilities, Inc. The spouse of the Company's former president and chief executive officer owns a 25% interest in Assisted Living Facilities, Inc. For the years ended December 31, 1999 and 2000, the Company incurred lease rental expense of $1.3 million. Assisted Living Facilities, Inc., is no longer considered a related party since the resignation of the former president and chief executive officer on October 19, 2000.

  National Health Investors, Inc.

     W. Andrew Adams, who has been a member of the Company's Board of Directors and its Chair since January 2002, is the President, Chief Executive Officer and Chairman of the Board of Directors of National Health Investors, Inc. ("NHI"). NHI currently owns 557,214 shares of the Company's common stock and $5.0 million of the Company's New Notes.

 LTC Properties, Inc. and CLC Healthcare, Inc.

     Andre Dimitriadis, who has been a member of the Company's Board of Directors and the Chair of its Audit Committee since January 2002, is the President, Chief Executive Officer and Chairman of the Board of LTC Properties, Inc. ("LTC") and is the Chief Executive Officer and Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.). LTC owns $11.0 million of the Company's New Notes and CLC Healthcare, Inc. owns 22.4% of the Company's common stock and $1.9 million of the Company's New Notes (see Note 7). The Company currently leases 37 properties (1,426 units) from LTC. (See Note 5).

     The Company incurred annual lease expense of $8.9 million, $8.8 million and $9.0 million for the years ended December 31, 1999, 2000 and 2001, respectively, pursuant to these leases.

     In June 1999, the Company amended all of its 37 LTC leases. These amendments restructured provisions related to future minimum annual rent increases, or "rent escalators," which prior to the amendments required the Company to account for rent expense related to such leases on a straight-line basis. From the date of the amendment forward, the Company is accounting for the amended leases on a contractual cash payment basis and amortizing the deferred rent balance as of the date of the amendment over the remaining initial term of the leases. Those amendments also redefined the lease renewal option with respect to certain leases and provided the lessor with the option to declare an event of default in the event of a 30% change of control under certain circumstances. In addition, the amendments provide the Company with the ability, subject to certain conditions, to sublease or assign its leases with respect to two Washington residences.

     In accordance with our Plan, effective January 1, 2002, we entered into a Master Lease Agreement with LTC under which 16 leases were consolidated. This Master Lease Agreement provides for aggregate rent reductions of $875,000 per year and restructures the provision related to minimum rent increases for the 16 properties for the initial remaining term. As a result of the change in future annual rent increases as to the 16 properties under the Master Lease Agreement, we are required to account for rent expense on a straight-line basis. In exchange for the rent reduction, LTC filed a claim in the bankruptcy proceeding (to which we did not object) in the amount of $2,500,000. The claim was approved by the Court and entitled LTC to $590,694 of Senior Secured Notes, $223,803 of Junior Secured Notes and 91,576 shares of common stock. Prior to the issuance of any common stock to LTC, LTC entered into an agreement with Healthcare Holdings, Inc., a wholly owned subsidiary of CLC Healthcare, Inc. to allow it to purchase LTC's right to receive the common stock. The Master Lease Agreement also provides LTC with the option to exercise certain remedies, including the termination of the Master Lease Agreement and certain other LTC leases due to cross-default rights, upon a change of control under which at least 30% ownership of our common stock is held by a party or combination of parties directly or indirectly. LTC has the same option if the stockholders approve a plan of liquidation or the stockholders approve a merger or consolidation meeting certain conditions. At the same time that we entered into the Master Lease Agreement, we also amended 16 other leases with LTC under which the renewal rights of certain of those leases are tied together differently than previously with certain other leases.

 MYFM Capital, LLC and BET Associates

     In December 2000, the Company entered into an agreement with MYFM Capital, LLC ("MYFM") under which the Company could establish a line of credit with BET Associates LP ("BET") as lender, providing for loans of up to $10.0 million. Subsequent to December 31, 2001, the Company terminated the agreement and paid MYFM $50,000 in connection with such termination. Bruce E. Toll, who is the beneficial owner of 3.1 million of the Company's common shares, and a member of the Company's Board of Directors from January 16, 2001 to January 1, 2002, is the sole member of BRU Holdings Company, Inc., LLC, which is the sole general partner of BET. Leonard Tannenbaum is the Managing Partner of MYFM Capital, LLC, the son-in-law of Mr. Toll, a 10% limited partner of BET, and is a current member of the Company's Board of Directors. In addition, Mr. Tannenbaum currently owns $323,875 of the Company's New Notes.

 TMC Communications and Learning.Net

     The Company entered into a month to month contract for long distance services with TMC Communications in 2001. John Gibbons, who served as a director of the Company during 2001 owns 50% of TMC. During 2001, the Company paid TMC Communications $32,700.

     The Company contracted with Learning.Net for training resources. John Gibbons, who served as a director of the Company during 2001 owns 12% of Learning.Net. During 2001, the Company paid Learning.Net $25,700 for software licensing fees and training courses.

 Agreement with Richard C. Ladd

     In 2001, the Company entered into an agreement with Richard C. Ladd, who is currently a member of the Company's Board of Directors. The agreement provides for Mr. Ladd to provide consultation services to the Company on the advisability of establishing a committee on quality improvement, its membership and charter. The initial contract was for a period of 4 months, which was amended to provide services on a month-to-month basis. The Company or Mr. Ladd may terminate the contract at any time by the terminating party providing at least 30-days prior written notice to the other party of their intention to terminate the contract. Mr. Ladd is reimbursed at the rate of $150 per hour, not to exceed $2,500 for any one month. The Company paid Mr. Ladd $8,090 for such services for the year ended December 31, 2001. Additionally, the Company has allowed Mr. Ladd and his spouse to participate in its health insurance programs. The Company paid premiums on their behalf of $7,900 during the year ended December 31, 2001.

10.  STOCK OPTION PLANS AND RESTRICTED STOCK

 Predecessor Company

     Prior to January 1, 2002, the effective date of the Company's Plan of reorganization, the Company had two Stock Option Plans (the "Option Plans") which provided for the issuance of incentive and non-qualified stock options and restricted stock. Except for the Board of Directors administering the options of the non-employee Directors, the Option Plans were administered by the Compensation Committee of the Board of Directors which established the terms and provisions of options granted under the Option Plans, not otherwise provided under the Option Plans. Incentive options could be granted only to officers or other full-time employees of the Company, while non-qualified options could be granted to directors, officers or other employees of the Company, or consultants who provide services to the Company.

     The Amended and Restated 1994 Stock Option Plan combined an incentive and nonqualified stock option plan, a stock appreciation rights ("SAR") plan and a stock award plan (including restricted stock). The 1994 Plan was a long-term incentive compensation plan and was designed to provide a competitive and balanced incentive and reward program for participants.

     Under the Amended and Restated 1994 Stock Option Plan (the "1994 Plan"), the Company could grant options or award restricted stock to its employees, consultants and other key persons for up to 2,208,000 shares of common stock. The exercise price of each option equaled the market price of the Company's stock on the date of grant. Each option expired on the date specified in the option agreement, but not later than the tenth anniversary of the date on which the option was granted. Options typically vested three years from the date of issuance and typically were exercisable within seven years from the date of vesting. Each option was exercisable in equal installments as designated by the Compensation Committee or the Board at the option price designated by the Compensation Committee or the Board, as applicable; however, incentive options could not be less than the fair market value of the common stock on the date of grant. All options were nontransferable and subject to adjustment upon changes in the Company's capitalization. The Board of Directors, at its option, could discontinue or amend the 1994 Plan at any time, provided that certain conditions were satisfied.

     Under the Non-Executive Employee Equity Participation Plan of Assisted Living Concepts, Inc. (the "Non-Officer Plan") the Company could grant consultants and non-executives up to 1,000,000 shares of Common Stock pursuant to non-qualified options granted under the Non-Officer Plan. Officers, directors and significant employees of the Company were not eligible to participate in the Non-Officer Plan.

     Following is the per share weighted-average fair value of each option grant as estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions. There were no options granted during 2001 and all options were cancelled effective December 31, 2001 in accordance with the Company's Plan of reorganization, therefore the following table excludes any data related to 2001.

                                                              PREDECESSOR COMPANY
                                                              -------------------
                                                                 DECEMBER 31,
                                                              -------------------
                                                               1999        2000
                                                              -------     -------
Expected dividend yield.....................................      --          --
Expected volatility.........................................   73.70%      98.57%
Risk-free interest rate.....................................    6.14%       5.26%
Expected life (in years)....................................       3           3

     The Company applies APB Opinion No. 25 in accounting for its Option Plans, and accordingly, no compensation cost has been recognized for its stock options issued to employees in the financial statements as all options were issued at fair value on the date of the grant. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net loss would have been reduced to the pro forma amounts indicated below: (in thousands except per share data)

                                                                PREDECESSOR COMPANY
                                                              ------------------------
                                                              YEAR ENDING DECEMBER 31,
                                                              ------------------------
                                                                1999           2000
                                                              ---------      ---------
Net loss as reported........................................  $(28,933)      $(25,786)
Net loss pro forma..........................................  $(31,772)      $(27,586)
Basic and diluted net loss per common share as reported.....  $  (1.69)      $  (1.51)
Basic and diluted net loss per common share pro forma.......  $  (1.86)      $  (1.61)

     Pro forma net loss reflects only options granted after 1995. Therefore, the full impact of calculating compensation costs for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the option's vesting period of three years and compensation cost for options granted prior to January 1, 1996 is not considered. The resulting pro forma compensation costs may not be representative of that expected in the future years.

     There were no options granted during 2001 and all options were cancelled effective December 31, 2001 in accordance with the Company's Plan of reorganization, therefore the following table excludes any data related to 2001.

     A summary of the status of the Company's stock options as of December 31, 1999 and 2000 and changes during the years ended on those dates is presented below:

                                                       PREDECESSOR COMPANY
                                         ------------------------------------------------
                                                  1999                     2000
                                         ----------------------   -----------------------
                                                      WEIGHTED-                 WEIGHTED-
                                            1999       AVERAGE       2000        AVERAGE
                                         NUMBER OF    EXERCISE     NUMBER OF    EXERCISE
                                           SHARES       PRICE       SHARES        PRICE
                                         ----------   ---------   -----------   ---------
Options at beginning of the year.......   1,867,169    $12.07       1,744,420    $ 9.78
Granted................................     460,250      3.71       1,038,850      1.34
Exercised..............................     (26,934)     5.83              --        --
Canceled...............................    (556,065)    12.65      (1,309,372)    10.21
                                         ----------               -----------
Options at end of the year.............   1,744,420    $ 9.78       1,473,898    $ 3.38
                                         ==========               ===========
Options exercisable at end of year.....     982,973                   476,686
Weighted-average fair value of options
  granted during the year..............  $     2.52               $      1.32

     At December 31, 2001 the Predecessor Company cancelled 1,473,898 options with a weighted-average exercise price of $3.38 each. The Successor Company had no options outstanding at December 31, 2001.

     In October 1997, the Company awarded 250,000 shares of non-voting restricted stock to two key executive officers. At the time of the grant the Company's common stock had a fair market value of $17.00 per share. No cash consideration was paid for such shares by the recipients. Such shares vested in three equal annual installments, commencing on the fourth anniversary of grant. The Company recorded unearned compensation expense of $4.3 million in connection with the issuance of the restricted stock as of the date of the grant. This unearned compensation expense was reflected as a separate component of shareholders' equity to be amortized as compensation expense over the seven year vesting period. The Company recorded $608,000 and $180,000 of compensation expense with respect to such award for the years ended December 31, 1998 and 1999, respectively. The Company recorded the issuance of the restricted stock in 1998 upon issuance. During the first quarter of 1999, the Company retired the 250,000 shares of restricted stock upon payment to the two key executives of $750,000 and $187,500 (the latter of which was reduced to $87,500 to reflect repayment of a $100,000 bonus paid in 1998 to one of the key executives) in consideration for the forfeiture of their interest in the 250,000 shares of restricted stock.

     In November 2000, the Board of Directors, at the recommendation of the Compensation Committee, approved an offer (the "Offer") to holders of options under both the 1994 Stock Option Plan and the Non-Officer Plan. The Company agreed to make lump sum payments of $250 to each option holder that agreed to the cancellation of all of his options having an exercise price of $5.00 or greater ("Eligible Options"), except that certain executive officers, directors, and consultants were asked to agree to the cancellation of their Eligible Options without any payment. The Company completed the Offer in December 2000, paying approximately $17,000 for the cancellation of options covering the issuance of 596,103 shares of common stock.

11.  WORKERS COMPENSATION

     The Company utilizes third-party insurance for losses and liabilities associated with workers compensation claims subject to deductible levels of $250,000 per occurrence for all claims incurred beginning January 1, 2000. Claims incurred prior to January 1, 2000 were fully insured. Losses up to this deductible level are accrued based upon the Company's estimates of the aggregate liability for claims incurred based on Company experience. At December 31, 2000 and 2001, other current liabilities includes reserves for workers compensation claims payable of approximately $1.0 million and $2.5 million, respectively.

     In addition, the Company maintains cash deposits as required by the insurance carrier. At December 31, 2001, such deposits were $1.1 million and $2.8 million, respectively. These deposits are utilized to pay claims as costs are incurred.

12.  PROFESSIONAL LIABILITY

     The Company utilizes third-party insurance for losses and liabilities associated with professional liability claims subject to deductible levels of $100,000 per occurrence for the year ended December 31, 2000 and retention levels of $250,000 for all states except Florida and Texas, where the retention levels are $500,000 per occurrence, for the year ended December 31, 2001. Losses up to these deductible and retention levels are accrued based upon the Company's estimates of the aggregate liability for claims incurred based on Company experience. At December 31, 2000 and 2001, other current liabilities includes reserves for professional liability claims payable of approximately $485,000 and $1.0 million, respectively.

13.  LEGAL PROCEEDINGS

 Insurance Coverage Dispute

     In September, 2000, the Company reached an agreement to settle the class action litigation relating to the restatement of its consolidated financial statements for the years ended December 31, 1996 and 1997 and the first three fiscal quarters of 1998. This agreement received final court approval on November 30, 2000 and the Company was dismissed from the litigation with prejudice. On September 28, 2001, the Company made its final installment of $1.0 million on its promissory note for the class action litigation settlement. Although the Company was dismissed from the litigation with prejudice, a dispute which arose with its corporate liability insurance carriers remains unresolved. At the time the Company settled the class action litigation, the Company and the insurance carriers agreed to resolve this dispute through binding arbitration, and the Company filed a complaint for a declaratory judgment that it was not liable to the carriers as claimed. The carriers counter-claimed to recover an amount capped at $4.0 million.

     After filing for bankruptcy on October 1, 2001, the Company made a motion for dismissal of its complaint for declaratory relief in the arbitration based upon having filed for bankruptcy protection. An objection was filed to its motion, and one of its insurance carriers filed a proof of claim in the amount of $4.0 million in the bankruptcy proceeding. The Company disputes that claim. The Company offered (and the offer currently remains outstanding) to settle the dispute for $75,000 to be paid out as a general unsecured claim in the bankruptcy process. (See Note 1).

     In addition to the matter referred to in the immediately preceding paragraphs, the Company is involved in various lawsuits and claims arising in the normal course of business. In the aggregate, such other suits and claims should not have a material adverse effect on the Company's financial condition, results of operations, cash flow and liquidity.

14.  EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) Savings Plan ("the Savings Plan") which is a defined contribution plan covering employees of Assisted Living Concepts, Inc. who have one year of service and are age 21 or older. Each year participants may contribute up to 15% of pre-tax annual compensation and 100% of any Employer paid cash bonus (not to exceed $10,500), as defined in the Savings Plan. ALC may provide matching contributions as determined annually by ALC's Board of Directors. Contributions are subject to certain limitations. The Company has not made any contributions to this Savings Plan.

     The Company has a Severance Pay Plan for Administrators, Associate Administrators, and Corporate and Regional Office Operations Employees ("the Severance Plan"). The Severance Plan was amended, effective January 1, 2001. This Severance Plan covers certain eligible employees and provides that under specific conditions employees may receive up to 6 months annual base salary as severance pay, depending upon their length of service with the Company and other factors that are defined in the Severance Plan. During the years ended December 31, 1999 and 2001, the Company paid out benefits of $19,000 and $3,000, respectively, under this plan. No such benefits were paid during the year ended December 31, 2000.

15.  SUBSEQUENT EVENT

 2002 Incentive Award Plan

     On March 6, 2002, the Company adopted the 2002 Incentive Award Plan of Assisted Living Concepts, Inc., ("the 2002 Plan"). The 2002 Plan consists of two plans, one pertaining solely to the grant of incentive stock options and one pertaining to the grant of other incentive awards. The 2002 Plan is intended to obtain, retain services of, and provide incentive for, directors, key employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of the Company stock and/or rights which recognize such growth, development and financial success.

     The 2002 Plan provides for the Company to grant options to its eligible employees, consultants and independent directors. The aggregate number of shares which may be issued upon exercise of options or other awards under the 2002 Plan shall not exceed 325,000, which, on March 6, 2002, subject to shareholder approval, the Company's Board of Directors increased by an additional 325,000. The exercise price and vesting period of each option shall be set by the Company's Compensation Committee of its Board of Directors, but the exercise price may not be less than the deemed fair value of the Company's stock on the date of grant. Each option shall expire on the date specified in the option agreement, but not later than the tenth anniversary of the date on which the option was granted. The Board of Directors, at its option, may discontinue or amend the 2002 Plan at any time, provided that certain conditions are satisfied.


16.  SUBSIDIARY GUARANTEE OF NEW NOTES



     The New Notes, issued by the Company, are publicly traded and the repayment of these notes is guaranteed by three wholly-owned subsidiaries of the Company:
ALC Indiana, Inc., Home and Community Care, Inc. ("HCI"), and Carriage House Assisted Living, Inc. ("Carriage House"). The following information is presented as required under the Securities and Exchange Commission Financial Reporting Release No. 55 in connection with the guarantee of the New Notes by the Company's wholly-owned subsidiaries. The operating and investing activities of the separate legal entities included in the consolidating financial statements are fully interdependent and integrated with the Company and each other.

                               SUCCESSOR COMPANY



                          CONSOLIDATING BALANCE SHEET


                               DECEMBER 31, 2001


                                 (IN THOUSANDS)



                                                           WHOLLY-OWNED SUBSIDIARIES
                                             -----------------------------------------------------
                                                  ALC        CARRIAGE            NON-PARTICIPATING   CONSOLIDATING   CONSOLIDATED
                                 ALC, INC.   INDIANA, INC.    HOUSE      HCI       SUBSIDIARIES       ADJUSTMENTS       TOTAL
                                 ---------   -------------   --------   ------   -----------------   -------------   ------------
ASSETS
Current Assets:
Cash and cash equivalents......  $  6,077       $    --       $   --    $   --        $    --          $     --        $  6,077
Cash restricted for resident
  security deposits............     2,415            --           --        --             --                --           2,415
Accounts receivable, net.......     2,086            --           --        15            227                --           2,328
Prepaid insurance..............       160            --           --        --             --                --             160
Prepaid expenses...............       780            --           --        --             43                --             823
Cash restricted for workers'
  compensation claims..........     2,825            --           --        --             --                --           2,825
Other current assets...........     2,209            --           --        24          1,629                --           3,862
                                 --------       -------       ------    ------        -------          --------        --------
Total current assets...........    16,552            --           --        39          1,899                --          18,490
                                 --------       -------       ------    ------        -------          --------        --------
Restricted cash................     5,349            --           --        --             --                --           5,349
Receivable from
  subsidiaries/parent..........     3,432         3,553           --       846             --            (7,831)             --
Property and equipment, net....    95,509        12,917        3,576     6,610         77,936                --         196,548
Investment in subsidiaries.....    32,095            --           --        --             --           (32,095)             --
Other assets, net..............     1,511            --           --        --            355                --           1,866
Deferred tax asset.............      (217)          217           --        --             --                --              --
                                 --------       -------       ------    ------        -------          --------        --------
  Total assets.................  $154,231       $16,687       $3,576    $7,495        $80,190          $(39,926)       $222,253
                                 ========       =======       ======    ======        =======          ========        ========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities:
Accounts payable...............  $    933       $    --       $   --    $    5        $   512          $     --        $  1,450
Accrued real estate taxes......     2,451           315          240        90          1,427                --           4,523
Accrued interest expense.......       412            30           --        --            224                --             666
Accrued payroll expense........     4,480            --           --         6             75                --           4,561
Other accrued expenses.........     7,097            --           --        11             55                --           7,163
Tenant security deposits.......     2,120            --           --        18            333                --           2,471
Other current liabilities......       652            --           --        --             --                --             652
Current portion of unfavorable
  lease adjustment.............       589            --           92        --             --                --             681
Current portion of long-term
  debt and capital lease
  obligation...................     2,079            --           --        --            543                --           2,622
                                 --------       -------       ------    ------        -------          --------        --------
  Total current liabilities....    20,813           345          332       130          3,169                --          24,789
Other liabilities..............        11            --           --        --             78                --              89
Unfavorable lease adjustment...     2,686            --          429        --             --                --           3,115
Long-term debt and capital
  lease obligation, net of
  current portion..............    90,859            --           --        --         70,602                --         161,461
Payable to
  subsidiaries/parent..........     6,890            --          267        --            674            (7,831)             --
                                 --------       -------       ------    ------        -------          --------        --------
  Total liabilities............   121,259           345        1,028       130         74,523            (7,831)        189,454
                                 --------       -------       ------    ------        -------          --------        --------
Shareholders' equity:
Common stock...................        65        16,342           --        --             --           (16,342)             65
Additional paid-in capital.....    32,907            --        2,548     7,365          5,667           (15,753)         32,734
                                 --------       -------       ------    ------        -------          --------        --------
Total shareholders' equity.....    32,972        16,342        2,548     7,365          5,667           (32,095)         32,799
                                 --------       -------       ------    ------        -------          --------        --------
  Total liabilities and
    shareholders' equity.......  $154,231       $16,687       $3,576    $7,495        $80,190          $(39,926)       $222,253
                                 ========       =======       ======    ======        =======          ========        ========

                              PREDECESSOR COMPANY



                          CONSOLIDATING BALANCE SHEET


                               DECEMBER 31, 2000


                                 (IN THOUSANDS)



                                                          WHOLLY-OWNED SUBSIDIARIES
                                            ------------------------------------------------------
                                                 ALC        CARRIAGE             NON-PARTICIPATING   CONSOLIDATING   CONSOLIDATED
                                ALC, INC.   INDIANA, INC.    HOUSE       HCI       SUBSIDIARIES       ADJUSTMENTS       TOTAL
                                ---------   -------------   --------   -------   -----------------   -------------   ------------
ASSETS
Current Assets:
Cash and cash equivalents.....  $  7,444       $    --      $    --    $    --       $     --          $     --        $  7,444
Cash restricted for resident
  security deposits...........     2,445            --           --         --             --                --           2,445
Accounts receivable, net......     2,041             4           --          3            400                --           2,448
Prepaid insurance.............     1,765            --           --         --             --                --           1,765
Prepaid expenses..............       973             1           --          1             67                --           1,042
Cash restricted for workers'
  compensation claims.........     1,072            --           --         --             --                --           1,072
Other current assets..........     1,666            59           --         19            985                --           2,729
                                --------       -------      -------    -------       --------          --------        --------
Total current assets..........    17,406            64           --         23          1,452                --          18,945
                                --------       -------      -------    -------       --------          --------        --------
Restricted cash...............     5,394            --           --         --             --                --           5,394
Receivable from
  subsidiaries/parent.........     6,667         3,129           --         --             --            (9,796)             --
Property and equipment, net...   179,553        20,976        6,540     15,878         75,797                --         298,744
Investment in subsidiaries....    86,206            --           --         --             --           (86,206)             --
Goodwill, net.................     4,785            --           --         --             --                --           4,785
Other assets, net.............     5,473            --           --         --          3,117                --           8,590
                                --------       -------      -------    -------       --------          --------        --------
  Total assets................  $305,484       $24,169      $ 6,540    $15,901       $ 80,366          $(96,002)       $336,458
                                ========       =======      =======    =======       ========          ========        ========
LIABILITIES AND PARENT
  COMPANY'S INVESTMENT/
  SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable..............  $  2,618       $    28      $    --    $    --       $     62          $     --        $  2,708
Accrued real estate taxes.....     2,786           312          322        139          1,276                --           4,835
Accrued interest expense......     1,937            --           --         --             --                --           1,937
Accrued payroll expense.......     3,800            29           --          5            183                --           4,017
Other accrued expenses........     3,768            30           --          7            424                --           4,229
Bridge loan payable...........     4,000            --           --         --             --                --           4,000
Class action litigation
  settlement payable..........     7,765            --           --         --             --                --           7,765
Tenant security deposits......     1,763           159           --         19            543                --           2,484
Related party payable.........       626            --           --         --             --                --             626
Other current liabilities.....       565            --           --         --             --                --             565
Current portion of long-term
  debt and capital lease
  obligation..................     1,214            --           --         --            476                --           1,690
                                --------       -------      -------    -------       --------          --------        --------
Total current liabilities.....    30,842           558          322        170          2,964                --          34,856
                                --------       -------      -------    -------       --------          --------        --------
Other liabilities.............     4,094            --           45         --          1,920                --           6,059
Unfavorable lease
  adjustment..................        --            --           --         --             --                --              --
Long-term debt and capital
  lease obligation, net of
  current portion.............    41,963            --           --         --         28,444                --          70,407
Convertible subordinated
  debentures..................   161,250            --           --         --             --                --         161,250
Deferred tax liability
  (asset).....................      (126)          126           --         --             --                --              --
Payable to
  subsidiaries/parent.........     3,129            --        2,972         32          3,663            (9,796)             --
                                --------       -------      -------    -------       --------          --------        --------
Total liabilities.............   241,152           684        3,339        202         36,991            (9,796)        272,572
                                --------       -------      -------    -------       --------          --------        --------
Parent Company's
  investment/shareholders'
  equity:
Parent Company's investment...        --        23,485           --         --             --           (23,485)             --
Common stock..................       171            --           --         --             --                --             171
Additional paid-in capital....   144,658            --        6,824     16,561         53,547           (77,378)        144,212
Accumulated deficit...........   (80,497)           --       (3,623)      (862)       (10,172)           14,657         (80,497)
                                --------       -------      -------    -------       --------          --------        --------
Total Parent Company's
  investment/ shareholders'
  equity......................    64,332        23,485        3,201     15,699         43,375           (86,206)         63,886
                                --------       -------      -------    -------       --------          --------        --------
  Total liabilities and Parent
    Company's
    investment/shareholders'
    equity....................  $305,484       $24,169      $ 6,540    $15,901       $ 80,366          $(96,002)       $336,458
                                ========       =======      =======    =======       ========          ========        ========

                              PREDECESSOR COMPANY



                     CONSOLIDATING STATEMENT OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 2001


                                 (IN THOUSANDS)



                                                               WHOLLY-OWNED SUBSIDIARIES
                                                 ------------------------------------------------------
                                                      ALC        CARRIAGE             NON-PARTICIPATING   CONSOLIDATED
                                     ALC, INC.   INDIANA, INC.    HOUSE       HCI       SUBSIDIARIES         TOTAL
                                     ---------   -------------   --------   -------   -----------------   ------------
Revenue............................  $ 138,085      $ 3,350      $    --    $ 1,180        $ 8,063         $ 150,678
Operating expenses:
    Residence operating expenses...     94,110        2,220          148        998          6,391           103,867
    Corporate general and
      administrative...............     17,119           --           --         --             --            17,119
    Building rentals...............     12,018           --        1,013         --          2,949            15,980
    Depreciation and
      amortization.................      7,018          621          221        455          2,034            10,349
                                     ---------      -------      -------    -------        -------         ---------
         Total operating
           expenses................    130,265        2,841        1,382      1,453         11,374           147,315
                                     ---------      -------      -------    -------        -------         ---------
Operating income (loss)............      7,820          509       (1,382)      (273)        (3,311)            3,363
                                     ---------      -------      -------    -------        -------         ---------
Other income (expense):
    Interest expense...............    (16,178)        (138)          --         --         (3,149)          (19,465)
    Interest income................        463           --           --         --            192               655
    Loss on disposal of assets.....        (87)          (1)          --         --             --               (88)
    Management fee income
      (expense)....................       (102)        (169)         282        (59)            48                --
    Lease income (expense).........     (1,080)       1,080           --         --             --                --
    Other income, net..............         29           --           --         --              1                30
                                     ---------      -------      -------    -------        -------         ---------
         Total other income
           (expense), net..........    (16,955)         772          282        (59)        (2,908)          (18,868)
                                     ---------      -------      -------    -------        -------         ---------
Loss before debt restructure and
  reorganization costs, fresh-start
  adjustments, income taxes and
  extraordinary item...............     (9,135)       1,281       (1,100)      (332)        (6,219)          (15,505)
Debt restructure and reorganization
  costs............................     (8,581)          --           --         --             --            (8,581)
Fresh start adjustments............    (97,202)      (7,460)      (3,176)    (8,864)        (2,618)         (119,320)
                                     ---------      -------      -------    -------        -------         ---------
Loss before income taxes and
  extraordinary item...............   (114,918)      (6,179)      (4,276)    (9,196)        (8,837)         (143,406)
Income tax (expense) benefit.......         47          (47)          --         --             --                --
                                     ---------      -------      -------    -------        -------         ---------
Loss before extraordinary item.....   (114,871)      (6,226)      (4,276)    (9,196)        (8,837)         (143,406)
Extraordinary item -- gain on
  reorganization...................     79,520           --           --         --             --            79,520
                                     ---------      -------      -------    -------        -------         ---------
Net loss...........................  $ (35,351)     $(6,226)     $(4,276)   $(9,196)       $(8,837)        $ (63,886)
                                     =========      =======      =======    =======        =======         =========

                              PREDECESSOR COMPANY



                     CONSOLIDATING STATEMENT OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 2000


                                 (IN THOUSANDS)



                                                                WHOLLY-OWNED SUBSIDIARIES
                                                  ------------------------------------------------------
                                                       ALC        CARRIAGE             NON-PARTICIPATING   CONSOLIDATED
                                      ALC, INC.   INDIANA, INC.    HOUSE       HCI       SUBSIDIARIES         TOTAL
                                      ---------   -------------   --------   -------   -----------------   ------------
Revenue.............................  $106,555       $ 6,126      $    --    $   897        $25,845          $139,423
Operating expenses:
    Residence operating expenses....    73,009         4,156          288        793         16,786            95,032
    Corporate general and
      administrative................    18,365            --           --         --             --            18,365
    Building rentals................    11,836            --          988         --          3,180            16,004
    Depreciation and amortization...     6,403           620          216        443          2,241             9,923
    Class action litigation
      settlement....................    10,020            --           --         --             --            10,020
                                      --------       -------      -------    -------        -------          --------
         Total operating expenses...   119,633         4,776        1,492      1,236         22,207           149,344
                                      --------       -------      -------    -------        -------          --------
Operating income (loss).............   (13,078)        1,350       (1,492)      (339)         3,638            (9,921)
                                      --------       -------      -------    -------        -------          --------
Other income (expense):
    Interest expense................   (13,885)           --           --         --         (2,478)          (16,363)
    Interest income.................       786            --           --         --             --               786
    Gain on disposal of assets......        13            --           --         --             --                13
    Loss on sale of marketable
      securities....................      (368)           --           --         --             --              (368)
    Management fee income
      (expense).....................     1,359          (297)         256        (44)        (1,274)               --
    Other income, net...............        67            --           --         --             --                67
                                      --------       -------      -------    -------        -------          --------
         Total other expense, net...   (12,028)         (297)         256        (44)        (3,752)          (15,865)
                                      --------       -------      -------    -------        -------          --------
Income (loss) before income taxes...   (25,106)        1,053       (1,236)      (383)          (114)          (25,786)
    Income tax (expense) benefit....       358          (358)          --         --             --                --
                                      --------       -------      -------    -------        -------          --------
Net income (loss)...................  $(24,748)      $   695      $(1,236)   $  (383)       $  (114)         $(25,786)
                                      ========       =======      =======    =======        =======          ========

                              PREDECESSOR COMPANY



                     CONSOLIDATING STATEMENT OF OPERATIONS


                          YEAR ENDED DECEMBER 31, 1999


                                 (IN THOUSANDS)



                                                                           WHOLLY-OWNED SUBSIDIARIES
                                                              ----------------------------------------------------
                                                                   ALC        CARRIAGE           NON-PARTICIPATING   CONSOLIDATED
                                                  ALC, INC.   INDIANA, INC.    HOUSE      HCI      SUBSIDIARIES         TOTAL
                                                  ---------   -------------   --------   -----   -----------------   ------------
Revenue.........................................  $ 91,274       $3,860       $    --    $ 343        $22,012          $117,489
Operating expenses:
    Residence operating expenses................    63,401        2,783           173      412         14,998            81,767
    Corporate general and administrative........    21,178           --            --       --             --            21,178
    Building rentals............................    11,883           --           998       --          2,486            15,367
    Depreciation and amortization...............     5,584          496           207      351          2,343             8,981
    Terminated merger expense...................       228           --            --       --             --               228
    Site abandonment costs......................     4,912           --            --       --             --             4,912
                                                  --------       ------       -------    -----        -------          --------
        Total operating expenses................   107,186        3,279         1,378      763         19,827           132,433
                                                  --------       ------       -------    -----        -------          --------
Operating income (loss).........................   (15,912)         581        (1,378)    (420)         2,185           (14,944)
                                                  --------       ------       -------    -----        -------          --------
Other income (expense):
    Interest expense............................   (11,853)          --            --       --         (3,347)          (15,200)
    Interest expense to related parties.........     1,598           --            --       --             --             1,598
    Loss on disposal of assets..................      (127)          --            --       --             --              (127)
    Management fee income (expense).............     1,065         (185)          218      (14)        (1,084)               --
    Other income (expense), net.................      (329)          --            --       --             69              (260)
                                                  --------       ------       -------    -----        -------          --------
        Total other income (expense), net.......    (9,646)        (185)          218      (14)        (4,362)          (13,989)
                                                  --------       ------       -------    -----        -------          --------
Loss before provision for income taxes..........   (25,558)         396        (1,160)    (434)        (2,177)          (28,933)
    Income tax (expense) benefit................        87          (87)           --       --             --                --
                                                  --------       ------       -------    -----        -------          --------
Net income (loss)...............................  $(25,471)      $  309       $(1,160)   $(434)       $(2,177)         $(28,933)
                                                  ========       ======       =======    =====        =======          ========

                              PREDECESSOR COMPANY



                     CONSOLIDATING STATEMENT OF CASH FLOWS


                          YEAR ENDED DECEMBER 31, 2001


                                 (IN THOUSANDS)



                                                                          WHOLLY-OWNED SUBSIDIARIES
                                                            ------------------------------------------------------
                                                                 ALC        CARRIAGE             NON-PARTICIPATING   CONSOLIDATED
                                                ALC, INC.   INDIANA, INC.    HOUSE       HCI       SUBSIDIARIES         TOTAL
                                                ---------   -------------   --------   -------   -----------------   ------------
Operating Activities:
  Net loss....................................  $(35,351)      $(6,226)     $(4,276)   $(9,196)       $(8,837)        $ (63,886)
  Adjustment to reconcile net loss to net cash
    provided by (used in) operating
    activities:
    Depreciation and amortization.............     7,018           621          221        455          2,034            10,349
    Income tax expense (benefit)..............       (47)           47           --         --             --                --
    Provision for doubtful accounts...........       (61)           --           --         --             --               (61)
    Amortization of deferred financing fees...     3,708            --           --         --             --             3,708
    Extraordinary gain on reorganization......   (79,520)           --           --         --             --           (79,520)
    Fresh start adjustments...................    97,202         7,460        3,176      8,864          2,618           119,320
    Loss on sale of assets....................        --            --           88         --             --                88
Changes in assets and liabilities:
    Receivable (payable) from
      subsidiaries/parent.....................    (2,770)       (1,753)         873        (15)         3,665                --
    Accounts receivable.......................        16             4           --        (12)           173               181
    Prepaid expenses..........................     1,790            --           --          1             24             1,815
    Other current assets......................     1,841            60           --         (5)          (644)            1,252
    Other assets..............................       431            --           --         --          2,762             3,193
    Accounts payable..........................    (1,685)          (28)          --          5            450            (1,258)
    Accrued expenses..........................     6,100           (26)         (82)       (44)          (102)            5,846
    Other current liabilities.................    (7,782)         (159)          --         (1)          (223)           (8,165)
    Other liabilities.........................     1,331            --           --         --         (1,920)             (589)
                                                --------       -------      -------    -------        -------         ---------
        Net cash provided by (used in)
          operating activities................    (7,779)           --           --         52             --            (7,727)
                                                --------       -------      -------    -------        -------         ---------
Investing Activities:
Increase in restricted cash...................    (4,123)           --           --         --             --            (4,123)
Purchases of property and equipment...........    (2,042)           --           --        (52)            --            (2,094)
Acquisition of properties.....................   (23,500)           --           --         --             --           (23,500)
                                                --------       -------      -------    -------        -------         ---------
        Net cash used in investing
          activities..........................   (29,665)           --           --        (52)            --           (29,717)
                                                --------       -------      -------    -------        -------         ---------
Financing Activities:
Payments on bridge loan.......................    (4,000)           --           --         --             --            (4,000)
Proceeds from long-term debt..................    49,924            --           --         --             --            49,924
Proceeds from Debtor in Possession facility...     1,000            --           --         --             --             1,000
Payments on long-term debt and capital lease
  obligation..................................    (4,692)           --           --         --             --            (4,692)
Debt issuance costs of offerings and long-term
  debt........................................    (6,155)           --           --         --             --            (6,155)
                                                --------       -------      -------    -------        -------         ---------
        Net cash provided by used in financing
          activities..........................    36,077            --           --         --             --            36,077
                                                --------       -------      -------    -------        -------         ---------
Net decrease in cash and cash equivalents.....    (1,367)           --           --         --             --            (1,367)
Cash and cash equivalents, beginning of
  year........................................     7,444            --           --         --             --             7,444
                                                --------       -------      -------    -------        -------         ---------
Cash and cash equivalents, end of year........  $  6,077       $    --      $    --    $    --        $    --         $   6,077
                                                ========       =======      =======    =======        =======         =========

                              PREDECESSOR COMPANY



                     CONSOLIDATING STATEMENT OF CASH FLOWS


                          YEAR ENDED DECEMBER 31, 2000


                                 (IN THOUSANDS)



                                                                           WHOLLY-OWNED SUBSIDIARIES
                                                              ----------------------------------------------------
                                                                   ALC        CARRIAGE           NON-PARTICIPATING   CONSOLIDATED
                                                  ALC, INC.   INDIANA, INC.    HOUSE      HCI      SUBSIDIARIES         TOTAL
                                                  ---------   -------------   --------   -----   -----------------   ------------
Operating Activities:
  Net income (loss).............................  $(24,748)      $   695      $(1,236)   $(383)       $  (114)         $(25,786)
  Adjustment to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities:
    Depreciation and amortization...............     6,403           620          216      443          2,241             9,923
    Income tax expense (benefit)................      (358)          358
    Provision for doubtful accounts.............     1,932            --           --       --             --             1,932
    Amortization of deferred financing fees.....     1,613            --           --       --             --             1,613
    Loss on the sale of marketable securities...       368            --           --       --             --               368
    Gain on sale of assets......................       (13)           --           --       --             --               (13)
    Compensation expense on issuance of
      consultant options........................         8            --           --       --             --                 8
Changes in assets and liabilities:
    Receivable (payable) from
      subsidiaries/parent.......................     2,492        (1,884)         998      (96)        (1,510)               --
    Accounts receivable.........................      (568)           58           --       (1)           200              (311)
    Prepaid expenses............................    (1,804)            2           --       (1)           (56)           (1,859)
    Other current assets........................       819            --           --       (4)          (125)              690
    Other assets................................      (159)           --           --       --            142               (17)
    Accounts payable............................     1,447             3           --       (2)           (58)            1,390
    Accrued expenses............................     3,423            99           48       89            150             3,809
    Other current liabilities...................     8,792            49           --        2             11             8,854
    Other liabilities...........................       241            --           (6)      --           (136)               99
                                                  --------       -------      -------    -----        -------          --------
        Net cash provided by (used in) operating
          activities............................      (112)           --           20       47            745               700
                                                  --------       -------      -------    -----        -------          --------
Investing Activities:
Sale of marketable securities, available for
  sale..........................................     1,632            --           --       --             --             1,632
Increase in restricted cash.....................     1,089            --           --       --             --             1,089
Proceeds from sale of property & equipment......        14            --           --       --             --                14
Purchases of property and equipment.............    (3,174)           --          (20)     (47)          (302)           (3,543)
                                                  --------       -------      -------    -----        -------          --------
        Net cash provided by (used in) investing
          activities............................      (439)           --          (20)     (47)          (302)             (808)
                                                  --------       -------      -------    -----        -------          --------
Financing Activities:
Proceeds from bridge loan.......................     4,000            --           --       --             --             4,000
Payments on long-term debt and capital lease
  obligation....................................    (1,166)           --           --       --           (443)           (1,609)
                                                  --------       -------      -------    -----        -------          --------
        Net cash provided by (used in) financing
          activities............................     2,834            --           --       --           (443)            2,391
                                                  --------       -------      -------    -----        -------          --------
Net decrease in cash and cash equivalents.......     2,283            --           --       --             --             2,283
Cash and cash equivalents, beginning of year....     5,161            --           --       --             --             5,161
                                                  --------       -------      -------    -----        -------          --------
Cash and cash equivalents, end of year..........  $  7,444       $    --      $    --    $  --        $    --          $  7,444
                                                  ========       =======      =======    =====        =======          ========

                              PREDECESSOR COMPANY



                     CONSOLIDATING STATEMENT OF CASH FLOWS


                          YEAR ENDED DECEMBER 31, 1999


                                 (IN THOUSANDS)



                                                                        WHOLLY-OWNED SUBSIDIARIES
                                                           ----------------------------------------------------
                                                                ALC        CARRIAGE           NON-PARTICIPATING   CONSOLIDATED
                                               ALC, INC.   INDIANA, INC.    HOUSE      HCI      SUBSIDIARIES         TOTAL
                                               ---------   -------------   --------   -----   -----------------   ------------
Operating Activities:
  Net income (loss)..........................  $(25,471)       $309        $(1,160)   $(434)       $(2,177)         $(28,933)
  Adjustment to reconcile net income (loss)
    to net cash provided by (used in)
    operating activities:
    Depreciation and amortization............     5,584         496            207      351          2,343             8,981
    Income tax expense (benefit).............       (87)         87             --       --             --                --
    Provision for doubtful accounts..........       883          --             --       --             --               883
    Site abandonment costs...................     4,912          --             --       --             --             4,912
    Amortization of deferred financing
      fees...................................     1,999          --             --       --             --             1,999
    Loss on sale of assets...................       127          --             --       --             --               127
    Compensation expense earned on restricted
      stock..................................       180          --             --       --             --               180
Changes in assets and liabilities:
    Receivable (payable) from
      subsidiaries/parent....................    (1,992)       (649)         1,159       82          1,400                --
    Accounts receivable......................       (86)        (45)            --       (2)           308               175
    Prepaid expenses.........................         5          (3)            --       --             42                44
    Other current assets.....................     1,176          --             --      (15)          (208)              953
    Other assets.............................    (1,535)         --             --       --            100            (1,435)
    Accounts payable.........................      (266)        (30)            --        2            (10)             (304)
    Accrued expenses.........................       417         (62)           (11)      52           (151)              245
    Other current liabilities................    (2,457)         44             --       --            142            (2,271)
    Other liabilities........................     2,520          --              8       17             --             2,545
                                               --------        ----        -------    -----        -------          --------
        Net cash provided by (used in)
          operating activities...............   (14,091)        147            203       53          1,789           (11,899)
                                               --------        ----        -------    -----        -------          --------
Investing Activities:
Sale of marketable securities, available for
  sale.......................................     2,000          --             --       --             --             2,000
Increase in restricted cash..................    (7,555)         --             --       --             --            (7,555)
Proceeds from sale of property and
  equipment..................................        19          --             --       --             --                19
Purchases of property and equipment..........   (27,421)       (147)          (203)     (53)            --           (27,824)
                                               --------        ----        -------    -----        -------          --------
        Net cash used in investing
          activities.........................   (32,957)       (147)          (203)     (53)            --           (33,360)
                                               --------        ----        -------    -----        -------          --------
Financing Activities:
Payments on long-term debt and capital lease
  obligation.................................       298          --             --       --         (1,789)           (1,491)
Proceeds of issuance from common stock.......       158          --             --       --             --               158
Debt issuance costs of offerings and
  long-term debt.............................      (838)         --             --       --             --              (838)
                                               --------        ----        -------    -----        -------          --------
        Net cash used in financing
          activities.........................      (382)         --             --       --         (1,789)           (2,171)
                                               --------        ----        -------    -----        -------          --------
Net decrease in cash and cash equivalents....   (47,430)         --             --       --             --           (47,430)
Cash and cash equivalents, beginning of
  year.......................................    52,591          --             --       --             --            52,591
                                               --------        ----        -------    -----        -------          --------
Cash and cash equivalents, end of year.......  $  5,161        $ --        $    --    $  --        $    --          $  5,161
                                               ========        ====        =======    =====        =======          ========

                         ASSISTED LIVING CONCEPTS, INC.



                          CONSOLIDATED BALANCE SHEETS


                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                  (UNAUDITED)



                                                                  SUCCESSOR COMPANY
                                                              --------------------------
                                                              DECEMBER 31,    MARCH 31,
                                                                  2001          2002
                                                              ------------   -----------
                           ASSETS
Current Assets:
  Cash and cash equivalents.................................    $  6,077      $  3,618
  Cash restricted for resident security deposits............       2,415         2,417
  Accounts receivable, net of allowance for doubtful
     accounts of $13 at 2002................................       2,328         2,415
  Prepaid insurance.........................................         160         2,667
  Prepaid expenses..........................................         823           637
  Cash restricted for workers' compensation claims..........       2,825         4,519
  Other current assets......................................       3,862         3,617
                                                                --------      --------
          Total current assets..............................      18,490        19,890
Restricted cash.............................................       5,349         5,372
Property and equipment, net.................................     196,548       195,506
Other assets, net...........................................       1,866         1,956
                                                                --------      --------
          Total assets......................................    $222,253      $222,724
                                                                ========      ========
            LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $  1,450      $  1,196
  Accrued real estate taxes.................................       4,523         3,648
  Accrued interest expense..................................         666         1,095
  Accrued interest expense payable to related parties.......          --           331
  Accrued payroll expense...................................       4,561         5,882
  Other accrued expenses....................................       7,163         6,270
  Resident security deposits................................       2,471         2,433
  Insurance premium obligation..............................          --         1,224
  Other current liabilities.................................         652           261
  Current portion of unfavorable lease adjustment...........         681           664
  Current portion of long-term debt and capital lease
     obligation.............................................       2,622         2,583
                                                                --------      --------
          Total current liabilities.........................      24,789        25,587
  Other liabilities.........................................          89           168
  Unfavorable lease adjustment..............................       3,115         2,962
  Long-term debt and capital lease obligation, net of
     current portion........................................     161,461       162,658
                                                                --------      --------
          Total liabilities.................................     189,454       191,375
                                                                --------      --------
  Commitments, contingencies and subsequent events
  Shareholders' equity:
     Preferred stock, $.01 par value; 3,250,000 shares
      authorized; none issued or outstanding................          --            --
     Common Stock, $.01 par value; 20,000,000 shares
      authorized; issued and outstanding 6,431,759 shares
      (68,241 shares to be issued upon settlement of pending
      claims)...............................................          65            65
  Additional paid-in capital................................      32,734        32,734
  Accumulated deficit.......................................          --        (1,450)
                                                                --------      --------
          Total shareholders' equity........................      32,799        31,349
                                                                --------      --------
          Total liabilities and shareholders' equity........    $222,253      $222,724
                                                                ========      ========



  The accompanying notes are an integral part of these consolidated financial statements.

                         ASSISTED LIVING CONCEPTS, INC.



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                  (UNAUDITED)



                                                               PREDECESSOR       SUCCESSOR
                                                                 COMPANY          COMPANY
                                                              --------------   --------------
                                                               THREE MONTHS     THREE MONTHS
                                                                  ENDED            ENDED
                                                              MARCH 31, 2001   MARCH 31, 2002
                                                              --------------   --------------
Revenue.....................................................     $36,877          $37,889
Operating expenses:
  Residence operating expenses..............................      25,558           26,335
  Corporate general and administrative......................       4,268            4,316
  Building rentals..........................................       1,958              982
  Building rentals to related party.........................       2,213            2,055
  Depreciation and amortization.............................       2,552            1,667
                                                                 -------          -------
          Total operating expenses..........................      36,549           35,355
                                                                 -------          -------
Operating income............................................         328            2,534
                                                                 -------          -------
Other income (expense):
  Interest expense..........................................      (4,402)          (3,161)
  Interest expense to related parties.......................          --             (430)
  Interest income...........................................         148               54
  Other income, net.........................................          31               --
                                                                 -------          -------
          Total other expense, net..........................      (4,223)          (3,537)
                                                                 -------          -------
Loss before debt restructure and reorganization costs.......      (3,895)          (1,003)
Debt restructure and reorganization costs...................         303              447
                                                                 -------          -------
Net loss....................................................     $(4,198)         $(1,450)
                                                                 -------          -------
Basic and diluted net loss per common share.................     $  (.25)         $  (.22)
                                                                 =======          =======
Basic and diluted weighted average common shares
  outstanding...............................................      17,121            6,500
                                                                 =======          =======



  The accompanying notes are an integral part of these consolidated financial statements.

                         ASSISTED LIVING CONCEPTS, INC.



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (IN THOUSANDS)


                                  (UNAUDITED)



                                                               PREDECESSOR       SUCCESSOR
                                                                 COMPANY          COMPANY
                                                              --------------   --------------
                                                               THREE MONTHS     THREE MONTHS
                                                                  ENDED            ENDED
                                                              MARCH 31, 2001   MARCH 31, 2002
                                                              --------------   --------------
OPERATING ACTIVITIES:
Net loss....................................................     $(4,198)         $(1,450)
Adjustment to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................       2,552            1,667
  Amortization of debt issuance costs.......................          --               20
  Amortization of fair value adjustment to building
    rentals.................................................          --             (170)
  Amortization of fair market adjustment to long-term
    debt....................................................          --              107
  Amortization of discount on long-term debt................          --              106
  Straight line adjustment to building rentals..............          --               86
  Interest paid-in-kind.....................................          --              305
  Provision for doubtful accounts...........................         156               13
Changes in assets and liabilities:
  Accounts receivable.......................................        (166)            (100)
  Prepaid expenses..........................................         282           (2,321)
  Other current assets......................................         378              245
  Other assets..............................................         (17)             (31)
  Accounts payable..........................................        (166)            (254)
  Accrued expenses..........................................      (1,341)             313
  Insurance premium obligation..............................       2,507            1,224
  Other current liabilities.................................      (2,314)            (429)
  Other liabilities.........................................        (106)              (7)
                                                                 -------          -------
         Net cash used in operating activities..............      (2,433)            (676)
                                                                 -------          -------
INVESTING ACTIVITIES:
Increase in restricted cash.................................      (2,081)          (1,719)
Purchases of property and equipment.........................        (453)            (625)
                                                                 -------          -------
         Net cash used in investing activities..............      (2,534)          (2,344)
                                                                 -------          -------
FINANCING ACTIVITIES:
Proceeds from long-term debt................................       1,300            1,000
Payments on long-term debt and capital lease obligation.....        (340)            (360)
Debt issuance costs.........................................      (1,809)             (79)
                                                                 -------          -------
         Net cash provided by (used in) financing
            activities......................................        (849)             561
                                                                 -------          -------
Net decrease in cash and cash equivalents...................      (5,816)          (2,459)
Cash and cash equivalents, beginning of period..............       9,889            6,077
                                                                 -------          -------
Cash and cash equivalents, end of period....................     $ 4,073          $ 3,618
                                                                 =======          =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash payments for interest................................     $ 1,730          $ 2,705
  Reclassification of other current and other liabilities to current and non-current long-term debt and capital lease
    obligation..............................................     $   550          $    --



  The accompanying notes are an integral part of these consolidated financial statements.

                         ASSISTED LIVING CONCEPTS, INC.



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                  (UNAUDITED)



1.  THE COMPANY



     Assisted Living Concepts, Inc., a Nevada Corporation, ("the Company") owns, leases and operates assisted living residences which provide housing to older persons who need help with the activities of daily living such as bathing and dressing. The Company provides personal care and support services and makes available routine health care services, as permitted by applicable law, designed to meet the needs of its residents.



2.  BASIS OF PRESENTATION



     The accompanying unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2001.



     The accompanying consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the unaudited consolidated financial statements include all necessary adjustments consisting of normal recurring accruals. Certain prior year amounts have been reclassified to conform to the current year presentation.



3.  REORGANIZATION AND FRESH-START REPORTING



  REORGANIZATION



     On October 1, 2001, Assisted Living Concepts, Inc. (the "Company"), and its wholly owned subsidiary, Carriage House Assisted Living, Inc. ("Carriage House", and together with the Company, the "Debtors") each filed a voluntary petition under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware in Wilmington (the "Court"), case nos. 01-10674 and 01-10670, respectively, which are being jointly administered. The Court gave final approval to the first amended joint plan of reorganization (the "Plan") on December 28, 2001.



     On January 1, 2002 (the "Effective Date") the Plan became effective. The Plan authorized the issuance as of the Effective Date (subject to the Reserve described below) of $40.25 million aggregate principal amount of seven-year secured notes (the "New Senior Secured Notes"), bearing interest at 10% per annum, payable semi-annually in arrears, and $15.25 million aggregate principal amount of ten-year secured notes (the "New Junior Secured Notes" and collectively with the New Senior Secured Notes, the "New Notes"), bearing interest payable in additional New Junior Secured Notes for three years at 8% per annum and thereafter payable in cash at 12% per annum, payable semi-annually in arrears, and (c) 6,500,000 shares of new common stock, par value $0.01 (the "New Common Stock") of the reorganized Company, of which 4% was issued to shareholders of the Predecessor Company.



     At the Effective Date, the new Board of Directors of the reorganized Company consisted of seven members as follows: W. Andrew Adams (Chairman), Leonard Tannenbaum, Andre Dimitriadis, Matthew Patrick, Mark Holliday, Richard Ladd and Wm. James Nicol, then the President and Chief Executive Officer of the Company. In February 2002, Steven L. Vick replaced Mr. Nicol as President, Chief Executive Officer and Director.



     The Company held back from the initial issuance of New Common Stock and New Notes on the Effective Date, $440,178 of New Senior Secured Notes, $166,775 of New Junior Secured Notes and 68,241 shares of New Common Stock (collectively, the "Reserve") to be issued to holders of general unsecured claims at a later date. The total amount of, and the identities of all of the holders of, the general unsecured claims were not known as of the Effective Date, either because they were disputed or they were not made by

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



their holders prior to December 19, 2001, the cutoff date for calculating the Reserve (the "Cutoff Date"). Once the total amount and the identities of the holders of those claims are determined, the shares of New Common Stock and the New Notes held in the Reserve will be distributed pro rata among the holders of those claims (the date of this distribution, the "Subsequent Distribution Date").



     If the Reserve is insufficient to cover the general unsecured claims allowed after the Cutoff Date, the Company and its subsidiaries will have no further liability with respect to those general unsecured claims and the holders of those claims will receive proportionately lower distributions of shares of New Common Stock and New Notes than the holders of general unsecured claims allowed prior to the Cutoff Date. If the Reserve exceeds the distributions necessary to cover the general unsecured claims allowed after the Cutoff Date, the additional securities remaining in the Reserve will be distributed among all holders of the general unsecured claims so as to ensure that each holder of a general unsecured claim receives, in the aggregate, its pro rata share of the New Common Stock and the New Notes. In this case, the holders of the general unsecured claims allowed prior to the Cutoff Date will receive distributions of securities both on the Effective Date and on the Subsequent Distribution Date.



  FRESH-START REPORTING



     Upon emergence from Chapter 11 proceedings, the Company adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code (SOP 90-7). In connection with the adoption of fresh-start reporting, a new entity has been deemed created for financial reporting purposes. For financial reporting purposes, the Company adopted the provisions of fresh-start reporting effective December 31, 2001. Consequently, the consolidated balance sheet and related information at and subsequent to December 31, 2001 is labeled Successor Company, and reflects the Plan and the principles of fresh-start reporting. Periods presented prior to December 31, 2001 have been designated Predecessor Company.



     In adopting the requirements of fresh-start reporting as of December 31, 2001, the Company was required to value its assets and liabilities at fair value and eliminate its accumulated deficit as of December 31, 2001. A $32.8 million reorganization value was determined by the Company with the assistance of financial advisors in reliance upon various valuation methods, including discounted projected cash flow analysis and other applicable ratios and economic industry information relevant to the operation of the Company and through negotiations with various creditor parties in interest.



4.  FACTORS AFFECTING COMPARABILITY OF FINANCIAL INFORMATION



     As a consequence of the implementation of fresh-start reporting effective December 31, 2001 the financial information presented in the unaudited consolidated statement of operations and the corresponding statements of cash flows for the three months ended March 31, 2001 are generally not comparable to the financial results for the three months ended March 31, 2002. Any financial information herein labeled "Predecessor Company" refers to periods prior to the adoption of fresh-start reporting, while those labeled "Successor Company" refer to periods following the Company's reorganization.



     The lack of comparability in the accompanying unaudited consolidated financial statements relates primarily to the Company's capital costs (building rentals, interest, depreciation and amortization), as well as debt restructuring and reorganization costs.

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



5.  CASH AND CASH EQUIVALENTS



     The Company's cash and cash equivalents consist of the following (in thousands):



                                                              DECEMBER 31,   MARCH 31,
                                                                  2001         2002
                                                              ------------   ---------
Cash........................................................     $5,022       $3,461
Cash equivalents............................................      1,055          157
                                                                 ------       ------
          Total cash and cash equivalents...................     $6,077       $3,618
                                                                 ======       ======



6.  LONG-TERM RESTRICTED CASH



     Long-term restricted cash consists of the following (in thousands):



                                                              DECEMBER 31,   MARCH 31,
                                                                  2001         2002
                                                              ------------   ---------
Cash held for loan agreements with U.S. Bank National
  Association ("U.S. Bank").................................     $4,338       $4,357
Cash held in accordance with lease agreements...............        970          974
State regulated restricted resident security deposits.......         41           41
                                                                 ------       ------
          Total long-term restricted cash...................     $5,349       $5,372
                                                                 ======       ======



7.  PROPERTY AND EQUIPMENT



     The Company's property and equipment consists of the following (in thousands):



                                                              DECEMBER 31,   MARCH 31,
                                                                  2001         2002
                                                              ------------   ---------
Land........................................................    $ 22,177       22,177
Buildings and improvements..................................     166,443      166,544
Equipment...................................................       3,937        4,380
Furniture...................................................       3,991        4,072
                                                                --------     --------
          Total property and equipment......................     196,548      197,173
Less accumulated depreciation...............................          --        1,667
                                                                --------     --------
Property and equipment, net.................................    $196,548     $195,506
                                                                ========     ========



     Land, buildings and certain furniture and equipment relating to 129 owned residences serve as collateral for long-term debt.



     Included in the 129 owned residences is one residence with a carrying value of $870,000 which was closed in March 2002. This closed residence is one of 57 residences which secure our New Notes. Any proceeds received on disposal of this residence must be used to reduce such debt.



8.  INSURANCE PREMIUM OBLIGATION



     During the three months ended March 31, 2002, the Company entered into several short-term agreements to finance its annual insurance premiums. These are nine-month agreements and bear interest at annual fixed rates of approximately 5.5% to 6.0%.

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



9.  LONG-TERM DEBT



     As of December 31, 2001 and March 31, 2002, long-term debt consists of the following (in thousands):



                                              DECEMBER 31, 2001        MARCH 31, 2002
                                             --------------------   --------------------
                                             CARRYING   PRINCIPAL   CARRYING   PRINCIPAL
                                              AMOUNT     AMOUNT      AMOUNT     AMOUNT
                                             --------   ---------   --------   ---------
Trust Deed Notes, payable to the State of
  Oregon Housing and Community Services
  Department (OHCS) due 2028...............  $  9,849   $  9,741    $  9,809   $  9,703
Variable Rate Multifamily Revenue Bonds,
  payable to the Washington State Housing
  Finance Commission Department due 2028...     7,521      7,605       7,523      7,605
Variable Rate Demand Revenue Bonds, Series
  1997, payable to the Idaho Housing and
  Finance Association due 2017.............     6,542      6,615       6,543      6,615
Variable Rate Demand Revenue Bonds, Series
  A-1 and A-2 payable to the State of Ohio
  Housing Finance Agency due 2018..........    11,888     12,020      11,900     12,020
Housing and Urban Development Insured
  Mortgages due 2035.......................     7,374      7,457       7,363      7,446
New Senior Secured Notes due 2009..........    40,250     40,250      40,250     40,250
New Junior Secured Notes due 2012..........    12,628     12,628      13,038     13,038
Mortgages payable due 2008.................    28,513     28,463      28,388     28,338
G.E. Capital (Previously Heller Healthcare
  Finance, Inc.) Credit Facility due
  2005.....................................    39,222     40,458      40,252     41,386
Capital lease obligations due 2002.........       296        301         175        188
                                             --------   --------    --------   --------
Total long-term debt.......................   164,083   $165,538     165,241   $166,589
                                                        ========               ========
Less current portion.......................     2,622                  2,583
                                             --------               --------
Long-term debt.............................  $161,461               $162,658
                                             ========               ========



     On January 1, 2002 the Company's Plan became effective. The Company's Plan of reorganization included the issuance of $40.25 million aggregate principal amount of seven-year secured notes (the "New Senior Secured Notes"), bearing interest at 10% per annum, payable semi-annually in arrears, and $15.25 million aggregate principal amount of ten-year secured notes (the "New Junior Secured Notes" and collectively with the New Senior Secured Notes, the "New Notes"), bearing interest payable in additional New Junior Secured Notes for three years at 8% per annum and thereafter payable in cash at 12% per annum, payable semi-annually in arrears. The New Junior Secured Notes were issued at a discount of $2.6 million. The discount is being amortized over the life of the New Junior Secured Notes at an effective interest rate of 13.0%. The New Notes are secured by 57 properties. (See Notes 3 and 7).



     Of the face amount of $55.5 million and $55.8 million outstanding of the New Notes at December 31, 2001 and March 31, 2002, $18.2 million and $18.3 million, respectively, were payable to related parties. (See Note 10).



     The Company's Washington, Idaho and Ohio Revenue Bonds are secured by a combination of cash, residences and letters of credit. The letters of credit have been issued by U.S. Bank and the underlying credit

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



agreements between U.S. Bank and the Company contain restrictive covenants that include compliance with certain financial ratios.



     In May 2002, the Company received a waiver from U.S. Bank regarding the Bank's right to declare an event of default for the Company's failure to meet the March 31, 2002 financial covenant requirements established for the Predecessor Company set forth in the amended U.S. Bank loan agreement. Furthermore, the Company amended its existing agreement with U.S. Bank, establishing new covenants, with which the Company was in compliance as of March 31, 2002.



     As of March 31, 2001, the following annual principal payments are required (in thousands):




2002........................................................  $  2,583
2003........................................................     2,672
2004........................................................     2,891
2005........................................................    41,315
2006........................................................     2,258
Thereafter..................................................   114,870
                                                              --------
          Total.............................................  $166,589
                                                              ========



10.  RELATED PARTY TRANSACTIONS



  LTC PROPERTIES, INC. AND CLC HEALTHCARE, INC.



     Andre Dimitriadis, who has been a member of the Company's Board of Directors and the Chair of its Audit Committee since January 2002, is the President, Chief Executive Officer and Chairman of the Board of LTC Properties, Inc. ("LTC") and is the Chief Executive Officer and Chairman of the Board of CLC Healthcare, Inc. (previously LTC Healthcare, Inc.). LTC owned $11.0 million of the Company's New Notes and CLC Healthcare, Inc. ("CLC") owned 22.4% of the Company's common stock and $1.9 million of the Company's New Notes at March 31, 2002.



     The Company has incurred interest expense on LTC and CLC's New Notes in the amount of $260,000 and $45,000, respectively. Of this interest, $200,000 and $35,000 is payable in cash to LTC and CLC, respectively, at March 31, 2002. The remaining interest is payable-in-kind and increases LTC and CLC's ownership of the New Notes proportionately.



     The Company currently leases 37 properties (1,426 units) from LTC. The Company incurred lease expense of $2.2 million and $2.1 million for the three months ended March 31, 2001 and 2002, respectively, pursuant to these leases.



  NATIONAL HEALTH INVESTORS, INC.



     W. Andrew Adams, who has been a member of the Company's Board of Directors and its Chair since January 2002, is the President, Chief Executive Officer and Chairman of the Board of Directors of National Health Investors, Inc. ("NHI"). NHI owned 557,214 shares of the Company's common stock and $5.0 million of the Company's New Notes at March 31, 2002.



     The Company has incurred interest expense on NHI's New Notes in the amount of $117,000. Of this interest, $90,000 is payable in cash to NHI at March 31, 2002. The remaining interest is payable-in-kind and increases NHI's ownership of the New Notes proportionately.

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



  LEONARD TANNENBAUM



     Leonard Tannenbaum is a current member of the Company's Board of Directors. Mr. Tannenbaum owned $323,875 of the Company's New Notes at March 31, 2002.



     The Company has incurred interest expense on Mr. Tannenbaum's New Notes in the amount of $8,000. Of this interest, $6,000 is payable in cash to Mr. Tannenbaum at March 31, 2002. The remaining interest is payable-in-kind and increases Mr. Tannenbaum's ownership of the New Notes proportionately.



11.  INCOME TAXES



     The Company has provided no benefit for income taxes as the Company recorded a full valuation allowance on its deferred tax asset. The Company believes it is more likely than not that some portion or all of the deferred tax assets will not be realized.



12.  SUBSEQUENT EVENT



     Effective May 16, 2002, Matthew Patrick replaced Drew Q. Miller as Senior Vice President, Chief Financial Officer and Treasurer. Mr. Patrick also serves as a Director of the Company.



13. SHAREHOLDER APPROVAL OF 2002 INCENTIVE AWARD PLAN OF ASSISTED LIVING CONCEPTS, INC.



     On March 6, 2002, the Company adopted the 2002 Incentive Award Plan of Assisted Living Concepts, Inc., ("the 2002 Plan"). The 2002 Plan consists of two plans, one pertaining solely to the grant of incentive stock options and one pertaining to the grant of other incentive awards. The 2002 Plan is intended to obtain, retain services of, and provide incentive for, directors, key employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of the Company stock and/or rights which recognize such growth, development and financial success. The 2002 Plan was approved by the Company's shareholders on May 8, 2002.



     The 2002 Plan provides for the Company to grant options to its eligible employees, consultants and independent directors. The aggregate number of shares which may be issued upon exercise of options or other awards under the 2002 Plan shall not exceed 650,000. The exercise price and vesting period of each option shall be set by the Company's Compensation Committee of its Board of Directors, but the exercise price may not be less than the deemed fair value of the Company's stock on the date of grant. Each option shall expire on the date specified in the option agreement, but not later than the tenth anniversary of the date on which the option was granted. The Board of Directors, at its option, may discontinue or amend the 2002 Plan at any time, provided that certain conditions are satisfied.



14.  SUBSIDIARY GUARANTEE OF NEW NOTES



     The New Notes, issued by the Company, are publicly traded and the repayment of these notes is guaranteed by two wholly-owned subsidiaries of the Company:
ALC Indiana, Inc. and Home and Community Care, Inc. ("HCI"). HCI and Carriage House Assisted Living, Inc. ("Carriage House"), a wholly owned subsidiary of the Company, are also co-obligors of the New Notes. The following information is presented as required under the Securities and Exchange Commission Financial Reporting Release No. 55 in connection with the guarantee of the New Notes by the Company's wholly owned subsidiaries. The operating and investing activities of the separate legal entities included in the consolidated financial statements are fully interdependent and integrated with the Company and each other.

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



                               SUCCESSOR COMPANY


                          CONSOLIDATING BALANCE SHEETS


                                 MARCH 31, 2002


                                 (IN THOUSANDS)


                                                              WHOLLY-OWNED SUBSIDIARIES
                                                     --------------------------------------------
                                                       ALC                              NON-
                                                     INDIANA,   CARRIAGE            PARTICIPATING
                                         ALC, INC.     INC.      HOUSE      HCI     SUBSIDIARIES
                                         ---------   --------   --------   ------   -------------
ASSETS
Current Assets:
Cash and cash equivalents..............  $  3,348    $    --     $   --    $   --      $   270
Cash restricted for resident security
  deposits.............................     2,417         --         --        --           --
Accounts receivable, net...............     2,176         --         --         4          235
Prepaid insurance......................     2,667         --         --        --           --
Prepaid expenses.......................       616         --         --        --           21
Cash restricted for workers'
  compensation claims..................     4,519         --         --        --           --
Other current assets...................     1,704          9         --        23        1,881
                                         --------    -------     ------    ------      -------
Total current assets...................    17,447          9         --        27        2,407
                                         --------    -------     ------    ------      -------
Restricted cash........................     5,372         --         --        --           --
Receivable from subsidiaries/parent....     1,586      5,357         --        --        4,949
Property and equipment, net............    92,074     12,818      3,586     6,568       80,460
Investment in subsidiaries.............    36,161         --         --        --           --
Other assets, net......................     1,583         --         --        --          373
                                         --------    -------     ------    ------      -------
Total assets...........................  $154,223    $18,184     $3,586    $6,595      $88,189
                                         ========    =======     ======    ======      =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable.......................  $  1,174    $    --     $   --    $    1      $    21
Accrued real estate taxes..............     2,173        386        303       106          680
Accrued interest expense...............     1,049         --         --        --           46
Accrued interest expense payable to
  related parties......................       331         --         --        --           --
Accrued payroll expense................     5,801         --         --         7           74
Other accrued expenses.................     6,204         --         --         4           62
Resident security deposits.............     2,155         --         --        19          259
Insurance premium obligation...........     1,224         --         --        --           --
Other current liabilities..............       259         --         --        --            2
Current portion of unfavorable lease
  adjustment...........................       562         --         89        --           13
Current portion of long-term debt and
  capital lease obligation.............     1,364         --         --        --        1,219
                                         --------    -------     ------    ------      -------
Total current liabilities..............    22,296        386        392       137        2,376
Other liabilities......................       160         --          8        --           --
Unfavorable lease adjustment...........     2,478         --        409        --           75
Long-term debt and capital lease
  obligation, net of current portion...    87,874         --         --        --       74,784
Payable to subsidiaries/parent.........     4,949         --        211        --        1,586
                                         --------    -------     ------    ------      -------
Total liabilities......................   117,757        386      1,020       137       78,821
                                         --------    -------     ------    ------      -------
Shareholders' equity:
Common stock...........................        65         --         --        --           --
Additional paid-in capital.............    37,880     17,428      2,818     6,523        9,392
Retained earnings (accumulated
  deficit).............................    (1,479)       370       (252)      (65)         (24)
                                         --------    -------     ------    ------      -------
Total shareholders' equity.............    36,466     17,798      2,566     6,458        9,368
                                         --------    -------     ------    ------      -------
Total liabilities and shareholders'
  equity...............................  $154,223    $18,184     $3,586    $6,595      $88,189
                                         ========    =======     ======    ======      =======


                                         CONSOLIDATING   CONSOLIDATED
                                          ADJUSTMENTS       TOTAL
                                         -------------   ------------
ASSETS
Current Assets:
Cash and cash equivalents..............    $     --        $  3,618
Cash restricted for resident security
  deposits.............................          --           2,417
Accounts receivable, net...............          --           2,415
Prepaid insurance......................          --           2,667
Prepaid expenses.......................          --             637
Cash restricted for workers'
  compensation claims..................          --           4,519
Other current assets...................          --           3,617
                                           --------        --------
Total current assets...................          --          19,890
                                           --------        --------
Restricted cash........................          --           5,372
Receivable from subsidiaries/parent....     (11,892)             --
Property and equipment, net............          --         195,506
Investment in subsidiaries.............     (36,161)             --
Other assets, net......................          --           1,956
                                           --------        --------
Total assets...........................    $(48,053)       $222,724
                                           ========        ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable.......................    $     --        $  1,196
Accrued real estate taxes..............          --           3,648
Accrued interest expense...............          --           1,095
Accrued interest expense payable to
  related parties......................          --             331
Accrued payroll expense................          --           5,882
Other accrued expenses.................          --           6,270
Resident security deposits.............          --           2,433
Insurance premium obligation...........          --           1,224
Other current liabilities..............          --             261
Current portion of unfavorable lease
  adjustment...........................          --             664
Current portion of long-term debt and
  capital lease obligation.............          --           2,583
                                           --------        --------
Total current liabilities..............          --          25,587
Other liabilities......................          --             168
Unfavorable lease adjustment...........          --           2,962
Long-term debt and capital lease
  obligation, net of current portion...          --         162,658
Payable to subsidiaries/parent.........      (6,746)             --
                                           --------        --------
Total liabilities......................      (6,746)        191,375
                                           --------        --------
Shareholders' equity:
Common stock...........................          --              65
Additional paid-in capital.............     (41,307)         32,734
Retained earnings (accumulated
  deficit).............................          --          (1,450)
                                           --------        --------
Total shareholders' equity.............     (41,307)         31,349
                                           --------        --------
Total liabilities and shareholders'
  equity...............................    $(48,053)       $222,274
                                           ========        ========

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



                               SUCCESSOR COMPANY


                          CONSOLIDATING BALANCE SHEETS


                               DECEMBER 31, 2001


                                 (IN THOUSANDS)



                                                              WHOLLY-OWNED SUBSIDIARIES
                                                     --------------------------------------------
                                                       ALC                              NON-
                                                     INDIANA,   CARRIAGE            PARTICIPATING   CONSOLIDATING   CONSOLIDATED
                                         ALC, INC.     INC.      HOUSE      HCI     SUBSIDIARIES     ADJUSTMENTS       TOTAL
                                         ---------   --------   --------   ------   -------------   -------------   ------------
ASSETS
Current Assets:
Cash and cash equivalents..............  $  6,077    $    --     $   --    $   --      $    --        $     --        $  6,077
Cash restricted for resident security
  deposits.............................     2,415         --         --        --           --              --           2,415
Accounts receivable, net...............     2,086         --         --        15          227              --           2,328
Prepaid insurance......................       160         --         --        --           --              --             160
Prepaid expenses.......................       780         --         --        --           43              --             823
Cash restricted for workers'
  compensation claims..................     2,825         --         --        --           --              --           2,825
Other current assets...................     2,209         --         --        24        1,629              --           3,862
                                         --------    -------     ------    ------      -------        --------        --------
Total current assets...................    16,552         --         --        39        1,899              --          18,490
                                         --------    -------     ------    ------      -------        --------        --------
Restricted cash........................     5,349         --         --        --           --              --           5,349
Receivable from subsidiaries/parent....     3,432      3,553         --       846           --          (7,831)             --
Property and equipment, net............    95,509     12,917      3,576     6,610       77,936              --         196,548
Investment in subsidiaries.............    32,095         --         --        --           --         (32,095)
Other assets, net......................     1,511         --         --        --          355              --           1,866
Deferred tax asset.....................      (217)       217         --        --           --              --              --
                                         --------    -------     ------    ------      -------        --------        --------
Total assets...........................  $154,231    $16,687     $3,576    $7,495      $80,190        $(39,926)       $222,253
                                         ========    =======     ======    ======      =======        ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable.......................       933         --         --         5          512              --           1,450
Accrued real estate taxes..............     2,451        315        240        90        1,427              --           4,523
Accrued interest expense...............       412         30         --        --          224              --             666
Accrued payroll expense................     4,480         --         --         6           75              --           4,561
Other accrued expenses.................     7,097         --         --        11           55              --           7,163
Tenant security deposits...............     2,120         --         --        18          333              --           2,471
Other current liabilities..............       652         --         --        --           --              --             652
Current portion of unfavorable lease
  adjustment...........................       589         --         92        --           --              --             681
Current portion of long-term debt and
  capital lease obligation.............     2,079         --         --        --          543              --           2,622
                                         --------    -------     ------    ------      -------        --------        --------
Total current liabilities..............    20,813        345        332       130        3,169              --          24,789
Other liabilities......................        11         --         --        --           78              --              89
Unfavorable lease adjustment...........     2,686         --        429        --           --              --           3,115
Long-term debt and capital lease
  obligation, net of current portion...    90,859         --         --        --       70,602              --         161,461
Payable to subsidiaries/parent.........     6,890         --        267        --          674          (7,831)             --
                                         --------    -------     ------    ------      -------        --------        --------
Total liabilities......................   121,259        345      1,028       130       74,523          (7,831)        189,454
                                         --------    -------     ------    ------      -------        --------        --------
Shareholders' equity:
Common stock...........................        65     16,342         --        --           --         (16,342)             65
Additional paid-in capital.............    32,907         --      2,548     7,365        5,667         (15,753)         32,734
                                         --------    -------     ------    ------      -------        --------        --------
Total shareholders' equity.............    32,972     16,342      2,548     7,365        5,667         (32,095)         32,799
                                         --------    -------     ------    ------      -------        --------        --------
Total liabilities and shareholders'
  equity...............................  $154,231    $16,687     $3,576    $7,495      $80,190        $(39,926)       $222,253
                                         ========    =======     ======    ======      =======        ========        ========

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



                               SUCCESSOR COMPANY



                     CONSOLIDATING STATEMENTS OF OPERATIONS


                       THREE MONTHS ENDED MARCH 31, 2002


                                 (IN THOUSANDS)



                                                               WHOLLY-OWNED SUBSIDIARIES
                                                       ------------------------------------------
                                                         ALC                            NON-
                                                       INDIANA,   CARRIAGE          PARTICIPATING   CONSOLIDATED
                                           ALC, INC.     INC.      HOUSE     HCI    SUBSIDIARIES       TOTAL
                                           ---------   --------   --------   ----   -------------   ------------
Revenue..................................   $33,828     $  --      $  --     $287      $ 3,774        $37,889
Operating expenses:
  Residence operating expenses...........    23,039        71         62      287        2,876         26,335
  Corporate general and administrative...     4,316        --         --       --           --          4,316
  Building rentals.......................       982        --         --       --           --            982
  Building rentals to related party......     1,822        --        233       --           --          2,055
  Depreciation and amortization..........       845        99         32       51          640          1,667
                                            -------     -----      -----     ----      -------        -------
    Total operating expenses.............    31,004       170        327      338        3,516         35,355
                                            -------     -----      -----     ----      -------        -------
Operating income (loss)..................     2,824      (170)      (327)     (51)         258          2,534
                                            -------     -----      -----     ----      -------        -------
Other income (expense):
  Interest expense.......................    (1,633)       --         --       --       (1,528)        (3,161)
  Interest expense to related parties....      (430)       --         --       --           --           (430)
  Interest income........................        54        --         --       --           --             54
  Management fee income (expense)........       (78)       --         75      (14)          17             --
  Lease income (expense).................    (1,769)      540         --       --        1,229             --
                                            -------     -----      -----     ----      -------        -------
    Total other income (expense), net....    (3,856)      540         75      (14)        (282)        (3,537)
                                            -------     -----      -----     ----      -------        -------
Income (loss) before debt restructure and
  reorganization costs...................    (1,032)      370       (252)     (65)         (24)        (1,003)
Debt restructure and reorganization
  costs..................................       447        --         --       --           --            447
                                            -------     -----      -----     ----      -------        -------
Net income (loss)........................   $(1,479)    $ 370      $(252)    $(65)     $   (24)       $(1,450)
                                            =======     =====      =====     ====      =======        =======

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



                               SUCCESSOR COMPANY


                     CONSOLIDATING STATEMENTS OF CASH FLOWS


                       THREE MONTHS ENDED MARCH 31, 2002



                                                               WHOLLY-OWNED SUBSIDIARIES
                                                       ------------------------------------------
                                                         ALC                            NON-
                                                       INDIANA,   CARRIAGE          PARTICIPATING   CONSOLIDATED
                                           ALC, INC.     INC.      HOUSE     HCI    SUBSIDIARIES       TOTAL
                                           ---------   --------   --------   ----   -------------   ------------
Operating Activities:
Net income (loss)........................   $(1,479)    $ 370      $(252)    $(65)     $   (24)       $(1,450)
Adjustment to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
  Depreciation and amortization..........       845        99         32       51          640          1,667
  Amortization of debt issuance costs....        20        --         --       --           --             20
  Amortization of fair value adjustment
    to building rentals..................      (144)       --        (23)      --           (3)          (170)
  Amortization of fair market adjustment
    to long-term debt....................         4        --         --       --          103            107
  Amortization of discount on long-term
    debt.................................       106        --         --       --           --            106
  Straight line adjustment to building
    rentals..............................        86        --         --       --           --             86
  Interest paid-in-kind..................       305        --         --       --           --            305
  Provision (recoveries) for doubtful
    accounts.............................        26        --         --       --          (13)            13
Changes in assets and liabilities:
  Receivable from subsidiaries/parent....     3,251      (531)       211        4       (2,935)            --
  Accounts receivable....................      (116)       --         --       11            5           (100)
  Prepaid expenses.......................    (2,343)       --         --       --           22         (2,321)
  Other current assets...................       206        (9)         3       --           45            245
  Other assets...........................       (12)       --         --       --          (19)           (31)
  Accounts payable.......................      (213)       --         --       (4)         (37)          (254)
  Payable to subsidiaries/parent.........    (1,135)       --         --       --        1,135             --
  Accrued expenses.......................     1,147        71         62       11         (978)           313
  Insurance premium obligation...........     1,224        --         --       --           --          1,224
  Other current liabilities..............      (370)       --         --       --          (59)          (429)
  Other liabilities......................       (15)       --          8       --           --             (7)
                                            -------     -----      -----     ----      -------        -------
Net cash provided by (used in) operating
  activities.............................     1,393        --         41        8       (2,118)          (676)
                                            -------     -----      -----     ----      -------        -------
Investing Activities:
Increase in restricted cash..............    (1,719)       --         --       --           --         (1,719)
Purchases of property and equipment......      (355)       --        (41)      (8)        (221)          (625)
                                            -------     -----      -----     ----      -------        -------
Net cash used in investing activities....    (2,074)       --        (41)      (8)        (221)        (2,344)
                                            -------     -----      -----     ----      -------        -------
Financing Activities:
Proceeds from long-term debt.............      (791)       --         --       --        1,791          1,000
Payments on long-term debt and capital
  lease obligation.......................      (360)       --         --                    --           (360)
Debt issuance costs......................       (79)       --         --       --           --            (79)
                                            -------     -----      -----     ----      -------        -------
Net cash provided by (used in) financing
  activities.............................    (1,230)       --         --       --        1,791            561
                                            -------     -----      -----     ----      -------        -------
Net decrease in cash and cash
  equivalents............................    (1,911)       --         --       --         (548)        (2,459)
Cash and cash equivalents, beginning of
  period.................................     5,259        --         --       --          818          6,077
                                            -------     -----      -----     ----      -------        -------
Cash and cash equivalents, end of
  period.................................   $ 3,348     $  --      $  --     $ --      $   270        $ 3,618
                                            =======     =====      =====     ====      =======        =======

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



                              PREDECESSOR COMPANY


                     CONSOLIDATING STATEMENTS OF OPERATIONS


                       THREE MONTHS ENDED MARCH 31, 2001



                                                               WHOLLY-OWNED SUBSIDIARIES
                                                       ------------------------------------------
                                                         ALC                            NON-
                                                       INDIANA,   CARRIAGE          PARTICIPATING   CONSOLIDATED
                                           ALC, INC.     INC.      HOUSE     HCI    SUBSIDIARIES       TOTAL
                                           ---------   --------   --------   ----   -------------   ------------
Revenue..................................   $27,963     $1,710     $  --     $287      $6,917         $36,877
Operating expenses:
  Residence operating expenses...........    19,527      1,037        84      233       4,677          25,558
  Corporate general and administrative...     4,268         --        --       --          --           4,268
  Building rentals.......................       761         --       248       --         949           1,958
  Building rentals to related party......     2,213         --        --       --          --           2,213
  Depreciation and amortization..........     1,665        155        54      112         566           2,552
                                            -------     ------     -----     ----      ------         -------
         Total operating expenses........    28,434      1,192       386      345       6,192          36,549
                                            -------     ------     -----     ----      ------         -------
Operating income (loss)..................      (471)       518      (386)     (58)        725             328
                                            -------     ------     -----     ----      ------         -------
Other income (expense):
  Interest expense.......................    (3,637)        --        --       --        (765)         (4,402)
  Interest expense to related parties....        --         --        --       --          --              --
  Interest income........................       148         --        --       --          --             148
  Gain/loss on disposal of assets........         1         (1)       --       --          --              --
  Management fee income (expense)........       180        (87)       67      (14)       (146)             --
  Lease income (expense).................    (1,229)        --        --       --       1,229              --
  Other income, net......................        31         --        --       --          --              31
                                            -------     ------     -----     ----      ------         -------
         Total other income (expense),
           net...........................    (4,506)       (88)       67      (14)        318          (4,223)
                                            -------     ------     -----     ----      ------         -------
Income (loss) before debt restructure and
  reorganization costs...................    (4,977)       430      (319)     (72)      1,043          (3,895)
Debt restructure and reorganization
  costs..................................       303         --        --       --          --             303
                                            -------     ------     -----     ----      ------         -------
Net income (loss)........................   $(5,280)    $  430     $(319)    $(72)     $1,043         $(4,198)
                                            =======     ======     =====     ====      ======         =======

                         ASSISTED LIVING CONCEPTS, INC.

                                  (UNAUDITED)



                              PREDECESSOR COMPANY


                     CONSOLIDATING STATEMENTS OF CASH FLOWS


                       THREE MONTHS ENDED MARCH 31, 2001



                                                               WHOLLY-OWNED SUBSIDIARIES
                                                       ------------------------------------------
                                                         ALC                            NON-
                                                       INDIANA,   CARRIAGE          PARTICIPATING   CONSOLIDATED
                                           ALC, INC.     INC.      HOUSE     HCI    SUBSIDIARIES       TOTAL
                                           ---------   --------   --------   ----   -------------   ------------
Operating Activities:
Net income (loss)........................   $(5,280)    $ 430      $(319)    $(72)     $ 1,043        $(4,198)
Adjustment to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
  Depreciation and amortization..........     1,665       155         54      112          566          2,552
  Amortization of debt issuance costs....        --        --         --       --           --             --
  Amortization of fair value adjustment
    to building rentals..................        --        --         --       --           --             --
  Amortization of fair market adjustment
    to long-term debt....................        --        --         --       --           --             --
  Amortization of discount on long-term
    debt.................................        --        --         --       --           --             --
  Straight line adjustment to building
    rentals..............................        --        --         --       --           --             --
  Interest paid-in-kind..................        --        --         --       --           --             --
  Provision for doubtful accounts........       156        --         --       --           --            156
Changes in assets and liabilities:.......        --        --         --       --           --
  Receivable from subsidiaries/parent....       604      (604)        --       --           --             --
  Accounts receivable....................      (188)      (24)        --       (4)          50           (166)
  Prepaid expenses.......................       255        --         --        1           26            282
  Other current assets...................        88         1         --       (1)         290            378
  Other assets...........................       (40)      (12)        --       --           35            (17)
  Accounts payable.......................    (1,801)       (6)        --        6        1,635           (166)
  Payable to subsidiaries/parent.........     3,636        --        189       15       (3,840)            --
  Accrued expenses.......................      (701)       67         83      (29)        (761)        (1,341)
  Insurance premium obligation...........     2,507        --         --       --           --          2,507
  Other current liabilities..............    (2,343)       (6)        --        2           33         (2,314)
  Other liabilities......................       (60)       --         (1)      --          (45)          (106)
                                            -------     -----      -----     ----      -------        -------
         Net cash provided by (used in)
           operating activities..........    (1,502)        1          6       30         (968)        (2,433)
                                            -------     -----      -----     ----      -------        -------
Investing Activities:
Increase in restricted cash..............    (2,081)       --         --       --           --         (2,081)
Purchases of property and equipment......      (329)       (1)        (6)     (30)         (87)          (453)
                                            -------     -----      -----     ----      -------        -------
         Net cash used in investing
           activities....................    (2,410)       (1)        (6)     (30)         (87)        (2,534)
                                            -------     -----      -----     ----      -------        -------
Financing Activities:
Proceeds from long-term debt.............       245        --         --       --        1,055          1,300
Payments on long-term debt and capital
  lease obligation.......................      (340)       --         --       --           --           (340)
Debt issuance costs......................    (1,809)       --         --       --           --         (1,809)
                                            -------     -----      -----     ----      -------        -------
         Net cash provided by (used in)
           financing activities..........    (1,904)       --         --       --        1,055           (849)
                                            -------     -----      -----     ----      -------        -------
Net decrease in cash and cash
  equivalents............................    (5,816)       --         --       --           --         (5,816)
Cash and cash equivalents, beginning of
  period.................................     9,889        --         --       --           --          9,889
                                            -------     -----      -----     ----      -------        -------
Cash and cash equivalents, end of
  period.................................   $ 4,073     $  --      $  --     $ --      $    --        $ 4,073
                                            =======     =====      =====     ====      =======        =======

             ------------------------------------------------------
             ------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS IN CONNECTION WITH THIS OFFERING MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY SELLING SECURITYHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER WILL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                             ---------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
Available Information.....................    i
Forward Looking Statements................    i
Prospectus Summary........................    1
Use of Proceeds...........................   10
Price Range of Common Stock...............   11
Dividend Policy...........................   11
Capitalization............................   12
Risk Factors..............................   13
Selected Financial and Other Data.........   25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................   29
Business..................................   46
Management................................   58
Executive Compensation....................   61
Security Ownership of Certain Beneficial
  Owners and Management...................   65
Description of the Senior Notes...........   66
Description of the Junior Notes...........  106
Description of Capital Stock..............  149
Registration Rights Agreement.............  151
Shares Eligible for Future Sale...........  152
Certain United States Federal Income Tax
  Considerations..........................  154
Description of Certain Indebtedness.......  161
Certain Relationships and Related
  Transactions............................  163
Selling Securityholders...................  164
Plan of Distribution......................  165
Legal Matters.............................  166
Experts...................................  166
Index to Consolidated Financial
  Statements..............................  F-1


             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------
             ------------------------------------------------------


                                  $20,512,700

                            10% SENIOR SECURED NOTES
                                    DUE 2009

                                  $10,076,310

                              JUNIOR SECURED NOTES
                                    DUE 2012

                                3,258,971 SHARES

                                  COMMON STOCK

                                ASSISTED LIVING
                                 CONCEPTS, INC.
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                                          , 2002

             ------------------------------------------------------
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.


SEC Registration Fee........................................   $  3,760
Printing Expenses...........................................     30,000
Legal Fees and Expenses.....................................     50,000
Accounting Fees and Expenses................................    150,000
Registrar and Transfer Agent Fees and Expenses..............     17,500
Miscellaneous Expenses......................................     15,375
                                                               --------
          Total.............................................   $266,635
                                                               ========


     All of the costs identified above will be paid by the Company.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Company's Articles of Incorporation and the Nevada General Corporation Laws a director or officer of the Company will not be personally liable to the Company or its stockholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Revised Statutes 78.300. In addition and under certain circumstances, Nevada Revised Statutes 78.751 and the Company's By-Laws, provide for the indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Nevada Revised Statutes and the Company's By-Laws.

     In general, any officer, director, employee or agent will be indemnified against expenses including attorneys' fees, fines, settlements, or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he or she was a party as a result of such relationship, if he or she acted in good faith, and in the manner he or she believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the action or suit is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interest. No indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.

     Any indemnification under the previous paragraphs, unless ordered by a court or advanced as provided in the next paragraph, must be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (1) by the stockholders, (2) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (3) if a majority vote of a quorum of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion or (4) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Company against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense.

     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company as authorized by the By-Laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     The indemnification and advancement of expenses authorized in or ordered by a court as provided in the foregoing paragraphs do not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court as described in the third preceding paragraph or for advancement of expenses made as described in the next preceding paragraph, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. If a claim for indemnification or payment of expenses under the Company's By-Laws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. In any such action, the Company will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the By-Laws. The Board of Directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in the By-Laws.

     The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company. In addition, the Company has entered into agreements with certain present and former officers and directors pursuant to which the Company will indemnify such officers and directors from losses incurred in connection with their service to the Company, to the maximum extent permissible by applicable law.

ITEM 15.  RECENT SALE OF UNREGISTERED SECURITIES.

     We issued $39,809,822 aggregate principal amount of Senior Notes, $15,083,225 aggregate principal amount of Junior Notes and 6,171,759 shares of New Common Stock as of January 1, 2002 pursuant to a plan of reorganization under Chapter 11 of the United States Bankruptcy Code.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1     First Amended Joint Plan of Reorganization of the Debtors
          dated October 30, 2001 (Incorporated by reference to the
          same titled exhibit to the Company's Report on Form 8-K
          dated October 30, 2001).
  3.1     Articles of Incorporation of the Company (Incorporated by
          reference to the same titled exhibit to the Company's
          Registration Statement on Form S-1, File No. 33-83938, and
          as amended by the Company's Certificate Pursuant to NRS
          78.207, filed on November 13, 2001 as Exhibit T3A-1 to the
          Company's Application for Qualification of Indentures on
          Form T-3).
  3.2     Form of Amended and Restated Articles of Incorporation of
          the Company effective as of January 1, 2002 (Incorporated by reference to the same titled exhibit to the Company's
          Application for Qualification of Indentures on Form T-3,
          filed on November 13, 2001).
  3.3     Certificate of Incorporation of Carriage House Assisted
          Living, Inc. (Incorporated by reference to the same titled exhibit to the Company's Application for Qualification of
          Indentures on Form T-3, filed on November 13, 2001).
  3.4     Form of Restated Certificate of Incorporation of Carriage
          House Assisted Living, Inc. effective as January 1, 2002
          (Incorporated by reference to the same titled exhibit to the
          Company's Application for Qualification of Indentures on
          Form T-3, filed on November 13, 2001).
  3.5     Certificate of Incorporation of Home and Community Care,
          Inc. (Incorporated by reference to the same titled exhibit to the Company's Application for Qualification of Indentures
          on Form T-3, filed on November 13, 2001).
  3.6     Articles of Incorporation of ALC Indiana, Inc. (Incorporated
          by reference to the same titled exhibit to the Company's
          Application for Qualification of Indentures on Form T-3,
          filed on November 13, 2001).
  3.7     Bylaws of the Company (Incorporated by reference to the same titled exhibit to the Company's Registration Statement on
          Form S-1, File No. 33-83938).
  3.8     Bylaws of Carriage House (Incorporated by reference to the same titled exhibit to the Company's Application for
          Qualification of Indentures on Form T-3, filed on November
          13, 2001).
  3.9     Bylaws of Home and Community Care, Inc. (Incorporated by
          reference to the same titled exhibit to the Company's
          Application for Qualification of Indentures on Form T-3,
          filed on November 13, 2001).
  3.10    Bylaws of ALC Indiana, Inc. (Incorporated by reference to
          the same titled exhibit to the Company's Application for
          Qualification of Indentures on Form T-3, filed on November
          13, 2001).
  4.1     Form of Indenture, dated as of January 1, 2002, among the
          Company, Carriage House Assisted Living, Inc., Home and
          Community Care, Inc., ALC Indiana, Inc. and BNY Midwest
          Trust Company, as Trustee, of the Senior Secured Notes of
          the Company, due 2009 (Incorporated by reference to Exhibit
          T3C to the Company's Senior Secured Notes Amended
          Application for Qualification of Indentures on Form T-3/A,
          filed on December 19, 2001).
  4.2     Form of Indenture, dated as of January 1, 2002, among the
          Company, Carriage House Assisted Living, Inc., Home and
          Community Care, Inc., ALC Indiana, Inc. and BNY Midwest
          Trust Company, as Trustee, of the Junior Secured Notes of
          the Company, due 2012 (Incorporated by reference to Exhibit
          T3C to the Company's Junior Secured Notes Amended
          Application for Qualification of Indentures on Form T-3/A,
          filed on December 19, 2001).
  4.3     Registration Rights Agreement, dated as of January 1, 2002, by and among the Company, LTC Healthcare, Inc., LTC
          Properties, Inc., National Health Investors, Inc., and
          Cerberus Capital Management, L.P. (Incorporated by reference to the same titled exhibit to the Company's Report on Form
          10-K for the year ended December 31, 2001).
  4.4     2002 Incentive Award Plan of the Company (Incorporated by
          reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended December 31, 2001).
 *5.1     Opinion of Schreck Brignone Godfrey regarding the legality of the securities being offered.
 *5.2     Opinion of Latham & Watkins regarding the legality of the
          securities being offered.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.1     Reimbursement Agreement, dated as of November 1, 1996,
          between the Company and U.S. Bank of Washington, National
          Association (Incorporated by reference to the same titled
          exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 1998).
 10.2     Reimbursement Agreement, dated as of July 1, 1997, between the Company and United States National Bank of Oregon
          (Incorporated by reference to the same titled exhibit to the
          Company's Report on Form 10-K for the fiscal year ended
          December 31, 1998).
 10.3     Reimbursement Agreement, dated as of July 1, 1998, between the Company and U.S. Bank National Association (Incorporated
          by reference to the same titled exhibit to the Company's
          Report on Form 10-K for the fiscal year ended December 31,
          1998).
 10.4     Deed of Trust and Security Agreement, dated March 31, 1998, among DMG Texas ALC, Partners, L.P., American Title Company of Houston and Transatlantic Capital Company (Incorporated
          by reference to the same titled exhibit to the Company's
          Report on Form 10-K for the fiscal year ended December 31,
          1998).
 10.5     Mortgage and Security Agreement, dated November 12, 1998,
          between DMG New Jersey ALC, Inc. and Transatlantic Capital
          Company (Incorporated by reference to the same titled
          exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 1998).
 10.6     Deed of Trust and Security Agreement, dated July 10, 1998, among DMG Oregon ALC, Inc., Chicago Title Company and
          Transatlantic Capital Company (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 1998).
 10.7     Amendment and Modification of Reimbursement Agreements,
          dated as of August 18, 1999, by and between the Company and
          U.S. Bank National Association (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 1998).
 10.8     Loan Agreement, dated as of February 20, 2001, among G.E.
          Capital Healthcare Finance, Inc., as Agent and a Lender, the
          financial institutions who are or become parties thereto as
          Lenders, ALC Ohio, Inc. and ALC Pennsylvania, Inc., ALC
          Iowa, Inc., ALC Nebraska, Inc. and ALC New Jersey, Inc., as
          Borrowers, and the parties who are or become Borrowers
          thereunder (Incorporated by reference to the same titled
          exhibit to the Company's Report on Form 8-K, dated May 9,
          2001).
 10.9     Guaranty, dated as of February 20, 2001, by the Company for the benefit of G.E. Capital Healthcare Finance, Inc.
          (Incorporated by reference to the same titled exhibit to the
          Company's Report on Form 8-K, dated May 9, 2001).
 10.10    Guaranty, dated as of January 1, 2002, by the Company for
          the benefit of G.E. Capital Healthcare Finance, Inc.
          (Incorporated by reference to the same titled exhibit to the
          Company's Report on Form 10-K for the year ended December
          31, 2001).
 10.11    Third Amendment and Modification of Reimbursement Agreement,
          dated as of March 12, 2001, between the Company and U.S.
          Bank National Association. (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 2000).
 10.12    Third Amendment and Modification of Reimbursement Agreement,
          dated as of March 12, 2001, between the Company and U.S.
          Bank National Association. (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 2000).
 10.13    First Amendment to Loan Documents, as of June 27, 2001,
          between ALC Ohio, Inc., ALC Pennsylvania, Inc., ALC Iowa,
          Inc., ALC Nebraska, Inc., ALC New Jersey, Inc., ALC Indiana,
          Inc., Assisted Living Concepts, Inc. and G.E. Capital
          Healthcare Finance, Inc. (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-Q for the quarter ended June 30, 2001).
 10.14    Second Amendment to Loan Documents between Assisted Living
          Concepts, Inc., ALC Ohio, Inc., ALC Pennsylvania, Inc., ALC
          Iowa, Inc., ALC Nebraska, Inc., ALC New Jersey, Inc., ALC
          Indiana, Inc., and G.E. Capital Healthcare Finance, Inc.,
          dated October 3, 2001 (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-Q for the quarter ended September 30, 2001).
 10.15    Amended and Restated Employment Agreement, effective as of
          January 1, 2001, between the Company and Wm. James 10.15
          Nicol (Incorporated by reference to the same titled exhibit to the Company's Report on Form 8-K dated June 29, 2001).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.16    First Amendment to the Amended and Restated Employment
          Agreement, dated as of January 2, 2002, between the Company and Wm. James Nicol (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended December 31, 2001).
 10.17    First Amended Joint Disclosure Statement of the Debtors
          Pursuant to Section 1125 of the Bankruptcy Code dated
          October 30, 2001 (Incorporated by reference to the same
          titled exhibit to the Company's Report on Form 8-K dated
          October 30, 2001).
 10.18    Amended Findings of Fact, Conclusions of Law and Order
          Confirming the Joint Plan of Reorganization dated December
          28, 2001 (Incorporated by reference to the Company's Report on Form 8-K dated December 28, 2001).
 10.19    Employment Agreement, effective as of February 18, 2002, by and between the Company and Steven Vick (Incorporated by
          reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended December 31, 2001).
 10.20    Amended and Restated Employment Agreement, effective as of
          January 1, 2002, by and between the Company and Sandra
          Campbell (Incorporated by reference to the same titled
          exhibit to the Company's Report on Form 10-K for the year
          ended December 31, 2001).
 10.21    Amended and Restated Employment Agreement, effective as of
          January 1, 2002, by and between the Company and Nancy Inez
          Gorshe (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended
          December 31, 2001).
 10.22    Amended and Restated Employment Agreement, effective as of
          January 1, 2002, by and between the Company and Drew Q.
          Miller (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended
          December 31, 2001).
 10.23    Employment Agreement, effective January 1, 2001, by and
          between the Company and Ron W. Kerr (Incorporated by
          reference to the same titled exhibit to the Company's Report on Form 10 for the year ended December 31, 2001).
 10.24    Amendment to Employment Agreement, effective January 1,
          2002, by and between the Company and Ron W. Kerr
          (Incorporated by reference to the same titled exhibit to the
          Company's Report on Form 10-K for the year ended December
          31, 2001).
 10.25    Separation Agreement and Mutual General Release, dated as of
          April 29, 2002, between the Company and Drew Q. Miller
          (filed herewith).
 12.1     Computation of Ratio of Earnings to Fixed Charges (filed
          herewith).
 21.1     List of Subsidiaries of the Company (Incorporated by
          reference to the same titled exhibit to the Company's Report on Form 10-K/A for the year ended December 31, 2001).
 23.1     Report on Schedule and Consent of KPMG LLP (filed herewith).
 23.2     Consent of KPMG LLP (filed herewith).
 24.1     Powers of Attorney (included on the signatures page hereto).


---------------


* Previously filed.

(b) FINANCIAL DATA SCHEDULES


                         ASSISTED LIVING CONCEPTS, INC.

                SCHEDULE II.  VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1999, 2000 AND 2001
                                 (IN THOUSANDS)

COLUMN A                                            COLUMN B    COLUMN C      COLUMN D       COLUMN E
--------                                           ----------   ---------   -------------   ----------
                                                   BALANCE AT                               BALANCE AT
                                                   BEGINNING                                   END
DESCRIPTION                                         OF YEAR     ADDITIONS   DEDUCTIONS(1)    OF YEAR
-----------                                        ----------   ---------   -------------   ----------
Year ended December 31, 1999:
  Valuation accounts deducted from assets:
  Allowance for doubtful receivables.............    $  179      $1,071(2)     $  188         $1,062
                                                     ======      ======        ======         ======
Year ended December 31, 2000:
  Valuation accounts deducted from assets:
  Allowance for doubtful receivables.............    $1,062      $1,932        $1,595         $1,399
                                                     ======      ======        ======         ======
Year ended December 31, 2001:
  Valuation accounts deducted from assets:
  Allowance for doubtful receivables.............    $1,399      $  (61)       $1,338         $   --
                                                     ======      ======        ======         ======

---------------


(1) Represents amount written off. For the year ended December 31, 2001, the deductions also includes $193,000 of fresh-start adjustments.


(2) $561,000 of additions were charged to operating expenses, $510,000 of additions related to home health operations which were discontinued and are reported in general and administrative expenses in 1999.

(3) Balance at December 13, 2001 is that of the Successor Company.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholder


ALC Indiana, Inc.:



     We have audited the accompanying balance sheet of ALC Indiana, Inc. as of December 31, 2001 (Successor Company) and the accompanying balance sheet of ALC Indiana, Inc. as of December 31, 2000, and the related statements of operations, parent company's investment/shareholder's equity and cash flows for the periods January 1, 2001 through June 30, 2001 and July 1, 2001 through December 31, 2001 and each of the years in the two year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALC Indiana, Inc. as of December 31, 2001 (Successor Company) and the financial position of ALC Indiana, Inc. as of December 31, 2000, and the results of its operations and cash flows for the periods January 1, 2001 through June 30, 2001 and July 1, 2001 through December 31, 2001 and each of the years in the two year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.



     As described in Note 1 to the financial statements, on January 1, 2002 the Parent Company consummated a plan of reorganization which was confirmed by the bankruptcy court. The plan of reorganization resulted in the Company applying fresh-start reporting which required the Company to value its assets and liabilities at fair value and eliminate its retained earnings. As a result, the information prior to December 31, 2001 is presented on a different cost basis than that as of December 31, 2001 and therefore is not comparable.



                                          /s/  KPMG LLP



Portland, Oregon


June 12, 2002

                               ALC INDIANA, INC.



                                 BALANCE SHEETS



                                                                              SUCCESSOR
                                                                               COMPANY
                                                                             ------------
                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2000           2001
                                                              ------------   ------------
                                         ASSETS
Current assets:
  Accounts receivable, net of allowance for doubtful
     accounts of $22,733 at 2000............................  $     3,916    $        --
  Prepaid expenses..........................................        1,024             --
  Other current assets......................................       59,147             --
                                                              -----------    -----------
          Total current assets..............................       64,087             --
  Due from Parent Company...................................    3,129,544      3,552,572
  Property and equipment, net...............................   20,975,866     12,917,133
  Deferred tax asset........................................           --        217,400
                                                              -----------    -----------
          Total assets......................................  $24,169,497    $16,687,105
                                                              ===========    ===========

            LIABILITIES AND PARENT COMPANY'S INVESTMENT/ SHAREHOLDER'S EQUITY
Current liabilities:
  Accounts payable..........................................  $    28,252    $        --
  Accrued real estate taxes.................................      311,800        315,301
  Accrued payroll expense...................................       29,129             --
  Other accrued expenses....................................       30,338         29,583
  Tenant security deposits..................................      159,215             --
                                                              -----------    -----------
          Total current liabilities.........................      558,734        344,884
Deferred tax liability......................................      125,411             --
                                                              -----------    -----------
          Total liabilities.................................      684,145        344,884
Parent company's investment/shareholder's equity:
Parent company's investment.................................   23,485,352             --
Common stock, no par value, 2500 shares authorized, issued
  and outstanding at December 31, 2001......................           --     16,342,221
Retained earnings...........................................           --             --
                                                              -----------    -----------
          Total parent company's investment/shareholder's
            equity..........................................   23,485,352     16,342,221
                                                              -----------    -----------
     Total liabilities and parent company's
      investment/shareholder's equity.......................  $24,169,497    $16,687,105
                                                              ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                               ALC INDIANA, INC.



                            STATEMENTS OF OPERATIONS



                                                                            PERIOD        PERIOD JULY 1,
                                            YEARS ENDED DECEMBER 31,    JANUARY 1, 2001     2001 THRU
                                            -------------------------    THRU JUNE 30,     DECEMBER 31,
                                               1999          2000            2001              2001
                                            -----------   -----------   ---------------   --------------
Revenue from tenants......................  $3,860,310    $6,125,804      $3,350,470       $        --
Intercompany building rentals.............          --            --              --         1,080,000
                                            ----------    ----------      ----------       -----------
          Total revenue...................   3,860,310     6,125,804       3,350,470         1,080,000
Operating expenses:
  Residence operating expense.............   2,752,774     3,862,593       1,950,736                --
  Property tax expense....................      30,515       293,393         109,606           159,558
  Depreciation expense....................     495,784       619,974         310,423           310,835
  Parent company management fees..........     185,410       297,128         169,282                --
                                            ----------    ----------      ----------       -----------
          Total operating expenses........   3,464,483     5,073,088       2,540,047           470,393
                                            ----------    ----------      ----------       -----------
  Operating income........................     395,827     1,052,716         810,423           609,607
Other expense:
  Interest expense........................          --            --              --          (138,218)
  Other expense...........................          --            --            (648)               --
                                            ----------    ----------      ----------       -----------
  Total other expense.....................          --            --            (648)         (138,218)
                                            ----------    ----------      ----------       -----------
Income before fresh-start adjustments and
  income taxes............................     395,827     1,052,716         809,775           471,389
Fresh start adjustments...................          --            --              --         7,460,449
                                            ----------    ----------      ----------       -----------
Income (loss) before income taxes.........     395,827     1,052,716         809,775        (6,989,060)
                                            ----------    ----------      ----------       -----------
  Income tax (expense) benefit............     (87,281)     (358,241)       (273,180)          226,463
                                            ----------    ----------      ----------       -----------
  Net income (loss).......................  $  308,546    $  694,475      $  536,595       $(6,762,597)
                                            ==========    ==========      ==========       ===========



   The accompanying notes are an integral part of these financial statements.

                               ALC INDIANA, INC.



        STATEMENTS OF PARENT COMPANY'S INVESTMENT/ SHAREHOLDER'S EQUITY



                                                 COMMON STOCK                         TOTAL PARENT
                          PARENT COMPANY'S   --------------------    RETAINED     COMPANY'S INVESTMENT/
                             INVESTMENT      SHARES     AMOUNT       EARNINGS     SHAREHOLDER'S EQUITY
                          ----------------   ------   -----------   -----------   ---------------------
Balance at December 31,
  1998..................    $ 15,955,815        --    $        --   $        --        $15,955,815
  Contribution of
     property and
     equipment..........       6,206,405        --             --            --          6,206,405
  Net income............         308,546        --             --            --            308,546
                            ------------     -----    -----------   -----------        -----------
Balance at December 31,
  1999..................      22,470,766        --             --            --         22,470,766
  Tax benefit
     attributable to
     parent company.....         320,111        --             --            --            320,111
  Net income............         694,475        --             --            --            694,475
                            ------------     -----    -----------   -----------        -----------
Balance at December 31,
  2000..................      23,485,352        --             --            --         23,485,352
  Tax benefit
     attributable to
     parent company.....         252,289        --             --            --            252,289
  Net income............         536,595        --             --            --            536,595
                            ------------     -----    -----------   -----------        -----------
Balance at June 30,
  2001..................      24,274,236        --             --            --         24,274,236
  Incorporation of
     Company............     (24,274,236)    2,500     24,274,236            --                 --
  Distribution of net
     assets to parent
     company............              --        --     (1,306,657)           --         (1,306,657)
  Tax benefit
     attributable to
     parent company.....              --        --        137,239            --            137,239
  Net loss..............              --        --             --    (6,762,597)        (6,762,597)
                            ------------     -----    -----------   -----------        -----------
Balance at December 31,
  2001..................              --     2,500     23,104,818    (6,762,597)        16,342,221
Fresh start
  reclassification......              --        --     (6,762,597)    6,762,597                 --
                            ------------     -----    -----------   -----------        -----------
Balance at December 31,
  2001, Successor
  Company...............              --     2,500    $16,342,221   $        --        $16,342,221
                            ============     =====    ===========   ===========        ===========



   The accompanying notes are an integral part of these financial statements.

                               ALC INDIANA, INC.



                            STATEMENTS OF CASH FLOWS



                                                                          PERIOD
                                                                        JANUARY 1,   PERIOD JULY 1,
                                             YEARS ENDED DECEMBER 31,   2001 THRU      2001 THRU
                                             ------------------------    JUNE 30,     DECEMBER 31,
                                                1999         2000          2001           2001
                                             ----------   -----------   ----------   --------------
Operating activities:
Net income (loss)..........................  $  308,546   $   694,475   $  536,595    $(6,762,597)
Adjustment to reconcile net income(loss) to
  net cash provided by (used in) operating
  activities:
Depreciation...............................     495,784       619,974      310,423        310,835
Income tax expense (benefit)...............      87,281       358,241      273,180       (226,463)
Fresh start adjustments....................          --            --           --      7,460,449
Changes in assets and liabilities:
  Due from Parent Company..................    (648,936)   (1,942,931)    (896,310)      (856,349)
  Accounts receivable......................     (45,037)       58,508        3,916             --
  Prepaid expenses.........................      (2,650)        1,626        1,024             --
  Other current assets.....................         (91)          (13)      59,147             --
  Accounts payable.........................     (30,066)        3,062      (28,252)            --
  Accrued property taxes...................     (84,285)       81,075      (23,234)        26,735
  Accrued payroll expense..................      10,518        17,461      (29,129)            --
  Other accrued expenses...................      11,173           654      (48,145)        47,390
  Tenant security deposits.................      43,963        48,892     (159,215)            --
                                             ----------   -----------   ----------    -----------
     Net cash provided by operating
     activities............................     146,200       (58,976)          --             --
                                             ----------   -----------   ----------    -----------
Investing Activities --
Purchase of property and equipment.........    (146,200)           --           --             --
Proceeds from sale of property and
  equipment................................          --        58,976           --             --
                                             ----------   -----------   ----------    -----------
     Net cash used in investing
     activities............................    (146,200)       58,976           --             --
                                             ----------   -----------   ----------    -----------
Net (decrease) increase in cash and cash
  equivalents..............................          --            --           --             --
                                             ----------   -----------   ----------    -----------
Cash and cash equivalents, beginning of
  period...................................          --            --           --             --
                                             ----------   -----------   ----------    -----------
Cash and cash equivalents, end of period...  $       --   $        --   $       --    $        --
                                             ==========   ===========   ==========    ===========
Supplemental disclosure of cash flow
  information
  Cash payments for interest...............  $       --   $        --   $       --    $   108,635
Supplemental disclosure of non-cash
  activity:
  Contribution of property and equipment...  $6,206,405   $        --   $       --    $        --
  Distribution of net assets to Parent.....  $       --   $             $1,306,657    $        --



   The accompanying notes are an integral part of these financial statements.

                               ALC INDIANA, INC.



                         NOTES TO FINANCIAL STATEMENTS



1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



  THE COMPANY



     ALC Indiana, Inc. ("the Company"), a wholly-owned subsidiary of Assisted Living Concepts, Inc. (the "Parent Company"), owns eight Indiana assisted living residences, which are leased to and operated by the Parent Company. These residences also serve as collateral for debt issued by the Parent Company. The Company was incorporated on May 22, 2001 as a wholly-owned subsidiary of the Parent Company and on June 28, 2001, the Parent Company exchanged property and equipment representing the eight residences for common stock. Prior to the incorporation, the Company's eight residences were owned and operated by the Parent Company.



     The accompanying financial statements include the accounts of the Company from July 1, 2001 to December 31, 2001, and its predecessor on a carve out basis from the Parent Company from January 1, 1999 to June 30, 2001. The period prior to July 1, 2001 includes all of the Parent Company's accounts related to the operations of the residences. During this period, the Parent Company charged a management fee to the predecessor based on percentage of revenue which was intended to allocate a reasonable portion of the cost of corporate overhead to the predecessor. However, these allocations are not necessarily indicative of the costs that would have resulted if the predecessor had been operated on a stand-alone basis. The period subsequent includes rental income from the Parent and related costs as the Parent Company operates the residences. Additionally, as of December 31, 2001, the Company adopted fresh-start reporting as described under "Fresh-Start Reporting."



     The Company's property and equipment is all pledged as a portion of the collateral securing the following Parent Company indebtedness:



     - $40.25 million aggregate principal amount of seven-year secured notes, bearing interest at 10% per annum, payable semi-annually in arrears, and



     - $15.25 million aggregate principal amount of ten-year secured notes, bearing interest payable in additional Junior Secured Notes for three years at 8% per annum and thereafter payable in cash at 12% per annum, payable semi-annually in arrears.



  FRESH-START REPORTING



     On October 1, 2001, the Parent Company, and its wholly-owned subsidiary, Carriage House Assisted Living, Inc., (the "Debtors") each filed a voluntary bankruptcy petition under Chapter 11 of the Bankruptcy Code. The bankruptcy court gave final approval to a plan of reorganization (the "Debtors Plan") on December 28, 2001 and on January 1, 2002 (the "Effective Date") the Debtors Plan of reorganization was effective.



     Upon emergence from Chapter 11 proceedings, the Parent Company and each wholly-owned subsidiary adopted fresh-start reporting in accordance with the American Institute of Certified Public Accountants Statement of Position 90-7, Financial Reporting By Entities in Reorganization Under the Bankruptcy Code (SOP 90-7). In connection with the adoption of fresh-start reporting, a new entity has been deemed created for financial reporting purposes. For financial reporting purposes, the Parent Company and each wholly-owned subsidiary adopted the provisions of fresh-start reporting effective December 31, 2001. Consequently, the Company's balance sheet and related information at December 31, 2001 is labeled "Successor Company", and reflects the principles of fresh-start reporting.



     In adopting the requirements of fresh-start reporting as of December 31, 2001, the Company was required to value its assets and liabilities at fair value and eliminate its retained earnings as of December 31, 2001. As a result of the reorganization, the value of the Company's property and equipment was reduced by $7,460,449 at December 31, 2001. This valuation was performed by the Parent Company with the assistance

                               ALC INDIANA, INC.

of financial advisors in reliance upon various valuation methods including discounted projected cash flow analysis and other applicable ratios and industry economic information relevant to the operation of the Company.



     The following reconciliation of the Company's balance sheet as of December 31, 2001 to that of the Successor Company was prepared to present the adjustments that give effect to the fresh-start reporting.



                                                       FRESH-START                        SUCCESSOR
                                           COMPANY     ADJUSTMENTS   RECLASSIFICATIONS     COMPANY
                                         -----------   -----------   -----------------   -----------
Assets:
  Due from Parent Company..............  $ 3,552,572   $        --      $        --      $ 3,552,572
  Property and equipment, net..........   20,377,582    (7,460,449)              --       12,917,133
  Deferred tax assets..................      217,400            --               --          217,400
                                         -----------   -----------      -----------      -----------
          Total assets.................  $24,147,554   $(7,460,449)     $        --      $16,687,105
                                         ===========   ===========      ===========      ===========
Current Liabilities:
  Accrued real estate taxes............  $   315,301   $        --      $        --      $   315,301
  Other accrued expenses...............       29,583            --               --           29,583
                                         -----------   -----------      -----------      -----------
          Total current liabilities....      344,884            --               --          344,884
                                         -----------   -----------      -----------      -----------
Shareholder's equity:
  Common stock.........................   23,104,818            --      $(6,762,597)      16,342,221
  Retained earnings....................      697,852    (7,460,449)       6,762,597               --
                                         -----------   -----------      -----------      -----------
          Total shareholder's equity...   23,802,670    (7,460,499)              --       16,342,221
                                         -----------   -----------      -----------      -----------
          Total liabilities and
            shareholder's equity.......  $24,147,554   $(7,460,499)     $        --      $16,687,105
                                         ===========   ===========      ===========      ===========



  FACTORS AFFECTING COMPARABILITY OF FINANCIAL INFORMATION



     The amounts recorded in the balance sheet of the Company were materially changed with the implementation of fresh-start reporting. Consequently, the balance sheet of the Successor Company is generally not comparable to that of the Company, due to the adjustment of property and equipment and the reclassification of equity accounts.



 PROPERTY AND EQUIPMENT



     As of December 31, 2000 and 2001, property and equipment are recorded at cost for the Company and at fair value for the Successor Company. Depreciation is computed over the assets' estimated useful lives on the straight-line basis as follows:



                                                           COMPANY      SUCCESSOR COMPANY
                                                         ------------   -----------------
Buildings and building improvements....................  40 years       35 years
Furniture and equipment................................  3 to 7 years   2 to 5 years



     As of the Effective Date, the Successor Company adjusted its property and equipment to estimated fair value in conjunction with the implementation of fresh-start reporting. The Successor Company maintains the same policies concerning transactions affecting property and equipment.



     Asset impairment is analyzed on assets to be held and used by the rental demand by market to determine if future cash flows (undiscounted and without interest charges) are less than the carrying amount of the

                               ALC INDIANA, INC.

assets .If an impairment is determined to have occurred, an impairment loss is recognized to the extent the asset's carrying amount exceeds its fair value. Assets the Company intends to dispose of are reported at the lower of (i) carrying amount or (ii) fair value less the cost to sell. The Company has not recognized any impairment losses on property through the year ended December 31, 2001.



     Maintenance and repairs are charged to expense as incurred, and significant betterments and improvements are capitalized.



 SEGMENT REPORTING



     The Company operates in only one segment, renting its property and equipment to its Parent Company. The Company's predecessor also operated in one segment, operating assisted living residences, during which time no tenant provided 10 percent of revenue.



 DUE FROM PARENT



     The amount due from parent represents advances made to the Parent and property rental income receivable from the Parent which are expected to be repaid in the future.



 INCOME TAXES



     The Company uses the asset and liability method of accounting for income taxes under which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of the existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.



     The Company and its predecessor are included in the consolidated federal income tax return of the Parent Company and are subject to a tax allocation arrangement with the Parent Company. For financial reporting purposes, income taxes are provided on an as if separately filed basis. However, under the tax allocation arrangement, the Company is not required to make payments for current income taxes if the consolidated group has no liability. To the extent tax under the allocation arrangement differs from the current tax provision provided on an as if separately filed basis, an adjustment to capital is made.



 REVENUE RECOGNITION



     Prior to the July 2001, revenue was recognized when services were rendered and consisted of residents' fees for basic housing and support services and fees associated with additional services such as routine health care and personalized assistance on a fee for service basis. The collectibility of the accounts receivable was assessed periodically and a provision for doubtful accounts was recorded as necessary. Subsequent to July, intercompany building rental revenue is recognized over the rental period.



 CLASSIFICATION OF EXPENSES



     Residence operating expenses exclude all expenses associated with corporate or support functions.



 RECENT FASB PRONOUNCEMENTS



     In June and August 2001, the FASB issued SFAS No.'s 143 and 144, "Accounting for Asset Retirement Obligations" and "Accounting for the Impairment or Disposal of long-lived Assets." Under SFAS 143, the fair value of a liability for an asset retirement obligation must be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are

                               ALC INDIANA, INC.

capitalized as part of the carrying amount of the long-lived asset. SFAS 144 retains SFAS 121's ("Accounting for the impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of") fundamental provisions for the: 1) recognition and measurement of impairment of long-lived assets to be held and used; and 2) measurement of long-lived assets to be disposed of by sale. These statements are effective for the Company's fiscal year end 2002. The Company does not believe the adoption of SFAS 143 or 144 will have a material effect on the financial position or results of operations of the Company.



 USE OF ESTIMATES



     The Company has made certain estimates and assumptions relating to the reporting of assets and liabilities, and the disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses during the reporting period to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.



 FAIR VALUE OF FINANCIAL INSTRUMENTS



     At December 31, 2001, the carrying amount of the Successor Company's assets and liabilities are presented at fair value because of the implementation of SOP 90-7. At December 31, 2000 the carrying amount of the predecessor Company's accounts receivable, accounts payable and accrued liabilities approximates fair value because of the short-term nature of the accounts.



2.  PROPERTY AND EQUIPMENT



     As of December 31, 2000 and 2001, property and equipment, stated at cost for the Company and at fair value for the Successor Company, respectively, consist of the following:



                                                                            SUCCESSOR
                                                               COMPANY       COMPANY
                                                                2000          2001
                                                             -----------   -----------
Land.......................................................  $ 1,218,287   $ 1,218,287
Buildings and building improvements........................   20,359,587    11,359,349
Equipment..................................................      185,985        24,003
Furniture..................................................      609,727       315,494
                                                             -----------   -----------
     Total property and equipment..........................   22,373,586    12,917,133
Less accumulated depreciation..............................    1,397,720            --
                                                             -----------   -----------
     Property and equipment, net...........................  $20,975,866   $12,917,133
                                                             ===========   ===========



     All property and equipment serve as collateral for the Parent Company's secured notes.



3.  INTERCOMPANY BUILDING RENTALS



     For the period commencing July 1, 2001, all property and equipment are leased to the Parent Company. The lease commenced on June 28, 2001, the date of the property transfer, and continues for three years. The amounts receivable from the Parent Company are included in Due from Parent Company. Rental income amounted to $1,080,000 for the period July 1, 2001 through December 31, 2001. Rental payments to be received, are $2,160,000 in 2002 and 2003 and $1,080,000 in 2004.

                               ALC INDIANA, INC.

4.  INCOME TAXES



     Income tax expense (benefit) consists of the following amounts:



                                             YEARS ENDED         6 MONTH        6 MONTH
                                             DECEMBER 31,      PERIOD ENDED   PERIOD ENDED
                                          ------------------     JUNE 30,     DECEMBER 31,
                                           1999       2000         2001           2001
                                          -------   --------   ------------   ------------
Current.................................  $    --   $320,111     $252,289      $ 137,239
Deferred................................   87,281     38,130       20,891       (363,702)
                                          -------   --------     --------      ---------
                                          $87,281   $358,241     $273,180      $(226,463)
                                          =======   ========     ========      =========



     There were no significant reconciling items between the actual tax expense and the expected amount computed by applying the U.S. federal income tax rate of 34 percent for the year ended December 31, 2000 and the six month period ending June 30, 2001. For year ended December 31, 1999 and the six month period ending December 31, 2001, the primary difference between the actual tax expense and the expected tax expense was due to the change in the valuation allowance.



     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2000 and 2001 are presented below.



                                                  DECEMBER 31,   JUNE 30,    DECEMBER 31,
                                                      2000         2001          2001
                                                  ------------   ---------   ------------
Deferred tax assets
  Property and equipment, due to fresh-start
     reporting..................................   $      --     $      --   $ 2,536,553
  Other.........................................      14,398         7,198            --
                                                   ---------     ---------   -----------
     Total gross deferred tax assets............      14,398         7,198     2,536,553
     Less valuation allowance...................          --            --    (2,147,633)
                                                   ---------     ---------   -----------
     Net deferred tax assets....................      14,398         7,198       388,920
                                                   ---------     ---------   -----------
Deferred tax liabilities
       Property and equipment, due to
          depreciation..........................    (139,809)     (153,500)     (171,520)
                                                   ---------     ---------   -----------
     Net deferred tax asset (liability).........   $(125,411)    $(146,302)  $   217,400
                                                   =========     =========   ===========



     The valuation allowance for deferred tax assets increased by $2,147,633 in 2001. Management believes that the net deferred tax asset of $217,400 at December 31, 2001 is realizable as a result of the tax benefit which could be realized from the carryback of reversing deductible temporary differences.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


     (c) The undersigned registrant hereby undertakes that:



          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.



          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Portland, State of Oregon on the 27th day of June, 2002.


                                          ASSISTED LIVING CONCEPTS, INC.

                                          By:      /s/ STEVEN L. VICK
                                            ------------------------------------
                                                       Steven L. Vick
                                               President and Chief Executive
                                                           Officer

                                          CARRIAGE HOUSE ASSISTED LIVING, INC.

                                          By:      /s/ STEVEN L. VICK
                                            ------------------------------------
                                                       Steven L. Vick
                                                         President

                                          HOME AND COMMUNITY CARE, INC.

                                          By:      /s/ STEVEN L. VICK
                                            ------------------------------------
                                                       Steven L. Vick
                                                         President

                                          ALC INDIANA, INC.

                                          By:      /s/ STEVEN L. VICK
                                            ------------------------------------
                                                       Steven L. Vick
                                                         President

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Steven L. Vick and Matthew Patrick, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Commission any and all amendments and post-effective amendments to this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue thereof.


     IN WITNESS HEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                 SIGNATURES                                   TITLE                        DATE
                 ----------                                   -----                        ----



             /s/ STEVEN L. VICK               President and Chief Executive Officer    June 27, 2002
 ------------------------------------------
               Steven L. Vick




            /s/ MATTHEW PATRICK                       Senior Vice President,           June 27, 2002
 ------------------------------------------    Chief Financial Officer and Director
              Matthew Patrick




          /s/ M. CATHERINE MALONEY                Vice President, Controller and       June 27, 2002
 ------------------------------------------          Chief Accounting Officer
            M. Catherine Maloney




            /s/ W. ANDREW ADAMS                 Chairman of the Board and Director     June 27, 2002
 ------------------------------------------
              W. Andrew Adams




           /s/ ANDRE DIMITRIADIS                             Director                  June 27, 2002
 ------------------------------------------
             Andre Dimitriadis




              /s/ MARK HOLIDAY                               Director                  June 27, 2002
 ------------------------------------------
               Mark Holliday




              /s/ RICHARD LADD                               Director                  June 27, 2002
 ------------------------------------------
                Richard Ladd




           /s/ LEONARD TANNENBAUM                            Director                  June 27, 2002
 ------------------------------------------
             Leonard Tannenbaum

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Steven L. Vick and Matthew Patrick, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Commission any and all amendments and post-effective amendments to this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue thereof.


     IN WITNESS HEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                 SIGNATURES                                   TITLE                        DATE
                 ----------                                   -----                        ----



             /s/ STEVEN L. VICK                       President and Director           June 27, 2002
 ------------------------------------------
               Steven L. Vick




            /s/ SANDRA CAMPBELL                             Secretary                  June 27, 2002
 ------------------------------------------
              Sandra Campbell




            /s/ MATTHEW PATRICK                             Treasurer                  June 27, 2002
 ------------------------------------------
              Matthew Patrick

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Steven L. Vick and Matthew Patrick, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Commission any and all amendments and post-effective amendments to this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue thereof.


     IN WITNESS HEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                 SIGNATURES                                   TITLE                        DATE
                 ----------                                   -----                        ----



             /s/ STEVEN L. VICK                      President and Director           June 27, 2002
 ------------------------------------------
               Steven L. Vick




            /s/ SANDRA CAMPBELL                             Secretary                 June 27, 2002
 ------------------------------------------
              Sandra Campbell




            /s/ MATTHEW PATRICK                             Treasurer                 June 27, 2002
 ------------------------------------------
              Matthew Patrick

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Steven L. Vick and Matthew Patrick, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Commission any and all amendments and post-effective amendments to this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to rule 462(b) under the Securities Act of 1933, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue thereof.


     IN WITNESS HEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite his or her name.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


                 SIGNATURES                                   TITLE                        DATE
                 ----------                                   -----                        ----



             /s/ STEVEN L. VICK                      President and Director           June 27, 2002
 ------------------------------------------
               Steven L. Vick




            /s/ SANDRA CAMPBELL                             Secretary                 June 27, 2002
 ------------------------------------------
              Sandra Campbell




            /s/ MATTHEW PATRICK                             Treasurer                 June 27, 2002
 ------------------------------------------
              Matthew Patrick

                                 EXHIBIT INDEX


EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  2.1     First Amended Joint Plan of Reorganization of the Debtors
          dated October 30, 2001 (Incorporated by reference to the
          same titled exhibit to the Company's Report on Form 8-K
          dated October 30, 2001).
  3.1     Articles of Incorporation of the Company (Incorporated by
          reference to the same titled exhibit to the Company's
          Registration Statement on Form S-1, File No. 33-83938, and
          as amended by the Company's Certificate Pursuant to NRS
          78.207, filed on November 13, 2001 as Exhibit T3A-1 to the
          Company's Application for Qualification of Indentures on
          Form T-3).
  3.2     Form of Amended and Restated Articles of Incorporation of
          the Company effective as of January 1, 2002 (Incorporated by reference to the same titled exhibit to the Company's
          Application for Qualification of Indentures on Form T-3,
          filed on November 13, 2001).
  3.3     Certificate of Incorporation of Carriage House Assisted
          Living, Inc. (Incorporated by reference to the same titled exhibit to the Company's Application for Qualification of
          Indentures on Form T-3, filed on November 13, 2001).
  3.4     Form of Restated Certificate of Incorporation of Carriage
          House Assisted Living, Inc. effective as January 1, 2002
          (Incorporated by reference to the same titled exhibit to the
          Company's Application for Qualification of Indentures on
          Form T-3, filed on November 13, 2001).
  3.5     Certificate of Incorporation of Home and Community Care,
          Inc. (Incorporated by reference to the same titled exhibit to the Company's Application for Qualification of Indentures
          on Form T-3, filed on November 13, 2001).
  3.6     Articles of Incorporation of ALC Indiana, Inc. (Incorporated
          by reference to the same titled exhibit to the Company's
          Application for Qualification of Indentures on Form T-3,
          filed on November 13, 2001).
  3.7     Bylaws of the Company (Incorporated by reference to the same titled exhibit to the Company's Registration Statement on
          Form S-1, File No. 33-83938).
  3.8     Bylaws of Carriage House (Incorporated by reference to the same titled exhibit to the Company's Application for
          Qualification of Indentures on Form T-3, filed on November
          13, 2001).
  3.9     Bylaws of Home and Community Care, Inc. (Incorporated by
          reference to the same titled exhibit to the Company's
          Application for Qualification of Indentures on Form T-3,
          filed on November 13, 2001).
  3.10    Bylaws of ALC Indiana, Inc. (Incorporated by reference to
          the same titled exhibit to the Company's Application for
          Qualification of Indentures on Form T-3, filed on November
          13, 2001).
  4.1     Form of Indenture, dated as of January 1, 2002, among the
          Company, Carriage House Assisted Living, Inc., Home and
          Community Care, Inc., ALC Indiana, Inc. and BNY Midwest
          Trust Company, as Trustee, of the Senior Secured Notes of
          the Company, due 2009 (Incorporated by reference to Exhibit
          T3C to the Company's Senior Secured Notes Amended
          Application for Qualification of Indentures on Form T-3/A,
          filed on December 19, 2001).
  4.2     Form of Indenture, dated as of January 1, 2002, among the
          Company, Carriage House Assisted Living, Inc., Home and
          Community Care, Inc., ALC Indiana, Inc. and BNY Midwest
          Trust Company, as Trustee, of the Junior Secured Notes of
          the Company, due 2012 (Incorporated by reference to Exhibit
          T3C to the Company's Junior Secured Notes Amended
          Application for Qualification of Indentures on Form T-3/A,
          filed on December 19, 2001).
  4.3     Registration Rights Agreement, dated as of January 1, 2002, by and among the Company, LTC Healthcare, Inc., LTC
          Properties, Inc., National Health Investors, Inc., and
          Cerberus Capital Management, L.P. (Incorporated by reference to the same titled exhibit to the Company's Report on Form
          10-K for the year ended December 31, 2001).
  4.4     2002 Incentive Award Plan of the Company (Incorporated by
          reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended December 31, 2001).
 *5.1     Opinion of Schreck Brignone Godfrey regarding the legality of the securities being offered.
 *5.2     Opinion of Latham & Watkins regarding the legality of the
          securities being offered.
 10.1     Reimbursement Agreement, dated as of November 1, 1996,
          between the Company and U.S. Bank of Washington, National
          Association (Incorporated by reference to the same titled
          exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 1998).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.2     Reimbursement Agreement, dated as of July 1, 1997, between the Company and United States National Bank of Oregon
          (Incorporated by reference to the same titled exhibit to the
          Company's Report on Form 10-K for the fiscal year ended
          December 31, 1998).
 10.3     Reimbursement Agreement, dated as of July 1, 1998, between the Company and U.S. Bank National Association (Incorporated
          by reference to the same titled exhibit to the Company's
          Report on Form 10-K for the fiscal year ended December 31,
          1998).
 10.4     Deed of Trust and Security Agreement, dated March 31, 1998, among DMG Texas ALC, Partners, L.P., American Title Company of Houston and Transatlantic Capital Company (Incorporated
          by reference to the same titled exhibit to the Company's
          Report on Form 10-K for the fiscal year ended December 31,
          1998).
 10.5     Mortgage and Security Agreement, dated November 12, 1998,
          between DMG New Jersey ALC, Inc. and Transatlantic Capital
          Company (Incorporated by reference to the same titled
          exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 1998).
 10.6     Deed of Trust and Security Agreement, dated July 10, 1998, among DMG Oregon ALC, Inc., Chicago Title Company and
          Transatlantic Capital Company (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 1998).
 10.7     Amendment and Modification of Reimbursement Agreements,
          dated as of August 18, 1999, by and between the Company and
          U.S. Bank National Association (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 1998).
 10.8     Loan Agreement, dated as of February 20, 2001, among G.E.
          Capital Healthcare Finance, Inc., as Agent and a Lender, the
          financial institutions who are or become parties thereto as
          Lenders, ALC Ohio, Inc. and ALC Pennsylvania, Inc., ALC
          Iowa, Inc., ALC Nebraska, Inc. and ALC New Jersey, Inc., as
          Borrowers, and the parties who are or become Borrowers
          thereunder (Incorporated by reference to the same titled
          exhibit to the Company's Report on Form 8-K, dated May 9,
          2001).
 10.9     Guaranty, dated as of February 20, 2001, by the Company for the benefit of G.E. Capital Healthcare Finance, Inc.
          (Incorporated by reference to the same titled exhibit to the
          Company's Report on Form 8-K, dated May 9, 2001).
 10.10    Guaranty, dated as of January 1, 2002, by the Company for
          the benefit of G.E. Capital Healthcare Finance, Inc.
          (Incorporated by reference to the same titled exhibit to the
          Company's Report on Form 10-K for the year ended December
          31, 2001).
 10.11    Third Amendment and Modification of Reimbursement Agreement,
          dated as of March 12, 2001, between the Company and U.S.
          Bank National Association. (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 2000).
 10.12    Third Amendment and Modification of Reimbursement Agreement,
          dated as of March 12, 2001, between the Company and U.S.
          Bank National Association. (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the fiscal year ended December 31, 2000).
 10.13    First Amendment to Loan Documents, as of June 27, 2001,
          between ALC Ohio, Inc., ALC Pennsylvania, Inc., ALC Iowa,
          Inc., ALC Nebraska, Inc., ALC New Jersey, Inc., ALC Indiana,
          Inc., Assisted Living Concepts, Inc. and G.E. Capital
          Healthcare Finance, Inc. (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-Q for the quarter ended June 30, 2001).
 10.14    Second Amendment to Loan Documents between Assisted Living
          Concepts, Inc., ALC Ohio, Inc., ALC Pennsylvania, Inc., ALC
          Iowa, Inc., ALC Nebraska, Inc., ALC New Jersey, Inc., ALC
          Indiana, Inc., and G.E. Capital Healthcare Finance, Inc.,
          dated October 3, 2001 (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-Q for the quarter ended September 30, 2001).
 10.15    Amended and Restated Employment Agreement, effective as of
          January 1, 2001, between the Company and Wm. James 10.15
          Nicol (Incorporated by reference to the same titled exhibit to the Company's Report on Form 8-K dated June 29, 2001).
 10.16    First Amendment to the Amended and Restated Employment
          Agreement, dated as of January 2, 2002, between the Company and Wm. James Nicol (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended December 31, 2001).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.17    First Amended Joint Disclosure Statement of the Debtors
          Pursuant to Section 1125 of the Bankruptcy Code dated
          October 30, 2001 (Incorporated by reference to the same
          titled exhibit to the Company's Report on Form 8-K dated
          October 30, 2001).
 10.18    Amended Findings of Fact, Conclusions of Law and Order
          Confirming the Joint Plan of Reorganization dated December
          28, 2001 (Incorporated by reference to the Company's Report on Form 8-K dated December 28, 2001).
 10.19    Employment Agreement, effective as of February 18, 2002, by and between the Company and Steven Vick (Incorporated by
          reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended December 31, 2001).
 10.20    Amended and Restated Employment Agreement, effective as of
          January 1, 2002, by and between the Company and Sandra
          Campbell (Incorporated by reference to the same titled
          exhibit to the Company's Report on Form 10-K for the year
          ended December 31, 2001).
 10.21    Amended and Restated Employment Agreement, effective as of
          January 1, 2002, by and between the Company and Nancy Inez
          Gorshe (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended
          December 31, 2001).
 10.22    Amended and Restated Employment Agreement, effective as of
          January 1, 2002, by and between the Company and Drew Q.
          Miller (Incorporated by reference to the same titled exhibit to the Company's Report on Form 10-K for the year ended
          December 31, 2001).
 10.23    Employment Agreement, effective January 1, 2001, by and
          between the Company and Ron W. Kerr (Incorporated by
          reference to the same titled exhibit to the Company's Report on Form 10 for the year ended December 31, 2001).
 10.24    Amendment to Employment Agreement, effective January 1,
          2002, by and between the Company and Ron W. Kerr
          (Incorporated by reference to the same titled exhibit to the
          Company's Report on Form 10-K for the year ended December
          31, 2001).
 10.25    Separation Agreement and Mutual General Release, dated as of
          April 29, 2002, between the Company and Drew Q. Miller
          (filed herewith).
 12.1     Computation of Ratio of Earnings to Fixed Charges (filed
          herewith).
 21.1     List of Subsidiaries of the Company (Incorporated by
          reference to the same titled exhibit to the Company's Report on Form 10-K/A for the year ended December 31, 2001).
 23.1     Report on Schedule and Consent of KPMG LLP (filed herewith).
 23.2     Consent of KPMG LLP (filed herewith).
 24.1     Powers of Attorney (included on the signatures page hereto).


---------------


* Previously filed.